As filed with the Securities and Exchange Commission on December 21, 2010

Registration No. 333-164016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROWN EXPLORATION FUND I, L.P.

(Exact name of registrant as specified in its charter)

Texas	1381	N.A.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4024 Nazarene Drive
Carrollton, Texas 75010
(972) 395-1133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service: Shawn Grisham Crown Exploration Partners, Ltd. 4024 Nazarene Drive Carrollton, Texas 75010 (972) 395-1133	Copy to: Albert G. McGrath, Jr. Baker & McKenzie LLP 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer ☐  Non-accelerated filer ☐  Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Additional General Partner Interests	252 Units	$25,000	$6,300,000	$449.19
Limited Partner Interests	84 Units	$25,000	$2,100,000	$149.73
Converted Limited Partner Interests(2)	252 Units	-0-	-0-	-0-
Total			$8,400,000	$598.92

(1)	Previously paid in connection with the initial filing of this registration statement.
(2)	“Converted Limited Partner Interests” refers to up to 252 additional limited partner interests into which additional general partner interests are convertible.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion. Preliminary Prospectus dated ___, 2010

$1 Million (40 Units) Minimum Aggregate Subscriptions
$8,400,000 (336 Units) Maximum Aggregate Subscriptions

Offering Price: $25,000 per unit
Minimum Purchase: $10,000 (2/5 unit)

Up to 84 Units of Limited Partner Interests and 252 Units of Additional General Partner Interests, which will be converted to Units of Limited Partnership Interests after the end of the year in which drilling by the partnership has been completed, including fractional Units, are being offered.

Crown Exploration Partners, Ltd. (formerly known as Petro Haus Properties, Ltd. referred to as “we” or “us”) is offering to qualified investors limited partner interests and additional general partner interests in Crown Exploration Fund I, L.P., a Texas limited partnership to be formed by us. The partnership will acquire and develop interests in oil and natural gas properties located in the state of Texas. The objective of the partnership will be to generate revenue from such oil and gas properties and to distribute cash to the partners. The partnership is intended to produce the following benefits for investors: (i) cash distributions from the production of oil and natural gas; (ii) a single layer of federal income tax on partnership earnings; and (iii) tax deductions for intangible drilling costs, depreciation and depletion.

These securities involve a high degree of risk and are speculative. You should purchase these securities only if you can afford a complete loss of your investment. Before buying units, you should consider carefully the risk factors beginning on page 4 of the prospectus, which include, but are not limited to:

•	Because we have not yet identified or selected any properties, and thus, the partnership is a “blind pool,” you will not be able to evaluate the partnership’s properties before making your investment decision.
•	Additional general partners have unlimited liability for partnership obligations.
•	Cash distributions are not guaranteed.
•	Our affiliates’ prior history demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells.
•	Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement.
•	Our affiliates and we may have conflicts of interest with you and the partnership.
•	The potential drilling prospects may not be geographically or geologically diversified.
•	The partnership agreement prohibits your participation in the partnership’s business decisions, and we will manage and control the partnership’s business.
•	Oil and natural gas investments are highly risky.
•	Prices of oil and natural gas are unstable.
•	The current tax treatment of exploring for and producing oil and gas may change, and such changes may reduce or eliminate the tax benefits described in this prospectus.
•	Because the partnership has no operating history, we have no financial or operating data upon which you may evaluate its business.
•	Compensation payable to us and our affiliates will affect distributions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Minimum Offering for Partnership (40 Units)	Maximum Offering for Partnership (336 Units)
Offering Price	$25,000	$1,000,000	$8,400,000
Organization and Offering Costs, excluding Commissions	$1,500	$60,000	$504,000
Commissions	$2,000	$80,000	$672,000
Proceeds to the Partnership	$21,500	$860,000	$7,224,000

Texas Securities, Inc., a broker-dealer affiliated with us, is the broker-dealer for this offering and is offering the units on a “best efforts minimum/maximum” basis. This means the broker-dealer must sell at least 40 units and receive subscription proceeds of at least $1 million in order for the partnership to be formed, and they must use only their best efforts to sell the remaining units in the partnership.

Subscription proceeds for the partnership will be held in an interest-bearing escrow account with First Security Bank, N.A. until $1 million has been received, without regard to units subscribed for by our affiliates or us. The offering will not extend beyond two years from the date this prospectus. If the minimum subscription proceeds are not received by the partnership’s offering termination date, then your subscription will be promptly returned to you from the escrow account with interest and without deduction for any fees.

         , 2010

i

(continued)

ii

(continued)

iii

PROSPECTUS SUMMARY

This summary highlights material information contained in this prospectus. It is not complete and may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the risk factors, the financial statements and the notes to the financial statements. References to “we,” “our,” “us,” “Crown” and similar terms refer to Crown Exploration Partners, Ltd., the managing general partner of the partnership. References to “partnership” refer to Crown Exploration Fund I, L.P., the name of the limited partnership to be formed.

About the Offering

Crown Exploration Fund I, L.P. is a limited partnership to be formed to acquire and develop interests in oil and natural gas properties located in the state of Texas. The objective of the partnership will be to generate revenue from the oil and gas properties, and distribute cash to the partners. See “Proposed Activities.”

We will not operate the wells in which the partnership has an interest. The operators of the partnership’s wells will be unrelated third parties. We were formed in 2001 for the purpose of, among other things, owning and leasing property.

Investment Objectives

The partnership is intended to produce the following benefits for investors:

•	Cash distributions from the production of oil and natural gas. If the partnership’s wells are successfully drilled and the partnership’s revenues exceed its expenses, you will receive periodic distributions of the partnership’s cash profits. We anticipate that cash distributions to the partners will begin approximately 15 months after the offering period for the partnership ends, assuming the minimum number of units are sold, and will be made monthly thereafter. The timing and amount of distributions will depend primarily on the partnership’s net cash receipts from oil and gas operations on its wells, and will be affected by, among other things, the acquisition of oil and gas leases, successful drilling and completion operations on the wells in which the partnership holds an interest, the price of oil and natural gas and the level of production of the wells in which the partnership holds an interest. In addition, any distributions received by the partners may represent a return of capital.
•	Single layer of federal income tax on partnership earnings and tax deductions for intangible drilling costs, depreciation and depletion. As a partner in the partnership, you will be required to include on your own federal income tax return your allocable share of the partnership’s taxable income and deductions including, under current federal tax law, deductions for intangible drilling costs, depreciation and depletion. As a result, if the partnership makes a cash distribution to you that is attributable to the partnership’s net taxable income that is, or has already been, included on your federal income tax return, the distribution should not be taxable a second time to you or the partnership for federal income tax purposes. See “Material Federal Income Tax Consequences — Tax Consequences to You,” “— Basis and At Risk Limitations” and “— Partnership Distributions.” If you invest as an additional general partner, the tax deductions from the partnership may reduce your taxable income from the partnership and potentially from other so-called “active” sources such as ordinary income from employment. If you invest as a limited partner, these deductions may reduce your taxable income from the partnership and from other so-called “passive” business activities that you may participate in, if any. See “Material Federal Income Tax Consequences — Intangible Drilling Costs” “— Depreciation” and “— Depletion.” There are, however, proposals currently pending before Congress that would change some of the U.S. federal income tax rules applicable to drilling for and producing oil and natural gas. Those proposals would, among other things, place additional limits on or eliminate the current deductions for intangible drilling costs and depletion. See “Risk Factors — Tax Risks — The current tax treatment of exploring for and producing oil and gas may change, and such changes may reduce or eliminate the tax benefits described in this prospectus,” and “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.”

For reasons we discuss in this prospectus, including under the section entitled “Risk Factors,” you may not realize some or all of these benefits. You should only invest if you can afford the loss of your entire investment.

These securities are speculative and involve a high degree of risk. See “Risk Factors” on pages 7 to 24 of this prospectus, together with the other information in this prospectus, in evaluating an investment in the units.

Significant risks associated with the offering include, but are not limited to the following:

•	Because we have not yet identified or selected any properties, and thus, the partnership is a “blind pool,” you will not be able to evaluate the partnership’s properties before making your investment decision.
•	Additional general partners have unlimited liability for partnership obligations.
•	Cash distributions are not guaranteed.
•	Our affiliates’ prior history demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells.
•	Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement.
•	Our affiliates and we may have conflicts of interest with you and the partnership.
•	The potential drilling prospects may not be geographically or geologically diversified.
•	The partnership agreement prohibits your participation in the partnership’s business decisions, and we will manage and control the partnership’s business.
•	Oil and natural gas investments are highly risky.
•	Prices of oil and natural gas are unstable.
•	The current tax treatment of exploring for and producing oil and gas may change, and such changes may reduce or eliminate the tax benefits described in this prospectus.
•	Because the partnership has no operating history, we have no financial or operating data upon which you may evaluate its business.
•	Compensation payable to us and our affiliates will affect distributions.

Terms of the Offering (see page 25)

Managing General Partner
Crown Exploration Partners, Ltd., a Texas limited partnership (“Crown”).
Securities Offered
We are offering up to 336 units, including fractional units, of limited and additional general partner interests in the partnership. The minimum offering amount in the partnership will be $1,000,000 (40 units), excluding the number of units we buy. As long as the minimum number of units are sold, there is no minimum number of limited or additional general partner units that must be sold.
Offering Price
$25,000 per unit
Minimum Investment
$10,000 (2/5 unit)
Offering Period
The offering period for the partnership began on the date of this prospectus. We may terminate the offering period at any time after the minimum number of units (40) has been subscribed for in the partnership, excluding units we buy. Unless we terminate the offering sooner, the offering period will continue until the earlier of: the acceptance of subscriptions for the maximum number of units (336) in the partnership or the second anniversary of the date of this prospectus. In certain states, we will be required to apply for registration of the offering on an annual basis.
Suitability Standards
Investment in the units is suitable for you only if you do not need liquidity in this investment and can afford to lose all or substantially all of your investment. Your subscription for units will be accepted only if you represent that you meet the suitability standards described below under “Terms of the Offering — Investor Suitability” on pages 28 to 30.
Description of Units
On subscribing for units in the partnership being offered at the time, you may elect to buy:
• units of additional general partner interests; and
• units of limited partner interests.
Plan of Distribution
Texas Securities, Inc. (“Texas Securities”), a broker-dealer affiliated with us, is the broker-dealer for this offering. See “Plan of Distribution — Our Relationship with Texas Securities.” It will receive a sales commission, payable in cash equal to 8% of the investor partners’ subscriptions. Texas Securities, a FINRA-licensed broker-dealer, is required to use its best efforts to sell the units offered. Subscription proceeds will be held in a separate interest-bearing escrow account with First Security Bank, N.A., as escrow agent until the minimum number of units has been subscribed for, without regard to units our affiliates and we buy, and may be released before the end of the partnership’s offering period. If the minimum number of units are not subscribed for prior to the termination of the partnership’s offering period, the partnership will not be formed, and the escrow agent will promptly return all subscription proceeds from your investment in the partnership to you, with interest and without deduction of any fees.

Principal Office
Our principal office is, and the principal office of the partnership will be, located at 4024 Nazarene Drive, Carrollton, Texas 75010, and the telephone number is (972) 395-1133. Shawn Grisham, our president, will make the investment and management decisions on behalf of the partnership.

Our Compensation (see page 36)

The following table summarizes the compensation to be received by us from the partnership.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest (excluding any partnership interest resulting from the purchase of units)	11% interest in the partnership
Managing General Partner	Management Fee	15% of subscriptions, less commissions and other organization and offering costs fees (non-recurring fee) (estimated at $84,000)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Managing General Partner and its Affiliates	Payment for marketing and other services in connection with operations	Cost or competitive prices

Our “partnership interest,” as described in the table above, refers to our interest as managing general partner, including the 1% interest we will have as the result of our contribution of 1% of the capital of the partnership, but does not include the interest we will have as a result of our purchase of any units. Direct and administrative costs cannot be quantified until the partnership begins conducting business. In the event the maximum amount of funds are raised ($8,400,000), we could receive substantial management fees after deducting commissions and organization and offering costs.

Participation in Distributions, Profits, Losses, Costs and Revenues (see page 33)

Cash distributions from operations, if any, from the partnership will be distributed 89% to the holders of units and 11% to us. See “Participation in Distributions, Profits, Losses, Costs and Revenues — Termination” for a description of distributions upon termination of the partnership.

Partnership profits will be allocated: (i) first to the extent of, in the same proportion as and in reverse order to any losses, if any, that were previously allocated to the unit holders and to us that have not previously been restored by an allocation of profits; and (ii) thereafter, 89% to the holders of units and 11% to us. We will make a contribution to the capital of the partnership for our interest as the managing general partner of the partnership in an amount equal to 1% of the total of all capital contributions to the partnership net of organization and offering costs (including commissions). We and/or our affiliates may, but we have no obligation to, buy additional units issued by the partnership at the offering price of $25,000 per unit less an amount equal to the organization and offering costs (including commissions) that are allocable to each unit purchased by the investor partners. The allocable organization and offering costs will be determined by dividing the total organization and offering costs that are payable from investor partners subscriptions by the total number of units that are purchased by investor partners (excluding us). This means we will pay a minimum of 85% of the offering price for each unit we purchase, if any, or $21,250 per unit. If we purchase units issued by the partnership, we and/or our affiliates will be entitled to the same ratable interest per unit purchased in the partnership as other unit holders.

Organization and offering costs up to an amount equal to 15% of the unit holders’ subscriptions (excluding the units that we subscribe to, if any) will be allocated 100% to the holders of units (excluding us). We will pay 100% of any excess organization and offering costs, without recourse, and receive 100% of the related tax allocations for those costs. The management fee will be treated as a general expense of the partnership and taken into account in determining partnership profits and losses. Partnership losses will be allocated: (i) first to the extent of, in the same proportion as and in reverse order to any undistributed profits that were previously allocated to the unit holders and to us that have not previously been offset by an allocation of losses; (ii) second, to the holders of units and to us based on our respective positive adjusted capital account balances; and (iii) thereafter, to us and the additional general partners based upon how the loss is borne pursuant to the partnership agreement.

Use of Proceeds (see page 32)

The partnership must receive minimum subscriptions of $1,000,000 to close, without regard to units bought by our affiliates and us, and the subscription proceeds for the partnership will not exceed $8,400,000, excluding units we purchase. Approximately 86% of the proceeds from the aggregate contributions to the capital of the partnership (a minimum of approximately $860,000 and a maximum of approximately $7,224,000) will be applied to the acquisition and development of oil and gas properties. Of the remaining 14% of the proceeds from aggregate contributions to partnership capital, approximately 8% (a minimum of $80,000 and a maximum of $672,000) will be used to pay sales commissions, and the remainder will pay for other organization and offering costs associated with the formation of the partnership and sale of the units.

We will receive a management fee in an amount equal to the difference between 15% of the subscriptions by the investor partners to the partnership, and all commissions payable to the broker dealer, which in no event will exceed 8% of total subscriptions (a minimum of $80,000 and a maximum of $672,000), and other organization and offering costs, which are estimated to be approximately $504,000, but which in no event will exceed 7% of total subscriptions of the investor partners in the partnership. We will pay 100% of any organization and offering costs, excluding sales commissions, for the partnership that, in the aggregate, exceed 7% of the proceeds from aggregate contributions. In no event will total commissions, organization and offering costs and the management fee exceed an amount greater than 15% of total investor subscriptions.

The management fee will be paid by the partnership from funds which would otherwise be available for distribution to the partners in the partnership, in such monthly amounts as we may determine in our discretion and until such time as the management fee has been paid in its entirety. To the extent that the partnership has insufficient distributable funds during a particular year to fully pay the amount of the management fee, then the amount of such unpaid management fee will be carried forward and payable in the following year. The actual amount of the management fee, if any, cannot be determined until total organization and offering costs for the offering are determined.

Although commissions and organization and offering costs will be deducted from the capital contributions of the investor partners, our management fee will instead be paid by the partnership from funds otherwise available for distributions to the partners. Any future requirements for additional capital for the partnership may have to be satisfied from partnership revenues or from borrowings.

Material Federal Income Tax Consequences; Opinion of Counsel (see page 81)

We have received an opinion from our counsel, Baker & McKenzie LLP, concerning the discussion under the heading “Material Federal Income Tax Consequences” in this prospectus. The full text of the opinion is attached as Appendix D to this prospectus. We encourage you to read the opinion in its entirety and to read the discussion under the heading “Material Federal Income Tax Consequences” in this prospectus for a full understanding of the opinion, including the assumptions made and matters considered by Baker & McKenzie LLP in providing its opinion. However, please note that Baker & McKenzie LLP’s opinion reflects only the opinion of counsel and it and the discussion under the heading “Material Federal Income Tax Consequences” in this prospectus are not binding upon the IRS or courts of applicable jurisdiction. In addition, the discussion under the heading “Material Federal Income Tax Consequences” in this prospectus does address all of the tax aspects that might be relevant to each prospective investor in light of its own circumstances. Therefore, each prospective investor is urged to seek advice from an independent tax advisor based on the investor’s own circumstances.

RISK FACTORS

An investment in the units involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained in this prospectus. The risks below are not the only ones facing us or the partnership. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us or the partnership. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. The partnership’s actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Special Risks of the Partnership

Neither we nor the partnership will be the operator on the partnership’s wells, and, therefore, we will not be able to control the timing of exploration or development efforts, associated costs, or the rate of production of any non-operated wells or prospects. We will exclusively manage and control all aspects of the business of the partnership and will make all decisions concerning the business of the partnership. We expect that third parties will be the operators on the oil and gas wells in which the partnership holds an interest. We anticipate that the partnership will enter into arrangements with respect to future wells that result in the partnership’s wells being operated by others. As a result, we and the partnership may have limited ability to exercise influence over the operations of the wells operated by such third parties. Dependence on an operator could affect the partnership’s returns for those wells. In addition, in some instances, the partnership could acquire a less than 50% working interest in a well or property. When it acquires a minority interest in a well, the partnership will not control the selection of the operator or be able to direct operations under the terms of the applicable operating agreement. The success and timing of exploration and development activities operated by third parties will depend on a number of factors that will be largely outside of our control, including:

•	the timing and amount of capital expenditures;
•	the operator’s expertise and financial resources;
•	approval of other participants in drilling wells;
•	selection of technology; and
•	the rate of production of reserves, if any.

As a result, our limited ability to exercise control over the operations of our wells may cause a material adverse effect on the partnership’s results of operations and financial condition.

If you choose to invest as an additional general partner, you will have a greater level of risk than if you choose to invest as a limited partner. Additional general partners have unlimited liability for partnership obligations. Under Texas law, the state in which the partnership will be formed, general partners of a partnership have unlimited liability for obligations and liabilities of the partnership. If you purchase units as an additional general partner you will be liable for all obligations and liabilities arising from the partnership’s operations if these liabilities exceed both the assets and insurance of the partnership, and our assets and insurance. If you convert your general partner interest into a limited partner interest, you will continue to be liable as a general partner for matters that occurred while you owned a general partner interest. Your liability as an additional general partner may exceed the amount of your subscription. Under the partnership agreement, additional general partners are liable for their proportionate share of the partnership’s obligations and liabilities. This agreement will not eliminate your liabilities to third parties if you invest as an additional general partner and you may have liabilities in excess of your proportionate share if other additional general partners do not pay their proportionate share of the partnership’s obligations and liabilities.

Also, the partnership will likely own less than 100% of the working interest in a well. If a court holds you and the other third-party working interest owners of the well liable for the development and operation of the well and some of the third-party working interest owners do not pay their proportionate share of the costs and liabilities associated with the well, then the partnership and you and the other additional general partners also would be liable for those costs and liabilities.

As an additional general partner you may become subject to the following:

•	contract liability, which is not covered by insurance;
•	liability for pollution and other environmental damages such as the release of toxic gas, spills or uncontrollable flows of natural gas, oil or fluids, against which we cannot insure because coverage is not available or against which we may elect not to insure because of high premium costs or other reasons; and
•	liability for drilling hazards which result in property damage, personal injury, or death to third-parties in amounts greater than the partnership’s insurance coverage. Drilling hazards include but are not limited to well blowouts, fires, and explosions.

If the partnership’s insurance proceeds and assets, our indemnification of the additional general partners, and the liability coverage, if any, provided by major subcontractors are not sufficient to satisfy a liability, then we will call for additional funds from the additional general partners to satisfy the liability. Our ability to indemnify additional general partners is dependent upon our financial condition.

There is no guarantee of a return of your investment or any specific rate of return on your investment in the partnership. You may not recover all of your investment in the partnership, or if you do recover your investment in the partnership, you may not receive a rate of return on your investment that is competitive with other types of investment. You will be able to recover your investment only through the partnership’s distributions of the sales proceeds from the production of oil and natural gas from productive wells. See “Risk F actors — Special Risks of the Partnership — The prior history of our affiliates demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells. A significant number of our affiliates’ prior programs have resulted in wells that were sold or abandoned at a loss to the investors,” “Risk Factors — Special Risks of the Partnership — Our affiliates have sponsored ventures in the past that have produced dry holes and abandoned wells” and “Prior Activities.” The quantity of oil and natural gas in a well, which is referred to as its reserves, decreases over time as the oil and natural gas is produced until the well is no longer economical to operate. All of the distributions to you will be considered a return of capital until you have received 100% of your investment. This means that you are not receiving a return on your investment in the partnership, excluding tax benefits, until your total cash distributions from the partnership exceed 100% of your investment.

Because we have not yet identified or selected any properties, you will not be able to evaluate the partnership’s properties before making your investment decision. The partnership is a “blind pool” as we have not, as of the date of this prospectus, selected any oil and gas properties for acquisition by the partnership and will not select properties for the partnership until after the formation of the partnership. You will not have an opportunity before purchasing units to evaluate geophysical, geological, economic or other information regarding the properties to be selected. Delays are likely in the investment of proceeds from your subscription because the offering period for the partnership can extend for up to two years. If we select an oil and gas property for acquisition by the partnership during the offering period, we will file a prospectus supplement describing the oil and gas property and its proposed acquisition. If you subscribe for units prior to any such supplement you will not be permitted to withdraw your subscription as a result of the selection of any property. As the managing general partner, we will have broad discretion in allocating a substantial portion of the proceeds from the offering and selecting properties. See “Proposed Activities.”

Because the partnership has no operating history, we have no financial or operating data upon which you may evaluate its business. Because the partnership will be formed upon reaching the minimum subscription level of 40 units ($1,000,000), the partnership has no operating history, and thus, we have no financial or operating data upon which you may evaluate the partnership’s business. The partnership’s ability to conduct its operations is dependent upon obtaining financing through this public offering of units. Although Crown Exploration Partners, Ltd. and Crown Exploration II, Ltd. have an operating history, the results of Crown Exploration Partners, Ltd. and Crown Exploration II, Ltd. are not indicative of the partnership’s future results. See “Prior Activities.”

Cash distributions are not guaranteed. Cash distributions are not guaranteed and will depend on the partnership’s future operating performance. See “Participation in Distributions, Profits, Losses, Costs and

Revenues — Cash Distribution Policy.” We will review the accounts of the partnership at least monthly to determine the cash available for distribution. Distributions will depend primarily on the partnership’s cash flow from operations, which will be affected, among other things, by the following:

•	the price of oil and natural gas;
•	the level of production of the partnership’s wells;
•	payment of our management fee;
•	the price and quantity of imports of foreign oil and natural gas;
•	the price and availability of alternative fuels;
•	costs and cost overruns;
•	remedial work to improve a well’s producing capability;
•	direct costs and administrative costs of the partnership;
•	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells;
•	repayment of borrowings; and
•	the indemnification of us and our affiliates by the partnership for losses or liabilities incurred in connection with the partnership’s activities.

Partnership net income will be taxable to the additional general and limited partners in the year earned, even if cash is not distributed. See “Risk Factors — Risks of Oil and Natural Gas Investments” and “Participation in Distributions, Profits, Losses, Costs and Revenues — Cash Distribution Policy” and “Our Compensation.”

The prior history of our affiliates demonstrates that partnership returns will be affected in the event of dry holes or unproductive wells. A significant number of our affiliates’ prior programs have resulted in wells that were sold or abandoned at a loss to the investors. During the period from January 1, 1999 through September 30, 2010, our affiliates sponsored 79 drilling partnerships, all of which were private partnerships and none of which were publicly-held limited partnerships. During such period, only 54 drilling partnerships were multi-well drilling partnerships. Only three of the drilling partnerships have made distributions to participants in excess of original capital contributed by participants as of September 30, 2010. Forty-seven of the oil and gas drilling partnerships formed during that period had wells which were ultimately sold or plugged and abandoned at a substantial loss of the participants’ capital contributions. Of those 73 partnerships, 9 have made no distributions to their participants and 38 have distributed amounts to participants that are less than their original capital contributions. There is no guarantee that the partnership will achieve payout. See “Prior Activities — Table One” in this prospectus.

If the minimum offering amount is not subscribed by the termination of the offering, then the partnership will not be formed. The partnership will be formed promptly upon reaching the minimum subscription level of 40 units ($1,000,000), excluding the number of units we or our affiliates buy. Once the minimum subscription level is reached, we will file a Form 8-K with the Securities and Exchange Commission (“SEC”) describing the formation of the partnership and the disbursements of funds held in escrow into the partnership’s bank account. If the minimum subscription level is not reached prior to the termination of the offering, then we will cause all funds to be refunded promptly to the affected subscribers, with interest and without deduction of fees, within 30 days of the termination of the offering.

The partnership’s ability to diversify risks depends upon the number of units subscribed. We intend to spread the risk of oil and natural gas drilling and ownership of interests in oil and natural gas properties by purchasing working interests in several properties. If the partnership is subscribed at the minimum level, it will be required to purchase smaller interests in oil and gas properties and be able to participate in fewer properties, which would increase the risk to the partners. As the partnership size increases, the diversification of the partnership and the ability to acquire majority interests in properties will increase because the partnership can obtain interests in and drill on a greater number of prospects. If the partnership receives subscriptions for the maximum number of units (336) with aggregate proceeds of $8,400,000, then the partnership is expected to acquire the majority of the working interests in two to five drilling prospects, depending on the acquisition costs and anticipated development costs of the prospects. In contrast, if the partnership receives subscriptions for the minimum number of units (40) with aggregate proceeds of $1,000,000, then the partnership will able to acquire working interests in one to two drilling prospects.

Drilling prospects in one area may increase the partnership’s risk. To the extent that prospects are drilled in one area at the same time, this may increase the partnership’s risk of loss. For example, if several wells in one area are drilled at approximately the same time, then there is a greater risk of loss if the wells are marginal or nonproductive since we will not be using the drilling results of one or more of those wells to decide whether or not to continue drilling prospects in that area or to substitute other prospects in other areas. This differs from a situation in which we drill one well and assess the drilling results before we decide to drill a second well in the same area or to substitute a different prospect in another area.

The partnership has limited external sources of funds, which could result in a shortage of working capital. The partnership intends to utilize substantially all available capital from this offering for the acquisition of drilling prospects and the drilling and completion of wells on those prospects. The partnership will have only nominal funds available for partnership purposes until there are revenues from partnership operations. Any additional funding will have to come, if at all, from the partnership’s revenues, the sale of partnership properties or interests therein, or from borrowings.

Occasions may arise in which the partnership will need to raise additional funds in order to finance costs of:

•	drilling and completing wells; and
•	ensuring the provision of necessary production equipment and facilities to service productive oil and natural gas wells and ensuring the plugging and abandoning non-productive wells.

Additional operations requiring funding may include the acquisition of additional oil and gas leases and the drilling, completing and equipping of additional wells to further develop partnership prospects or to purchase additional prospects. The partnership agreement provides that the partnership may borrow funds only to conduct maintenance operations on the partnership properties or otherwise conduct activities necessary to preserve partnership property. The partnership agreement does not permit the partnership to borrow funds to acquire new properties or drill new wells. Furthermore, the partnership may borrow funds only if the lender agrees that it will have no recourse against individual investor partners. Any borrowings may, in our discretion, be secured by the partnership’s assets or income and may, in our discretion, be made with or without recourse to us as managing general partner. If the above-described methods of financing should prove insufficient to maintain the desired level of partnership operations, such operations could be continued through farmout arrangements with third parties, including us and/or our affiliates. These farmouts could result in the partnership giving up a substantial interest in oil and gas properties it has acquired or developed. We cannot assure you that partnership operations will be sufficient to provide the partnership with necessary additional funding or that the partnership will be able to borrow funds from third parties on commercially reasonable terms or at all. If the partnership expends all of its working capital on the acquisition and development of drilling prospects and such operations fail to generate sufficient revenues to the partnership, then there may be doubt as to the partnership’s ability to operate as a going concern.

The operations of the partnership may not be geographically or geologically diversified. The partnership has identified four fields in which it may acquire oil and gas interests. Depending on our analysis of possible prospects for acquisition, the available prospects, and the amount of subscriptions received by the partnership, the partnership could acquire all of its oil and gas properties in one field with the target formation. As a result, the partnership may not be geographically or geologically diversified, and the risk associated with the partnership’s drilling operations will be focused in one area or formation. As a result, cash distributions to the investors, if any, would be dependent on successful operations in one area or formation.

Your ability to resell your units is limited due to the lack of a public market and restrictions contained in the partnership agreement. You may not be able to sell your units of partnership interests. No public market for the units exists or is likely to develop. Your ability to resell your units also is restricted by the partnership agreement. The partnership itself may continue in existence for thirty years from its formation, unless earlier terminated. As a result, you should plan on owning your units for an indefinite period. See “Transferability of Units.”

Our affiliates and we may have conflicts of interest with you and the partnership. The continued active participation by our affiliates and us in oil and gas activities individually, and on behalf of other partnerships organized or to be organized by us, and the manner in which partnership revenues are allocated, create conflicts of interest with the partnership. Our affiliates and we have interests that inherently conflict with those of the partnership and the unaffiliated partners, including the following:

•	Our affiliates and we manage other oil and natural gas drilling partnerships. We will owe a duty of good faith to each of the partnerships that we manage. Actions taken with regard to other partnerships may not be advantageous to a particular partnership.
•	We decide which prospects the partnership will acquire. We could benefit, as a result of cost savings or reduction of risk, for instance, by assigning or not assigning particular prospects to the partnership.
•	The percentage of revenues we receive is greater than the percentage of costs we pay. As a result, there may be a conflict of interest concerning which wells will be drilled based on the wells’ risk and profit potential.
•	We serve as the tax matters partner for the partnership. If we represent the partnership before the Internal Revenue Service (“IRS”), potential conflicts may include whether we should expend partnership funds to contest a proposed adjustment by the IRS, if any, and the amount of your deduction for intangible drilling costs.
•	We or our affiliates will determine the terms of any acquisitions of properties we may purchase from the partnership subject to the terms of the partnership agreement.
•	Our purchase of units in the partnership and/or the purchase of units by us or one or more of our affiliates for a reduced price could dilute any voting rights you may have regarding your partnership.

We will attempt, in good faith, to resolve all conflicts of interest. However, any transaction with us or our affiliates may not be on terms as favorable as could have been negotiated with unaffiliated third parties.

Our legal counsel is also legal counsel to our affiliates and Texas Securities. There is no independent counsel representing the partnership. Baker & McKenzie LLP serves as legal counsel to us, our affiliates, and Texas Securities, a broker-dealer affiliated with us. Because our affiliates have the same legal counsel as we have, there may be conflicts of interest inherent in our legal representation.

A substantial percentage of our affiliates’ revenues have been derived from three oil and gas marketers. Our affiliates sell oil and natural gas on credit terms to refiners, pipelines, marketers, and other users of petroleum commodities. Revenues are received directly from these parties or, in certain circumstances, are paid to the operator of the property who disburses to us our percentage share of the revenues. During the year ended December 31, 2009, three marketers, Texas Energy Management Corporation, Devon Energy, and Texon, LP., accounted for approximately 91% of our affiliates’ oil and gas revenues. Despite the competitive nature of the market for oil and natural gas, the loss of any particular purchaser could have a material adverse impact on the partnership or us by affecting prices, delaying sales of production or increasing costs. Moreover, our reliance upon a small number of marketers to purchase our oil and natural gas poses a credit risk in the event one or more of such marketers should fail to pay in a timely manner or at all. In such event, the amount of distributions available to the investor partners could be substantially diminished, even if the partnership’s properties are successfully producing.

Our affiliates have sponsored ventures in the past that have produced dry holes and abandoned wells. Our affiliates have sponsored 78 ventures from 1999 to the present. All of these ventures were dedicated almost exclusively to the purchase of interests in oil and gas drilling ventures. These ventures have drilled 154 wells. Of the wells drilled by our affiliates’ ventures, 6 were exploratory wells and 148 were developmental. Nineteen of these wells were dry holes, and 21 wells were completed but were non-commercial. Of the 116 wells that were commercial, 46 are still owned by our affiliates’ ventures and producing, and 68 have been sold. Using this data, approximately 74% of the wells drilled by these ventures were completed as commercially producing and 26% were dry holes (including the 21 wells that were completed but failed to become commercial producers). Approximately 26% of the wells drilled by our ventures were subsequently abandoned. See “Prior Activities” in this prospectus.

Compensation payable to us and our affiliates will affect distributions. We will receive compensation from the partnership throughout the term of the partnership. Our affiliates may enter into transactions with the partnership for services and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services. Compensation payments to our affiliates and us will be due regardless of the partnership’s profitability and will reduce the amount of cash available to the partnership for distribution to its partners. Compensation payable to us is subject to and limited by the terms of the partnership agreement. See “Our Compensation,” “Conflicts of Interest” and “Summary of the Partnership Agreement.”

A lengthy offering period may result in delays in the investment of your subscription and any cash distributions from the partnership to you. Because the offering period for the partnership can extend for up to two years, it is likely that there will be a delay in the investment of your subscription proceeds. See “Terms of the Offering” for a discussion of the procedures involved in the offering of the units and the formation of the partnership. This may create a delay in the partnership’s cash distributions to you, which will be paid only if there is sufficient cash available in the managing general partner’s discretion. Subscription proceeds will earn interest until they are used by partnership for its operations, and will be credited to the respective subscriber and paid to the subscriber no later than the partnership’s first cash distribution from operations.

The intended monthly distributions to investors may be reduced or delayed. Cash distributions to you and the other investors may not be paid each month. Distributions may be reduced or deferred, in the discretion of the managing general partner, to the extent the partnership’s revenues are used for any of the following:

•	compensation and fees to the managing general partner;
•	repayment of borrowings;
•	cost overruns;
•	remedial work to improve a well’s producing capability;
•	direct costs and administrative costs of the partnership;
•	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or
•	indemnification of the managing general partner and its affiliates by the partnership for losses or liabilities incurred in connection with the partnership’s activities.

Your subscription for units is irrevocable. Your execution of the subscription agreement is a binding offer to buy units in the partnership. Once you subscribe for units, you will not be able to revoke your subscription.

The management of the managing general partner and of the partnership is not subject to supervision or review by an independent board, independent officers, audit committee or compensation committee. Our president is Shawn Grisham, and Mr. Grisham also indirectly controls a majority of our equity interests. Also, the officers of our affiliates and us are comprised entirely of employees of entities controlled by Mr. Grisham. As a result, our activities are not subject to the review and scrutiny of an independent board of directors. In addition, we do not have an audit committee or compensation committee. Thus, there is no independent supervision of the management representing the interests of the partners.

We expect to incur costs in connection with Exchange Act compliance and we may become subject to liability for any failure to comply, which will reduce our cash available for distribution. As a result of our registration of the units with the SEC under the Securities Act of 1933 (“the Securities Act”), we will be subject to the rules and related reporting requirements of the Securities Exchange Act of 1934 (“the Exchange Act”) for at least one year after the offering and, depending upon the value of the partnership’s assets and the number of partners, possibly longer. Compliance with the reporting requirements of the Exchange Act will require timely filing of quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K, among other actions. Further, enacted and proposed laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and new SEC regulations, have increased the costs of corporate governance, reporting and disclosure practices which are now required of us. In addition, these laws, rules and regulations create new legal grounds for administrative enforcement and civil and criminal proceedings against us in case of non-compliance, which increases our risks of liability and potential sanctions. Costs related to the compliance described above will decrease the amount of cash available to distribute to the partners.

The partnership may become liable for joint activities of other working interest owners. The partnership will likely acquire less than the full working interest in prospects and, as a result, will engage in joint activities with other working interest owners. Additionally, if the partnership receives subscriptions for less than the maximum amount, then the partnership may purchase less than a 50% working interest in the properties, with the result that someone other than the partnership or us may control such properties. The partnership could be held liable for the joint activity obligations of the other working interest owners, such as nonpayment of costs and liabilities arising from the actions of the working interest owners. Full development of the properties may be jeopardized if other working interest owners cannot pay their shares of drilling and completion costs.

Other partnerships we sponsor will compete with this partnership for prospects, contractors, and personnel. We and our affiliates plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the partnership. Therefore, multiple partnerships with unexpended capital funds, including partnerships formed before and after the formation of the partnership, may exist at the same time. Due to competition among the partnerships for suitable prospects and availability of contractors, and our personnel, the fact that partnerships previously organized by our affiliates and us may still be purchasing prospects when the partnership is attempting to purchase prospects may make the completion of prospect acquisition activities by the partnership more difficult. Furthermore, as we and our affiliates continue to sponsor more partnerships, we will need to increase our personnel in order to meet the staffing needs associated with our additional administrative responsibilities as managing partner of the partnership. If we are unable to find suitable personnel to meet such needs, our ability to effectively manage the partnership could be impacted.

Our past experience is not indicative of the results of this partnership. Information concerning the prior drilling experience of previous partnerships sponsored by us or our affiliates, presented under the caption “Prior Activities,” does not indicate the results to be expected by this partnership. This is the first public oil and gas partnership we or our affiliates have sponsored.

Because investors bear substantially all of the partnership’s acquisition, drilling and development costs, they bear most of the risk of non-productive operations. Under the cost and revenue sharing provisions of the partnership agreement, we will share costs with you differently than the way we will share revenues with you. Because investor partners will bear a substantial amount of the costs of acquiring, drilling and developing the partnership’s prospects, investor partners will bear a substantial amount and percentage of the costs and risks of drilling dry holes and marginally productive wells.

The partnership agreement prohibits your participation in the partnership’s business decisions. We will manage and control the partnership’s business. You may not participate in the management of the partnership business. As the managing general partner of the partnership, we will manage and control the partnership’s business, including the selection of operators and oil and gas properties. Though third parties will serve as the operators of wells in which the partnership owns an interest, the partnership will be reliant upon us and our affiliates for protecting the partnership’s interests in any such wells and making decisions on behalf of the partnership relating to the wells. As the managing general partner, we will have broad discretion in allocating a substantial portion of the proceeds from the offering and selecting properties. The partnership agreement forbids you from acting in a manner harmful to the business of the partnership. If you violate the terms of the partnership agreement, you may have to pay the partnership or other partners for all damages resulting from your breach of the partnership agreement.

The partnership agreement limits our liability to you and the partnership and requires the partnership to indemnify us against certain losses. We will have no liability to the partnership or to any partner for any loss suffered by the partnership, and will be indemnified by the partnership against loss sustained by us in connection with the partnership if:

•	we determine in good faith that our action was in the best interest of the partnership;
•	we were acting on behalf of or performing services for the partnership; and
•	our action did not constitute negligence or misconduct by us.

The indemnification provisions of the partnership agreement do not waive or diminish your rights under state and federal securities law.

Because our affiliates will act as general partner of several partnerships, other commitments may adversely affect our financial condition. As a result of our affiliates’ commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction. Because we are primarily responsible for the conduct of the partnership’s affairs, a significant adverse financial event for us could have an adverse effect on the partnership and the value of its units, and could impair our ability to fulfill our obligation to indemnify the additional general partners for certain losses.

You should not rely on the financial status of other additional general partners as a limitation on your liability. No financial information will be provided to you concerning any investor who has elected to invest in the partnership as an additional general partner. In no event should you rely on the financial wherewithal of other additional general partners.

Lack of an independent underwriter may reduce the due diligence investigation conducted on the partnership and us. This is a “best efforts” offering, conducted by an affiliated broker-dealer. There has not been an extensive in-depth “due diligence” investigation of the existing and proposed business activities of the partnership or us that would be provided by independent underwriters. Our broker-dealer, Texas Securities, is owned by the Grisham 2010 Irrevocable Trust (the “Trust”). Shawn Grisham, who is our president and indirectly controls the majority of our equity interests, is the settlor of the Trust. The beneficiaries of the Trust are certain family members of Mr. Grisham. Richard Hardwick is the trustee of the Grisham 2010 Irrevocable Trust as well as the President of Texas Securities. Mr. Grisham, as settlor of the Trust, has the authority to remove and replace the trustee. As such, Texas Securities has an ongoing relationship with us and our affiliates and cannot be considered independent. Texas Securities’ due diligence examination concerning the partnership is not independent or as comprehensive as an investigation that would be conducted by a broker-dealer that is involved in selling offerings of unaffiliated companies. See “Conflicts of Interest.”

The president of Crown Exploration Partners, Ltd. has been the subject of a disciplinary proceeding. Shawn M. Grisham, the president of Crown Exploration Partners, Ltd., has been the subject of one proceeding brought by a state securities agency. On or about August 8, 2000, Pennsylvania issued a Summary Order to Cease and Desist, without notice, to Crown Onshore Exploration, Inc., formerly Crown Exploration, Inc. (“Crown Onshore”), Crown-Cadena Joint Venture, Shawn M. Grisham and Jeff Goerges. The Order prohibits various persons, including Mr. Grisham, the President of Crown Onshore, the general partner of the managing venturer, from offering and selling securities in Pennsylvania without compliance with the registration provisions of the Pennsylvania Securities Act or an exemption therefrom, and further prohibits such persons from offering and selling securities without being registered as a broker under the Pennsylvania statute. Texas Securities is presently registered in the state of Pennsylvania.

We may delegate or subcontract our duties under the partnership agreement to others, including our affiliates. The partnership agreement authorizes us to delegate and subcontract our duties under the partnership agreement to others, including entities related to us. We anticipate that the staff of Crown Exploration II, Ltd. will assist us in performing our duties under the partnership agreement. Our principal executive officer, Mr. Shawn Grisham, also the principal executive officer of Crown Exploration II, Ltd., enables us to monitor Crown Exploration II, Ltd. to ensure, among other things, that it is performing the delegated duties consistent with our fiduciary duties to the partnership. In addition, Mr. Grisham will be in a position to monitor the financial condition of Crown Exploration II, Ltd. In the event it is determined by us that Crown Exploration II, Ltd.’s ability to perform the delegated or subcontracted duties is impaired as a result of its adverse financial condition, then we will assume the performance of those duties to the extent they are delegated.

Partners have a limited ability to remove the managing general partner and may encounter difficulty in finding a successor managing general partner. We may be removed from our position as the managing general partner only by the affirmative vote of investors holding a majority of the then outstanding units of the partnership. The limited partners in certain circumstances must, in order to continue the partnership, elect a successor to the removed managing general partner if the removal of the managing general partner causes a dissolution of the partnership. There is a risk that the limited partners could not find a new managing general partner if we were to be removed from such position.

Risks of Oil and Natural Gas Investments

Oil and natural gas investments are highly risky. The selection of prospects for oil and natural gas drilling, the drilling, ownership and operation of oil and natural gas wells, and the ownership of non-operating interests in oil and natural gas properties are highly speculative. There is a possibility you will lose all or substantially all of your investment in the partnership. We cannot predict whether any prospect will produce oil or natural gas or commercial quantities of oil or natural gas, nor can we predict the amount of time it will take to recover any oil or gas we do produce. Drilling activities may be unprofitable, not only from non-productive wells, but from wells that do not produce oil or natural gas in sufficient quantities or quality to return a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity and permeability may hinder, restrict or even make production impractical or impossible.

The partnership may be required to pay delay rentals to hold drilling prospects, which may deplete partnership capital. Oil and gas leases generally must be drilled upon by a certain date or additional funds known as delay rentals must be paid to keep the lease in effect. Delay rentals typically must be paid after the first year of entering into a lease if no production or drilling activity has commenced. If delay rentals become due on any property the partnership acquires, the partnership will have to pay its share of such delay rentals or lose its lease on the property. These delay rentals could equal or exceed the cost of the property. Further, payment of these delay rentals could seriously deplete the partnership’s capital available to fund drilling activities, if and when they do commence.

A substantial or extended decline in oil or natural gas prices may adversely affect the partnership’s business, financial condition and results of operations. The price that the partnership receives for oil or natural gas production from wells in which the partnership has an interest will significantly affect our revenue, profitability, access to capital and future growth rate. Historically, the oil and natural gas markets have been volatile and will likely continue to be volatile in the future. The prices that the partnership will receive for its interests in production and the levels of production depend on numerous factors. These factors include, but are not limited to, the following:

•	changes in supply and demand for oil and natural gas;
•	the actions of the Organization of the Petroleum Exporting Countries (“OPEC”);
•	the price and quantity of imports of foreign oil and natural gas;

•	speculation as to the future prices of oil and natural gas and the speculative trading of oil or natural gas futures contracts;
•	global economic conditions;
•	political and economic conditions, including embargoes, in producing countries or affecting other production, particularly in the Middle East, Africa, Russia and South America;
•	the continued threat of terrorism and the impact of military and other action, including U.S. military operations in the Middle East;
•	the level of global oil and natural gas exploration and production activity;
•	the level of global oil and natural gas inventories and oil refining capacities;
•	weather conditions and natural disasters;
•	technological advances affecting energy consumption;
•	governmental rules and regulations and administrative orders and decisions;
•	proximity and capacity of oil and natural gas pipelines and other transportation facilities;
•	the price and availability of competitors’ supplies of oil or natural gas; and
•	the price and availability of alternative fuels.

Oil and natural gas prices have fluctuated dramatically in recent years and will likely continue to be volatile in the future. Lower oil or natural gas prices may not only decrease our revenues but also may reduce the amount of oil or natural gas that may be produced economically from our prospects. A substantial or extended decline in oil and natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Increases in drilling costs could impact the profitability of the partnership’s wells and the number of partnership wells that may be drilled. In the event that the level of drilling activity returns to the high level that the industry experienced during the first half of 2008, there could be shortages of drilling rigs, pipes and other equipment and personnel available for partnership operations. As a result, there could be an increase in the costs associated with the drilling of oil and natural gas wells. In addition, the cost of insurance relating to oil and gas operations may continue to increase. Such increases could result in limiting the number of partnership wells that may be drilled as well as the profitability of each well once completed.

Participants in the oil and gas industry are subject to complex laws that can affect the cost, manner or feasibility of doing business. Exploration and production activities in the oil and gas industry are subject to extensive local, state, federal and international regulations. The partnership may be required to make large expenditures, directly or through the interests it owns in prospects or wells, to comply with governmental regulations, particularly in respect of the following matters:

•	licenses for drilling operations;
•	royalty increases, including retroactive claims;
•	drilling and development bonds;
•	reports concerning operations;
•	the spacing of wells;
•	unitization of accumulations;
•	the adoption of required safety programs and procedures;
•	remediation or investigation activities for environmental purposes; and
•	taxation.

Under these and other laws and regulations, the partnership could be liable for personal injuries, property damage and other types of damages. Failure to comply with these laws and regulations also may result in the suspension or termination of operations of wells in which the partnership may have an interest and subject the partnership to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that could substantially increase the partnership’s costs. Any such liabilities, penalties, suspensions, terminations or regulatory changes could have a material adverse effect on the partnership’s results of operations and financial condition.

Drilling and producing operations can be hazardous and may expose the partnership to liabilities that may adversely affect the partnership and result in liability for the additional general partners. There are numerous natural hazards involved in the drilling of oil and natural gas wells, including unexpected or unusual formations, pressures, blowouts and uncontrollable flows of natural gas, oil brine or well fluids that may cause or result in possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. There are also hazards involved in the transportation of oil and natural gas from our wells to market. Such hazards include pipeline leakage and risks associated with the spilling of oil transported via barge instead of pipeline, either of which could result in liabilities associated with environmental cleanup. Uninsured liabilities would reduce the funds available to the partnership, may result in the loss of partnership properties and may create liability for you if you are an additional general partner. Although the partnership will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient. In that event, partnership assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

The partnership and its future interests are subject to numerous environmental, health and safety regulations which may result in material liabilities and costs. The partnership and its future interests will be subject to various federal, state and local environmental, health and safety laws and regulations governing, among other things, the emission and discharge of pollutants into the ground, air or water, the generation, storage, handling, use and transportation of regulated materials and the health and safety of our employees. The operator of wells in which the partnership has an interest will be required to obtain environmental permits from governmental authorities for certain operations, including drilling permits for wells. There is a risk that the holder of any such permit will not be at all times in complete compliance with these permits and the environmental laws and regulations to which the operator is subject. If the operator violates or fails to comply with these laws, regulations or permits, the operator could be fined or otherwise sanctioned by regulators, including through the revocation of permits or the suspension or termination of operations. Failure to obtain permits in a timely manner or at all (due to opposition from community or environmental interest groups, governmental delays, or any other reasons) could impede operations, which could have a material adverse effect on the partnership’s results of operations and its financial condition.

The partnership could be held liable for all environmental, health and safety costs and liabilities arising out of its actions and omissions as well as those of third-party contractors and operators. To the extent the partnership does not address these costs and liabilities or if it is otherwise in breach of applicable lease requirements, such leases could be suspended or terminated.

We expect the partnership to contract with and hire third parties to serve as operator who will perform, or cause others to perform, the majority of the drilling and other services related to wells in which the partnership has an interest. There is a risk that the partnership may contract with third parties with unsatisfactory environmental, health and safety records or that such contractors may be unwilling or unable to cover any losses associated with their acts and omissions. Accordingly, the partnership could be held liable for all costs and liabilities arising out of the acts or omissions of the operator and its contractors, which could have a material adverse effect on the partnership’s results of operations and financial condition.

In addition, we expect continued legislative, regulatory and judicial attention to climate change issues. Various countries and U.S. states and regions have agreed to regulate emissions of greenhouse gases, including methane (a primary component of natural gas) and carbon dioxide, a byproduct of oil and natural gas combustion. The U.S. federal government, as well as the U.S. Environmental Protection Agency, are currently considering national greenhouse gas regulation, each having proposed bills or rules which would require or result in greenhouse gas emissions reductions. Final laws or regulations could be adopted this or next year. The regulation of greenhouse gases in the areas in which we, the partnership and the end-users of oil and gas products operate could increase the partnership’s operating costs or adversely affect the demand for natural gas and oil and, as a result, adversely impact the partnership’s financial condition.

Environmental, health and safety laws are complex, change frequently and have tended to become increasingly stringent over time. Costs of complying with current and future environmental, health and safety laws, and potential liabilities arising from releases of, or exposure to, regulated substances may adversely affect the partnership’s results of operations and its financial condition.

The partnership could incur liability for liens against asserted against subcontractors. While we do not anticipate or intend for the partnership to engage subcontractors, in the event the partnership does so, it could incur liability for liens against a subcontractor. Although we will try to determine the financial condition of nonaffiliated subcontractors, if subcontractors fail to timely pay for materials and services, the properties of the partnership could be subject to materialmen’s and workmen’s liens. In that event, the partnership could incur excess costs in discharging the liens.

Shut-in wells and delays in production may adversely affect partnership operations. Production from wells drilled in areas remote from marketing facilities may be delayed until sufficient reserves are established to justify construction of necessary pipelines and production facilities. In addition, production from wells may be reduced or delayed due to seasonal marketing demands. Wells drilled for the partnership may have access to only one potential market. Local conditions, including closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could delay or halt sales from partnership wells.

The production and producing life of partnership wells is uncertain. Production will decline. It is not possible to predict the life and production of any well. The actual lives and production could differ significantly from those anticipated. Sufficient oil or natural gas may not be produced for the partnership or you to receive a profit or even to recover your initial investment. In addition, production from thepartnership’s oil and natural gas wells, if any, does not indicate any consistent level of future production and will decline over time. This production decline may be rapid and irregular when compared to a well’s initial production.

Delays in the transfer of title to the partnership could place the partnership at risk. Under certain circumstances, title to partnership properties may be held by us on the partnership’s behalf. In other instances, title may not be transferred to us or the partnership until after a well has been completed. When this is the case, the partnership runs the risk that the transfer of title could be set aside in the event of the bankruptcy of the party holding title. If a transfer of title were set aside, title to the leases and the wells would revert to the creditors or trustee, and the partnership would either recover nothing or, possibly, only the amount paid for the leases and the cost of drilling the wells. Assigning the leases to the partnership after the wells are drilled and completed, however, should not affect the availability of the tax deductions for intangible drilling costs since the partnership should have an economic interest in the wells under the drilling and operating agreement before the wells are drilled. See “PROPOSED ACTIVITIES — Title to Properties.”

Our dependence on third parties for the processing and transportation of oil and gas may adversely affect the partnership’s revenues and distributions. We will rely on third parties to process and transport oil and gas produced by wells in which the partnership participates. In the event a third party upon which we rely is unable to provide transportation or processing services, and another third party is unavailable to provide such services, then the partnership will be unable to transport or process the oil and gas produced by the affected wells. In such an event, revenues to the partnership and distributions to the partners may be delayed.

Tax Risks

There are material tax risks of becoming a partner in the partnership. There are material risks associated with the U.S. federal income tax consequences of becoming a partner in the partnership. The following paragraphs summarize some of these risks. Because the tax consequences of becoming a partner are complex and certain tax consequences may differ depending on individual tax circumstances, each investor is urged to consult with and rely on its own tax advisor regarding the tax consequences of becoming a partner. No representation or warranty of any kind is made with respect to the acceptance by the IRS or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return. Except where specifically mentioned, this prospectus does not discuss the foreign, state or local tax consequences or risks related to an investment in the partnership or the risks specifically applicable to potential investors that are subject to special federal income tax treatment such as corporations, tax exempt organizations, insurance companies, financial institutions, broker-dealers, and non-U.S. taxpayers.

The current tax treatment of exploring for and producing oil and gas may change, and such changes may reduce or eliminate the tax benefits described in this prospectus. The tax treatment currently available with respect to oil and natural gas exploration and production may be modified or eliminated without prior notice on a retroactive or prospective basis by future legislative, judicial, or administrative actions. Recently there have been specific legislative proposals concerning the tax treatment of exploring for and producing oil and gas, and some of those proposals reduce or eliminate some of the tax benefits described in this prospectus. As part of its budget proposal for the 2011 fiscal year, the current administration has proposed to repeal a number of the tax benefits currently available for the exploration for and production of oil and gas. The changes proposed by the administration include the elimination of the current deduction of intangible drilling costs, percentage depletion for independent producers, and the working interest exception to the passive activity loss rules. The administration’s budget proposal also includes proposals to increase the amortization period for geological and geophysical costs from two years to seven years for all taxpayers (currently only major integrated oil companies are required to amortize geological and geophysical costs over seven years); exclude gross receipts from the sale of oil and natural gas from the calculation of the domestic production deduction; and eliminate certain tax credits that are potentially available in connection with the production of oil and natural gas. These changes are proposed to take effect in 2011 and, if enacted, could have an adverse impact on the U.S. oil and gas industry. The same changes were proposed by the current administration as part of its budget proposal for the 2010 fiscal year. Those proposals, however, were not enacted by Congress as part of the 2010 U.S. federal budget. At this time it is not possible to predict whether any legislative proposals, including the administration’s budget proposals, will become law. Therefore, you are urged to consult with your own tax advisor regarding the impact that a change in the U.S. federal tax law could have on your decision to invest in the partnership.

The tax treatment described in this prospectus depends upon partnership classification. The tax treatment discussed in this prospectus applies only if the partnership is classified as a “partnership” for federal income tax purposes and not as “an association taxable as a corporation.” Under current law the partnership should be treated as a partnership for federal income tax purposes, and not as an association taxable as a corporation, so long as we do not make an election to treat the partnership as a corporation for U.S. federal income tax purposes. We do not intend to make such an election. If we did elect for the partnership to be treated as an association taxable as a corporation for federal income tax purposes or if the IRS were to successfully assert that such treatment is proper: (i) income, gains, losses, deductions and credits of the partnership would not flow through to you; (ii) the taxable income of the partnership would be subject to the federal income tax imposed on corporations at the partnership level; and (iii) distributions would be treated as corporate distributions to the partners and could be taxable as dividends or capital gain.

Your tax liability from the partnership may exceed the cash distributions that you receive from the partnership. As a partner in a partnership for U.S. tax purposes, you will be required to include in your own return for a taxable year your share of the items of the partnership’s income, gain, loss, deduction, and credit for the year, whether or not cash proceeds are actually distributed to you. As a result, you could owe U.S. federal income taxes based on your allocable share of partnership taxable income, even though the partnership did not distribute cash or property to you. The partnership may not be able to make cash distributions to you to permit you to pay your tax liability. As a partner, you will have no right to demand distributions of partnership income. If your tax liability exceeds the cash you receive from the partnership, you will have to use cash from other sources to pay your tax liability.

The partnership may not meet the requirements to allow you to currently deduct intangible drilling costs. Federal tax law places substantial limits on taxpayers’ ability to currently deduct intangible drilling costs. Generally, an “operator” is permitted to elect to currently deduct, or capitalize and deduct ratably over a 60-month period, costs that are properly characterized as intangible drilling costs that the operator incurs in connection with the drilling and development of oil and natural gas wells. For purposes of deducting intangible drilling costs, the term “operator” is generally defined by the IRS as one that owns a working or an operating interest in an oil or gas well. Although the partnership intends to acquire working interests in oil and gas properties located in Texas, the partnership’s determination that it is an “operator” with respect to its oil and gas properties for tax purposes at the time that intangible drilling costs are incurred is not binding on the IRS. The IRS may assert that the partnership is not an “operator” with respect to one or more of its oil or gas wells at the time that intangible drilling costs are incurred for the wells. If the IRS were successful in such a challenge, the partnership and, therefore, the investor partners, would not be entitled to currently deduct the intangible drilling costs incurred in connection with such wells.

The IRS may challenge the partnership’s characterization of its costs as intangible drilling costs. Intangible drilling costs are costs that are incident and necessary for the drilling of wells and the preparation of wells for production that have no salvage value. We will make the initial determination of which costs incurred by the partnership constitute intangible drilling costs. The IRS, however, may not agree with our classification of certain costs and may assert that an item classified by us as an intangible drilling cost must be recharacterized as a cost that must be capitalized or that is not currently deductible. If the IRS is successful, you could owe additional taxes, penalties and interest for the tax years that are affected by the recharacterization. To the extent not deductible, the reclassified amounts should be included in the partnership’s basis in its mineral property and in your basis in your interest in the partnership.

The partnership’s intangible drilling costs may not be deductible in any certain year. Intangible drilling costs are generally deductible during the tax year when the well to which the costs relate is drilled. In certain limited circumstances, however, intangible drilling costs that are paid in one year for a well that is drilled during the following year can be deducted in the tax year during which the costs are paid rather than the subsequent year when the well is drilled. In order for prepaid intangible drilling costs to be deducted in the year during which they are paid, among other things, the wells to which the prepaid intangible drilling costs relate must be spudded no later than 90 days after the end of the year during which the costs are paid or it must be reasonable to conclude at the time the costs are paid that drilling will be complete on the well within 3½ months after the prepayment. If the partnership prepays some or all of its intangible drilling costs, such prepayments may not meet the requirements to be deducted during the year in which the prepayments are made. In addition, it is possible that the partnership will not expend or contract to expend any of its capital contributions in the year in which it is formed. As a result, the partnership’s subscriptions and, therefore, your investment in the partnership, may not result in intangible drilling costs that are deductible in the year in which the partnership is formed or in any certain later year.

Your own tax circumstances may limit your ability to take depletion deductions. If one or more of the partnership’s wells is productive, you should be able to take cost or, if you qualify, percentage depletion deductions with respect to the wells. You may claim a percentage depletion deduction only if you qualify as a so-called “independent producer” under U.S. federal tax law. Even if you qualify, only a limited amount of the partnership’s oil and gas production each year will qualify for percentage depletion. You must individually determine whether you qualify as an “independent producer.” You will also be responsible for calculating your own depletion deductions, if any. The partnership’s wells may not be productive and, therefore, you may not be eligible to take depletion deductions in connection with your investment in the partnership. If the partnership has one or more productive wells, you may not qualify for any particular method of computing depletion, including percentage depletion.

Current deductions for intangible drilling costs, depletion and depreciation may only defer your tax liability to a later year. Deductions for intangible drilling costs, depletion and depreciation must be recaptured as ordinary income if the partnership disposes of its oil and gas properties at a gain for tax purposes, or if you dispose of your interest in the partnership at a gain for tax purposes. Therefore, some or all of the gain on the sale of your interest in the partnership or on the partnership’s sale of an oil and gas property may be taxable at ordinary income rates. If so, then deductions in one year for intangible drilling costs, depletion and depreciation may only defer your tax liability until a later year.

The tax treatment of an investment in the partnership will differ for additional general partners and limited partners. If you invest as a limited partner, your allocable share of the partnership’s taxable income, loss and credit should be subject to the passive activity loss rules. As a result, you will only be able to use your allocable share of partnership losses to offset your taxable income from the partnership and from other passive business activities, if any, that you participate in. If you invest directly in the partnership as an additional general partner and not through an entity that limits your liability with respect to your additional general partnership interest, your allocable share of the partnership’s taxable income, loss and credit attributable to the partnership’s working interests should not be subject to the passive activity loss rules. As a result, you should be able to use your allocable share of partnership losses while you are an additional general partner to offset your taxable income from the partnership and from other so-called “active” sources such as salary and from so-called “portfolio” income, which includes interest, dividends and royalties that are not derived from the active conduct of a trade or business. Special rules will apply once your additional general partnership interest is converted to a limited partnership interest. Because the tax treatment will differ for additional general partners and limited partners, each prospective investor is urged to consult with its own tax advisor before deciding to invest as an additional general partner or a limited partner.

A material portion of your subscription will be allocated to costs that are not currently deductible. A material portion of your subscription will be used for costs and expenses that are not currently deductible. In addition, the IRS may not agree with the partnership’s categorization of its costs and expenses between currently deductible and non-deductible expenses. If the IRS were to successfully assert that certain costs and expenses that are initially deducted by the partners are non-deductible capital expenditures, you could owe additional taxes and be liable for penalties and interest.

Partnership borrowing may reduce the cash the partnership has available to distribute to you to allow you to pay your tax liability from the partnership. We are authorized to cause the partnership to obtain loans from banks or other financial sources, or from us or our affiliates, if necessary for the preservation and maintenance of the partnership’s properties. Your allocable share of the partnership’s net income that is applied to repay such loans will nonetheless be included in your taxable income. As a result, your income tax liability from the partnership may exceed the cash the partnership has available to distribute to you. If this occurs, you will have to use cash from other sources to pay your tax liability. In the event the partnership borrows funds for any reason, the lender must agree that it will have no recourse against the individual investor partners. Any borrowings may, in our discretion, be secured by the partnership’s assets or income and may, in our discretion, be made with or without recourse to us as managing general partner.

The IRS may not respect the partnership’s allocation of tax items. We intend for the partnership to allocate items of income, gain, loss, deduction and credit among the partners in accordance with the terms of the partnership agreement. The IRS, however, may not respect such allocations and may assert that the partnership’s income, gain, loss, deduction and credit should be allocated in some other manner. If the IRS successfully asserts that the partnership’s federal income tax items should be allocated in a different manner, you could owe additional taxes, penalties and interest.

The partnership may generate taxable events for you, even if you are generally exempt from taxation. Certain entities that are otherwise exempt from federal income tax, such as individual retirement accounts and annuities (“IRAs”), qualified plans, and charitable organizations are nonetheless taxed on “unrelated business taxable income” of $1,000 or more that they earn in any taxable year. Substantially all of the income from the partnership’s operations will constitute unrelated business taxable income and may result in a tax liability for you, even if you are otherwise tax exempt. If you invest with money from your IRA, it is possible that the earnings from the partnership could be subject to tax twice: once when amounts are earned by the partnership and then again when funds are distributed from the IRA to you. In addition, tax exempt charitable remainder trusts and charitable remainder unitrusts will be subject to a 100% excise tax on any unrelated business taxable income that they receive. Therefore, if you are a tax exempt prospective investor, we urge you to consult your own tax advisor regarding an investment in the partnership before you invest.

Audits of the partnership’s tax returns could result in increased taxes due by the partners or audits of partners’ individual tax returns. It is possible that the IRS will audit the partnership’s tax returns. If an audit occurs, tax adjustments might be made that would increase the amount of taxes that you owe or increase the risk of audit of your individual tax returns. If additional tax is owed, you may also owe penalties and interest in addition to the tax. The costs and expenses incurred to respond to an audit of the partnership’s returns and to contest any audit adjustments will reduce the funds the partnership otherwise has available to distribute to its partners. You may also incur costs and expenses in connection with an audit of your own tax returns. The cost of responding to audits of your own tax returns and contesting any adjustments will be borne solely by you.

State and local tax laws may result in additional tax liabilities and filing obligations for you. You may be subject to state and local taxes on your share of partnership income in the jurisdictions in which you reside. As a result, you may have additional filing obligations with those states or localities. In addition, the discussion of the material tax consequences in this prospectus is limited to U.S. federal tax issues, and it does not address state and local tax treatment, which may differ from the federal treatment. As a result, we urge you to consult your own tax advisor regarding the state and local tax risks and consequences of becoming a partner in the partnership before you invest.

State and local taxes may reduce the partnership’s distributable cash. The partnership intends to develop and own interests in oil and gas properties in Texas. As a result, the partnership, and not the individual partners, will be subject to Texas’ franchise tax. In addition, the partnership may be subject to various other state or local taxes associated with its intended ownership of working interests and production of oil and gas such as sales, use, severance and/or property taxes, which are payable by the partnership rather than the investor partners. These taxes will reduce the funds the partnership has available to distribute to you. As a result, your income tax liability from the partnership may exceed the cash the partnership has available to distribute to you. If this occurs, you will have to use cash from other sources to pay your tax liability.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should exercise extreme caution with respect to all forward-looking statements made in this prospectus. Specifically, the following statements are forward-looking:

•	statements regarding our overall strategy for evaluating, selecting, acquiring and developing interests in oil and gas properties and wells;
•	statements estimating any number or specific type or size of interests in properties or wells we may acquire or size of the interest we may acquire;
•	statements regarding the state of the oil and natural gas industry and the opportunity to profit within the oil and natural gas industry, our competition, pricing, level of production, or the laws and regulations that may affect the partnership;
•	statements regarding our plans and objectives for future acquisitions and operations, including, without limitation, the uses of partnership funds and the size and nature of the costs we expect to incur and people and services we may employ;
•	statements regarding the timing of partnership distributions to investors;
•	any statements using the words “anticipate,” “believe,” “estimate,” “expect” and similar such phrases or words; and
•	any statements of other than historical fact.

Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	uncertainties inherent in making estimates of our oil and natural gas data;
•	the volatility of oil and natural gas prices;
•	discovery and development of oil and natural gas reserves;
•	projected and targeted capital expenditures and other costs, commitments and revenues;
•	current and future government regulation of the oil and gas industry;
•	changes in environmental laws or the implementation of those laws;
•	competition;
•	the successful implementation of our drilling plans;
•	the availability and cost of drilling rigs, production equipment, supplies, personnel and related services;
•	the availability and cost of developing appropriate infrastructure around and transportation to our prospects;
•	military operations, terrorist acts, wars or embargoes;
•	our dependence on our key management personnel and our ability to attract and retain qualified personnel;
•	the cost and availability of adequate insurance coverage; and
•	other risk factors discussed in the “Risk Factors” section of this prospectus.

We believe that it is important to communicate our future expectations to our investors. Forward-looking statements reflect the current view of the managing general partner with respect to future events and are subject to numerous risks, uncertainties and assumptions, including, without limitation, the factors listed above in the section captioned “Risk Factors.” Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may not prove to have been correct. Should any one or more of these or other risks or uncertainties materialize or should any underlying assumptions prove incorrect, actual results are likely to vary materially from those described in this prospectus. There can be no assurance that the projected results will occur, that these judgments or assumptions will prove correct or that unforeseen developments will not occur.

We do not intend to update our forward-looking statements. All subsequent written and oral forward-looking statements attributable to persons acting on our behalf or us are expressly qualified in their entirety by the applicable cautionary statements.

TERMS OF THE OFFERING

General

Units are being offered at an offering price of $25,000 per unit. The minimum required subscription per investor is $10,000 (2/5 unit). Additional purchases above such minimum may be made in increments of $10,000 (2/5 unit).

We will form the partnership promptly after subscriptions have been accepted for at least 40 units ($1,000,000). We will make a contribution to the capital of the partnership for our interest as the managing general partner of the partnership in an amount equal to 1% of the total of all capital contributions to the partnership net of organization and offering costs (including commissions). We and/or our affiliates may, but we have no obligation to, buy additional units issued by the partnership. These units may be either additional general partnership interests or limited partnership interests. We will not form the partnership until subscriptions have been accepted for at least 40 units, without regard to units subscribed for by our affiliates or us.

The price to be paid by us and our affiliates for additional units that any of us may subscribe for, if any, is the same price per unit to be paid by investors, net, however, of organization and offering costs (including commissions). This means we will pay a minimum of 85% of the offering price for each unit we purchase, if any, or $21,250 per unit. In addition, we will pay 100% of any organization and offering costs, excluding sales commissions, for the partnership that, in the aggregate, exceed 7% of the proceeds from aggregate contributions. We and our affiliates will be entitled to the same ratable interest per unit purchased in the partnership as other unit holders. All units purchased by our affiliates or us will be made for investment purposes only and not with a view toward redistribution or resale.

Offering Period

The offering period for the units began on the date of this prospectus and may be terminated at any time after the minimum number of units (40) has been subscribed for in the partnership, without regard to units purchased by our affiliates and us. Unless terminated sooner by us, the offering period will continue until the earlier of: the acceptance of subscriptions for the maximum number of units (336) in the partnership or the second anniversary of the date of this prospectus. In certain states, we are required to re-apply for registration of the offering on an annual basis.

Election to Purchase as Limited Partner and/or Additional General Partner

You may elect to purchase units as a limited partner and/or as an additional general partner, by purchasing units of limited partner interest or units of general partner interest. For the partnership, 75% of the units offered will be additional general partner units and 25% will be limited partner units. As long as at least a total of 40 units are sold in the partnership, and at least one of such units is a unit of limited partner interest, excluding units we or our affiliates buy, there is no minimum number of additional general partner or limited partner units that must be sold.

Subscriptions for Units; Escrow Account

Subscriptions for units are payable in cash upon subscription. Checks for units should be made payable to “First Security Bank, N.A., Escrow Agent for Crown Exploration Fund I, L.P.”, which is located at 3970 FM 2181, Suite 100, Hickory Creek, Texas 76210, or such other bank or escrow agent as we may choose and should be given to your broker for submission to the broker-dealer and escrow agent.

Your execution of the subscription agreement, or the execution of the subscription agreement by your authorized representative in the case of fiduciary accounts, constitutes a binding offer to buy units in the partnership and an agreement to hold the offer open until the subscription is accepted or rejected by us. Once you subscribe for units, you will not have any revocation rights, unless otherwise provided by state law. We will not complete the sale of units until at least five business days after you have received a copy of the final prospectus for the offering. Upon completion of the sale of your units, we will send you a written confirmation of your purchase.

We may refuse to accept any subscription without liability to the subscriber. Subscriptions will be accepted or rejected by us within 30 days of their receipt. If a subscription is accepted, the subscriber will be admitted as a partner no later than 15 days after the release from the escrow account of the capital contributions to the partnership, and thereafter a subscriber will be admitted into the partnership not later than the last day of the calendar month in which their subscription was accepted by the partnership. We may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards described below or if the subscription is received after the offering period has terminated. If a subscription is rejected, then all of the rejected subscriber’s funds will be returned to the subscriber immediately, with interest earned and without deduction for any fees. The execution of the subscription agreement and its acceptance by us also constitute the execution of the partnership agreement and an agreement to be bound by its terms as a partner, including the granting of a special power of attorney to us appointing us as the partner’s lawful representative to make, execute, sign, swear to, and file a Certificate of Formation, governmental reports, certifications, contracts, and other matters.

Subscription proceeds of the partnership will be held in a separate interest-bearing escrow account with First Security Bank, N.A., as escrow agent until at least 40 units in the partnership have been subscribed for, without regard to units subscribed for by our affiliates and us, in compliance with Rule 15c2-4 promulgated by the SEC. If the minimum number of units in the partnership is not subscribed for prior to the termination of the partnership’s offering period, the partnership will not be formed, and the escrow agent will promptly return all subscription proceeds to subscribers in full, with any interest earned on the subscriptions, in compliance with Rule 10b-9 promulgated by the SEC. In no event will investor’s funds be held in escrow for more than two years. If at least 40 units have been subscribed for during the partnership’s offering period, without regard to units our affiliates and we buy, then we may direct the escrow agent to disburse the funds in the escrow account, in whole or in part, at any time during the remainder of the partnership’s offering period, and to pay to us all funds remaining in the escrow account upon termination of the partnership’s offering period. After at least the minimum subscription proceeds are transferred to the partnership’s account, the partnership may begin its activities, including the acquisition of oil and gas properties identified in this prospectus.

Subscriptions will not be commingled with our funds or the funds of our affiliates, nor will subscriptions be subject to the claims of our creditors or those of our affiliates. Subscription proceeds will be deposited in interest-bearing accounts or invested during the offering period only in short-term highly-liquid securities where there is appropriate safety of principal, which are deemed permissible under Rule 15c2-4 promulgated by the SEC. Interest accrued on subscription funds prior to closing of the offering and funding of the partnership will be allocated pro rata to the respective subscriber. In this regard, subscription proceeds will earn interest until they are used by partnership for its operations, and will be credited to the respective subscriber and paid to the subscriber no later than the partnership’s first cash distribution from operations.

Formation of the Partnership

The partnership will be formed pursuant to those provisions of the Texas Business Organizations Code cited as the Texas Limited Partnership Law (“Texas Limited Partnership Law”) promptly upon reaching the minimum subscription level of 40 units ($1,000,000). The escrow agent will partially fund the partnership by releasing the funds held in escrow on our request after the minimum subscription level has been reached, without regard to units our affiliates and we buy, and will continue to partially fund the partnership by releasing subsequent subscription funds to the partnership on a regular basis. Once the minimum subscription level is reached, we will file a Form 8-K with the SEC describing the formation of the partnership and the disbursements of funds held in escrow into the partnership’s bank account. Upon termination of the offering period, the escrow agent will release the partnership funds and the escrow account will be closed. Once the offering period has terminated, we will file a Form 8-K with the SEC describing the termination of the offering, the final disbursement of escrowed funds, the number of investors and the amount of capital contributed to the partnership.

Until proceeds from the offering are invested in the partnership’s operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the investor partners. Interest earned on amounts so deposited or invested will be credited to the accounts of the partnership.

We anticipate that within 12 months following the termination of the partnership’s offering period all subscriptions will have been expended or committed for partnership acquisitions and operations. Unless we determine that it is prudent for the partnership to set aside funds for working capital, contingencies, or any other matter, any unexpended and/or uncommitted subscriptions at the end of such 12-month period will be returned pro rata to the investor partners and we will reimburse such partners for organization and offering costs allocable to the return of capital.

We will file a Certificate of Formation and any other documents required to form the partnership with the Secretary of State of the State of Texas. We also will take all other actions necessary to qualify the partnership to do business as a limited partnership or cause the limited partnership status of the partnership to be recognized in any other jurisdiction where the partnership conducts business.

Types of Partners

You May Choose to Be a Limited Partner or an Additional General Partner.  You may purchase units as a limited partner or as an additional general partner. Although income, gains, losses, deductions, and cash distributions allocable to the investor partners are generally shared pro rata based upon the amount of their subscriptions for units, there are material differences in the federal income tax effects and the liability associated with these different types of units. See “Material Federal Income Tax Consequences — Passive Loss Limitations.”

Each investor must indicate the number of limited partner units or additional general partner units subscribed for and fill in the appropriate line on the investor signature page of the subscription agreement. If you fail to indicate on the subscription agreement a choice between investing as a limited partner or as an additional general partner, we will not accept the subscription and will promptly return the subscription agreement and the tendered subscription funds to you.

Limited Partners.  The liability of a limited partner of the partnership for the partnership’s debts and obligations will be limited to that partner’s capital contributions, its share of partnership assets, and the return of any part of its capital contribution. Under Texas law and the partnership agreement of the partnership, a limited partner is liable for all or part of a returned capital contribution or partnership distribution if the limited partner received a partnership distribution in violation of the partnership agreement of the partnership or Texas Limited Partnership Law and such limited partner knew at the time of the distribution that the distribution violated the terms of the partnership agreement or Texas Limited Partnership Law.

General Partners.  The general partners of the partnership will consist of Crown as managing general partner and each investor purchasing units of general partner interest, referred to in this prospectus as “additional general partner interests.” Each additional general partner will be fully liable for the debts, obligations and liabilities of the partnership individually and as a group with all other general partners as provided by the Texas Limited Partnership Law to the extent liabilities are not satisfied from the proceeds of insurance, from indemnification by us, or from the sale of partnership assets. See “Risk Factors.” While the activities of the partnership will be covered by insurance policies and indemnification by us (see “Proposed Activities — Insurance” and “Summary of Partnership Agreement — Indemnification”), the additional general partners may incur personal liability as a result of the activities of the partnership that are not covered by insurance, partnership assets, or indemnification.

Conversion of Units by Additional General Partners and Us.  We will convert all units of additional general partner interest of the partnership into units of limited partner interest as soon as practicable after the end of the year in which drilling by the partnership has been completed. While we anticipate that such conversion will typically occur during the partnership’s second year, it is possible that drilling activities will continue in subsequent years, resulting in additional general partners retaining unlimited liability during such periods. Additional general partners may, however, upon written notice to us, except as provided below and in the partnership agreement, convert their interests into limited partner interests of the partnership at any time within the 30-day period prior to any material change in the amount of the partnership’s insurance coverage.

Upon conversion, an additional general partner of the partnership will become a limited partner of the partnership. Conversion will not be permitted if it will cause a termination of the partnership for federal income tax purposes.

Conversion of units of additional general partner interests to units of limited partner interest in the partnership will not be effective until we file an amendment to the partnership’s Certificate of Formation. We are obligated to file an amendment to the partnership’s Certificate at any time during the full calendar month after receiving the required notice of the additional general partner requesting conversion, as long as the conversion will not result in a termination of the partnership for tax purposes. A conversion made in response to a material change in the partnership’s insurance coverage will be made effective prior to the effective date of the change in insurance coverage. After the conversion of its additional general partner interest to a limited partner interest, each converting additional general partner will continue to have unlimited liability for partnership liabilities arising prior to the effective date of such conversion, and will have limited liability to the same extent as limited partners for liabilities arising after conversion to limited partner status is effected.

Except with respect to units we buy in the partnership for cash, we are not entitled to convert our interests into limited partner interests. Limited partners do not have any right to convert their units into units of additional general partnership interest.

Termination; Waiver

We reserve the right, in our sole discretion, to abandon or terminate the offering at any time during the offering period, to reject all or part of any subscription from any potential investor for any reason and, in the event that the offering is oversubscribed, to allot a lesser number of units than are subscribed by any method that we deem appropriate. We are not obligated to accept subscriptions in the order in which they are received. We also reserve the right to waive any individual subscription requirement other than investor suitability standards. If the offering is terminated without closing for any reason or if a subscriber’s subscription is not accepted, we will cause all funds to be refunded promptly to the affected subscribers, with interest and without deduction of fees, within 30 days of the termination or reception of the subscription.

Investor Suitability

We and each person selling units will make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each prospective investor, based on the investor’s age, investment objectives, investment experience, financial situation, investment portfolio, and the investor’s income and net worth. Furthermore, the broker-dealer or we, before accepting a subscription, will make reasonable efforts to see that the prospective investor:

•	can reasonably benefit from the offering based on the investor’s investment objective and portfolio structure;
•	is able to bear the economic risk of the investment based on the investor’s overall financial situation; and
•	has an apparent understanding of: the fundamental risks of the investment; the risk that it may lose its entire investment; the lack of liquidity of the units; the restrictions on transferability of the units; our background and qualifications; the tax consequences associated with an investment in either additional general partner interests or limited partner interests; and the unlimited liability associated with additional general partner interests.

Each person selling units and we will maintain records regarding the suitability of investors for at least six years.

General Suitability Requirement.  Units of limited partner interests, including fractional units, will be sold only to an investor who has either:

•	a minimum net worth of $330,000; or
•	a minimum net worth of $85,000 and minimum annual gross income of at least $85,000.

Units of additional general partner interests, including fractional units, will be sold only to an investor who has either:

•	a minimum net worth of $330,000, without regard to the investment in the partnership, and a minimum annual gross income of $150,000 for the current year and for the two previous years; or

•	a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings, and automobiles; or
•	a minimum net worth of $750,000; or
•	a minimum annual gross income of $200,000 in the current year and the two previous years.

Unless otherwise specified, net worth shall be determined exclusive of home, home furnishings and automobiles. In addition, units will be sold only to an investor who makes a written representation that it is the sole and true party in interest and that it is not purchasing for the benefit of any other person, or, in the alternative, that it is purchasing for another person who meets all of the conditions set forth above.

Additional Requirements for Purchasers in Certain States.  Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

Alabama investors are not permitted to invest in the units if the dollar amount of the investment in this partnership and other similar programs is equal to or more than 10% of their liquid net worth, such net worth being defined as the portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.

California residents generally may not transfer units without the consent of the California Commissioner of Corporations. Any subsequent transfer by a California resident shall be limited to no less than a minimum unit equivalent to an initial subscription.

Arizona, California, Kentucky, Michigan, Missouri, Nebraska, Ohio, Oregon, and Pennsylvania investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles.

Iowa and Kansas investors are advised to limit their investment in the units and similar oil and natural gas partnerships to no more than 10% of their liquid net worth, such net worth being defined as “that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.”

Oklahoma investors are not permitted to invest in the units if the dollar amount of the investment in this partnership is equal to or more than ten percent (10%) of their liquid net worth, exclusive of home, home furnishings and automobiles.

A resident of Tennessee who subscribes for units of limited partnership interests or additional general partnership interests must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or a minimum net worth of $500,000.

Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

Massachusetts and Vermont investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 5% of their liquid net worth, such net worth being defined as “that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.”

A resident of Vermont who subscribes for units must have a minimum net worth of $1,000,000, exclusive of home, home furnishings and automobiles.

Purchasers of Units.  A resident of California who subscribes for units of limited partnership interests must meet one of the following requirements:

•	have net worth of not less than $250,000, exclusive of its home, home furnishings, and automobiles, and expect to have annual gross income in the year of its investment of $65,000 or more;
•	have net worth of not less than $500,000, exclusive of its home, home furnishings, and automobiles;
•	have net worth of not less than $1,000,000; or
•	expect to have annual gross income in the year of its investment of not less than $200,000.

A resident of California who subscribes for units of additional general partnership interests must meet one of the following requirements:

•	have net worth of not less than $250,000 and expect to have annual gross income in the year of its investment of $120,000 or more;
•	have net worth of not less than $500,000;
•	have net worth of not less than $1,000,000, inclusive of its home, home furnishings and automobiles; or
•	expect to have annual gross income in the year of its investment of not less than $200,000.

Suitability Requirements for Transferees.  Transferees of units seeking to become substituted partners must also meet the suitability requirements discussed above, as well as the requirements for transfer of units and admission as a substituted partner imposed by the partnership agreement. These requirements apply to all transfers of units, including transfers of units by a partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

Where any units are purchased by an investor in a fiduciary capacity for any other person, or for an entity in which such investor is deemed to be a “purchaser” of the subject units, all of the suitability standards set forth above will be applicable to such other person or entity.

You are required to execute your own subscription agreement. We will not accept your subscription agreement if it has been executed by someone other than you. In the case of fiduciary accounts, we will not accept any subscription from someone who does not have a legal power of attorney to sign on your behalf.

For details regarding how to subscribe, see “Instructions to Subscribers” attached as Appendix C.

ADDITIONAL FINANCING

You are not required to make any capital contributions to the partnership other than the payment of the offering price for your units. At times, however, the actual costs of the partnership’s proposed activities may exceed total partnership capital contributions due to unforeseen events. In such instances, additional funds may be required to satisfy the partnership’s contractual obligations. Because the partnership agreement does not provide for assessments of the investor partners, we must obtain any necessary additional financing through either the use of partnership revenues, which will result in less overall distributions to the partners, the sale of interests in properties owned by the partnership, or borrowings made by the partnership. The partnership agreement provides that the partnership may borrow funds only to conduct maintenance operations on the partnership properties or otherwise conduct activities necessary to preserve partnership property. The partnership agreement does not permit the partnership to borrow funds to acquire new properties or drill new wells. The proceeds of the partnership’s borrowings will not be used to make distributions to the partners or to pay fees or expenses to us or our affiliates, other than to reimburse us or our affiliates for fees or expenses we have paid to third parties in the normal course of business on behalf of the partnership. In the event the partnership borrows funds for any reason, the lender must agree that it will have no recourse against the individual investor partners. Any borrowings may, in our discretion, be secured by the partnership’s assets or income and may, in our discretion, be made with or without recourse to us as managing general partner.

Such additional financing may not be available at the time needed, if at all. If we are unable to procure a source of additional financing we may have to forego further drilling, development or completion activities on partnership properties. Our inability to make required payments could also result in the loss of our interest in oil and natural gas wells, or in the sale of partnership assets to third parties or our affiliates. In such instances, the partnership may not realize the full value of its holdings. In addition, to the extent the partnership incurs indebtedness, its repayment of such borrowings will decrease the partnership’s cash available for distributions to the partners.

We will make all decisions as to how to raise any necessary additional financing and at times we may, in our discretion, loan funds to the partnership. The partnership may borrow money on a non-recourse basis from us or any of our affiliates. In the event we or one of our affiliates loans funds to the partnership, neither we nor our affiliate may receive interest in excess of our interest costs, nor may our affiliate or we receive interest in excess of the amounts which would be charged the partnership (without reference to our financial abilities or guaranties) by unrelated banks on comparable loans for the same purpose, and our affiliate or we shall not receive points or other financing charges or fees, regardless of the amount.

SOURCES OF FUNDS AND USE OF PROCEEDS

Sources of Funds

Upon completion of the offering of units in the partnership, the sole funds available to the partnership will be the capital contributions of the partners, which will range from a minimum of $1,000,000 if the minimum subscription of 40 units is sold, without regard to purchases by our affiliates and us, to a maximum of $8,400,000 if 336 units are sold. In addition, we will make a contribution to the capital of the partnership for our interest as the managing general partner of the partnership in an amount equal to 1% of the total of all capital contributions to the partnership net of organization and offering costs (including commissions). In addition, we and our affiliates may, but we have no obligation to, purchase additional units issued in the partnership at the offering price of $25,000 per unit, net of an amount equal to the organization and offering costs (including commissions) that are allocable to the investor partners’ units. There is no limit on the number of units our affiliates and we may elect to purchase in the partnership.

The determination of the maximum amount of the offering for the partnership is based on a variety of factors including the amount of capital the managing general partner believes may be committed and utilized effectively for the acquisitions of interests and costs of partnership operations within 12 months of the termination of the offering, the price of oil and gas, and general market conditions.

Use of Proceeds

In order to form the partnership, a minimum of 40 units ($1,000,000) must be sold, without regard to purchases by our affiliates and us. The following table presents information regarding the financing of the partnership based upon the sale of 40 units ($1,000,000) and the sale of 336 units ($8,400,000), the minimum and maximum number of units, respectively, that can be sold for the partnership. We will receive a management fee in an amount equal to the difference between 15% of the subscriptions by the investor partners to the partnership, all commissions payable to the broker dealer, and other organization and offering costs. This fee will be payable by the partnership monthly in an amount as we may determine in our discretion until such time as the management fee has been paid in its entirety. The management fee will not be deducted from the capital contributions of the investor partners, but will be paid by the partnership from funds otherwise available for distribution to the partners. If organization and offering costs exceed 7% of the subscription proceeds, we will pay the difference.

	Minimum Subscription (40 Units)		Percent	50% Subscription (168 Units)		Percent	Maximum Subscription (336 Units)		Percent
Total partnership capital	$1,000,000		100%	$4,200,000		100%	$8,400,000		100%
Sale commissions	80,000		8%	336,000		8%	672,000		8%
Other organization and offering costs(1)	60,000	(1)(2)	6%	252,000	(1)(2)	6%	504,000	(1)(2)	6%
Amount available for partnership operations	860,000		86%	3,612,000		86%	7,224,000		86%

(1)	Estimated.
(2)	It is likely that the other organization and offering costs will exceed the above amounts if the minimum or 50% subscription is subscribed. As a result, we would receive only a minimal management fee and would be responsible for paying all other organization and offering costs in excess of 7% of the aggregate investor partner subscriptions.

As the managing general partner, we will have broad discretion in allocating a substantial portion of the proceeds from the offering and selecting properties. See “Proposed Activities.”

Subsequent Sources of Funds

We anticipate that substantially all of the partnership’s initial capital will be committed or expended promptly following the offering of units in the partnership. Any future requirements for additional capital may have to be satisfied from partnership revenues or from borrowings to fund subsequent operations. See “Additional Financing” and “Risk Factors — Special Risks of the Partnership.” Alternatively, the partnership could sell interests in properties owned by the partnership.

PARTICIPATION IN DISTRIBUTIONS, PROFITS, LOSSES, COSTS AND REVENUES

The following table summarizes the participation in the cash distributions and the allocations of certain specific items of income, gain, loss and deduction by the partnership. The columns labeled “Managing General Partner” do not include any allocations made to us based on our ownership of units in the partnership. The allocations may differ from the ratios in the table under certain circumstances described below:

	Units Issued by the Partnership	Managing General Partner
Lease costs	99%	1%
Intangible drilling costs	99%	1%
Completion costs	99%	1%
Partnership cash distributions	89%	11%
Partnership taxable income from operations	See below	See below
Partnership losses from operations	See below	See below

Cash Distributions

We intend to make all cash distributions to the partners. “Distributable cash” means cash remaining after the payment of all partnership obligations and the establishment of contingency reserves for anticipated future costs, as determined by us. There is no assurance that any cash distributions will be made; however, in the event we determine there is distributable cash in the partnership from operations, it will be distributed 89% to the holders of partnership units and 11% to us as managing general partner. See “Participation in Distributions, Profits, Losses, Costs and Revenues — Termination” for a description of distributions upon termination of the partnership. Until proceeds from the offering are invested in the partnership’s operations, distributable cash, if any, will be generated by revenues from the partnership’s short-term investments, and then, distributable cash, if any, will be generated by revenues from partnership operations. See “TERMS OF THE OFFERING; Subscription for Units; Escrow Account.”

Profits and Losses

For purposes of making tax allocations, the partnership’s profits and losses will be computed without regard to the items that will be specially allocated to the investor partners and us (i.e., organization and offering costs, lease costs, intangible drilling costs and well completion costs). If it is determined that the partnership has a net profit for a period for which it is necessary to make allocations for tax purposes, the profit will be allocated: (i) first, to the extent of, in the same proportion as and in reverse order to any losses, if any, that were previously allocated to the unit holders and to us that have not previously been restored by an allocation of profits; and (ii) thereafter, 89% to the holders of units and 11% to us. If it is determined that the partnership has a net loss, the loss will be allocated: (i) first, to the extent of, in the same proportion as and in reverse order to any undistributed profits that were previously allocated to the unit holders and to us that have not previously been offset by an allocation of losses; (ii) second, to the holders of units and to us based on our respective positive adjusted capital account balances; and (iii) thereafter, to us and the additional general partners based upon how the loss is borne pursuant to the partnership agreement.

Administrative and Direct Costs

Based on our affiliates’ experience in sponsoring oil and natural gas partnerships prior to this partnership, we estimate that direct costs and administrative costs allocable to the investor partners for the initial 12 months of the partnership’s operations will be approximately $33,000 if minimum subscriptions ($1,000,000) are received (representing 3.30% of aggregate partnership capital); and approximately $62,000 if maximum subscriptions ($8,400,000) are received (representing .74% of aggregate partnership capital). The managing general partner will bear a percentage of the direct costs and administrative costs equal to its percentage of revenue participation in the partnership. The following table describes the components of these estimated charges to the investor partners during the first year after the partnership is formed, assuming the minimum and maximum subscriptions are obtained. The costs below do not include third party costs paid for interests in properties, engineering, geological and geophysical services provided to the partnership in connection with the review and acquisition of potential prospects. The costs relating to the review and acquisition of potential prospects include fees paid to third party vendors and are allocable to the partnership and one or more other ventures sponsored by us. See “Proposed Activities.”

	Minimum Subscription (40 units)	Maximum Subscription (336 units)
Administrative costs:
Legal	$1,000	$2,000
Accounting	5,000	12,000
Geological	—	—
Secretarial	2,000	6,000
Travel	—	—
Office rent	—	—
Telephone	1,000	2,000
Other	3,000	8,000
Total administrative costs	$12,000	$30,000
Direct costs:
Audit and tax preparation	$17,000	$25,000
Independent engineering reports	3,000	5,000
Engineering	—	—
Materials, supplies and other	1,000	2,000
Total direct costs	$21,000	$32,000

Cash Distribution Policy

Depending on the results and timing of the drilling operations on the partnership’s properties, we anticipate that cash distributions, if any, to the partners will begin approximately 15 months after the offering period for the partnership ends, depending on the timing and results of lease acquisition activities and the results of the drilling operations on the partnership’s wells. Distributions, if any, will be made monthly thereafter. We may, at our discretion, make distributions less frequently. We will review the accounts of the partnership at least monthly for the purpose of determining the distributable cash available for distribution. The ability of the partnership to make or sustain cash distributions will depend upon numerous factors. No assurance can be given that any level of cash distributions to the investor partners will be attained or that any level of cash distributions can be maintained. See “Risk Factors” and “Prior Activities.”

In general, the volume of production from producing wells declines with the passage of time. The cash flow generated by the partnership’s interests in oil and natural gas wells and the amounts available for distribution to the partners from such wells will decline accordingly in the absence of significant increases in the prices that a well operator receives for its respective oil and natural gas production, or significant increases in the production of oil and natural gas from prospects resulting from the successful additional development of such prospects. See “Risk Factors — Risks of Oil and Natural Gas Investments.”

The partnership will distribute funds to you and the other investor partners that we, in our sole discretion, do not believe are necessary for the partnership to retain. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Distributions may be reduced or deferred to the extent partnership revenues are used for any of the following:

•	payment of our management fee;
•	cost overruns;
•	remedial work to improve a well’s producing capability;
•	compensation and fees to us;
•	direct costs and administrative costs of the partnership;
•	repayment of partnership borrowings;

•	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells; or
•	indemnification of us and our affiliates by the partnership for losses or liabilities incurred in connection with the partnership’s activities.

Also, funds will not be advanced or borrowed by the partnership for the purpose of making distributions to investor partners. Any cash distributions from the partnership to us will be made only in conjunction with distributions to investor partners in the partnership and only out of funds properly allocated to our account.

Termination

Upon termination and final liquidation of the partnership, the assets of the partnership will be distributed (i) first, 99% to the unit holders (including us if we purchase units) and 1% to us, but only to the extent that the unit holders and we have not already received distributions from the partnership equal to their and our respective capital contributions to the partnership; and (ii) thereafter, 89% to the unit holders (including us if we purchase units) and 11% to us. However, in the event of dissolution of the partnership, distributions will be made only after due provision has been made for, among other things, payment of all partnership debts and liabilities. If you have a deficit in your capital account, you will not be obligated to restore the deficit.

Amendment of Partnership Allocation Provisions

We are authorized to amend the partnership agreement if, in our sole discretion based on advice from our legal counsel or accountants, an amendment to revise the cost or revenue allocations is required or advisable for the allocations to be recognized for federal income tax purposes either because of the promulgation or amendments of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment to the partnership agreement are required to be made in a manner that would cause the amended partnership agreement to be as consistent as possible with the original allocations described above. We are also authorized to amend the manner in which capital accounts are maintained if we determine that it is necessary or prudent to comply with the applicable Treasury Regulations, provided that it is not likely to have a material effect on the amounts distributable to the partners upon the dissolution of the partnership.

OUR COMPENSATION

The following table summarizes the items of compensation to be received by us from the partnership. Some of the compensation cannot be quantified until the partnership is conducting business.

Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest (excluding any partnership interest resulting from our purchase of units)	11% interest in the partnership
Managing General Partner	Management fee	15% of subscriptions, less sales commissions and all other organization and offering costs (non-recurring) (estimated at $84,000)
Managing General Partner	Direct and administrative costs	Reimbursement at cost
Managing General Partner and its Affiliates	Payment for marketing and other services in connection with operations	Cost or competitive prices

Our “partnership interest,” as described in the table above, refers to our interest as managing general partner, including the 1% interest we will have as the result of our contribution of 1% of the capital of the partnership, but does not include the interest we will have as a result of our purchase of any units. We will contribute 1% of the capital of the partnership and will receive an interest of 11% in the partnership. This 11% interest is not represented by partnership units that may otherwise be sold to investors.This partnership interest does not include any additional interest we may hold as a result of our purchase of units.

In consideration for our services to be rendered as the managing general partner in managing the business of the partnership, we will receive a management fee. The management fee will be an amount equal to the difference between 15% of the subscriptions by the investor partners to the partnership, and all commissions payable to the broker dealer, which in no event will exceed 8% of total subscriptions (a minimum of $80,000 and a maximum of $672,000), and other organization and offering costs, which are estimated to be approximately $504,000, but which in no event will exceed 7% of total subscriptions of the investor partners in the partnership. We will pay 100% of any organization and offering costs, excluding sales commissions, for the partnership that, in the aggregate, exceed 7% of the proceeds from aggregate contributions. In no event will total commissions, organization and offering costs and the management fee exceed an amount greater than 15% of total investor subscriptions.

The management fee will be paid by the partnership from funds which would otherwise be available for distribution to the partners in the partnership, in such monthly amounts as we may determine in our discretion and until such time as the management fee has been paid in its entirety. To the extent that the partnership has insufficient distributable funds during a particular year to fully pay the amount of the management fee, then the amount of such unpaid management fee will be carried forward and payable in the following year. The actual amount of the management fee, if any, cannot be determined until total organization and offering costs for the offering are determined.

We will be reimbursed for direct costs and all documented out-of-pocket expenses incurred on behalf of the partnership in connection with partnership operations, including administrative costs. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Direct costs shall be billed directly to and paid by the partnership to the extent practicable. Administrative costs must be reasonably allocated to the partnership on the basis of assets, revenues, time records or other methods conforming with generally accepted accounting principles. No portion of salaries, benefits, compensation or remuneration of controlling persons shall be reimbursed as administrative costs. Controlling persons include directors, executive officers and those holding 5% or more equity interest in the sponsor or a person having power to direct or cause the direction of the sponsor, whether through the ownership of voting securities, by contract or otherwise. An independent certified public accountant shall audit such allocations annually and provide written attestation annually, to be included as part of the Partnership’s annual report, that the method used to make allocations was consistent with the method described in the prospectus and that the total amount of costs allocated did not materially exceed the amounts incurred by the Managing General Partner. If the Managing General Partner subsequently decides to allocate expenses in a different manner, such change shall be reported to the Partners together with an explanation of why such change was made and the basis used for determining the reasonableness of the new allocation method.

PROPOSED ACTIVITIES

Overview

The partnership will acquire and develop oil and natural gas properties located in the state of Texas. Once the partnership commences operations, it will evaluate for acquisition and development oil and gas properties that include the Barnett Shale formation, the Canyon Sand formation, the Strawn Sand formation, the Austin Chalk formation, the Buda formation or the Woodbine formation as more fully described below. As of the date of this prospectus, we have not yet identified or selected any oil and gas properties for acquisition by the partnership. We will have broad discretion in selecting properties within the formations described below in accordance with our and our affiliates’ evaluation process.

Regardless of the location, we intend to acquire interests in, and participate in drilling operations on, oil and gas development wells, as opposed to exploratory wells. A “development well” is a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive. An “exploratory well” is a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect. We also intend for the partnership to acquire interests in wells in areas where natural gas pipelines and oil markets are in place.

The actual number, identity and percentage of interests in the oil and gas undeveloped properties to be acquired by the partnership will depend upon, among other things, the total amount of capital contributions to the partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by federal and state departments or agencies, agreements with other working interest owners in properties, and continuing review of other properties that may be available. If the partnership receives subscriptions for the maximum number of units (336) with aggregate proceeds of $8,400,000, then the partnership is expected to acquire the majority of the working interests in two to five drilling prospects, depending on the acquisition costs and anticipated development costs of the prospects. In contrast, if the partnership receives subscriptions for the minimum number of units (40) with aggregate proceeds of $1,000,000, then the partnership will likely be able to acquire working interests in only one to two drilling prospects.

The due diligence and evaluation process for selecting undeveloped properties for acquisition by the partnership involves analyzing each potential acquisition’s lease structures and defined development timelines, operator capitalization and drilling strategies, and each property’s proximity to pipeline and/or transportation infrastructure to ensure that the resources produced can be brought to market without undue delay.Project evaluation methods will vary depending on the project being examined. In general, with blanket deposits like the Barnett Shale and Austin Chalk, our affiliate, Crown Exploration II, will evaluate the offset production, which entails analysis of various data relating to surrounding wells, including, but not limited to, initial daily production rates, current daily production rates, and the total production to date. Because blanket deposits, like the Barnett Shale and Austin Chalk, have little structural and thickness variation between wells, the geological interpretation of wells in close proximity can be applied to the prospect being considered. Generally, if the prospect is located in or near a group of wells with significant production from a blanket deposit, it is more likely that the prospect well has a reasonable opportunity to encounter a substantial reservoir. Likewise, drilling in an area of predominantly non- or poorly producing wells reduces the likelihood of locating a substantial reservoir.

The project evaluation method for conventional reservoirs, like the Canyon, Strawn, and Woodbine, will be similar to the evaluation method utilized in the blanket reservoirs. Initially, production data for wells in proximity to a prospect will be analyzed to determine whether the initial daily production rates, currently daily production rates, and the total production meet the partnership’s criteria. Once an area is deemed to satisfy the production evaluation criteria, the primary zone of interest will be identified. The electrical logs of the area wells will be obtained and evaluated to assist in selecting a particular prospect for possible acquisition.

Oil and gas properties will be acquired pursuant to an arrangement in which the partnership will acquire part of the working interest. For purposes of this prospectus, a working interest includes any interest, however it is referred to, which is subject to some portion of the costs of development, operation or maintenance. This working interest will be subject to landowners’ royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts. The partnership agreement prohibits us or any of our affiliates from acquiring or retaining any overriding royalty interest in the partnership’s interest in the properties, that is, any royalty interest which would be paid out of the partnership’s working interest. The partnership will generally acquire less than 100% of the working interest in each well in which it participates. In order to comply with certain conditions for the treatment of additional general partners’ interests in the partnership as not passive activities, and not subject the additional general partners to limitation on the deduction of partnership losses attributable to such additional general partners to income from passive activities, we have represented that the partnership will acquire and hold only operating mineral interests and that none of the partnership’s revenues will be from non-working interests. We, for our sole benefit, may sell or otherwise dispose of prospect interests not acquired by the partnership or may retain a working interest in properties and participate in the drilling and development of the property on the same basis as the partnership.

In acquiring interests in oil and gas leases, the partnership may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. For purposes of this prospectus, the term “lease” means any full or partial interest in:

•	undeveloped oil and natural gas leases;
•	oil and natural gas mineral rights;
•	licenses;
•	concessions;
•	contracts;
•	fee rights; or
•	other rights authorizing the owner to drill for, reduce to possession and produce oil and natural gas.

We may acquire the leases and interests in the leases to be developed by the partnership on behalf of the partnership. All leases that we transfer to the partnership will be transferred at our cost, unless we have reason to believe that such cost is materially more than the fair market value of such property, in which case the price will not exceed the fair market value of the property. We will obtain an appraisal from a qualified independent expert with respect to sales of our properties and those of our affiliates to the partnership that were not originally acquired by us on behalf of the partnership.

Oil and Gas in Texas

Texas is the leading crude oil and natural gas producing states accounting for 21.7% of crude oil production and 32.6% of natural gas production in the U.S. in 2009, according to the U.S. Energy Information Administration. Texas crude oil reserves of 4.555 billion barrels represented almost one-fourth of the total reserves in the U.S. in 2008, and Texas natural gas reserves of 77.55 billion cubic feet accounted for more than three-tenths of total natural gas reserves in the U.S. In addition to reserves, Texas has an expansive infrastructure to refine and transport oil and natural gas. There were twenty-seven petroleum refineries in Texas that can refine more than 4.7 million barrels of crude oil per day, which accounted for more than one-fourth of total U.S. refining capacity in 2009. An expansive interstate network of natural gas pipelines connects Texas to markets from coast to coast, and Texas has more natural gas market hubs than any other state.

The Barnett Shale Formation.  We will review and analyze oil and gas properties within the Barnett Shale formation in Texas for possible acquisition and development by the partnership. The Barnett Shale is among the most significant onshore natural gas fields in North America, the largest in Texas, accounting for approximately 23% of Texas’ natural gas production in 2008 and represents the most developed shale play in the U.S. The Barnett Shale is a Mississippian-age shale located within the Fort Worth Basin across 23 counties of north-central Texas, covering approximately 5,000 square miles. The shale principally occurs at depths of 6,500 feet to 8,500 feet and is bounded by limestone formations both above (Marble Falls) and below (Viola) the shale.

As of May 10, 2010 more than 13,000 wells had been drilled in the Barnett Shale, making it the most prominent shale gas play in the U.S. As of December 31, 2009, the Barnett Shale had produced more than 7.0

Tcf of natural gas since 1993. During the nine months ended September 30, 2009 there were more than 230 operators active in the play. As of December 31, 2009, approximately half of all of the shale gas in the U.S. was being produced from the Barnett Shale, and it is expected to continue to be an area of active, widespread drilling. Drilling activity in the Barnett Shale region increased sharply from 2004, when the Railroad Commission of Texas issued 1,112 drilling permits, through 2008, when it issued 4,145 permits. However, because of weak economic and natural gas market fundamentals, the number of drilling permits issued in the area in 2009 decreased substantially.

Modern drilling and completion technologies, such as horizontal drilling and large-volume hydraulic fracturing, were first tested and proved commercial in the Barnett Shale. While producers continue to expand their drilling operations in the Barnett Shale, developers are expected to focus more on infill drilling going forward in order to maximize the amount of natural gas recovered from existing leases.We will evaluate prospects within the Barnett Shale formation located in Wise, Tarrant, Johnson and Ellis counties in Texas for possible acquisition and development by the partnership.

The Canyon Sand and Strawn Sand Formations.  We will review and analyze oil and gas properties encompassing the Canyon Sand and Strawn Sand formations located in an area consisting of approximately 15 square miles in eastern Irion County, Texas. The Canyon Sand formation has previously produced over 1 million barrels of oil since its discovery in the 1960’s. The Canyon Sand formation is present at a depth of 6,500 feet and is a northeast to southwest trending channel system with an average reservoir thickness of 20-30 feet. The original field is mature and most wells are not producing and are plugged. The availability of electric logs for the area provides favorable well control so that the reservoir can be mapped more accurately and also allows additional wells to be drilled to produce remaining oil reserves. This type of venture is called “infield drilling”, which has less geological risk than a wildcat or field extension. Unlike the Barnett Shale, this area is being drilled with vertical wells and does not require horizontal drilling technology. The vertical wells are significantly less expensive than drilling horizontal wells and permits low cost development in proven areas.

In addition to the Canyon Sand, the deeper Strawn Sand is located at a depth of 6,700 feet in eastern Irion County, Texas below the Canyon Sand. The Strawn Sand consists of several separate sands with an average thickness of 10 feet. This Strawn Sand was an overlooked pay during previous development of this area since most operators stopped drilling once they penetrated the Canyon Sand.

The Austin Chalk Formation.  We will also review oil and gas properties encompassing the Austin Chalk formation. The Austin Chalk formation is a carbonate sequence approximately 160 feet in thickness that stretches from southwest Texas to east Texas, coveringapproximately twenty counties. Development began with vertical wells in the 1980’s. Results were mixed due to the inability to locate and hit fractures with a vertical well. However, the horizontal drilling that began in the 1990’s enabled the fractures to be intersected numerous times within a single lateral. This advancement improved the results of the Austin Chalk. Currently, 4,600 horizontal wells are producing from the Austin Chalk in Texas. This is a blanket deposit formation with numerous vertical fractures. All Austin Chalk production in Robertson County is situated along the southern edge of the county. As of February 2010, approximately 89 horizontal wells have produced approximately 16.1 million barrels of oil since horizontal wells were first used in the Austin Chalk formation. Operators in this area re-stimulate the wells about every five years and it increases production.

Below the Austin Chalk formation is a potential secondary objective, the Buda formation. The Buda formation is approximately 100 feet in thickness. This is a potential secondary objective, depending on the drilling design of the well and costs at the time of drilling.

The Woodbine Formation.  The Woodbine formation is a sand deposit that is present throughout portions of east Texas covering 140,000 acres in parts of Gregg, Rusk, Upshur, Smith, and Cherokee counties. This formation extends from the East Texas Field, which, historically, is one of the largest fields in the continental United States, to smaller fields further north of the East Texas Field. The smaller fields further north have well defined field boundaries and are generally water-drive reservoirs. Although some of the fields have ceased to produce due to encroachment of water from structurally down-dip limits, based on mapping of the area, several potential locations can be drilled in an updip structural position and have potential to encounter commercial oil wells.

Title to Properties

We will assign, or cause to be assigned, the partnership’s interest in any properties acquired by it directly to the partnership. However, under certain circumstances, title to partnership properties will be held by us on the partnership’s behalf. In other instances, title may not be transferred to us or the partnership until after a well has been completed. See “Risk Factors — Risks of Oil and Natural Gas Investments — Delays in the transfer of title to the partnership could place the partnership at risk.” Leases acquired by the partnership will initially and temporarily be held in our name for the benefit of the partnership to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the leases are being held for the benefit of the partnership and that the leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the partnership from the claims of our creditors.

Investor partners must rely on us to use our best judgment to obtain appropriate title to leases. Provisions of the partnership agreement relieve us from any mistakes of judgment with respect to the waiver of title defects. We will take such steps as we deem necessary to assure that title to leases is acceptable for purposes of the partnership. We are free, however, to use our judgment in waiving title requirements and will not be liable for any failure of title to leases transferred to the partnership. Further, neither our affiliates nor we will make any warranties as to the validity or merchantability of titles to any leases to be acquired by the partnership.

Drilling and Completion Phase

The partnership will enter into operating agreements with unaffiliated third-party operators engaged to conduct and direct and have full control of all operations on the partnership’s oil and gas properties. As the managing general partner of the partnership, we will select the operators for the oil and gas properties in which the partnership acquires a majority of the working interests. The partnership may acquire a less than 50% working interest in a well or property. When it acquires a minority interest in a well, the partnership will not control the selection of the operator or be able to direct operations under the terms of the applicable operating agreement. The operators’ duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the prospect is located. The partnership will pay its allocable share of drilling and completion costs of the operators as incurred, except that we are permitted to make advance payments to an operator when dictated by valid business reasons. If drilling costs are prepaid, the operators under the terms of the operating agreements will not refund any portion of amounts paid in the event actual costs are less than amounts paid, but will apply any such amounts solely for payment of additional drilling services to the partnership. If an operator determines that the well is not likely to produce oil and/or gas in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations. The operating agreements will likely be based upon the American Association of Petroleum Landsmen Form 610-1989. Generally, under operating agreements based on this form, the operator may be removed for good cause by the affirmative vote of non-operators owning a majority of the working interest (after excluding the respective operator’s interest).The operating agreements will likely include the accounting procedures for joint operations issued by the Council of Petroleum Accountants Societies of North America. An operator could retain working interest in a well on which it is the operator. An operator’s working interests could be carried by the partnership as part of its compensation. In other words, the partnership could pay the drilling and completion costs allocable to the operators’ working interests in the applicable well. The partnership would not be responsible for paying the operators’ subsequent marketing and operating costs allocable to their working interests in the well. Because the operators will be conducting the oil and gas operations on properties held by the partnership, the partnership will utilize subscription proceeds to pay the operator for drilling and completion operations.

Though no operators have been engaged by us or the partnership, our affiliate, Crown Exploration II, has employed certain operators in the past, and the partnership may engage one or more of these operators depending on the properties acquired and negotiation of operating agreements. Western Chief Operating, LLC, headquartered in Graham, Texas, has operated wells for our affiliates during the past 10 years. Trans Texas Energy Group, LLC, headquartered in Mineral Wells, Texas, has served as an operator for our affiliates. Each of the two principals in Trans Texas has in excess of 30 years of experience in operations, drilling and completion of oil and gas wells. Arden Energy Partners, Inc., headquartered in San Angelo, Texas, has served as operator for our affiliates. Each principal in Arden Energy has over 30 years of expertise in operations, drilling, and completion of wells.

After drilling, the operators will complete each well deemed by it to be capable of production of oil or natural gas in commercial quantities. With respect to those prospects as to which the partnership owns less than a 50% working interest, if any, it is probable that the majority owner of such prospects will select the operator for the wells drilled on such prospects. We will monitor the performance and activities of any operator, participate as the partnership’s representative in decision-making with regard to the partnership’s activities, and otherwise represent the partnership with regard to the activities of the partnership.

Production Phase of Operations

General.  Once the partnership’s wells are “completed” such that all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline, production operations will commence. We will be responsible for ensuring the sale of the partnership’s oil and natural gas production. We anticipate that we will enter into arrangements with the operators of the partnership’s wells providing that the operator of each well will market and sell the partnership’s oil and gas, if any. Regardless, we will be responsible for ensuring that the oil and natural gas produced from the partnership’s wells are sold on a competitive basis at the best available terms and prices. Domestic sales of oil will be at fair market prices. We will not make any commitment of future production that does not primarily benefit the partnership. The natural gas, if any, produced from partnership wells will be sold at spot market or negotiated prices domestically, based upon a number of factors, such as the quality of the gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission (“FERC”). See “Competition, Markets and Regulation.”

Oil or natural gas production from partnership wells will be sold to marketers, refineries, industrial users, interstate pipelines or local utilities. Revenues from the partnership’s production will be received directly from these parties or paid to the operator of a prospect who will disburse to the partnership its percentage share of the revenues.

Expenditure of Production Revenues.  The partnership’s share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties held by unaffiliated third parties, monthly operating charges, and other operating costs. These items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. We intend to deduct operating expenses from the production revenue for the corresponding period.

Distributions to Investor Partners.  Once a partnership well commences production and cash, if any, is available for distributions, we, as the managing general partner, will make a determination to commence distributions to investor partners. We anticipate that cash distributions to the partners will begin approximately 15 months after the offering period for the partnership ends, depending on the timing and results of the lease acquisition activities and the results of drilling operations on the partnership’s wells. Distributions, if any, will be made on a monthly basis, though the managing general partner may withhold distributions for the purpose of funding partnership operations. You should be aware that the amount of any distributions will decrease over time due to the declining rate of production from wells. Changes in oil and natural gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See Participation in Distributions, Profits, Losses, Costs and Revenues,” “Risk Factors,” “Prior Activities,” and “Material Federal Income Tax Consequences — Intangible Drilling Costs,” “— Depletion,” “— Partnership Distributions,” and “— Allocations.”

The attainment of the partnership’s business objectives, including the generation of revenue from partnership operations, the distribution of cash to the partners and the provision of tax benefits, will depend upon many factors, including:

•	the drilling and completion of wells in an economical manner;
•	the successful management of prospects;
•	the level of oil and natural gas prices in the future;

•	the degree of governmental regulation over the production and sale of oil and natural gas;
•	the future economic conditions in the United States and throughout the world; and
•	changes in the federal tax laws that currently apply to exploring for and producing oil and gas in partnership form.

Accordingly, there can be no assurance that the partnership will achieve its business objectives.

Many of the activities and policies of the partnership discussed throughout this section and elsewhere in the prospectus are defined in and governed by the partnership agreement, including:

•	the amount of our capital contribution to the partnership;
•	borrowing policies;
•	voting rights of investor partners;
•	the term of the partnership; and
•	our compensation as managing general partner.

Other policies and restrictions upon our activities and the activities of the partnership are not contained in the partnership agreement, but instead reflect our current intention and are subject to change at our discretion. For these activities, in making a change, we will utilize our reasonable business judgment as managing general partner of the partnership and will exercise judgment consistent with our obligations as a fiduciary to the investor partners.

Insurance

We will carry blowout, pollution, public liability and workmen’s compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each unit held by the additional general partners represents an open-ended liability for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. that may result in unanticipated additional liability materially in excess of the per unit subscription amount.

We will obtain various insurance policies, as described below, and intend to maintain such policies subject to our analysis of their premium costs, coverage and other factors. In the exercise of our fiduciary duty as managing general partner, we will obtain insurance on behalf of the partnership to provide the partnership with coverage we believe is sufficient to protect the investor partners against the foreseeable risks of drilling and production. We will review the partnership’s insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. We will obtain and maintain insurance coverage for the partnership equal to the lesser of $17,000,000 or twice the capitalization of the partnership, provided that in no event will the partnership maintain public liability insurance of less than $10,000,000. Subject to the foregoing, we may, in our sole discretion, increase or decrease the policy limits and types of insurance from time to time as we deem appropriate under the circumstances, which may vary materially. We are the beneficiary under each policy and pay the premiums for each policy. The following types and amounts of insurance are expected to be maintained:

•	General liability insurance, including bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;
•	Energy exploration and development liability (including well control, environmental and pollution liability) insurance coverage with limits of not less than $5,000,000 for land wells and $10,000,000 for wet wells;
•	Umbrella liability insurance (excess of the general liability) with a limit of $17,000,000;
•	Our affiliate, Crown Exploration II, will maintain:
•	Workmen’s compensation insurance in full compliance with the laws of the State of Texas, which will also be obtained for any other jurisdictions where the partnership conducts its business; and
•	Employer’s liability insurance with a limit of not less than $1,000,000.

We will notify all additional general partners of the partnership at least 30 days prior to any material change in the amount of the partnership’s insurance coverage. Within this 30-day period, additional general partners have the right to convert their units into units of limited partnership interest by giving us written notice. Additional general partners will have limited liability as a limited partner for any partnership operations conducted after their conversion date, effective upon the filing of an amendment to the Certificate of Formation of the partnership. At any time during this 30-day period, upon receipt of the required written notice from the additional general partner of its intent to convert, we will amend the partnership agreement and will file the amendment with the State of Texas prior to the effective date of the change in insurance coverage. This amendment to the partnership agreement will effect the conversion of the interest of the additional general partner to that of a limited partner. Effecting conversion is subject to the express requirement that the conversion will not cause a termination of the partnership for federal income tax purposes. However, even after an election of conversion, an additional general partner will continue to have unlimited liability regarding partnership activities while it was an additional general partner. See “Terms of the Offering.”

COMPETITION, MARKETS AND REGULATION

Competition

There are many companies and individuals engaged in the purchase and sale of producing oil and natural gas properties. Accordingly, we will encounter strong competition from independent operators and major oil companies in acquiring properties that meet our acquisition criteria and disposing of properties that no longer meet our criteria. Many of these companies have financial and technical resources and staffs considerably larger than those available to us.

The national supply of natural gas is widely diversified. As a result of deregulation of the natural gas industry by U.S. Congress and the FERC, natural gas prices are generally determined by competitive forces. Prices of crude oil, condensate and natural gas liquids are not currently regulated and are generally determined by competitive forces.

Markets

The marketing of any oil and natural gas produced by the wells in which the partnership will own interests will be affected by a number of factors that are beyond our control and whose exact effect cannot be accurately predicted. These factors include:

•	the amount of crude oil and natural gas imports;
•	the availability and cost of adequate pipeline and other transportation facilities;
•	the success of efforts to market competitive fuels, such as coal and nuclear energy;
•	the effect of federal and state regulation of production, refining, transportation and sales of oil and natural gas; and
•	other matters affecting the availability of a ready market, such as fluctuating supply and demand.

The supply and demand balance of crude oil and natural gas in world markets has caused significant variations in the prices of these products over recent years. The North American Free Trade Agreement eliminated trade and investment barriers in the United States, Canada and Mexico, resulting in increased foreign competition for domestic natural gas production. New pipeline projects recently approved by, or presently pending before, FERC, as well as nondiscriminatory access requirements, could further substantially increase the availability of gas imports to certain U.S. markets. These imports could have an adverse effect on both the price and volume of gas sales from wells in which the partnership owns an interest.

Members of the OPEC establish prices and production quotas for petroleum products from time to time with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. We are unable to predict what effect, if any, those actions will have on the amount of or the prices received for oil produced and sold from the wells in which the partnership owns an interest.

In several initiatives, FERC has required pipelines to develop electronic communication and to provide standardized access via the Internet to information concerning capacity and prices on a nationwide basis, so as to create a national market. Parallel developments toward an electronic marketplace for electric power, mandated by FERC, are serving to create multi-national markets for energy products generally. These systems will allow rapid consummation of natural gas transactions. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve their reliability.

The demand for natural gas in domestic markets fluctuates from year-to-year and even from season-to-season due to economic factors, weather, conservation, fluctuating prices for alternative energy sources and other factors. This fluctuating demand has been reflected on the production side by increased competitive pressure. Occasionally pipeline companies reduce their takes from producers below the amount that, by contract, the companies are obligated to take or pay for. Pipeline companies have also claimed that conditions of force majeure or commercial impracticability have relieved them of contractual obligations relating to pricing and takes of natural gas. In order to sell their production, many producers, at times, have accepted prices on the spot market that are lower than those contained in their contracts. In addition, the fluctuation of demand has forced many pipeline companies to reduce or cease their purchases of new natural gas.

In view of the many uncertainties affecting the supply and demand for oil, natural gas and refined petroleum products, it is not possible to predict future oil and natural gas prices or the overall effect, if any, that a decline in demand for or an oversupply of such products will have on you or the partnership.

Regulation

Operations regarding the partnership properties will be affected from time to time in varying degrees by domestic and foreign political developments, federal laws and the laws of the states in which the properties are to be located.

Production.  Various agencies of the state of Texas, including the Railroad Commission of Texas, regulate aspects of the production of oil and natural gas, setting allowable rates of production and otherwise controlling the conduct of oil and natural gas operations. Among the ways that the state of Texas controls production is through regulations that establish the spacing of wells or limit the number of days in a given month during which a well can produce.

Environmental.  Operations regarding the partnership properties will also be subject to environmental protection regulations established by federal, state, and local agencies that in turn may necessitate significant capital outlays that would materially affect the operations of the partnership’s interests in the properties. These regulations, enacted to protect against waste, conserve natural resources and prevent pollution, could necessitate spending funds on environmental protection measures, rather than on production operations.

Natural Gas Transportation and Pricing.  FERC regulates the rates for interstate transportation of natural gas as well as the terms for access to natural gas pipeline capacity. Pursuant to the Wellhead Decontrol Act of 1989, however, FERC may not regulate the price of gas. Deregulated gas production may be sold at market prices determined by supply and demand, Btu content, pressure, location of wells and other factors. We anticipate that all of the gas produced by the wells in which the partnership owns interests will be considered price decontrolled gas and that the gas will be sold at fair market value.

Future Regulation.  From time to time, legislative proposals are considered in U.S. Congress and in the legislatures of various states, which, if enacted, might significantly and adversely affect the petroleum and natural gas industries. Such proposals involve, among other things, the imposition of price controls on all categories of natural gas production, the imposition of land use controls, such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas, as well as other measures. In addition, there are proposals in the U.S. Congress to, among other things, limit the disposal of waste water from wells and to impose federal laws on hydraulic fracturing of wells. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by U.S. Congress or the various state legislatures and what effect, if any, such proposals will have on the operations of wells in which interests are owned.

No prediction can be made as to what additional federal, state or local legislation or regulations may be proposed, if any, affecting the competitive status of an oil and gas producer, restricting the prices at which a producer may sell its oil and/or gas, or the market demand for oil and/or gas, nor can it be predicted which proposals, including those presently under consideration, if any, might be enacted, nor when any such proposals, if enacted, might become effective.

On December 19, 2007, President Bush signed into law the Energy Independence and Security Act (“EISA”), a law targeted at reducing national demand for oil and increasing the supply of alternative fuel sources. While we do not anticipate that EISA will directly impact the partnership’s operations or cost of doing business, its impact on the oil and gas industry in general is uncertain.

The Kyoto Protocol to the United Nations Framework Convention on Climate Change (the “Protocol”) became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as greenhouse gases that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol. However, the U.S. Congress is considering proposed legislation directed at reducing greenhouse gas emissions. In addition, there has been support in various regions of the country for legislation that requires reductions in greenhouse gas emissions, and some states have adopted legislation addressing greenhouse gas emissions from various sources, primarily power plants. The natural gas and oil industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact the operations on partnership wells. At this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact the partnership’s business.

The preceding discussion of regulation of the oil and natural gas industry is not intended to constitute a complete discussion of the various statutes, rules, regulations or governmental orders to which well operations may be subject.

MANAGEMENT

General

We are a Texas limited partnership formed in 2001 for the purpose of owning and leasing property, among other things. We are an affiliate of Crown Onshore, which was organized in 1997 to engage in oil and gas exploration and development activities. Since 1997, Crown Onshore, along with its affiliated entities, Crown Exploration, Ltd. and Crown Exploration II, Ltd., has been engaged continuously in the business of exploring for, developing and producing oil and natural gas within the continental United States through joint ventures it has formed.

Under the partnership agreement, we will be expressly authorized to manage the partnership, and will have authority to act on behalf of the partnership in significant matters affecting its business and affairs. Under the partnership agreement, partner investors will have no participation in any of the day-to-day business operations of the partnership. As the managing general partner, we will be responsible for collecting revenues, making distributions to investor partners, delivering reports and supervising the operation of the oil and natural gas wells in which the partnership acquires interests.

Our officers will supervise performance of our duties under the partnership agreement. Our officers are also officers and employees of Crown Exploration II, Ltd. (“Crown Exploration II”), and Crown Exploration II will provide services to us in our performance of partnership duties. Shawn Grisham, our president, oversees all aspects of property acquisition and development. Crown Exploration II employs an in-house geologist to identify and evaluate prospects with a focus on opportunities within proven producing areas. Prospects are identified and evaluated by the in-house geologist through utilization of a variety of analytical and evaluation methods. We also may retain subcontractors and consulting companies. These may include geologists, geophysicists, petrophysicists, reservoir engineers, landmen, surveyors, legal experts and other specialists with expertise in the development and day to day operations associated with petroleum and natural gas production.

If the maximum amount of capital is subscribed in the partnership, then we intend for the partnership to acquire a majority working interest in the properties acquired by it, enabling the partnership to make decisions regarding who will act as operator for any wells in which the partnership has an interest. In the event only the minimum amount of capital in the partnership is subscribed, the choice of who will act as operator may be made by parties owning a greater percentage of the particular property’s working and other interests. Neither we nor any of our affiliates will serve as operator for any of the properties in which the partnership has an interest.

As of the date of this prospectus, Crown Exploration II has 11 full-time employees and on-going relationships with one consulting engineer and engage several contract field personnel. Those individuals will likely be providing services to us. Crown Exploration Partners, Ltd. has two officers who are also officers and employees of Crown Exploration II:

Shawn M. Grisham, 43, has been the President of Crown Exploration Partners, Ltd., which will be the managing general partner of the partnership, since December 2001, the Chairman of the Board of Directors of Crown Onshore Exploration, Inc., the general partner of Crown Exploration II, Ltd., since February 1997, and a founder of Crown Exploration II, Ltd since its inception in October 2008. He graduated from Texas Tech University in 1988 where he received a Bachelor of Business Administration degree in Finance. Mr. Grisham also holds, but which are currently inactive, Series 7, 63 and 39 licenses from the Financial Industry Regulatory Authority. Since February 1997, Mr. Grisham has served as President of the managing partner for 73 partnerships that have participated in the drilling of approximately 150 wells. In 2002, Mr. Grisham founded Texas Securities, Inc., and served as its President until August 2010.

Randal F. Smith, 53, is the Chief Financial Officer of Crown Exploration Partners, Ltd. and Crown Exploration II, Ltd. and has been employed by Crown Exploration II, Ltd. and its predecessor, Crown Exploration, Ltd. since November 2002. Mr. Smith became Chief Financial Officer of Crown Exploration II, Ltd. in October 2009, and prior to that, Mr. Smith served as Controller. Mr. Smith received a B.B.A. degree in Accounting from Midwestern State University in 1979, and is a Texas Certified Public Accountant. Mr. Smith

also holds Series 28 and 63 licenses from the National Association of Securities Dealers, Inc. Mr. Smith has worked in public accounting as an employee and an accounting firm partner and owner, and has worked in the oil and gas industry since 1977.

Olen Wilson, 51, is the Staff Geologist and Project Manager of Crown Exploration II, Ltd. and has been employed by Crown Exploration II, Ltd. since February 2006. Mr. Wilson received a B.S. degree in Geology from West Texas State University in 1980, and is a Certified Petroleum Geologist and a member of the American Association of Petroleum Geologists Board of Professional Geoscientists. From November 1984 to January 2001, Mr. Wilson served as an independent geologist on various oil and gas projects primarily in northwest Oklahoma and the Texas Panhandle region of the Anadarko Basin. From January 2001 to October 2005, Mr. Wilson served as project manager for the Llano Group, LLC in Amarillo, Texas and was primarily responsible for supervising drilling and completions.

Shane B. Shanafelt, 40, has been the Chief Executive Officer and a director of Crown Onshore Exploration, Inc. since February 1997, the Chief Executive Officer and founder of Crown Exploration, Ltd. since its inception in April 2001, and the Chief Executive Officer of Crown Exploration II, Ltd since October 2008. Mr. Shanafelt has also been employed by Texas Securities, Inc. as Field Liaison since January 2002. Mr. Shanafelt attended Texas Tech University majoring in business. Mr. Shanafelt holds Series 22 and 63 licenses from the Financial Industry Regulatory Authority. Since February 1997, Mr. Shanafelt has served as the Chief Executive Officer of the managing partner for 73 partnerships that have participated in the drilling of approximately 150 wells.

Ownership of Crown Exploration Partners, Ltd.

The following table contains information regarding the ownership interests in Crown Exploration Partners, Ltd. that are owned by each person who owns beneficially 5% or more of the outstanding interests, by all members individually, and by all members and executive officers of Crown Exploration Partners, Ltd. as a group.

Name and Address	Percent of Class
Petro Share Management, LLC (sole general partner) c/o Crown Exploration II, Ltd. 4024 Nazarene Drive Carrollton, Texas 75010	1%
Shanafelt Family Irrevocable Trust c/o Crown Exploration II, Ltd. 4024 Nazarene Drive Carrollton, Texas 75010	29.7%
Shawn and Danice Grisham Irrevocable Trust c/o Crown Exploration II, Ltd. 4024 Nazarene Drive Carrollton, Texas 75010	69.3%
Members and executive officers as a group (3 persons)	100%

Set forth below is an organizational diagram of Crown Exploration Partners, Ltd. and its affiliates. Also included is an organizational diagram of Crown Exploration II, Ltd.

Organizational Diagram of Crown Exploration Partners, Ltd. and Crown Exploration II, Ltd.

Compensation

None of our officers, managers, directors or employees will receive any direct remuneration or other compensation from the revenues generated by properties owned by the partnership.

Legal Proceedings

We are currently not subject to any legal proceedings. From time to time, we may become subject to legal proceedings and claims that arise in the ordinary course of its business. On or about August 8, 2000, Pennsylvania issued a Summary Order to Cease and Desist, without notice, to Crown Onshore, Crown-Cadena Joint Venture, Shawn M. Grisham and Jeff Goerges. The Order prohibits various persons, including Mr. Grisham, the president of Crown Onshore, the general partner of the managing venturer, from offering and selling securities in Pennsylvania without compliance with the registration provisions of the Pennsylvania Securities Act or an exemption therefrom, and further prohibits such persons from offering and selling securities without being registered as a broker under the Pennsylvania statute. Mr. Grisham is presently registered in the state of Pennsylvania.

Transactions with Management and Affiliates

The partnership’s policies and procedures for reviewing, approving or ratifying related party transactions with the managing general partner are set forth in the partnership agreement, and the material terms of those policies and procedures are discussed in greater detail in “Conflicts of Interest.” In this regard, the partnership considers related party transactions to be certain transactions between the partnership and the managing general partner or its affiliates as identified in the partnership agreement. Section 5.7 “Certain Transactions” of the partnership agreement addresses transactions between the partnership and the managing general partner and its affiliates. Those include the following:

•	the transfer of leases from the managing general partner to the partnership concerning the amount of acreage that must be transferred in the prospect to the partnership, including the transfer of an equal proportionate interest;
•	the possible subsequent enlargement of the prospect;
•	the transfer to the partnership of less than the managing general partner’s and its affiliates’ entire interest in the prospect;
•	the limitations on sale of undeveloped and developed leases by the partnership to the managing general partner;
•	the limitations on activities of the managing general partner and its affiliates on leases acquired by the partnership;
•	the transfer of leases between affiliated limited partnerships;
•	the sale of all of the partnership’s assets;
•	the providing of services to the partnership by the managing general partner and its affiliates at competitive rates;
•	loans from the managing general partner to the partnership and the prohibition of loans from the partnership to the managing general partner or its affiliates;
•	farmouts to and from the managing general partner and the partnership;
•	commitments of the partnership’s future production;
•	advance payments from the partnership to the managing general partner;
•	the partnership participating in other partnerships;
•	the requirement that transactions between the partnership and the managing general partner must be fair and reasonable;
•	roll-up limitations, see “Conflicts of Interest” for a more complete discussion; and

•	the compensation and reimbursement of expenses to be paid by the partnership to the managing general partner and its affiliates, see “Our Compensation” for a more complete discussion.

Our officers are responsible for applying the partnership’s policies and procedures set forth in the partnership agreement with respect to transactions between the partnership and us and our affiliates, just as they are responsible for applying all of the other provisions of the partnership agreement.

CONFLICTS OF INTEREST

Our interests and the interests of our affiliates differ in certain respects from those of the partnership and the investor partners. You should recognize that relationships and transactions of the kinds described below involve inherent conflicts between our interests, our affiliates’ interests and the interests of the partnership, and that the risk exists that such conflicts will not always be resolved in a manner that favors the partnership.

Our Prior and Future Partnerships.  We and our affiliates expect to organize and manage oil and natural gas drilling partnerships in the future that will have substantially the same investment objectives as the partnership. Our affiliates and we currently manage other drilling partnerships for investors and operate oil and natural gas properties for investors in such other drilling partnerships. We will decide whether a prospect will be retained or acquired for the account of the partnership or for other drilling partnerships that our affiliates or we may presently manage or manage in the future. As a result, the partnership will compete with such other partnerships for suitable prospects, equipment, contractors and personnel.

To resolve conflicts, we will initially examine the funds available to each partnership and the time limitations on the investment of such funds to determine whether the partnership or another partnership should acquire a potential prospect. We believe that the possibility of conflicts of interest between the partnership and prior partnerships is minimized by the fact that substantially all the funds available to prior drilling partnerships in which we or an affiliate of ours serves as general partner have been committed to a specific drilling project.

Our Fiduciary Responsibility.  We are a fiduciary and have a duty to exercise good faith and to deal fairly with the investor partners in handling the partnership’s affairs. We will owe such a duty to other partnerships we may manage in the future. Because we must deal fairly with the investors in all of our partnerships, if conflicts between the interest of the partnership and such other partnerships do arise, they may not in every instance be resolved to the maximum advantage of the partnership, and our actions could fall short of the full exercise of our fiduciary duty to each partnership. In the event we breach our fiduciary duty, you would be entitled to an accounting and to recover any economic losses caused by such breach only after either proving a breach in court or reaching a settlement with us.

Property Transactions — Acquisitions from Our Affiliates and Us.  The partnership agreement permits sales of prospects to the partnership by our affiliates or us. These sales may be from existing inventory we hold at the time the partnership is acquiring prospects. In order to minimize conflicts of interest, however, the partnership agreement places certain restrictions on the pricing and terms of these transactions. Our or our affiliates’ cost will be the purchase price in any purchase of an interest in a prospect (or of any other property) from our affiliates or us. Further, if the seller has reasonable grounds to believe that the fair market value of any property is less than the seller’s cost, the sale must be made at a price of not more than its fair market value.

Neither our affiliates nor we may sell an interest in a prospect to the partnership unless the partnership acquires an equal proportionate interest in all leases comprising the prospect owned by our affiliates or us.

The partnership agreement prohibits the sale to the partnership of less than all of our or our affiliates’ interest in any prospect unless:

•	the interest retained by our affiliates or us is a proportionate working interest;
•	our obligations and those of the partnership or our affiliates are substantially the same immediately after the sale of the interest; and
•	our or our affiliates’ interest in revenues does not exceed an amount proportionate to the retained working interest.

Neither our affiliates nor we are permitted to retain any overriding royalty interests or other burdens on lease interests conveyed to the partnership.

If we determine that less than all of our or our affiliates’ interest in a prospect should be acquired by the partnership, our affiliate or we may either retain a proportionate interest in the prospect or transfer such interest to third parties. Since the partnership will not have expended any funds with respect to the interest transferred by our affiliate or us, any profit realized from the transfers will be solely for our affiliate’s or our account.

Property Transactions — Farmouts.  We expect that the partnership will develop substantially all of its leases and will farmout few, if any. However, the decision to make farmouts and the terms of making farmouts involve conflicts of interest. A farmout may permit us to achieve cost savings and to reduce our risk. Further, in the event of a farmout to an affiliate, either our affiliates or we will represent both related entities.

The partnership agreement limits farmouts by providing that the partnership will acquire only those leases reasonably expected to meet the stated purposes of the partnership. The partnership will not acquire any lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the partnership’s best interest. Further, the partnership may not farmout, sell or otherwise dispose of leases unless we, exercising the standard of a prudent operator, determine that:

•	the partnership lacks sufficient funds to drill on the lease and cannot obtain suitable financing;
•	downgrading subsequent to the partnership’s acquisition has rendered drilling undesirable;
•	drilling would concentrate excessive funds in one location creating undue risk to the partnership; or
•	the best interests of the partnership, based on the standard of a prudent operator, would be served by such disposition.

Any farmout to one of our affiliates must be on terms no less favorable to the partnership than those obtainable in the geographic area of operations. Under no circumstances will we farmout a lease for the primary purpose of avoiding our costs relating to the lease.

Property Transactions — Transfers to Affiliated Partnerships and Us.  The partnership agreement permits our affiliates and us, including other partnerships sponsored by our affiliates or us, to purchase or acquire property from the partnership. In order to minimize conflicts of interest, however, the partnership agreement places restrictions on the pricing and terms of these transactions. In all cases, these transactions must be fair and reasonable to the investor partners in the partnership. In addition:

•	A sale or transfer of undeveloped property, including a farmout, from the partnership to an affiliate of ours or us (other than an affiliated partnership) must be made at the higher of cost or fair market value.
•	A sale or transfer of developed property from the partnership to an affiliate of ours or us (other than an affiliated partnership in which our interest is similar to or less than our interest in the transferring partnership) can only be made at fair market value in connection with a liquidation of the transferring partnership.
•	Generally, a sale or transfer of undeveloped property to an affiliated partnership may be made at cost if we believe the transaction is in the best interests of the partnership, unless the partnership has held the property for at least two years, in which case the sale or transfer must be made at fair market value. This restriction does not apply to farmouts or joint ventures in which our affiliates’ or our compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it or we could receive if the property were separately owned by either one of the partnerships.
•	Generally, a sale or transfer of property from the partnership to an affiliated production purchase or income partnership must be made at fair market value if the property has been held for more than six months or if significant expenditures have been made by the partnership in connection with the property. Otherwise, the sale or transfer may be made at cost, adjusted for intervening operations, if we believe the transaction is in the best interests of the partnership. This restriction does not apply to farmouts or joint ventures in which our affiliates’ or our compensation associated with the property and any interest in the property does not exceed the lower of the compensation and ownership interest it or we could receive if the property were separately owned by either one of the partnerships.

Generally, the partnership may not purchase properties from or sell properties to affiliated partnerships. This restriction does not apply, however, to:

•	transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee’s obligation to conduct drilling activities on the property; or
•	joint ventures among affiliated partnerships.

In each case, however, the obligations and revenue sharing of all parties to the transaction must be substantially the same, and our or our affiliate’s compensation arrangement or other interest must be the same in each affiliated partnership, or must be reduced in one partnership to reflect the lower compensation arrangement.

Property Transactions — Properties Within Prospect Limits.  From time to time, we may cause partnership prospects to be enlarged on the basis of geological data that defines the productive limits of any pool discovered. If an affiliate of ours owns or we own a separate property interest in the enlarged area and the activities of the partnership were material to establishing the existence of undeveloped reserves on such property, the interest shall be sold to such partnership. The partnership is not required, however, to expend additional funds for the acquisition of the property unless such acquisition can be made from capital contributions. In the event such property is not acquired by the partnership, the partnership may lose a promising prospect. Such prospect might be acquired by our affiliate or us or other drilling partnerships conducted by our affiliate or us.

In addition, our exercise of our discretion in deciding which prospects to transfer to the partnership could result in another partnership sponsored by us acquiring property adjacent to partnership property. Such other partnership could gain an advantage over the partnership by reason of the knowledge gained through the partnership’s prior experience in the area. Neither our affiliates nor we will retain undeveloped acreage adjoining the partnership prospect in order to use partnership funds to “prove up” the acreage owned for our own account.

If an affiliate of ours proposes or we (other than an affiliated partnership in which our interest or the interest of our affiliates is identical or less than our or their interest in the partnership) propose to acquire an interest in a prospect in which the partnership already owns an interest or in a prospect abandoned by the partnership within one year preceding such proposed acquisition, such affiliate or we will offer an equivalent interest in such prospect to the partnership. If cash or financing is not available to the partnership to enable it to consummate a purchase of an equivalent interest in such property, neither our affiliates nor we will acquire such interest. The term “abandon” means the termination, either voluntarily or by operation of the lease or otherwise, of all of the partnership’s interest in a prospect. These limitations will not apply after the lapse of five years from the date of formation of the partnership.

Other Arrangements.  The partnership agreement provides that:

•	partnership funds will not be commingled with those of any other entity, although the managing general partner may establish a master fiduciary account pursuant to which separate subtrust accounts are maintained for the benefit of affiliated programs, provided, the partnership’s funds are protected from the claims of such other programs and their creditors;
•	all benefits from marketing arrangements or other relationships affecting our property or the property of our affiliates and the partnership will be fairly and equitably apportioned according to the respective interests of each; and
•	no loans may be made by the partnership to any of our affiliates or us.

In addition, the partnership agreement prohibits advance payments by the partnership to us, except where necessary to secure tax benefits of prepaid drilling costs. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt. Furthermore, no rebates or give-ups may be received by us or any of our affiliates, nor may we or any affiliate participate in any reciprocal business arrangements that would circumvent this restriction. In addition, the partnership agreement prohibits us from taking any action, or permitting any other person to take any action, with respect to the assets or property of the partnership that does not benefit the partnership, including, among other things, utilization of funds of the partnership as compensating balances for our own benefit or the commitment of future production.

The partnership agreement further limits our affiliates and us in the compensation we may receive from providing any oil field, equipage or other services to the partnership or for selling or leasing any equipment or related supplies to the partnership. Unless such person is engaged, independently of the partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to unaffiliated persons in the oil and gas industry, then the compensation, price or rental will be the lesser of the cost of such services, equipment or supplies to such person or the competitive rate that could be obtained in the area. The partnership agreement further provides that neither our affiliates nor we may profit under any circumstances by drilling in contravention of fiduciary obligations to the investor partners. Any services not otherwise described in this prospectus for which any of our affiliates or we are to be compensated will be embodied in a written contract that precisely describes the services to be rendered and the compensation to be paid. No turnkey drilling contracts shall be made between the partnership and us or our affiliates.

While not anticipated, if the partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in the partnership agreement, including the following:

(i) There will be no duplication or increase in organization and offering costs, our compensation, partnership expenses or other fees and costs;

(ii) There will be no substantive alteration in the fiduciary and contractual relationship between us and the investor partners; and

(iii) There will be no diminishment in the voting rights of the investor partners.

Our Interest.  Although we believe that our interests in the partnership’s profits, losses, and cash distributions are equitable (see “Participation in Distributions, Profits, Losses, Costs and Revenues”), such interests were not determined by arm’s-length negotiation.

Receipt of Compensation Regardless of Profitability.  We are entitled to receive the management fee and reimbursement for certain costs from the partnership, regardless of whether the partnership operates at a profit or loss. See “Our Compensation.” These fees and reimbursements will decrease the unit holders’ share of any cash flow generated by operations of the partnership or increase losses if operations should prove unprofitable.

Time and Services of Common Management.  Our officers and manager are also officers, directors or employees of our affiliates. As a result, they do not intend to devote their entire time to the partnership. Management is required to devote to the business and affairs of the partnership so much time as is, in their judgment, necessary to conduct such business and affairs in the best interest of the partnership.

Legal Representation.  Counsel to our affiliates, and Texas Securities, a broker-dealer affiliated with us, and to us in connection with this offering are the same. Such dual representation will continue in the future.

Due Diligence Review. Texas Securities, the broker-dealer of the offering, is owned by the Grisham 2010 Irrevocable Trust (the “Trust”). Shawn Grisham, who is our president and indirectly controls the majority of our equity interests, is the settlor of the Trust. The beneficiaries of the Trust are certain family members of Mr. Grisham. Richard Hardwick is the trustee of the Grisham 2010 Irrevocable Trust as well as the President of Texas Securities. Mr. Grisham, as settlor of the Trust, has the authority to remove and replace the trustee. As such, Texas Securities has an ongoing relationship with us and our affiliates and cannot be considered independent. Texas Securities’ due diligence examination concerning the partnership is not independent or as comprehensive as an investigation that would be conducted by a broker-dealer that is involved in selling offerings of unaffiliated companies. See “Conflicts of Interest.”

Other Relationships.  Both our affiliates and we will have relationships on an ongoing basis with companies and other entities engaged in the oil and gas industry, including operators, petroleum engineers, consultants and financial institutions. Such relationships could influence us to take actions, or forbear from taking actions, which we might not take or forbear from taking in the absence of these relationships.

Independent Activities.  Except as limited by our fiduciary duty to the partners as described below and by the partnership agreement, we and our affiliates may pursue business opportunities that are consistent with the partnership’s investment objectives for their own account only after they have reasonably determined that such opportunity either cannot be pursued by the partnership because of insufficient funds or because it is not appropriate for the partnership under the existing circumstances.

Policy Regarding Roll-Ups.  It is possible at some indeterminate time in the future that the partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of a partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the partnership. These changes could include the following:

•	increasing the compensation of the managing general partner;
•	amending your voting rights;
•	listing the units on a national securities exchange or on NASDAQ;
•	changing the partnership’s fundamental investment objectives; or
•	materially altering the partnership’s duration.

If a roll-up should occur in the future, the partnership agreement provides various policies which include the following:

•	an independent expert must appraise all partnership assets as discussed in Section 5.07(l)(1) of the partnership agreement, and investor partners must receive a summary of the appraisal in connection with a proposed roll-up;
•	In connection with a proposed roll-up, investor partners who vote “no” on the proposal shall be offered the choice of:
•	accepting the securities of the roll-up entity; or
•	remaining as investor partner in the partnership and preserving their interests therein on the same terms and conditions as existed previously; or
•	receiving cash in an amount equal to the investor partners’ pro-rata share of the appraised value of the partnership’s net assets; and
•	the partnership will not participate in a proposed roll-up:
•	unless approved by at least 66 2/3% in interest of the investor partners;
•	which would result in the diminishment of investor partners’ voting rights under the roll-up entity’s chartering agreement;
•	which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);
•	in which investor partners’ right of access to the records of the roll-up entity would be less than those provided by the partnership agreement; or

•	in which any of the transaction costs would be borne by the partnership if the proposed roll-up is not approved by the investor partners.

OUR FIDUCIARY RESPONSIBILITY

Fiduciary Duty.  We are accountable to the partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. In this regard, we are required to supervise and direct the activities of the partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, we have a responsibility for the safekeeping and use of all funds and assets of the partnership, whether or not in our control, and we may not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the partnership.

Generally, courts have held that a limited partner may institute legal action on behalf of itself and all other similarly situated limited partners to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in the partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of our fiduciary duty to the partnership and/or the investor partners, we may, depending upon the particular circumstances involved, be able to raise various affirmative defenses to the lawsuit. For example, we may be able to claim that the:

•	partner’s improper actions with respect to the lawsuit bar the partner from bringing the lawsuit;
•	partner brought the lawsuit too late and therefore, the suit should be barred; or
•	partner bringing suit engaged in conduct associated with the suit that was inequitable, unfair and deceitful.

If you have questions concerning our responsibilities, you should consult your own counsel.

Indemnification.  The partnership agreement provides for indemnification of us against liability for losses arising from our action or inaction if:

•	we, in good faith, determine that such course of conduct was in the best interests of the partnership;
•	we were acting on behalf of or performing services for the partnership; and
•	such course of conduct did not constitute negligence or misconduct by us.

We will not, however, be indemnified for liabilities arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the position of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws.

A successful claim for indemnification would deplete partnership assets by the amount paid. As a result of such indemnification provisions, you may have a more limited right of legal action than you would have if such provision were not included in the partnership agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The partnership agreement also provides that the partnership shall not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified.

PRIOR ACTIVITIES

We were formed in 2001 for the purposes of, among other things, owning and leasing property. We have not sponsored a public or private offering but our affiliates, Crown Exploration II, Ltd. and Crown Exploration, Ltd., have acted as the managing venturer for 74 joint ventures and have raised approximately $320 million from outside investors. It should not be assumed that investor partners will have either success or failure comparable to those experienced by participants in other prior offerings sponsored by our affiliates. We further believe that rates of return and/or production, or lack thereof, related to the prior partnerships are not material or indicative of our future performance. Each oil and gas well has unique characteristics, and we believe that a prospective investor cannot predict future performance of any given well based upon the performance of a prior well, even if the prior well was drilled in the same area. All wells decline over time, some more frequently and drastically than others. For several reasons, including the unpredictability of oil and gas pricing and development and differences in partnership structure, property location, partnership size and economic conditions, operating results obtained by any prior partnership or offering should not be considered as indicative of the results obtainable by you or the partnership. The results of the prior partnerships or offerings should be viewed only as a measure of the level of activity and experience of us and our affiliates with respect to drilling partnerships or offerings.

Table One sets forth the capital contributions to and cumulative distributions from each partnership since the date of such partnership’s formation, as well as the total distributions from each partnership during the quarter ended September 30, 2010.

TABLE ONE
Experience in Raising Funds
as of September 30, 2010

Joint Venture Name	Date Operations Began	Number of Investors	Investor Capital	Managing Venturer Capital	to Investors	to Managing Venturer (1)	to Investors	to Managing Venturer (1)
Crown Brierton Joint Venture	1/18/1999	44	$626,936	$—	$—	$—	$—	$—
Crown Mann No. 1 Joint Venture	3/11/1999	35	$517,263	$—	$—	$—	—	—
Crown Annabelle No. 1 Joint Venture	6/1/1999	55	$1,124,387	$—	$—	$—	—	—
Crown Kolodzey No. 1 Joint Venture	10/1/1999	53	$882,298	$—	$552,825	$67,686	—	—
Crown Arco No. 1 Joint Venture	1/1/2000	93	$1,414,617	$7,564	$—	$—	—	—
Crown Weber No. 1 Joint Venture	4/15/2000	77	$1,883,483	$6,944	$1,453,828	$44,161	—	—
Crown Weber No. 2 Joint Venture	5/23/2000	66	$497,312	$—	$41,785	$1,096	—	—
Crown Cadena No. 1 Joint Venture	6/10/2000	74	$1,189,183	$—	$—	$—	—	—
Crown Briscoe No. 1 Joint Venture	8/18/2000	65	$1,162,500	$—	$783,181	$50,822	6,949	—
Crown Weber No. 3 Joint Venture	10/2/2000	62	$1,000,378	$3,050	$89,684	$9,327	—	—
Crown Clipp No. 1 Joint Venture	10/31/2000	33	$584,000	$1,500	$302,295	$9,375	—	—
Crown Briscoe No. 2 Joint Venture	12/20/2000	90	$2,033,671	$53,936	$1,041,735	$64,564	1,826	10
Crown Midway No. 1 Joint Venture	2/14/2001	67	$1,185,050	$—	$—	$—	—	—
Crown Baldinger No. 1 Joint Venture	3/26/2001	66	$1,302,325	$13,250	$354,725	$17,651	—	—
Crown Briscoe No. 3 Joint Venture	5/1/2001	83	$2,265,801	$22,850	$1,092,145	$116,644	11,823	28
Crown Briscoe No. 4 Joint Venture	7/18/2001	75	$2,301,225	$27,150	$1,415,778	$83,983	20,673	—
Crown Briscoe No. 5 Joint Venture	10/1/2001	104	$2,402,200	$69,670	$844,486	$60,686	5,846	23
Crown Briscoe No. 6 Joint Venture	10/29/2001	111	$2,433,250	$35,820	$1,073,716	$56,782	11,448	88
Crown McCutchin No. 1 Joint Venture	12/3/2001	120	$2,508,000	$25,080	$475,146	$51,198	—	—
Crown Weber Sub Ops Joint Venture	12/6/2001	14	$194,000	$1,980	$117,322	$59,053	—	—
Crown Briscoe No. 7 Joint Venture	2/1/2002	179	$5,122,728	$128,118	$1,338,505	$177,698	7,718	—
Crown Baldinger No. 2 Joint Venture	4/1/2002	158	$4,884,000	$48,840	$3,404,636	$375,391	—	—
Crown Baldinger No. 3 Joint Venture	6/1/2002	110	$3,747,750	$37,500	$1,178,807	$174,100	—	—
Crown Riley No. 1 Joint Venture	7/25/2002	74	$3,832,875	$49,750	$1,070,008	$138,569	—	—
Crown Newton No. 1 Joint Venture	10/28/2002	105	$3,557,333	$381,865	$5,524	$3,518	—	—
Crown Riley No. 2 Joint Venture	8/26/2002	83	$3,878,000	$39,000	$1,450,809	$108,737	—	—

TABLE ONE
Experience in Raising Funds
as of September 30, 2010
(continued)

Joint Venture Name	Date Operations Began	Number of Investors	Investor Capital	Managing Venturer Capital	to Investors	to Managing Venturer (1)	to Investors	to Managing Venturer (1)
Crown Baldinger No. 4 Joint Venture	12/1/2002	54	$1,248,000	$12,608	$425,834	$52,079	—	—
Crown Briscoe North No. 1 Joint Venture	1/3/2003	96	$2,651,875	$26,788	$1,390,335	$86,649	—	—
Crown Neilson No. 1 Joint Venture	2/3/2003	141	$3,950,000	$39,899	$1,506,284	$33,040	—	—
Crown Angel No. 1 Joint Venture	3/24/2003	125	$3,962,923	$68,149	$726,736	$18,154	—	—
Crown Broussard No. 1 Joint Venture	4/28/2003	136	$3,110,250	$40,950	$54,005	$545	—	—
Crown Ashley No. 1 Joint Venture	6/7/2003	124	$4,312,075	$43,557	$4,094,302	$215,968	—	—
Crown Shepard No. 1 Joint Venture	7/1/2003	126	$3,948,900	$50,600	$4,713,108	$91,365	—	—
Crown Green No. 1 Joint Venture	9/8/2003	90	$2,640,000	$26,675	$1,530,181	$15,462	—	—
Crown Ferguson No. 1 Joint Venture	10/1/2003	74	$4,058,094	$50,932	$3,035,742	$76,615	—	—
Crown Austin No. 1 Joint Venture	11/3/2003	103	$3,703,090	$42,345	$982,672	$34,179	—	—
Crown Vinson No. 1 Joint Venture	1/2/2004	144	$4,250,000	$42,930	$433,231	$10,510	—	—
Crown Duncan No. 1 Joint Venture	1/16/2004	148	$4,250,000	$42,930	$1,071,332	$15,032	—	—
Crown Johnson No. 1 Joint Venture	3/29/2004	108	$3,145,000	$31,768	$123,817	$1,699	—	—
Crown Moody Tucker No. 1 Joint Venture	4/26/2004	139	$4,250,000	$42,930	$417,691	$17,591	—	—
Crown Ashley No. 2 Joint Venture	6/14/2004	146	$5,185,690	$96,822	$2,571,501	$62,424	—	—
Crown Garland No. 1 Joint Venture	7/19/2004	117	$4,483,062	$76,927	$129,147	$2,374	—	—
Crown RLM No. 1 Joint Venture	9/6/2004	138	$4,500,000	$45,455	$3,292,168	$33,213	—	—
Crown Carr No. 1 Joint Venture	10/1/2004	160	$4,275,000	$43,182	$387,711	$3,919	14,894	139
Crown Angel No. 2 Joint Venture	11/15/2004	94	$2,700,000	$27,273	$1,810,178	$18,257	—	—
Crown Duncan No. 2 Joint Venture	12/6/2004	160	$5,000,001	$50,504	$2,325,293	$23,512	—	—
Crown Cox No. 1 Joint Venture	1/24/2005	138	$5,775,000	$58,340	$6,751,131	$68,174	—	—
Crown Sisk No. 1 Joint Venture	2/28/2005	150	$6,050,000	$61,111	$—	$—	—	—
Crown Fortenberry No. 1 Joint Venture	4/22/2005	135	$6,050,000	$61,111	$3,612,009	$36,497	—	—
Crown McCutchin South No. 1 Joint Venture	6/27/2005	169	$6,952,500	$77,804	$1,856,312	$24,802	1,261	17
Crown Angel No. 3 Joint Venture	8/22/2005	167	$7,020,000	$70,909	$4,606,519	$47,498	—	—
Crown Foster No. 1 Joint Venture	9/26/2005	170	$6,775,500	$144,701	$4,697,952	$105,216	—	—
Crown Spinler No. 1 Joint Venture	12/1/2005	185	$9,000,000	$90,909	$575,378	$5,794	13,917	141
Crown Bergman No. 1 Joint Venture	2/1/2006	206	$9,360,000	$94,545	$799,879	$8,065	—	—
Crown Allen No. 1 Joint Venture	3/1/2006	38	$1,938,035	$31,662	$—	$—	—	—

TABLE ONE
Experience in Raising Funds
as of September 30, 2010
(continued)

Joint Venture Name	Date Operations Began	Number of Investors	Investor Capital	Managing Venturer Capital	to Investors	to Managing Venturer (1)	to Investors	to Managing Venturer (1)
Crown Cooper No. 1 Joint Venture	4/17/2006	210	$8,450,000	$85,354	$314,639	$3,220	—	—
Crown Browder No. 1 Joint Venture	6/1/2006	233	$8,497,519	$85,768	$389,335	$4,243	14,448	146
Crown Harrison No. 1 Joint Venture	8/15/2006	179	$8,450,000	$85,354	$421,177	$4,390	1,338	21
Crown Perkins No. 1 Joint Venture	11/1/2006	200	$9,787,500	$98,864	$3,412,755	$51,346	132,334	3,682
Crown Williams No. 1 Joint Venture	1/15/2007	203	$8,717,500	$324,165	$330,326	$12,403	—	—
Crown Bakken Shale No. 1 Joint Venture	3/1/2007	137	$6,750,000	$68,182	$241,835	$2,739	8,093	117
Crown Dodson No. 1 Joint Venture	5/28/2007	105	$4,970,000	$50,202	$4,970,731	$50,224	153,013	1,546
Crown McCutchin South No. 2 Joint Venture	8/20/2007	144	$9,490,000	$95,858	$822,110	$8,380	7,867	87
Crown Duck Lake No. 1 Joint Venture	10/29/2007	83	$3,738,000	$80,182	$198,119	$5,140	23,828	688
Crown Bakken Shale No. 2 Joint Venture	12/10/2007	168	$8,610,000	$86,970	$322,564	$5,438	9,931	261
Crown Dodson No. 2 Joint Venture	3/1/2008	170	$10,355,125	$140,456	$4,555,779	$74,406	444,262	7,717
Crown Dodson No. 3 Joint Venture	4/18/2008	132	$4,712,508	$47,592	$513,410	$5,216	46,787	476
Crown Bakken Shale No. 3 Joint Venture	5/31/2008	133	$7,150,000	$72,222	$244,272	$2,640	41,942	617
Crown Ellis No. 1 Joint Venture	7/21/2008	173	$10,898,750	$464,886	$136,289	$6,320	23,500	1,278
Crown Tri-State No. 1 Joint Venture	10/10/2008	104	$4,760,008	$1,381,406	$543,503	$168,723	72,590	22,533
Crown Dodson No. 4 Joint Venture	1/1/2009	184	$10,612,500	$377,399	$1,056,430	$35,219	215,495	7,182
Crown Dodson No. 5 Joint Venture	5/1/2009	114	$5,120,000	$51,717	$1,082,601	$10,935	250,544	2,531
Crown Haney No. 1 Joint Venture	9/15/2009	91	$3,528,000	$35,635	$144,544	$1,460	78,795	796
Crown Cassity No. 1 Joint Venture	11/1/2009	109	$2,175,000	$21,969	$131,548	$1,329	131,548	1,329
Crown Dodson No. 6 Joint Venture	2/1/2010	130	$5,040,000	$50,909	$135,830	$1,372	135,830	1,372
Crown Haney No. 2 Joint Venture	3/15/2010	51	$1,558,250	$115,487	$—	$—	—	—
Crown Dodson No. 7 Joint Venture	6/15/2010	112	$4,428,000	$44,727	$—	$—	—	—
Crown Anadarko No. 1 Joint Venture	8/9/2010	63	$1,800,000	$18,181	$—	$—	—	—
Crown Park Springs No. 1 Joint Venture	10/15/2010	$—	$—	$—	$—	—	—	—
Total			$336,674,220	$6,431,668	$91,975,185	$3,234,817	$1,888,500	$52,825

Table Two sets forth information regarding taxable income and loss recognized by the investors in each named partnership, as well as the taxable income or loss recognized by the Crown entity serving as managing partner for each partnership during the same period.

TABLE TWO
Taxable Income or Loss

First Tax Year	Joint Venture Federal Taxable Income Gain (Loss)
	Investor			Crown Entity Serving as Managing Venturer
Drilling Related Joint Ventures	Taxable Income Before Depletion	Estimated Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Crown Brierton Joint Venture	$(626,936)	$—	$(626,936)	$—	$—	$—
Crown Mann No. 1 Joint Venture	(317,701)	—	(317,701)	—	—	—
Crown Annabelle No. 1 Joint Venture	(1,124,387)	—	(1,124,387)	—	—	—
Crown Kolodzey No. 1 Joint Venture	(625,890)	—	(625,890)	—	—	—
Crown Arco No. 1 Joint Venture	(1,414,617)	—	(1,414,617)	(7,564)	—	(7,564)
Crown Weber No. 1 Joint Venture	(459,506)	—	(459,506)	(2,184)	—	(2,184)
Crown Weber No. 2 Joint Venture	(348,398)	—	(348,398)	(3,282)	—	(3,282)
Crown Cadena No. 1 Joint Venture	(1,189,183)	—	(1,189,183)	—	—	—
Crown Briscoe No. 1 Joint Venture	(829,276)	—	(829,276)	(8,385)	—	(8,385)
Crown Weber No. 3 Joint Venture	(585,596)	—	(585,596)	(5,909)	—	(5,909)
Crown Clipp No. 1 Joint Venture	(282,797)	—	(282,797)	(2,858)	—	(2,858)
Crown Briscoe No. 2 Joint Venture	(1,437,252)	—	(1,437,252)	13,846	—	13,846
Crown Midway No. 1 Joint Venture	(1,185,050)	—	(1,185,050)	—	—	—
Crown Baldinger No. 1 Joint Venture	(1,027,130)	—	(1,027,130)	(10,375)	—	(10,375)
Crown Briscoe No. 3 Joint Venture	(1,773,795)	—	(1,773,795)	6,337	—	6,337
Crown Briscoe No. 4 Joint Venture	(1,366,215)	—	(1,366,215)	(13,800)	—	(13,800)
Crown Briscoe No. 5 Joint Venture	(1,343,354)	—	(1,343,354)	(20,666)	—	(20,666)
Crown Briscoe No. 6 Joint Venture	(852,410)	—	(852,410)	(8,610)	—	(8,610)
Crown McCutchin No. 1 Joint Venture	(2,088,046)	—	(2,088,046)	(21,091)	—	(21,091)
Crown Weber Sub Ops Joint Venture	(89,100)	—	(89,100)	(900)	—	(900)
Crown Briscoe No. 7 Joint Venture	(4,034,149)	—	(4,034,149)	(461)	—	(461)
Crown Baldinger No. 2 Joint Venture	(3,953,609)	—	(3,953,609)	(39,917)	—	(39,917)
Crown Baldinger No. 3 Joint Venture	(2,500,622)	—	(2,500,622)	(25,193)	—	(25,193)
Crown Riley No. 1 Joint Venture	(2,210,458)	—	(2,210,458)	(33,568)	—	(33,568)
Crown Newton No. 1 Joint Venture	(1,989,873)	—	(1,989,873)	(20,127)	—	(20,127)
Crown Riley No. 2 Joint Venture	(2,167,116)	—	(2,167,116)	(21,884)	—	(21,884)
Crown Baldinger No. 4 Joint Venture	(692,998)	—	(692,998)	(7,002)	—	(7,002)
Crown Briscoe North No. 1 Joint Venture	(2,197,786)	—	(2,197,786)	72,176	(12,779)	59,397
Crown Neilson No. 1 Joint Venture	(3,486,150)	—	(3,486,150)	(17,378)	(3,363)	(20,741)
Crown Angel No. 1 Joint Venture	(3,343,511)	—	(3,343,511)	(56,404)	—	(56,404)
Crown Broussard No. 1 Joint Venture	(2,628,255)	—	(2,628,255)	(34,870)	—	(34,870)
Crown Ashley No. 1 Joint Venture	(3,100,000)	—	(3,100,000)	(31,313)	—	(31,313)
Crown Shepard No. 1 Joint Venture	(3,322,305)	—	(3,322,305)	(42,911)	—	(42,911)
Crown Green No. 1 Joint Venture	(1,954,175)	—	(1,954,175)	(19,743)	—	(19,743)
Crown Ferguson No. 1 Joint Venture	(2,241,726)	—	(2,241,726)	(22,649)	—	(22,649)
Crown Austin No. 1 Joint Venture	(1,593,629)	—	(1,593,629)	(16,109)	—	(16,109)
Crown Vinson No. 1 Joint Venture	(3,618,603)	—	(3,618,603)	(36,552)	(231)	(36,783)
Crown Duncan No. 1 Joint Venture	(3,421,995)	—	(3,421,995)	(34,564)	(543)	(35,107)
Crown Johnson No. 1 Joint Venture	(2,640,337)	—	(2,640,337)	(26,667)	(78)	(26,745)
Crown Moody Tucker No. 1 Joint Venture	(3,361,070)	—	(3,361,070)	(33,954)	—	(33,954)
Crown Ashley No. 2 Joint Venture	(4,103,496)	—	(4,103,496)	(43,336)	—	(43,336)
Crown Garland No. 1 Joint Venture	(2,417,281)	—	(2,417,281)	(31,219)	—	(31,219)
Crown RLM No. 1 Joint Venture	(2,611,990)	—	(2,611,990)	(26,384)	—	(26,384)
Crown Carr No. 1 Joint Venture	(2,351,250)	—	(2,351,250)	(23,750)	—	(23,750)

TABLE TWO
Taxable Income or Loss
(continued)

First Tax Year	Joint Venture Federal Taxable Income Gain (Loss)
	Investor			Crown Entity Serving as Managing Venturer
Drilling Related Joint Ventures	Taxable Income Before Depletion	Estimated Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Crown Angel No. 2 Joint Venture	(1,399,520)	—	(1,399,520)	(14,136)	—	(14,136)
Crown Duncan No. 2 Joint Venture	(313,278)	—	(313,278)	(3,164)	—	(3,164)
Crown Cox No. 1 Joint Venture	(4,045,807)	—	(4,045,807)	(40,879)	—	(40,879)
Crown Sisk No. 1 Joint Venture	(4,429,934)	—	(4,429,934)	(44,788)	—	(44,788)
Crown Fortenberry No. 1 Joint Venture	(4,425,882)	—	(4,425,882)	(44,716)	—	(44,716)
Crown McCutchin South No. 1 Joint Venture	(4,713,742)	—	(4,713,742)	(54,562)	—	(54,562)
Crown Angel No. 3 Joint Venture	(3,609,242)	—	(3,609,242)	(36,426)	—	(36,426)
Crown Foster No. 1 Joint Venture	(4,211,406)	—	(4,211,406)	(42,566)	—	(42,566)
Crown Spinler No. 1 Joint Venture	(1,202,136)	—	(1,202,136)	(12,140)	—	(12,140)
Crown Bergman No. 1 Joint Venture	(6,308,164)	—	(6,308,164)	(63,867)	—	(63,867)
Crown Allen No. 1 Joint Venture	(1,938,035)	—	(1,938,035)	(31,662)	—	(31,662)
Crown Cooper No. 1 Joint Venture	(5,722,186)	—	(5,722,186)	(57,864)	—	(57,864)
Crown Browder No. 1 Joint Venture	(5,654,400)	—	(5,654,400)	(57,062)	—	(57,062)
Crown Harrison No. 1 Joint Venture	(4,057,324)	—	(4,057,324)	(40,978)	—	(40,978)
Crown Perkins No. 1 Joint Venture	(398,772)	—	(398,772)	(4,681)	—	(4,681)
Crown Williams No. 1 Joint Venture	(5,981,086)	—	(5,981,086)	(60,449)	—	(60,449)
Crown Bakken Shale No. 1 Joint Venture	(4,642,853)	—	(4,642,853)	(46,954)	—	(46,954)
Crown Dodson No. 1 Joint Venture	(2,989,751)	—	(2,989,751)	(30,214)	—	(30,214)
Crown McCutchin South No. 2 Joint Venture	(4,640,186)	—	(4,640,186)	(46,902)	—	(46,902)
Crown Duck Lake No. 1 Joint Venture	(1,433,371)	—	(1,433,371)	(14,483)	—	(14,483)
Crown Bakken Shale No. 2 Joint Venture	(134,785)	—	(134,785)	(1,363)	—	(1,363)
Crown Dodson No. 2 Joint Venture	(7,715,524)	—	(7,715,524)	(102,289)	(655)	(102,944)
Crown Dodson No. 3 Joint Venture	(3,476,753)	—	(3,476,753)	(35,132)	—	(35,132)
Crown Bakken Shale No. 3 Joint Venture	(4,196,138)	—	(4,196,138)	(42,387)	—	(42,387)
Crown Ellis No. 1 Joint Venture	(5,091,500)	—	(5,091,500)	(60,006)	—	(60,006)
Crown Tri-State No. 1 Joint Venture	(2,240,847)	—	(2,240,847)	(22,686)	—	(22,686)
Crown Dodson No. 4 Joint Venture	(8,550,155)	—	(8,550,155)	(16,682)	(83)	(16,765)
Crown Dodson No. 5 Joint Venture	(3,765,734)	—	(3,765,734)	(1,853)	—	(1,853)
Crown Haney No. 1 Joint Venture	(1,899,192)	—	(1,899,192)	—	—	—
Crown Cassity No. 1 Joint Venture	(313,808)	—	(313,808)	—	—	—
Total	$(194,410,534)	$—	$(194,410,534)	$(1,690,111)	$(17,732)	$(1,707,843)

TABLE TWO
Taxable Income or Loss
(continued)

Inception Through December 31, 2009	Joint Venture Federal Taxable Income Gain (Loss)
	Investor			Crown Entity Serving as Managing Venturer
Drilling Related Joint Ventures	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Crown Brierton Joint Venture	$(626,936)	$—	$(626,936)	$—	$—	$—
Crown Mann No. 1 Joint Venture	(517,263)	—	(517,263)	—	—	—
Crown Annabelle No. 1 Joint Venture	(1,124,387)	—	(1,124,387)	—	—	—
Crown Kolodzey No. 1 Joint Venture	(325,557)	(90,248)	(415,805)	63,770	(11,762)	52,008
Crown Arco No. 1 Joint Venture	(1,414,617)	—	(1,414,617)	(7,564)	—	(7,564)
Crown Weber No. 1 Joint Venture	(395,916)	(253,149)	(649,065)	3,479	(3,447)	32
Crown Weber No. 2 Joint Venture	(456,072)	(922)	(456,994)	1,641	(163)	1,478
Crown Cadena No. 1 Joint Venture	(1,189,183)	—	(1,189,183)	—	—	—
Crown Briscoe No. 1 Joint Venture	(209,767)	(150,810)	(360,577)	50,697	(11,417)	39,280
Crown Weber No. 3 Joint Venture	(906,166)	—	(906,166)	1,749	—	1,749
Crown Clipp No. 1 Joint Venture	(277,349)	(57,851)	(335,200)	3,519	(2,562)	957
Crown Briscoe No. 2 Joint Venture	(987,724)	(150,656)	(1,138,380)	43,837	(4,675)	39,162
Crown Midway No. 1 Joint Venture	(1,185,050)	—	(1,185,050)	—	—	—
Crown Baldinger No. 1 Joint Venture	(947,601)	(33,721)	(981,322)	4,402	(3,796)	606
Crown Briscoe No. 3 Joint Venture	(1,161,161)	(174,918)	(1,336,079)	94,080	(10,426)	83,654
Crown Briscoe No. 4 Joint Venture	(941,554)	(225,059)	(1,166,613)	67,925	(8,353)	59,572
Crown Briscoe No. 5 Joint Venture	(1,597,787)	(132,811)	(1,730,598)	21,834	(5,426)	16,408
Crown Briscoe No. 6 Joint Venture	(1,382,987)	(188,714)	(1,571,701)	18,106	(8,537)	9,569
Crown McCutchin No. 1 Joint Venture	(2,031,320)	(61,177)	(2,092,497)	24,584	(13,045)	11,539
Crown Weber Sub Ops Joint Venture	(60,550)	(30,363)	(90,913)	40,945	(6,142)	34,803
Crown Briscoe No. 7 Joint Venture	(3,803,462)	(220,936)	(4,024,398)	47,692	(25,589)	22,103
Crown Baldinger No. 2 Joint Venture	(1,480,490)	(470,635)	(1,951,125)	327,677	(68,912)	258,765
Crown Baldinger No. 3 Joint Venture	(2,568,957)	(119,447)	(2,688,404)	136,614	(32,565)	104,049
Crown Riley No. 1 Joint Venture	(2,771,352)	(99,975)	(2,871,327)	97,304	(25,078)	72,226
Crown Newton No. 1 Joint Venture	(3,551,822)	—	(3,551,822)	(378,334)	—	(378,334)
Crown Riley No. 2 Joint Venture	(2,427,259)	(173,151)	(2,600,410)	69,805	(18,467)	51,338
Crown Baldinger No. 4 Joint Venture	(825,016)	(45,932)	(870,948)	42,321	(9,187)	33,134
Crown Briscoe North No. 1 Joint Venture	(1,282,462)	(146,644)	(1,429,106)	80,783	(14,198)	66,585
Crown Neilson No. 1 Joint Venture	(2,443,715)	(179,395)	(2,623,110)	(6,860)	(5,178)	(12,038)
Crown Angel No. 1 Joint Venture	(3,215,135)	(59,873)	(3,275,008)	(71,047)	(1,127)	(72,174)
Crown Broussard No. 1 Joint Venture	(3,056,245)	—	(3,056,245)	(40,405)	(60)	(40,465)
Crown Ashley No. 1 Joint Venture	(172,663)	(337,812)	(510,475)	127,301	(3,634)	123,667
Crown Shepard No. 1 Joint Venture	769,378	(352,763)	416,615	35,595	(4,979)	30,616
Crown Green No. 1 Joint Venture	(1,109,814)	(126,974)	(1,236,788)	(11,218)	(1,749)	(12,967)
Crown Ferguson No. 1 Joint Venture	(1,020,875)	(151,132)	(1,172,007)	24,208	(3,487)	20,721
Crown Austin No. 1 Joint Venture	(2,697,587)	(73,693)	(2,771,280)	(30,997)	(3,243)	(34,240)
Crown Vinson No. 1 Joint Venture	(3,792,652)	(50,307)	(3,842,959)	(56,537)	(1,214)	(57,751)
Crown Duncan No. 1 Joint Venture	(3,162,477)	(157,042)	(3,319,519)	(44,089)	(2,587)	(46,676)
Crown Johnson No. 1 Joint Venture	(3,008,922)	(21,464)	(3,030,386)	(42,330)	(514)	(42,844)
Crown Moody Tucker No. 1 Joint Venture	(3,802,693)	(23,310)	(3,826,003)	(54,955)	(1,082)	(56,037)
Crown Ashley No. 2 Joint Venture	(2,595,029)	(181,101)	(2,776,130)	(53,558)	(3,346)	(56,904)
Crown Garland No. 1 Joint Venture	(4,329,731)	(14,266)	(4,343,997)	(98,737)	(392)	(99,129)
Crown RLM No. 1 Joint Venture	(1,207,824)	(182,531)	(1,390,355)	(12,250)	(3,310)	(15,560)
Crown Carr No. 1 Joint Venture	(3,502,280)	(65,662)	(3,567,942)	(35,364)	(845)	(36,209)
Crown Angel No. 2 Joint Venture	(889,808)	(81,379)	(971,187)	(9,030)	(1,583)	(10,613)
Crown Duncan No. 2 Joint Venture	(2,674,706)	(125,503)	(2,800,209)	(26,994)	(2,291)	(29,285)
Crown Cox No. 1 Joint Venture	976,149	(326,156)	649,993	9,816	(3,276)	6,540

TABLE TWO
Taxable Income or Loss
(continued)

Inception Through December 31, 2009	Joint Venture Federal Taxable Income Gain (Loss)
	Investor			Crown Entity Serving as Managing Venturer
Drilling Related Joint Ventures	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion	Taxable Income Before Depletion	Depletion Expense	Taxable Income After Depletion
Crown Sisk No. 1 Joint Venture	(6,050,000)	—	(6,050,000)	(61,111)	—	(61,111)
Crown Fortenberry No. 1 Joint Venture	(2,437,991)	(174,224)	(2,612,215)	(24,614)	(1,827)	(26,441)
Crown McCutchin South No. 1 Joint Venture	(3,780,853)	(358,571)	(4,139,424)	(39,582)	(5,523)	(45,105)
Crown Angel No. 3 Joint Venture	(2,430,087)	(86,197)	(2,516,284)	(6,805)	(1,821)	(8,626)
Crown Foster No. 1 Joint Venture	(2,077,548)	(37,934)	(2,115,482)	(39,485)	(1,092)	(40,577)
Crown Spinler No. 1 Joint Venture	(7,168,631)	(59,885)	(7,228,516)	(72,936)	(1,665)	(74,601)
Crown Bergman No. 1 Joint Venture	(6,730,117)	(128,020)	(6,858,137)	(68,101)	(2,395)	(70,496)
Crown Allen No. 1 Joint Venture	(1,938,035)	—	(1,938,035)	(31,662)	—	(31,662)
Crown Cooper No. 1 Joint Venture	(8,153,399)	—	(8,153,399)	(64,096)	(966)	(65,062)
Crown Browder No. 1 Joint Venture	(6,841,265)	(41,661)	(6,882,926)	(91,502)	(881)	(92,383)
Crown Harrison No. 1 Joint Venture	(6,362,771)	—	(6,362,771)	(64,979)	(1,108)	(66,087)
Crown Perkins No. 1 Joint Venture	(1,956,506)	(1,427,767)	(3,384,273)	(10,208)	(35,519)	(45,727)
Crown Williams No. 1 Joint Venture	(6,729,518)	—	(6,729,518)	(219,909)	(682)	(220,591)
Crown Bakken Shale No. 1 Joint Venture	(5,135,221)	—	(5,135,221)	(52,441)	(1,096)	(53,537)
Crown Dodson No. 1 Joint Venture	564,610	(700,697)	(136,087)	5,696	(7,078)	(1,382)
Crown McCutchin South No. 2 Joint Venture	(7,280,992)	(35,165)	(7,316,157)	(73,459)	(1,827)	(75,286)
Crown Duck Lake No. 1 Joint Venture	(3,030,272)	—	(3,030,272)	(58,773)	(382)	(59,155)
Crown Bakken Shale No. 2 Joint Venture	(6,820,826)	—	(6,820,826)	(70,842)	(673)	(71,515)
Crown Dodson No. 2 Joint Venture	(5,525,199)	(437,936)	(5,963,135)	(67,626)	(7,577)	(75,203)
Crown Dodson No. 3 Joint Venture	(3,360,464)	(56,370)	(3,416,834)	(33,939)	(569)	(34,508)
Crown Bakken Shale No. 3 Joint Venture	(5,139,396)	—	(5,139,396)	(42,812)	(732)	(43,544)
Crown Ellis No. 1 Joint Venture	(8,829,886)	—	(8,829,886)	(86,574)	—	(86,547)
Crown Tri-State No. 1 Joint Venture	(4,068,448)	—	(4,068,448)	(630,335)	(510)	(630,845)
Crown Dodson No. 4 Joint Venture	(8,550,155)	—	(8,550,155)	(16,682)	(83)	(16,765)
Crown Dodson No. 5 Joint Venture	(3,765,734)	—	(3,765,734)	(1,853)	—	(1,853)
Crown Haney No. 1 Joint Venture	(1,899,192)	—	(1,899,192)	—	—	—
Crown Cassity No. 1 Joint Venture	(313,808)	—	(313,808)	—	—	—
Total	$(203,198,100)	$(8,881,909)	$(212,080,009)	$(1,465,215)	$(401,650)	$(1,866,865)

Table Three sets forth the drilling results as of September 30, 2010 for each named partnership. For purposes of this Table Three, a “gross well” is a well in which a leasehold interest is owned, a “net well” equals the actual leasehold interest owned in one gross well divided by 100 and a “dry hole” refers to a well that is plugged and abandoned with or without a completion attempt because the operator has determined that it will not be productive in commercial quantities.

TABLE THREE
Drilling Partnership Results as of September 30, 2010

Joint Venture Name	# of Wells/Classification	Gross Wells			Net Wells			Percent Completed
		Oil	Gas	Dry	Oil	Gas	Dry
Crown Brierton Joint Venture	2 developmental	—	—	2	—	—	1.300	100%
Crown Mann No. 1 Joint Venture	1 developmental	—	—	1	—	—	0.650	100%
Crown Annabelle No. 1 JointVenture	1 developmental	—	—	1	—	—	0.650	100%
Crown Kolodzey No. 1 JointVenture	2 developmental	—	1	1	—	0.720	0.720	100%
Crown Arco No. 1 Joint Venture	1 developmental	—	—	1	—	—	0.650	100%
Crown Weber No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Weber No. 2 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Cadena No. 1 JointVenture	2 developmental	—	—	2	—	—	1.300	100%
Crown Briscoe No. 1 JointVenture	1 developmental	—	1	—	—	0.750	—	100%
Crown Weber No. 3 Joint Venture	1 developmental	—	1	—	—	0.650	—	100%
Crown Clipp No. 1 Joint Venture	1 developmental	—	1	—	—	0.710	—	100%
Crown Briscoe No. 2 JointVenture	2 developmental	—	2	—	—	1.496	—	100%
Crown Midway No. 1 JointVenture	2 developmental	—	—	2	—	—	1.300	100%
Crown Baldinger No. 1 JointVenture	1 developmental	—	1	—	—	0.750	—	100%
Crown Briscoe No. 3 JointVenture	2 developmental	—	2	—	—	1.300	—	100%
Crown Briscoe No. 4 JointVenture	2 developmental	—	2	—	—	1.300	—	100%
Crown Briscoe No. 5 JointVenture	2 developmental	—	2	—	—	1.300	—	100%
Crown Briscoe No. 6 JointVenture	2 developmental	—	2	—	—	1.300	—	100%
Crown McCutchin No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Weber Sub Ops Joint Venture	1 developmental	—	1	—	—	0.495	—	100%
Crown Briscoe No. 7 Joint Venture	4 developmental	—	4	—	—	2.600	—	100%
Crown Baldinger No. 2 Joint Venture	4 developmental	—	4	—	—	2.600	—	100%
Crown Baldinger No. 3 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Riley No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Newton No. 1 Joint Venture	3 developmental	—	—	3	—	—	1.950	100%
Crown Riley No. 2 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Baldinger No. 4 Joint Venture	1 developmental	—	1	—	—	0.650	—	100%
Crown Briscoe North No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Neilson No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Angel No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Broussard No. 1 Joint Venture	1 developmental	—	—	1	—	—	0.188	100%
Crown Ashley No. 1 Joint Venture	3 developmental	—	3	—	—	2.250	—	100%
Crown Shepard No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Green No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Ferguson No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Austin No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Vinson No. 1 Joint Venture	4 developmental	—	4	—	—	2.600	—	100%
Crown Duncan No. 1 Joint Venture	4 developmental	—	4	—	—	2.600	—	100%
Crown Johnson No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown Moody Tucker No. 1 Joint Venture	4 developmental	—	4	—	—	2.800	—	100%
Crown Ashley No. 2 Joint Venture	2 developmental	—	1	1	—	0.700	0.700	100%
Crown Garland No. 1 Joint Venture	3 developmental	—	3	—	—	1.950	—	100%
Crown RLM No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Carr No. 1 Joint Venture	2 developmental	—	1	1	—	0.650	0.650	100%
Crown Angel No. 2 Joint Venture	1 developmental	—	1	—	—	0.650	—	100%

TABLE THREE
Drilling Partnership Results as of September 30, 2010
(continued)

Joint Venture Name	# of Wells/Classification	Gross Wells			Net Wells			Percent Completed
		Oil	Gas	Dry	Oil	Gas	Dry
Crown Duncan No. 2 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Cox No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Sisk No. 1 JointVenture	2 developmental	—	—	2	—	—	1.300	100%
Crown Fortenberry No. 1 JointVenture	2 developmental	—	2	—	—	1.300	—	100%
Crown McCutchin South No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Angel No. 3 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Foster No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Spinler No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Bergman No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Allen No. 1 Joint Venture	1 exploratory	—	—	1	—	—	0.650	100%
Crown Cooper No. 1 Joint Venture	2 developmental	—	—	2	—	—	1.300	100%
Crown Browder No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Harrison No. 1 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Perkins No. 1 Joint Venture	2 developmental	—	2	—	—	1.663	—	100%
Crown Williams No. 1 Joint Venture	1 exploratory	—	1	—	—	0.341	—	100%
Crown Bakken Shale No. 1 Joint Venture	1 exploratory	1	—	—	0.700	—	—	100%
Crown Dodson No. 1 Joint Venture	1 developmental	—	1	—	—	0.650	—	100%
Crown McCutchin South No. 2 Joint Venture	2 developmental	—	2	—	—	1.300	—	100%
Crown Duck Lake No. 1 Joint Venture	1 developmental	1	—	—	0.350	—	—	100%
Crown Bakken Shale No. 2 Joint Venture	1 exploratory	1	—	—	0.700	—	—	100%
Crown Dodson No. 2 Joint Venture	2 developmental	—	2	—	—	1.683	—	100%
Crown Dodson No. 3 Joint Venture	1 developmental	—	1	—	—	0.700	—	100%
Crown Bakken Shale No. 3 Joint Venture	1 developmental	1	—	—	0.700	—	—	100%
Crown Ellis No. 1 Joint Venture	2 developmental	—	2	—	—	1.400	—	100%
Crown Tri-State No. 1 Joint Venture	2 exploratory, 1 developmental	1	—	2	0.700	—	1.400	100%
Crown Dodson No. 4 Joint Venture	2 developmental	—	2	—	—	1.400	—	100%
Crown Dodson No. 5 Joint Venture	1 developmental	—	1	—	—	0.700	—	100%
Crown Haney No. 1 Joint Venture	2 developmental	2	—	—	1.400	—	—	100%
Crown Cassity No. 1 Joint Venture	1 developmental	—	1	—	—	0.700	—	100%
Crown Dodson No. 6 Joint Venture	1 developmental	—	1	—	—	0.840	—	100%
Crown Haney No. 2 Joint Venture	1 developmental	1	—	—	0.700	—	—	100%
Crown Dodson No. 7 Joint Venture	1 developmental	—	1	—	—	0.840	—	85%
Crown Anadarko No. 1 Joint Venture	2 developmental	—	—	1	—	—	0.525	50%
Crown Park Springs No. 1 Joint Venture	1 developmental							0%
Total		8	122	24	5.250	81.388	15.233	98%

Table Four sets forth the total partnership revenue and expenditures made by each named partnership from its inception through December 31, 2009.

TABLE FOUR
Revenues and Expenditures of Prior Joint Ventures
from Inception through December 31, 2009

Joint Venture Name	Total Partnership Revenue	Property Sales Proceeds (GAAP Accounting Basis)	Total Expenditures, Net of Operating, Direct and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs	Total Direct & Administrative Costs as % of Total Subscription Raised
Crown Brierton Joint Venture	$—	$—	$569,872	$23,760	$40	$—	$33,264	5.31%
Crown Mann No. 1 Joint Venture	0	0	462,021	23,018	0	0	32,224	6.23%
Crown Annabelle No. 1 Joint Venture	0	0	1,045,250	0	20	0	79,117	7.04%
Crown Kolodzey No. 1 Joint Venture	938,134	0	783,182	41,250	317,741	0	57,750	11.36%
Crown Arco No. 1 Joint Venture	0	0	1,251,521	71,100	20	0	99,540	7.04%
Crown Weber No. 1 Joint Venture	2,363,201	96,853	1,707,029	110,692	956,045	0	78,725	9.28%
Crown Weber No. 2 Joint Venture	75,613	0	466,000	0	33,982	0	28,000	5.63%
Crown Cadena No. 1 Joint Venture	0	0	1,189,000	0	183	0	0	0.00%
Crown Briscoe No. 1 Joint Venture	1,033,401	0	1,110,968	0	240,664	0	59,032	9.34%
Crown Weber No. 3 Joint Venture	221,215	0	959,000	0	127,171	0	41,000	4.37%
Crown Clipp No. 1 Joint Venture	439,403	127,730	546,842	0	251,771	0	42,350	13.41%
Crown Briscoe No. 2 Joint Venture	1,528,351	9,981	1,988,841	7,500	436,695	0	77,000	8.41%
Crown Midway No. 1 Joint Venture	0	0	1,185,015	0	35	0	0	0.00%
Crown Baldinger No. 1 Joint Venture	539,715	103,299	1,323,574	0	262,639	0	0	3.09%
Crown Briscoe No. 3 Joint Venture	1,550,094	0	2,281,283	0	405,930	0	0	4.48%
Crown Briscoe No. 4 Joint Venture	1,788,442	14,808	2,322,308	0	415,890	0	0	4.25%
Crown Briscoe No. 5 Joint Venture	1,171,504	19,535	2,467,322	0	322,621	0	0	4.02%
Crown Briscoe No. 6 Joint Venture	1,456,308	7,261	2,475,151	0	378,098	0	0	4.52%
Crown McCutchin No. 1 Joint Venture	719,531	96,330	2,562,965	0	259,634	0	0	3.66%
Crown Weber Sub Ops Joint Venture	326,976	2,063	195,980	0	152,402	0	0	23.89%
Crown Briscoe No. 7 Joint Venture	2,078,758	18,966	4,900,279	0	913,054	0	0	3.70%
Crown Baldinger No. 2 Joint Venture	3,602,495	1,018,875	4,936,808	0	837,375	0	0	3.61%
Crown Baldinger No. 3 Joint Venture	1,583,906	294,623	3,756,969	0	553,903	0	0	3.43%
Crown Riley No. 1 Joint Venture	1,464,629	234,033	3,897,492	0	475,216	0	0	2.36%
Crown Newton No. 1 Joint Venture	44,889	0	3,939,197	0	35,848	0	0	0.25%
Crown Riley No. 2 Joint Venture	1,615,264	339,200	3,920,591	0	391,327	0	0	2.19%
Crown Baldinger No. 4 Joint Venture	509,526	104,975	1,260,608	0	136,587	0	0	2.49%

TABLE FOUR
Revenues and Expenditures of Prior Joint Ventures
from Inception through December 31, 2009
(continued)

Joint Venture Name	Total Partnership Revenue	Property Sales Proceeds (GAAP Accounting Basis)	Total Expenditures, Net of Operating, Direct and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs	Total Direct & Administrative Costs as % of Total Subscription Raised
Crown Briscoe North No. 1 Joint Venture	1,312,204	444,600	2,682,439	0	276,040	0	0	2.20%
Crown Neilson No. 1 Joint Venture	1,348,944	553,898	3,998,099	0	355,319	0	0	1.66%
Crown Angel No. 1 Joint Venture	653,978	361,809	3,989,684	0	390,911	0	0	1.41%
Crown Broussard No. 1 Joint Venture	69,202	0	3,023,125	0	142,727	0	0	0.04%
Crown Ashley No. 1 Joint Venture	2,635,532	2,175,263	3,998,779	0	857,376	0	0	2.19%
Crown Shepard No. 1 Joint Venture	2,493,935	2,725,645	3,998,872	0	415,732	0	0	1.95%
Crown Green No. 1 Joint Venture	1,274,531	583,538	2,666,675	0	312,426	0	0	1.53%
Crown Ferguson No. 1 Joint Venture	1,630,296	1,787,624	3,916,214	86,400	411,971	0	0	2.04%
Crown Austin No. 1 Joint Venture	930,632	319,248	3,545,282	90,900	342,279	0	0	1.54%
Crown Vinson No. 1 Joint Venture	738,848	80,892	4,078,280	214,650	375,999	0	0	2.18%
Crown Duncan No. 1 Joint Venture	1,531,274	65,455	4,078,280	214,650	510,365	0	0	2.13%
Crown Johnson No. 1 Joint Venture	353,178	3,088	3,017,830	158,875	230,811	0	0	0.71%
Crown Moody Tucker No. 1 Joint Venture	436,375	230,090	4,078,282	214,650	231,181	0	0	1.07%
Crown Ashley No. 2 Joint Venture	1,297,542	1,430,414	4,558,082	239,900	578,566	0	0	0.62%
Crown Garland No. 1 Joint Venture	134,457	41,372	4,058,181	260,000	286,116	0	0	0.39%
Crown RLM No. 1 Joint Venture	2,202,677	1,559,805	4,275,318	270,139	437,100	0	0	0.86%
Crown Carr No. 1 Joint Venture	449,181	0	4,058,182	260,000	138,243	0	0	0.59%
Crown Angel No. 2 Joint Venture	1,057,309	949,718	2,586,952	166,125	164,133	0	0	0.81%
Crown Duncan No. 2 Joint Venture	1,540,820	1,127,555	4,742,865	307,639	319,570	0	0	0.64%
Crown Cox No. 1 Joint Venture	2,196,221	4,786,243	5,396,216	433,125	163,159	0	0	0.31%
Crown Sisk No. 1 Joint Venture	0	0	7,293,750	453,750	0	0	0	0.00%
Crown Fortenberry No. 1 Joint Venture	1,228,120	2,660,807	5,657,363	453,750	240,421	0	0	0.37%
Crown McCutchin South No. 1 Joint Venture	2,428,444	0	5,952,871	522,000	644,428	0	0	0.70%
Crown Angel No. 3 Joint Venture	1,218,064	3,627,195	6,483,408	607,500	191,240	0	0	0.28%
Crown Foster No. 1 Joint Venture	446,916	4,407,097	6,348,952	571,250	51,386	0	0	0.23%
Crown Spinler No. 1 Joint Venture	1,007,239	0	8,214,274	876,635	581,479	0	0	0.41%
Crown Bergman No. 1 Joint Venture	1,521,946	0	8,434,546	1,020,000	696,124	0	0	0.36%
Crown Allen No. 1 Joint Venture	0	0	1,969,697	0	0	0	0	0.00%
Crown Cooper No. 1 Joint Venture	745,355	0	7,681,818	853,535	397,754	0	0	0.43%

TABLE FOUR
Revenues and Expenditures of Prior Joint Ventures
from Inception through December 31, 2009
(continued)

Joint Venture Name	Total Partnership Revenue	Property Sales Proceeds (GAAP Accounting Basis)	Total Expenditures, Net of Operating, Direct and Administrative Costs	Organization and Syndication Costs	Total Operating Costs	Total Direct Costs	Total Administrative Costs	Total Direct & Administrative Costs as % of Total Subscription Raised
Crown Browder No. 1 Joint Venture	508,063	0	7,789,397	853,535	103,433	0	0	0.39%
Crown Harrison No. 1 Joint Venture	684,796	0	7,685,759	849,596	288,390	0	0	0.49%
Crown Perkins No. 1 Joint Venture	3,186,077	0	9,661,210	978,750	473,574	0	0	0.42%
Crown Williams No. 1 Joint Venture	351,078	0	7,922,760	1,118,905	68,691	0	0	0.15%
Crown Bakken Shale No. 1 Joint Venture	568,602	0	5,974,432	843,750	438,389	0	0	0.28%
Crown Dodson No. 1 Joint Venture	3,956,589	0	4,398,952	621,250	177,271	0	0	0.34%
Crown McCutchin South No. 2 Joint Venture	959,403	0	7,829,608	1,186,250	824,051	0	0	0.22%
Crown Duck Lake No. 1 Joint Venture	143,624	0	3,345,682	472,500	66,836	0	0	0.33%
Crown Bakken Shale No. 2 Joint Venture	267,217	0	7,618,246	1,078,724	63,977	0	0	0.15%
Crown Dodson No. 2 Joint Venture	436,581	0	8,921,243	1,574,338	145,848	0	0	0.18%
Crown Dodson No. 3 Joint Venture	0	0	4,046,085	714,015	0	0	0	0.10%
Crown Bakken Shale No. 3 Joint Venture	0	0	4,238,525	747,975	0	0	0	0.11%
Crown Ellis No. 1 Joint Venture	0	0	5,151,506	909,100	0	0	0	0.00%
Crown Tri-State No. 1 Joint Venture	0	0	1,509,022	399,447	754,511	0	0	0.11%
Crown Dodson No. 4 Joint Venture	0	0	—	0	0	0	0	0.01%
Crown Dodson No. 5 Joint Venture	0	0	—	0	0	0	0	0.00%
Crown Haney No. 1 Joint Venture	0	0	—	0	0	0	0	0.00%
Total	$68,996,605	$32,409,888	$274,381,811	$20,900,928	$21,052,718	$—	$628,002

Table Five sets forth estimates of each named partnership’s proved oil and gas reserves as of November 1, 2009, the future revenues attributable to such reserves, and the present value of such future net reserves.

The following table is intended only to serve as an estimate of proved reserves for prior drilling partnerships sponsored by our affiliates, Crown Exploration II, Ltd. and Crown Exploration, Ltd., the estimated future net revenues for such partnerships based on such reserves and the present value of the estimated discounted future net revenues for such partnerships. You should not construe the results of certain prior partnerships as being indicative of the results to be expected in this partnership.

TABLE FIVE
Oil and Gas Reserves at November 1, 2009

Joint Venture Name	Net Oil Reserves (BBL)	Net Gas Reserves (MCF)	Estimated Future Net Revenues	Present Value Discounted at 10% per Annum
Crown Brierton Joint Venture	—	—	$—	$—
Crown Mann No. 1 Joint Venture	—	—	—	—
Crown Annabelle No. 1 Joint Venture	—	—	—	—
Crown Kolodzey No. 1 Joint Venture	—	—	—	—
Crown Arco No. 1 Joint Venture	—	—	—	—
Crown Weber No. 1 Joint Venture	—	—	—	—
Crown Weber No. 2 Joint Venture	—	—	—	—
Crown Cadena No. 1 Joint Venture	—	—	—	—
Crown Briscoe No. 1 Joint Venture	210	63,048	182,022	126,241
Crown Weber No. 3 Joint Venture	—	—	—	—
Crown Clipp No. 1 Joint Venture	—	—	—	—
Crown Briscoe No. 2 Joint Venture	1,136	45,745	144,286	108,642
Crown Midway No. 1 Joint Venture	—	—	—	—
Crown Baldinger No. 1 Joint Venture	—	—	—	—
Crown Briscoe No. 3 Joint Venture	600	233,907	1,300,368	574,602
Crown Briscoe No. 4 Joint Venture	1,314	217,090	908,996	515,332
Crown Briscoe No. 5 Joint Venture	—	130,958	345,633	211,943
Crown Briscoe No. 6 Joint Venture	499	90,991	229,046	160,430
Crown McCutchin No. 1 Joint Venture	—	—	—	—
Crown Weber Sub Ops Joint Venture	—	—	—	—
Crown Briscoe No. 7 Joint Venture	334	432,424	2,110,407	384,872
Crown Baldinger No. 2 Joint Venture	—	—	—	—
Crown Baldinger No. 3 Joint Venture	—	—	—	—
Crown Riley No. 1 Joint Venture	—	—	—	—
Crown Newton No. 1 Joint Venture	—	—	—	—
Crown Riley No. 2 Joint Venture	—	—	—	—
Crown Baldinger No. 4 Joint Venture	—	—	—	—
Crown Briscoe North No. 1 Joint Venture	—	—	—	—
Crown Neilson No. 1 Joint Venture	—	—	—	—
Crown Angel No. 1 Joint Venture	—	—	—	—
Crown Broussard No. 1 Joint Venture	—	—	—	—
Crown Ashley No. 1 Joint Venture	—	—	—	—
Crown Shepard No. 1 Joint Venture	—	—	—	—
Crown Green No. 1 Joint Venture	—	—	—	—

TABLE FIVE
Oil and Gas Reserves at November 1, 2009
(continued)

Joint Venture Name	Net Oil Reserves (BBL)	Net Gas Reserves (MCF)	Estimated Future Net Revenues	Present Value Discounted at 10% per Annum
Crown Ferguson No. 1 Joint Venture	—	—	—	—
Crown Austin No. 1 Joint Venture	—	—	—	—
Crown Vinson No. 1 Joint Venture	—	—	—	—
Crown Duncan No. 1 Joint Venture	—	—	—	—
Crown Johnson No. 1 Joint Venture	—	—	—	—
Crown Moody Tucker No. 1 Joint Venture	—	—	—	—
Crown Ashley No. 2 Joint Venture	—	—	—	—
Crown Garland No. 1 Joint Venture	—	—	—	—
Crown RLM No. 1 Joint Venture	—	—	—	—
Crown Carr No. 1 Joint Venture	—	235,337	1,187,612	698,741
Crown Angel No. 2 Joint Venture	—	—	—	—
Crown Duncan No. 2 Joint Venture	—	—	—	—
Crown Cox No. 1 Joint Venture	—	—	—	—
Crown Sisk No. 1 Joint Venture	—	—	—	—
Crown Fortenberry No. 1 Joint Venture	—	—	—	—
Crown McCutchin South No. 1 Joint Venture	—	300,143	752,360	560,084
Crown Angel No. 3 Joint Venture	—	—	—	—
Crown Foster No. 1 Joint Venture	—	—	—	—
Crown Spinler No. 1 Joint Venture	952	118,633	258,906	200,300
Crown Bergman No. 1 Joint Venture	444	147,981	355,116	263,210
Crown Allen No. 1 Joint Venture	—	—	—	—
Crown Cooper No. 1 Joint Venture	—	—	—	—
Crown Browder No. 1 Joint Venture	1,531	72,926	344,805	248,432
Crown Harrison No. 1 Joint Venture	811	307,188	673,666	470,894
Crown Perkins No. 1 Joint Venture	244	1,281,736	6,800,601	3,761,247
Crown Williams No. 1 Joint Venture	—	—	—	—
Crown Bakken Shale No. 1 Joint Venture	12,131	8,671	413,739	316,780
Crown Dodson No. 1 Joint Venture	1,265	1,539,116	9,394,698	4,659,464
Crown McCutchin South No. 2 Joint Venture	—	223,449	659,590	486,288
Crown Duck Lake No. 1 Joint Venture	17,954	6,508	1,007,689	674,962
Crown Bakken Shale No. 2 Joint Venture	12,110	18,463	449,138	342,518
Crown Dodson No. 2 Joint Venture	30,869	2,711,345	18,547,466	10,016,120
Crown Dodson No. 3 Joint Venture	—	731,119	3,512,921	2,214,898
Crown Bakken Shale No. 3 Joint Venture	18,992	28,136	932,066	710,222
Crown Ellis No. 1 Joint Venture	—	859,852	3,580,815	2,617,802
Crown Tri-State No. 1 Joint Venture	9,087	638,111	4,495,764	2,423,863
Crown Dodson No. 4 Joint Venture	—	—	—	—
Crown Dodson No. 5 Joint Venture	—	—	—	—
Crown Haney No. 1 Joint Venture	—	—	—	—
Crown Cassity No. 1 Joint Venture	—	—	—	—
Total	110,483	10,442,877	$58,587,710	$32,747,887

The Crown Brierton Joint Venture was a Texas general partnership formed on January 18, 1999 to drill two developmental gas wells in Palo Pinto County, Texas. Both wells were drilled to a depth of approximately 3,900 feet. These wells were determined to be incapable of producing commercially economical volumes of gas. The wells were plugged and abandoned, and the venture was dissolved.

The Crown Mann No. 1 Joint Venture was a Texas general partnership formed on March 11, 1999 to drill one developmental gas well in Jack County, Texas. The well was drilled to a depth of approximately 5,000 feet and was determined to be incapable of producing commercially economical volumes of gas. The well was plugged and abandoned, and the venture was dissolved.

The Crown Annabelle No. 1 Joint Venture was a Texas general partnership formed on June 1, 1999 to drill one developmental gas well in Jackson Parish, Louisiana. The well was drilled to a depth of approximately 10,700 feet and was determined to be incapable of producing commercially economical volumes of gas. The well was plugged and abandoned, and the venture was dissolved.

The Crown Kolodzey No. 1 Joint Venture was a Texas general partnership formed on October 1, 1999 to drill two developmental gas wells in Goliad County, Texas. Both wells were drilled to a depth of approximately 3,800 feet. One well was determined to be incapable of producing commercially economical volumes of gas. This well was plugged and abandoned. The other well was successfully completed as a producing well. However, due to production declines, this well became commercially uneconomical to produce. It was subsequently determined by the venturers to plug and abandon this well, and the venture was dissolved.

The Crown Arco No. 1 Joint Venture was a Texas general partnership formed on January 1, 2000 to drill one developmental gas well in Motley County, Texas. The well was drilled to a depth of approximately 6,000 feet and was determined to be incapable of producing commercially economical volumes of gas. The well was plugged and abandoned, and the venture was dissolved.

The Crown Weber No. 1 Joint Venture was a Texas general partnership formed on April 15, 2000 to drill three developmental gas wells in Victoria County, Texas. Two wells were drilled to a depth of approximately 4,000 feet, and one well was drilled to a depth of approximately 2,000 feet. All three wells were successfully completed as producing wells. However, due to production declines, all three wells became commercially uneconomical to operate. These wells were plugged and abandoned, and the venture was dissolved.

The Crown Weber No. 2 Joint Venture was a Texas general partnership formed on May 23, 2000 to drill two developmental gas wells in Victoria County, Texas. One well was drilled to a depth of approximately 4,000 feet, and the other well was drilled to a depth of approximately 3,600 feet. Both wells were successfully completed as producing wells. However, due to production declines, both wells became commercially uneconomical to operate. These wells were plugged and abandoned, and the venture was dissolved.

The Crown Cadena Joint Venture was a Texas general partnership formed on June 10, 2000 to drill two developmental gas wells in Duval County, Texas. One well was drilled to a depth of approximately 5,300 feet, and the other well was drilled to a depth of approximately 5,800 feet. These wells were determined to be incapable of producing commercially economical volumes of gas. The wells were plugged and abandoned, and the venture was dissolved.

The Crown Briscoe No. 1 Joint Venture is a Texas general partnership formed on August 18, 2000 to drill one developmental gas well in Denton County, Texas. The well was drilled to a depth of approximately 8,550 feet. The well was successfully completed and is currently producing natural gas.

The Crown Weber No. 3 Joint Venture was a Texas general partnership formed on October 2, 2000 to drill a developmental gas well in Victoria County, Texas. The well was drilled to a depth of approximately 4,000 feet and was successfully completed as a producing well. However, due to production declines, the well became commercially uneconomical to operate. The well was plugged and abandoned, and the venture was dissolved.

The Crown Clipp No. 1 Joint Venture was a Texas general partnership formed on October 31, 2000 to drill one developmental gas well in Goliad County, Texas. The well was drilled to a depth of approximately

3,540 feet and was successfully completed as a producing well. Subsequently the venture sold its interest in the well to a third party and the venture was dissolved.

The Crown Briscoe No. 2 Joint Venture is a Texas general partnership formed on December 20, 2000 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,550 feet. The wells were successfully completed and are currently producing natural gas.

The Crown Midway No. 1 Joint Venture was a Texas general partnership formed on February 14, 2001 to drill two developmental gas wells in San Patricio County, Texas. One well was drilled to a depth of approximately 5,775 feet, and the other well was drilled to a depth of approximately 6,500 feet. Both wells were determined to be incapable of producing commercially economical volumes of gas. The wells were plugged and abandoned, and the venture was dissolved.

The Crown Baldinger No. 1 Joint Venture was a Texas general partnership formed on March 26, 2001 to drill one developmental gas well in Denton County, Texas. The well was drilled to a depth of approximately 8,946 feet and was successfully completed as a producing well. Subsequently the venture sold its interest in the well to a third party and the venture was dissolved.

The Crown Briscoe No. 3 Joint Venture is a Texas general partnership formed on May 1, 2001 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,530 feet. The wells were successfully completed and are currently producing natural gas.

The Crown Briscoe No. 4 Joint Venture is a Texas general partnership formed on July 18, 2001 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,450 feet. The wells were successfully completed and are currently producing natural gas.

The Crown Briscoe No. 5 Joint Venture is a Texas general partnership formed on October 1, 2001 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,500 feet. The wells were successfully completed and are currently producing natural gas.

The Crown Briscoe No. 6 Joint Venture is a Texas general partnership formed on October 29, 2001 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,550 feet. The wells were successfully completed and are currently producing natural gas.

The Crown McCutchin No. 1 Joint Venture was a Texas general partnership formed on December 3, 2001 to drill two developmental gas wells in Denton County, Texas. One well was drilled to a depth of approximately 8,690 feet, and the other well was drilled to a depth of approximately 8,800 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Weber Subsequent Operations Joint Venture was a Texas general partnership formed on December 6, 2001 to re-enter and workover a developmental gas well in Victoria County, Texas. The well was initially drilled to a depth of approximately 4,000 feet and was successfully completed as a producing well. Subsequently the venture sold its interest in the well to a third party and the venture was dissolved.

The Crown Briscoe No. 7 Joint Venture is a Texas general partnership formed on February 1, 2002 to drill four developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 8,800 feet. The wells were successfully completed and are currently producing natural gas.

The Crown Baldinger No. 2 Joint Venture was a Texas general partnership formed on April 1, 2002 to drill four developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 8,800 feet and were completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Baldinger No. 3 Joint Venture was a Texas general partnership formed on June 1, 2002 to drill three developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 8,800 feet and were completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Riley No. 1 Joint Venture was a Texas general partnership formed on July 25, 2002 to drill three developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 9,100 feet and were completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Newton No. 1 Joint Venture was a Texas general partnership formed on October 28, 2002 to drill three developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 7,650 feet. One well was successfully completed as a producing well. The remaining two wells were determined to be incapable of producing commercially economical volumes of gas and were plugged and abandoned. However, due to production declines, the producing well became commercially uneconomical to operate. That well was plugged and abandoned, and the venture was dissolved.

The Crown Riley No. 2 Joint Venture was a Texas general partnership formed on August 26, 2002 to drill three developmental gas wells in Denton County, Texas. Two wells were drilled to a depth of approximately 9,000 feet, and the other well was drilled to a depth of approximately 9,100 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Baldinger No. 4 Joint Venture was a Texas general partnership formed on December 1, 2002 to drill one developmental gas well in Denton County, Texas. The well was drilled to a depth of approximately 8,860 feet and was successfully completed as a producing well. Subsequently the venture sold its interest in the well to a third party and the venture was dissolved.

The Crown Briscoe North No. 1 Joint Venture was a Texas general partnership formed on January 3, 2003 to drill two developmental wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,500 feet and were completed as producing wells. Subsequently the venture sold its interest in the well to a third party and the venture was dissolved.

The Crown Neilson No. 1 Joint Venture was a Texas general partnership formed on February 3, 2003 to drill three developmental gas wells in Denton County, Texas. Two wells were each drilled to a depth of approximately 8,800 feet, and the other well was drilled to a depth of approximately 8,900 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Angel No. 1 Joint Venture was a Texas general partnership formed on March 24, 2003 to drill three developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 9,200 feet and were successfully completed as producing wells. One well was subsequently determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. The venture sold its interest in the remaining two wells to a third party and the venture was dissolved.

The Crown Broussard No. 1 Joint Venture was a Texas general partnership formed on April 28, 2003 to drill a developmental gas well in Chambers County, Texas. The well was drilled to a depth of approximately 10,100 feet and was successfully completed as a producing well. However, due to production declines, the well became commercially uneconomical to operate. The well was plugged and abandoned, and the venture was dissolved.

The Crown Ashley No. 1 Joint Venture was a Texas general partnership formed on June 7, 2003 to drill three developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 8,960 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Shepard No. 1 Joint Venture was a Texas general partnership formed on July 1, 2003 to drill three developmental gas wells in Denton County, Texas. The wells were each drilled to a depth of approximately 8,600 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Green No. 1 Joint Venture was a Texas general partnership formed on September 8, 2003 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,800 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Ferguson No. 1 Joint Venture was a Texas general partnership formed on October 1, 2003 to drill three developmental gas wells in Wise County, Texas. The wells were each drilled to a depth of approximately 8,800 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Austin No. 1 Joint Venture was a Texas general partnership formed on November 3, 2003 to drill two developmental gas wells in Wise County, Texas. One well was drilled to a depth of approximately 6,950 feet, and the other well was drilled to a depth of approximately 8,400 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Vinson No. 1 Joint Venture was a Texas general partnership formed on January 2, 2004 to drill four developmental gas wells in Parker County, Texas. The wells were each drilled to a depth of approximately 6,500 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Duncan No. 1 Joint Venture was a Texas general partnership formed on January 16, 2004 to drill four developmental gas wells in Parker County, Texas. The wells were each drilled to a depth of approximately 6,300 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Johnson No. 1 Joint Venture was a Texas general partnership formed on March 29, 2004 to drill three developmental gas wells in Parker County, Texas. The wells were each drilled to a depth of approximately 6,000 feet and were successfully completed as producing wells. One well was subsequently determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. Subsequently the venture sold its interest in the remaining two wells to a third party and the venture was dissolved.

The Crown Moody Tucker No. 1 Joint Venture was a Texas general partnership formed on April 26, 2004 to drill four developmental gas wells in Parker County, Texas. The wells were each drilled to a depth of approximately 6,600 feet and were successfully completed as producing wells. Two wells were subsequently determined to be incapable of producing commercially economical volumes of gas, and were plugged and abandoned. Subsequently the venture sold its interest in the remaining two wells to a third party and the venture was dissolved.

The Crown Ashley No. 2 Joint Venture was a Texas general partnership formed on June 14, 2004 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 10,900 feet. One well was successfully completed as a producing well. The other well was determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. Subsequently the venture sold its interest in the remaining well to a third party and the venture was dissolved.

The Crown Garland No. 1 Joint Venture was a Texas general partnership formed on July 19, 2004 to drill three developmental gas wells in Denton County, Texas. One well was drilled to a depth of approximately 8,400 feet, and the other two wells were each drilled to a depth of approximately 6,870 feet. The wells were successfully completed as producing wells. One well was subsequently determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. Subsequently the venture sold its interest in the remaining two wells to a third party and the venture was dissolved.

The Crown RLM No. 1 Joint Venture was a Texas general partnership formed on September 6, 2004 to drill two developmental gas wells in Denton County, Texas. One well was drilled to a depth of approximately 10,700 feet, and the other well was drilled to a depth of approximately 10,580 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Carr No. 1 Joint Venture is a Texas general partnership formed on October 1, 2004 to drill two developmental gas wells in Tarrant County, Texas. One well was drilled to a depth of approximately

8,370 feet, and the other well was drilled to a depth of approximately 9,560 feet. The wells were successfully completed as producing wells. One well was subsequently determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. The remaining well is currently producing natural gas.

The Crown Angel No. 2 Joint Venture was a Texas general partnership formed on November 15, 2004 to drill a developmental gas well in Denton County, Texas. The well was drilled to a depth of approximately 11,100 feet and was successfully completed as a producing well. Subsequently the venture sold its interest in the well to a third party and the venture was dissolved.

The Crown Duncan No. 2 Joint Venture was a Texas general partnership formed on December 6, 2004 to drill two developmental gas wells in Parker County, Texas. One well was drilled to a depth of approximately 8,960 feet, and the other well was drilled to a depth of approximately 6,220 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Cox No. 1 Joint Venture was a Texas general partnership formed on January 24, 2005 to drill two developmental gas wells in Denton County, Texas. Both wells were drilled to a depth of approximately 8,900 feet and were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Sisk No. 1 Joint Venture was a Texas general partnership formed on February 28, 2005 to drill two developmental gas wells in Parker County, Texas. One well was drilled to a depth of approximately 8,950 feet, and the other well was drilled to a depth of approximately 9,084 feet. The wells were determined to be incapable of producing commercially economical volumes of gas. Both wells were plugged and abandoned and the venture was dissolved.

The Crown Fortenberry No. 1 Joint Venture was a Texas general partnership formed on April 22, 2005 to drill two developmental gas wells in Wise County, Texas. One well was drilled to a depth of approximately 11,600 feet, and the other well was drilled to a depth of approximately 11,250 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown McCutchin South No. 1 Joint Venture is a Texas general partnership formed on June 27, 2005 to drill two developmental gas wells in Johnson County, Texas. One well was drilled to a depth of approximately 9,130 feet, and the other well was drilled to a depth of approximately 8,590 feet. The wells were successfully completed and are currently producing natural gas.

The Crown Angel No. 3 Joint Venture was a Texas general partnership formed on August 22, 2005 to drill two developmental gas wells in Denton County, Texas. One well was drilled to a depth of approximately 12,300 feet, and the other well was drilled to a depth of approximately 11,200 feet. The wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Foster No. 1 Joint Venture was a Texas general partnership formed on September 26, 2005 to drill two developmental gas wells. One well was drilled to a depth of approximately 11,100 feet in Wise County, Texas. The second well was drilled to a depth of approximately 10,300 feet in Denton County, Texas. Both wells were successfully completed as producing wells. Subsequently the venture sold its interest in the wells to a third party and the venture was dissolved.

The Crown Spinler No. 1 Joint Venture is a Texas general partnership formed on December 1, 2005 to drill two developmental gas wells in Parker County, Texas. One well was drilled to a depth of approximately 7,780 feet, and the other well was drilled to a depth of approximately 8,190 feet. The wells were successfully completed as producing wells. One well was subsequently determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. The remaining well is currently producing natural gas.

The Crown Bergman No. 1 Joint Venture is a Texas general partnership formed on February 1, 2006 to drill two developmental gas wells in Parker County, Texas. Both wells were drilled to a depth of approximately 8,200 feet and were successfully completed as producing wells. One well is currently shut in, and the other well is currently producing natural gas.

The Crown Allen No. 1 Joint Venture was a Texas general partnership formed on March 1, 2006 to drill an exploratory gas well in Comanche County, Texas. The well was drilled to a depth of approximately 5,500 feet and was determined to be incapable of producing commercially economical volumes of gas. The well was plugged and abandoned and the venture was dissolved.

The Crown Cooper No. 1 Joint Venture was a Texas general partnership formed on April 17, 2006 to drill two developmental gas wells. The first well was drilled to a depth of approximately 8,125 feet in Parker County, Texas. The second well was drilled to a depth of approximately 11,600 feet in Wise County, Texas. Both wells were successfully completed as producing wells. The wells were subsequently determined to be incapable of producing commercially economical volumes of gas. The wells were plugged and abandoned and the venture was dissolved.

The Crown Browder No. 1 Joint Venture is a Texas general partnership formed on June 1, 2006 to drill two developmental gas wells. The first well was drilled to a depth of approximately 7,025 feet in Palo Pinto County, Texas. The second well was drilled to a depth of approximately 11,400 feet in Denton County, Texas. Both wells were successfully completed as producing wells. Subsequently the venture sold its interest in one well to a third party and the remaining well is currently producing natural gas.

The Crown Harrison No. 1 Joint Venture is a Texas general partnership formed on August 15, 2006 to drill two developmental gas wells in Parker County, Texas. Both wells were drilled to a depth of approximately 7,200 feet and were successfully completed as producing wells. The wells are currently producing natural gas.

The Crown Perkins No. 1 Joint Venture is a Texas general partnership formed on November 1, 2006 to drill two developmental gas wells. The first well was drilled to a depth of approximately 8,900 feet in Wise County, Texas. The second well was drilled to a depth of approximately 9,240 feet in Parker County, Texas. Both wells were successfully completed as producing wells. The wells are currently producing natural gas.

The Crown Williams No. 1 Joint Venture is a Texas general partnership formed on January 15, 2007 to drill an exploratory gas well in Lavaca County, Texas. The well was drilled to a depth of approximately 15,000 feet and was successfully completed as a producing well. Although the well is currently producing natural gas, the Joint Venture is considering the operator’s proposal to rework the well to increase production.

The Crown Bakken Shale No. 1 Joint Venture is a Texas general partnership formed on March 1, 2007 to drill an exploratory oil well in Richland County, Montana. The well was drilled to a depth of approximately 16,100 feet and was successfully completed as a producing well. The well is currently producing oil.

The Crown Dodson No. 1 Joint Venture is a Texas general partnership formed on May 28, 2007 to drill a developmental gas well in Wise County, Texas. The well was drilled to a depth of approximately 10,300 feet and was successfully completed as a producing well. The well is currently producing natural gas.

The Crown McCutchin South No. 2 Joint Venture is a Texas general partnership formed on August 20, 2007 to drill two developmental gas wells in Johnson County, Texas. One well was drilled to a depth of approximately 9,330 feet, and the other well was drilled to a depth of approximately 8,860 feet. The wells were successfully completed as producing wells. One well was subsequently determined to be incapable of producing commercially economical volumes of gas, and was plugged and abandoned. The remaining well is currently producing natural gas.

The Crown Duck Lake No. 1 Joint Venture is a Texas general partnership formed on October 29, 2007 to drill a developmental oil well in Roosevelt County, Montana. The well was drilled to a depth of approximately 12,500 feet and was successfully completed as a producing well. The well is currently producing oil.

The Crown Bakken Shale No. 2 Joint Venture is a Texas general partnership formed on December 10, 2007 to drill an exploratory oil well in Richland County, Montana. The well was drilled to a depth of approximately 14,700 feet and was successfully completed as a producing well. The well is currently producing oil.

The Crown Dodson No. 2 Joint Venture is a Texas general partnership formed on March 1, 2008 to drill two developmental gas wells in Wise County, Texas. One well was drilled to a depth of approximately 10,470 feet, and the other well was drilled to a depth of approximately 9,700 feet. The wells were successfully completed as producing wells. The wells are currently producing natural gas.

The Crown Dodson No. 3 Joint Venture is a Texas general partnership formed on April 18, 2008 to drill a developmental gas well in Johnson County, Texas. The well was drilled to a depth of approximately 9,480 feet. The well was successfully completed as a producing well. The well is currently producing natural gas.

The Crown Bakken Shale No. 3 Joint Venture is a Texas general partnership formed on May 31, 2008 to drill a developmental oil well in Richland County, Montana. The well was drilled to a depth of approximately 13,066 feet and was successfully completed as a producing well. The well is currently producing oil.

The Crown Ellis No. 1 Joint Venture is a Texas general partnership formed on July 21, 2008 to drill two developmental gas wells in Ellis County, Texas. One well was drilled to a depth of approximately 8,390 feet, and the other well was drilled to a depth of approximately 8,410 feet. The wells were successfully completed as producing wells and are currently producing natural gas.

The Crown Tri-State No. 1 Joint Venture is a Texas general partnership formed on October 12, 2008 to drill three oil and gas wells, one each in Cayuga County, New York, Irion County, Texas and Billings County, North Dakota. The Cayuga County, New York well was drilled to a depth of approximately 3,668 feet and was determined to be incapable of producing commercially economical volumes of gas and was plugged and abandoned. The Billings County, North Dakota well was drilled to a depth of approximately 9,110 feet and was determined to be incapable of producing commercially economical volumes of oil and was plugged and abandoned. The Irion County, Texas well was drilled to a depth of approximately 6,802 feet and was successfully completed as a producing well. The well is currently producing oil.

The Crown Dodson No. 4 Joint Venture is a Texas general partnership formed on January 1, 2009 to drill two developmental gas wells in Wise County, Texas. Both wells were drilled to a depth of approximately 7,620 feet and were successfully completed as producing wells. The wells are currently producing natural gas.

The Crown Dodson No. 5 Joint Venture is a Texas general partnership formed on May 1, 2009 to drill a developmental gas well in Wise County, Texas. The well was drilled to a depth of approximately 7,770 feet and was successfully completed as a producing well. The well is currently producing natural gas.

The Crown Haney No. 1 Joint Venture is a Texas general partnership formed on September 15, 2009 to drill two developmental oil and gas wells in Irion County, Texas. One well was drilled to a depth of approximately 6,870 feet, and the other well was drilled to a depth of approximately 6,840 feet. The wells were successfully completed as producing wells. The wells are currently producing oil.

The Crown Cassity No. 1 Joint Venture is a Texas general partnership formed on November 11, 2009 to drill one developmental oil and gas well in Wise County, Texas. The well was drilled to a depth of approximately 7,770 feet and was successfully completed as a producing well. The well is currently producing natural gas.

The Crown Dodson No. 6 Joint Venture is a Texas general partnership organized on February 1, 2010 to drill one developmental well in Wise County, Texas. The well was drilled to a depth of approximately 7,500 and was successfully completed as a producing well. The well is currently producing natural gas.

The Crown Haney No. 2 Joint Venture is a Texas general partnership organized on March 15, 2010 to drill one developmental oil and gas well in Irion County, Texas. The well was drilled to a depth of approximately 6,870 feet and was successfully completed as a producing well. The well is currently producing oil.

The Crown Dodson No. 7 Joint Venture is a Texas general partnership organized on June 15, 2010 to drill one developmental well in Wise County, Texas. The well was drilled to a depth of approximately 7,500 and was successfully completed as a producing well. The well is currently producing natural gas.

The Crown Anadarko No. 1 Joint Venture is a Texas general partnership organized on August 9, 2010 to drill two developmental wells in Beaver County, Oklahoma. The first well was drilled to a depth of approximately 7,200 feet and was determined to be incapable of producing commercially economical volumes of oil and was plugged and abandoned. The second well is currently being drilled.

The Crown Park Springs No. 1 Joint Venture is a Texas general partnership formed on October 15, 2010 to drill one developmental oil and gas well in Wise County, Texas. The venture is currently selling units of interest to investors. The venture is currently selling units of interest to investors.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated under the Code, that govern the material U.S. federal income tax considerations that may affect your investment in the partnership. These provisions are highly technical and complex, and this summary is qualified in its entirety by applicable Code provisions and Treasury Regulations, and applicable administrative and judicial interpretations. This summary does not deal with all of the tax aspects that might be relevant to you in light of your own circumstances. In addition, except as specifically discussed, it does not deal with particular types of investors that are subject to special treatment under the Code, such as tax-exempt organizations, insurance companies, financial institutions, foreign taxpayers and broker-dealers. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed in this summary, and any such changes or decisions may have retroactive effect. You are urged to consult with your own tax advisor with respect to the federal, state, local, foreign and other tax consequences of purchasing, holding and selling units and any possible changes in the tax laws occurring after the date of this prospectus.

We have received an opinion from our counsel, Baker & McKenzie LLP, that the following discussion under the heading “Material Federal Income Tax Consequences” in this prospectus is correct in all material respects. The full text of the opinion is attached as Appendix D to this prospectus. We encourage you to read the opinion in its entirety and to read the following discussion for a full understanding of the opinion, including the assumptions made and matters considered by Baker & McKenzie LLP in providing its opinion. However, please note that Baker & McKenzie LLP’s opinion reflects only the opinion of counsel and it and the following discussion is not binding upon the IRS or courts of applicable jurisdiction.

Partnership Status

We have not requested, and we do not intend to request, a ruling from the IRS that the partnership will be treated as a “partnership” for federal income tax purposes. As set forth below, however, we believe that for federal income tax purposes the partnership should be determined to be a partnership and not an association taxable as a corporation.

Under the so-called “check-the-box” regulations, Treasury Regulation section 301.7701-1 et seq., the partnership should be treated as a partnership for federal income tax purposes because: (i) the partnership will be engaged in a trade or business and, therefore, pursuant to Treasury Regulation section 301.7701-1(a)(2), it should be treated as a separate entity; (ii) pursuant to Treasury Regulation section 301.7701-2(a), the partnership should be treated as a business entity because it is not properly classified as a trust under Treasury Regulation section 301.7701-4; (iii) the partnership should not be considered to be a corporation as defined in Treasury Regulation section 301.7701-2(b); and (iv) we do not intend to elect for the partnership to be classified as an association pursuant to Treasury Regulation section 301.7701-3(a). Therefore, the partnership should be treated as a “partnership” under the “default rule” of Treasury Regulation section 301.7701-3(b)(1).

If an election was made to treat the partnership as a corporation or if the IRS were to successfully assert that the partnership should be treated as a corporation for any taxable year, the partnership would be taxed as a corporation, the taxable income of the partnership for such year would be subject to federal income tax at corporate tax rates, the partners would be treated as shareholders and distributions by the partnership, if and when made, would be taxable to the partners as dividends or otherwise treated as corporate distributions. In such event, there would be no flow through of partnership income, deduction, gain, loss or credit to the partners, with the result that most of the tax benefits discussed in this prospectus would not be available to the partners.

If the partnership were treated as a partnership under the check-the-box regulations and it did not elect to, and the IRS did not assert that it should, be treated as a corporation, there is nonetheless a risk that it could be treated as a so-called “publicly traded partnership” for U.S. federal income tax purposes that is treated as an association that is taxable as a corporation. A publicly traded partnership for U.S. federal income tax purposes is generally any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Partnership units will not be traded on an established securities market, so the partnership should not be treated as a publicly traded partnership as a result of being traded on an established security market.

Treasury Regulations concerning the classification of partnerships as publicly traded partnerships provide that interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if: (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in (i) – (iii).

The Treasury Regulations set forth certain transfers that will be disregarded in determining whether there is trading on a secondary market. Those transfers include transfers at death, transfers between family members, distributions from a qualified retirement plan and so-called block transfers as defined by the Treasury Regulations.

The Treasury Regulations also provide certain safe harbors that permit certain transfers (other than disregarded transfers) of partnership interests without creating a deemed secondary market or the substantial equivalent thereof. For example, one safe harbor provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year of the partnership, excluding certain disregarded transfers, does not exceed 2% of the total interest in the capital or profits of the partnership. Failure to satisfy a safe harbor provision under the regulations, however, will not necessarily cause a partnership to be treated as a publicly traded partnership if, taking into account all of the facts and circumstances, the investors are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

It is unclear whether the partnership will satisfy one or more of the secondary market safe harbors. However, we believe that no market will ever exist for investors to readily buy, sell or exchange their units in a manner that is comparable, economically, to trading on an established securities market, and we will not make a market for the units. In addition, the partnership agreement prohibits the partners from transferring their units if, in the opinion of counsel to the partnership, the transfer would cause the partnership to be treated as a publicly traded partnership.

If a partnership were treated as a publicly traded partnership for U.S. federal income tax purposes, it would nonetheless not be taxable as a corporation if 90% or more of its gross income for each taxable year in which it was a publicly traded partnership consisted of “qualifying income.” For this purpose, qualifying income generally includes, among other things, income and gains derived from the exploration, development, mining, production or marketing of oil and natural gas, and the gain from the sale of a capital asset to produce such income. It should be noted that there is a bill currently pending in Congress that could apply to the partnership and, among other things, could treat the portion of the partnership’s income that is allocated to our ten percent (10%) carried interest as not being qualified income. As discussed below in “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws,” it is not possible to predict with any degree of certainty whether or when this bill will become law.

If the partnership were classified as a publicly traded partnership but qualified for the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be applied separately to each partner’s allocable share of income and loss attributable to the partnership. We believe that, under current law, at least 90% of the gross income of the partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. Accordingly, we believe that the partnership should qualify for the qualifying income exception to the publicly traded partnership rules.

Based on the foregoing, we believe that the partnership should not be treated as a publicly traded partnership and, therefore, taxable as a corporation, because: (i) units will not be traded on an established securities market; (ii) units should not be treated as being readily tradable on a secondary market or the substantial equivalent thereof; and (iii) at least 90% of the partnership’s income should be qualifying income.

The Treasury Regulations set forth broad “anti-abuse” rules authorizing the IRS to recast transactions either to reflect the underlying economic arrangement or to prevent the circumvention of the intended purpose of any provision of the Code. We are not aware of any fact or circumstance that could cause these rules to be applied to the partnership. However, if any of the transactions described in this prospectus were to be recharacterized under these rules, this may have material adverse tax consequences to the partners.

Tax Consequences to You

As a partnership for U.S. federal tax purposes, the partnership will not be a taxable entity and, accordingly, will incur no federal income tax liability. Rather, you and the other partners will be required to report on your own income tax returns your allocable shares of the partnership’s income, gains, losses, deductions and credits without regard to whether you receive any cash distributions from the partnership. The character of your share of each item of income, gain, loss, deduction and credit will be determined at the partnership level. You will be allocated a distributive share of such items generally in accordance with the partnership agreement. The partnership will file an annual information return with the IRS to report the collective income, gain, loss, deduction, and credit of the partnership, and it will provide you with a Schedule K-1, which will report your allocable share of such items.

Intangible Drilling Costs

Congress granted the authority to the Secretary of the Treasury (the “Secretary”) to prescribe regulations that would allow taxpayers the option of currently deducting, rather than capitalizing, intangible drilling costs (“IDC”). Please note, however, that there is a proposal currently pending before Congress that would eliminate the option to currently deduct IDC. See “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.”

The Secretary’s rules state that, in general, the option to deduct IDC applies only to an “operator’s” expenditures for drilling and development items that do not have a salvage value. For purposes of the Secretary’s rules for deducting IDC, an “operator” is generally defined as one who holds a working or operating interest in any tract or parcel of land either as a fee owner or under a lease or any other form of contract granting working or operating rights.

The partnership intends to acquire one or more working interest leases in oil and gas properties located in Texas. In certain cases, the partnership will own record title to a lease. In other cases, we will own record title to the partnership’s leases for the benefit of the partnership and/or record title may not be transferred to the partnership or us until after a well has been completed. However, as long as the partnership holds a working or operating interest in a lease under any form of contract granting working or operating rights before drilling commences, the partnership should be deemed to be an operator of the lease for purposes of electing to currently deduct its IDC incurred with respect to the lease.

Classification of Costs.  In general, IDC consists of those costs that are incident and necessary for the drilling of wells and the preparation of wells for production that in and of themselves have no salvage value, such as amounts paid for labor, fuel, repairs, hauling, and any supplies that are used in the following activities:

•	drilling, shooting and cleaning wells;
•	clearing ground, draining, road making, surveying and geological works as are necessary in the preparation for the drilling of wells; and
•	the construction of derricks, tanks, pipelines and other physical structures as are necessary for the drilling of wells and the preparation of wells for the production of oil or gas.

The partnership’s classification of a cost as IDC is not binding on the IRS. The IRS may successfully reclassify an item labeled by the partnership as IDC as a cost that must be capitalized. To the extent not deductible, the amounts should be included in the partnership’s basis in mineral property and in your basis in your interest in the partnership.

Timing of Deductions.  The partnership will elect to currently deduct its IDC that are incurred on leases where the partnership is deemed to be an “operator” for tax purposes. However, you will have the option of currently deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a 60-month period, beginning with the month in which the expenditure is made.

There are further limitations on the deduction of IDC paid or incurred by an integrated oil company. An integrated oil company can expense only 70 percent of the IDC that otherwise qualifies for current deduction. The other 30 percent is deducted in 60 equal monthly installments, commencing with the month in which the costs are paid or incurred. An “integrated oil company” is a corporation that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an “independent producer” that is not subject to these IDC deduction limits, you, either directly or through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or an equivalent amount of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate.

IDC is generally deductible or becomes subject to the capitalization rules discussed above when the well to which the costs relate is drilled. In some cases, however, IDC may be paid in one year for a well that is not drilled until the following year. In those cases, the prepaid IDC will not be deductible until the year when the well is drilled unless the prepaid IDC qualifies to be deducted in the year when paid under either (i) the spudding rule or (ii) the 3½ month rule.

Under the spudding rule, prepaid IDC is deductible when paid only if: (i) the well to which the prepaid IDC relates is spudded no later than 90 days after the end of the year during which the costs are paid; (ii) the prepayment is a “payment” for tax purposes and not a deposit; and (iii) the prepayment is made for a legitimate business purpose. A well is “spudded” when drilling commences on the well. Prepaid IDC that is deductible under the spudding rule is only deductible up to a partner’s “cash basis” in the partnership. Generally speaking, a partner’s “cash basis” is equal to its adjusted tax basis without regard to any partnership borrowing or certain partner borrowing with respect to the partnership.

The 3½ month rule allows prepaid IDC to be deducted when paid as long as it is reasonable to expect that the well to which the prepaid IDC relates will be fully drilled within 3½ months after the IDC is paid. Like the spudding rule, under the 3½ month rule a prepayment must be a “payment” for tax purposes and not a mere deposit. Prepaid IDC that is deductible under the 3½ month rule is not subject to the “cash basis” limitation discussed above that applies to the spudding rule.

The fractional interest rule will likely apply to limit your ability to currently deduct IDC that is incurred by the partnership. The partnership intends to acquire less than 100% of the working interest in its oil and gas prospects. The partnership is also expected to be obligated to pay all or a portion of the drilling costs attributable to a carried working interest in the prospects that is retained by the operator. IDC paid by the partnership that is allocable to a carried working interest held by a “carried” working interest owner generally must be capitalized by the partnership and the partners as part of their depletable cost bases in the drilling prospects unless the partnership has either (i) the right to recoup the carried drilling costs that it pays from the first production from the drilling prospect that are attributable to the carried working interest owner’s working interest, or (ii) the partnership enters into a partnership with the carried party (or parties) for federal tax purposes and, as part of that partnership, the partnership is specially allocated the carried drilling costs that it pays. The partnership does not expect to have the right to recoup its carried drilling costs from the first production from its drilling prospects, and the partnership does not expect to enter into a tax partnership with the operator that specially allocates the tax deductions for the carried drilling costs to the partnership. As a result, you and the other investor partners will likely not be able to currently deduct the carried drilling costs that are paid by the partnership.

Recapture of IDC.  IDC previously deducted in connection with the drilling of a commercially productive oil or gas well (directly or through the ownership of an interest in the partnership) and that would have been included in the adjusted basis of the property is subject to being recaptured as ordinary income to the extent of any gain realized upon the disposition of the property. Treasury Regulations provide that, subject to certain anti-abuse provisions, recapture is determined at the partner level. Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property, a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

If and when you dispose of all or a portion of your partnership interest, you will be required to recapture as ordinary income any previously deducted IDC on productive wells equal to the lesser of (i) the taxable gain realized on the disposition, or (ii) the IDC that is subject to recapture. Thus, some (or all) of your gain from your disposition of your interest in the partnership or the partnership’s disposition of its interest in a well could be taxable at ordinary income rates.

Depletion

To the extent that the partnership is successful in acquiring one or more leases, the partnership and, therefore, the partners should be considered to have an economic interest in the leases. As an owner of an economic interest in an oil and gas property through the partnership, you should be entitled to claim the greater of cost or percentage depletion with respect to the partnership’s productive oil and gas properties on its leases. In the case of a partnership, the depletion allowance must be computed separately by each partner and not by the partnership.

Cost depletion for any year is determined by multiplying the cost basis of the mineral interest by a fraction, the numerator of which is the number of units (e.g., barrels of oil or Mcf of gas) sold during the year, and the denominator of which is the estimated recoverable units of reserves available at the beginning of the depletion period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

Percentage depletion is a statutory allowance pursuant to which a deduction is allowed in any taxable year, not to exceed 100% of your taxable income from the property (computed without the allowance for depletion) with the aggregate deduction limited to 65% of your taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce your adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

Percentage depletion is generally available only with respect to the domestic oil and gas production of certain “independent producers.” In order to qualify as an independent producer, you, either directly or through certain related parties, must not be involved in the refining of more than 75,000 barrels of oil (or an equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. If you qualify as an independent producer, you will only be able to claim percentage depletion with respect to the first one thousand (1,000) barrels per day of your domestic oil production or the first six million (6,000,000) cubic feet per day of your domestic gas production. Please note, however, that there are proposals currently pending before Congress that would eliminate the option for independent producers to claim percentage depletion for the production of oil and gas. See “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.”

The availability of depletion, whether cost or percentage, will be determined separately by each partner. You must separately keep records of your share of the adjusted basis in an oil or gas property, adjust your share of the adjusted basis for any depletion taken on the property, and use the adjusted basis each year in the computation of your cost depletion or in the computation of your gain or loss on the disposition of such property. These requirements may place an administrative burden on you.

If and when you dispose of all or a portion of your partnership interest or the partnership disposes of a productive well at a gain for tax purposes, you will be required to recapture as ordinary income any depletion deductions that reduced your adjusted tax basis in the well that is sold (or your adjusted tax basis in the partnership’s wells if you sell your interest in the partnership) equal to the lesser of (i) the taxable gain realized on the disposition, or (ii) the depletion deductions that are subject to recapture. Thus, some (or all) of your gain from the partnership’s disposition of a well or your disposition of your interest in the partnership could be taxable at ordinary income rates. Subject to certain anti-abuse provisions, recapture is determined at the partner level, and special rules apply in the case of partial dispositions.

Depreciation

The partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the “modified accelerated cost recovery system” (“MACRS”) must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines generally cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. However, pursuant to a recently enacted law, taxpayers are allowed to currently deduct 100% of the cost of certain assets that would otherwise be depreciable over a period of less than 20 years provided that the assets are placed into service prior to January 1, 2013, and certain other requirements are met. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for alternative minimum tax (“AMT”) purposes. If the partnership disposes of some or all of its depreciable equipment at a gain for tax purposes or if you dispose of your interest in the partnership at a gain, the depreciation deductions you previously claimed are subject to recapture as ordinary income equal to the lesser of the gain that is attributable to the depreciable equipment or the depreciation that is subject to recapture.

Leasehold Costs and Abandonment

The cost of acquiring an oil and gas lease is a capital expenditure that may not be deducted in the year that the lease is acquired. Rather, the cost must be capitalized and it is generally recoverable though the allowance for depletion if a productive well (or wells) is drilled on the lease. If a lease is proved to be worthless by drilling or abandonment, the cost of that lease constitutes a loss and may be deducted for U.S. federal income tax purposes in the year it is abandoned or becomes worthless.

Transaction Fees

The partnership may classify a portion of the fees to be paid to third parties and to us or to the operator and its affiliates (as described in the prospectus under “Sources of Funds and Use of Proceeds”) as organizational expenses, expenses that are currently deductible or expenses that must be capitalized. Generally, expenditures made in connection with the creation of, and with sales of interests in, the partnership will fit within one of several categories, including organizational, syndication and start-up expenses.

Organizational expenses include legal fees for services incident to the organization of the partnership, such as negotiation and preparation of the partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Depending on the amount of organizational expenses that are incurred by the partnership, the partnership may currently deduct the lesser of: (i) the amount of organizational expenses that are incurred or (ii) $5,000 reduced, but not below zero, by the amount by which the partnership’s organizational expenses exceed $50,000. Any organizational expenses that are not currently deductible may be amortized and deducted ratably over the 180-month period beginning with the month in which the partnership’s business begins.

No deduction is allowable for “syndication expenses,” which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized.

Start-up expenses generally include amounts paid or incurred in connection with investigating, creating or acquiring an active trade or business, which would otherwise be deductible in connection with an ongoing business. Depending on the amount of start-up expenses that are incurred by the partnership, if any, the partnership may currently deduct the lesser of: (i) the amount of start-up expenses that are incurred or (ii) $5,000 reduced, but not below zero, by the amount by which the partnership’s start-up expenses exceed

$50,000. Any start-up expenses that are not currently deductible may be amortized and deducted ratably over the 180-month period beginning with the month in which the partnership’s business begins.

Geological and Geophysical Costs

For federal income tax purposes, so-called geological and geophysical costs are costs that are incurred for the purpose of obtaining and accumulating data that will serve as the basis for the acquisition and retention of mineral properties by taxpayers exploring for minerals. Geological and geophysical costs do not, however, include the costs of actually acquiring a mineral property or lease. The partnership may incur some geological and geophysical costs under arrangements with third parties, such as the operator of one or more of the partnership’s oil and gas properties. If and to the extent that the partnership incurs geological and geophysical costs, such costs must be capitalized and amortized ratably over a 24-month period (or over a 7-year period for any partners that qualify as “major integrated oil companies” as defined by Code section 167(h)(5)) beginning on the mid-point of the taxable year during which the costs were incurred. Please note, however, that there is a proposal currently pending before Congress that would increase the amortization period for geological and geophysical costs to 7 years for all taxpayers. See “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.” If any property with respect to which geological and geophysical costs are paid or incurred is retired or abandoned, no deduction is allowed as a result of the retirement or abandonment. Rather, the geological and geophysical costs must continue to be amortized over the remaining applicable recovery period.

Domestic Production Activities

Taxpayers may generally deduct an amount equal to 9% of their net income from certain domestic production activities. The deduction is limited to the lesser of: (i) the taxpayer’s so-called “qualified production activities income,” which is based, in part, on the taxpayer’s domestic production gross receipts, or (ii) fifty percent of the W-2 wages paid by the taxpayer that are properly allocable to domestic production gross receipts. Domestic production gross receipts currently include gross receipts from activities such as (i) the sale of natural gas produced by the taxpayer in the United States and (ii) the sale or lease of tangible personal property produced or extracted by the taxpayer in whole or significant part in the U.S. Beginning in 2010, the deduction is reduced by 3% of the lesser of the taxpayer’s (i) oil-related qualified production activities income for the tax year; (2) qualified production activities income for the tax year; or (3) taxable income (determined without regard to the domestic production activities deduction). The term “oil related qualified production activities income” means the qualified production activities income that is attributable to the production, refining, processing, transportation, or distribution of oil, gas, or any primary product thereof during that tax year.

The availability of the domestic production deduction is dependent upon many factors, which will vary among individual investors. In addition, there is a proposal currently pending before Congress that would exclude all receipts from the sale, exchange or disposition of oil and natural gas from the definition of “domestic production gross receipts” for purposes of calculating the domestic production deduction. See “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.” Therefore, each prospective investor partner is urged to consult with its own tax advisor to determine whether this deduction will be available to him or her.

Sales, Subleases and Farmouts

The partnership intends to acquire leases and drill and develop the oil and gas drilling prospects on the leases. If the partnership is not able to drill the prospects on the leases that it acquires, the partnership may farmout or sell the leases to third parties. The tax treatment of these transactions will depend upon the form and substance of the transactions and the nature of any interest in the lease that is retained by the partnership.

Sales.  If the partnership transfers its entire interest in a lease for cash and/or a note and/or a production payment and retains no other interest in the lease, or if the partnership transfers a portion of its working interest for cash and/or a note and/or a production payment, the transaction should be characterized as a sale or exchange for federal income tax purposes. The partnership’s taxable gain (or loss) will equal the difference between the amount realized by the partnership on the sale and the partnership’s adjusted tax basis in the portion of the interest that is sold. Therefore, if the partnership sells less than its entire working interest, the partnership will be required to allocate its adjusted tax basis in the interest between the portion that is sold and the portion that the partnership retains.

Unless the partnership is considered to be a dealer, as discussed below, the interest should be considered a capital asset of the partnership (e.g., an asset acquired for investment purposes). However, the gain on the sale will first be subject to the recapture rules for IDC, depletion and depreciation as discussed above. If the taxable gain exceeds the amount that must be recaptured as ordinary income or if there is a loss on the sale, the excess gain or loss should be either short term or long term capital gain or loss depending on whether the interest that is sold was held for less than, or more than, one year.

Short term capital gains are taxed at ordinary income rates, and long term capital gains are generally taxed to non-corporate taxpayers at a maximum rate of 15%, although the maximum rate is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2013. A non-corporate taxpayer may deduct losses from sales or exchanges of capital assets to the extent of its gains from such sales or exchanges plus the lesser of (i) $3,000 or (ii) the excess of such losses over such gains.

If the partnership is considered to be a “dealer,” the entire amount of the partnership’s gain (or loss) on the sale will be taxed at ordinary income rates. The determination of whether the partnership will be a “dealer” with respect to the oil and gas leases that it acquires or whether the leases will constitute capital assets will be based on all of the facts and circumstances of the partnership’s activities. The facts and circumstances that must be considered include the reason why the partnership acquired the leases, the number and regularity of the partnership’s sales, and whether the partnership made any improvements before the sale. Based on the proposed operations of the partnership, we believe that the partnership should not be considered to be a dealer in the leases that it acquires, and such interests should be capital assets in the hands of the partnership.

We will make an initial determination as to whether the partnership’s gain or loss on the sale of one or more leases should be taxed as ordinary or capital gain or loss. As discussed below in “— Administrative Matters — Consistency Requirements,” each partner will be required to follow the partnership’s characterization of its gains and losses on its own tax return unless certain conditions are met. The IRS may not agree with the partnership’s characterization of its gains and losses. If the IRS successfully asserts that the partnership’s gain or loss should be characterized in a different manner, the partners could be obligated to pay additional tax, and be liable for penalties and interest. In such event, the partnership may not be able to make any cash distributions to the partners to allow them to pay their additional tax liabilities.

Subleases.  If the partnership transfers a working interest in a lease and retains a non-operating interest such as a royalty or an overriding royalty, the transaction should be characterized as a lease or a sublease. As a result, any payments that the partnership receives on the transfer of the lease should be characterized as a lease bonus, which is taxable as ordinary income, and the taxable amount will not be offset by the partnership’s tax basis in the lease. Rather, the partnership’s entire adjusted tax basis in the lease will be allocated to the royalty interest that it retains in the transaction. The revenues that the partnership receives from the retained royalty interests, if any, will be taxed at ordinary income rates.

Farmout and Sharing Arrangements.  If the partnership agrees to farmout a lease and receives no cash compensation in connection with the farmout transaction, the transaction should not be characterized as a sale but, rather, as a lease or sublease or an investment in a separate joint venture depending upon the nature of the interest retained by the partnership as the “farmor.” In a typical transaction, the partnership as farmor will assign a portion of its working interest in a lease (and retain a portion as its carried working interest) to the assignee ( i.e., the “farmee”) in exchange for the farmee’s agreement to bear all of the costs related to the obligation to drill the well on the drill site. Such agreement may also provide that (1) the farmee will earn an interest in the farmor’s additional acreage surrounding the drill site, (2) the farmee is entitled to recoup some or all of its drilling costs from the first production from the obligation well (i.e., payout), and (3) after payout, a portion of the drill site working interest reverts to the farmor.

The partnership as the farmor should not be subject to tax as a result of the farmor’s payment of the costs to drill and complete the well subject to the farmout arrangement. However, the partnership will also not be entitled to deduct any of the drilling costs or the costs for the tangible equipment needed to complete the well. If a well subject to a farmout arrangement achieves production, the partnership will be subject to tax at ordinary income rates on its share of production that is allocable to its carried working interest.

In Revenue Ruling 77-176, 1977-1 C.B. 77, the IRS ruled that if in exchange for drilling a well the farmee is also entitled to receive a portion of the farmor’s working interest in the farmor’s additional acreage surrounding the drill site, the working interest in the additional acreage constitutes compensation in the form of property to the farmee for undertaking the development project on the drill site. Consequently, the fair market value of such working interest, determined as of the date of its transfer to the farmee, is includable in the farmee’s gross income in the year the well is completed or when the working interest in the additional acreage is transferred to the farmee, whichever is earlier. With respect to the fraction of the working interest in the acreage exclusive of the drill site transferred by the farmor to the farmee, the farmor is to be treated as having sold such interest for its fair market value on the date of transfer and having paid the cash proceeds to the farmee as additional compensation to the farmee for undertaking the development project on the drill site. This treatment may result in taxable income to the farmor.

If a farmout arrangement is necessary, we will attempt to minimize the effects of Revenue Ruling 77-176 in negotiating the farmout arrangement. However, to the extent any such transaction produces taxable income under the ruling, your tax liability attributable to such transaction may exceed the cash that is distributed from the partnership. In such case you will have to use cash from other sources to pay your tax liability. In addition, the fair market value of the transferred property is a factual question, which may be the subject of a dispute between the partnership and the IRS.

Allocations

In general, allocations of all partnership items of income, gain, loss, deduction and credit must have “substantial economic effect” to be recognized for federal income tax purposes. An allocation will have substantial economic effect if it satisfies a two-part test. First, the allocation must have economic effect. Second, the economic effect must be substantial. If an allocation lacks substantial economic effect the IRS will disregard the allocation and will determine a partner’s allocable share in accordance with the partner’s interest in the partnership.

With respect to the second test, the Treasury Regulations generally provide that the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation (or allocations) will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. However, the Treasury Regulations provide that the economic effect of an allocation (or allocations) is not substantial if at the time the allocation becomes part of the partnership agreement: (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement; and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation (or allocations) were not contained in the partnership agreement.

According to the Treasury Regulations, an allocation will have economic effect if the partner to whom the allocation is made receives the economic benefit or bears the economic burden or risk associated with the allocation. The regulations state that, in general, an allocation will have economic effect if throughout the term of the partnership the partnership agreement:

(i) provides for the determination and maintenance of the partners’ capital accounts in accordance with the rules set forth in the Treasury Regulations;

(ii) requires that on liquidation of the partnership (or any partner’s interest in the partnership), liquidating distributions must in all cases be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the liquidation, in accordance with the positive capital account balances of the partners; and

(iii) either obligates a partner with a deficit in its capital account following the liquidation of its interest in the partnership to restore such deficit or contains a so-called “qualified income offset” pursuant to which a partner that unexpectedly receives certain allocations, adjustments or distributions will be allocated income and gain in an amount and manner sufficient to eliminate any deficit capital account balance of such partner as quickly as possible.

If an agreement contains a qualified income offset instead of a deficit restoration clause, the allocation will have economic effect only to the extent it does not create or increase a deficit capital account balance.

The allocations of federal income tax items to the partners made in the partnership agreement should satisfy the “substantiality” portion of the test in the regulations because the economic consequences of the allocations should be equivalent to the tax consequences of such allocations. However, the allocation of federal income tax items to the partners in the partnership agreement does not satisfy the safe harbor for “economic effect” because the partnership agreement provides that liquidating distributions will be made to the partners first to the extent necessary to ensure that they have received a return of an amount equal to their capital contributions to the partnership, and thereafter in accordance with their right to receive operating distributions from the partnership. Therefore, allocations in the partnership agreement must be made in accordance with the partner’s interests in the partnership. Because the partnership agreement generally allocates profits in the same manner as cash distributions are made and losses are generally allocated in accordance with capital contributions, we believe that these allocations are in accordance with the partners’ interests in the partnership. However, there can be no assurance that the IRS will not challenge the allocations in the partnership agreement and attempt to reallocate profits and losses (and the tax obligations associated with such items) among the partners in some other manner. If the IRS were to successfully assert that the partnership income or loss should be allocated in a manner other than as set forth in the partnership agreement, the partners could owe additional tax, interest and penalties for the tax year(s) such reallocations are made, and the partnership may not be able to make any cash distributions to the partner to permit them to pay such additional tax liabilities.

Basis and At Risk Limitations

Your share of partnership losses, if any, will be allowed only to the extent of your adjusted tax basis in the partnership. Your initial adjusted tax basis will generally be equal to the cash you contribute to the partnership. Your adjusted tax basis will generally be increased by your share of the partnership’s income, additional capital contributions, if any, that you make to the partnership and your share, if any, of partnership borrowings as determined under the Code and applicable Treasury Regulations. Your adjusted tax basis will generally be reduced, but not below zero, by your share of partnership losses, your depletion deductions, the amount of cash and the adjusted tax basis of property other than cash distributed from the partnership and your share of the reduction in the amount of partnership borrowings previously included in your basis.

Your share of partnership losses may also be limited by the aggregate amount with respect to which you are “at risk” at the close of the taxable year. In general, you are “at risk” to the extent of the amount of cash and the adjusted basis of other property you have contributed to the partnership. Any such loss disallowed by the “at risk” limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

You must recognize taxable income to the extent that your “at risk” amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to you, less any amounts previously recaptured. You may be allowed a deduction for the recaptured amounts included in your taxable income if and when you increase your amount “at risk” in a subsequent taxable year.

If you purchase units by tendering cash to the partnership, to the extent the cash contributed constitutes your “personal funds,” you should be considered “at risk” with respect to those amounts. To the extent the cash contributed constitutes “personal funds,” neither the “at risk” rules nor the adjusted basis rules should limit the deductibility of losses generated from the partnership up to an amount equal to such cash.

Passive Loss Limitations

Generally.  The passive activity loss rules apply to individuals, estates, trusts, personal service corporations and closely held C corporations, and limit the ability of these taxpayers to deduct losses generated from passive activities. Under the passive activity loss rules, losses from passive activities can only be deducted against income from the passive activity that generated the loss and from other passive activities.

Passive activity losses generally cannot be used to offset income from wages or salaries (or other sources of so-called “active” income) or against income from interest, dividends or royalties not derived in the ordinary course of business or against the gain from the sale of property producing such income (so-called “portfolio income”). If a taxpayer has a loss from a passive activity for a given tax year that cannot be offset by passive income from other passive activities, the loss will be suspended and may be carried forward by the taxpayer and used to offset future income from passive activities. If a taxpayer has a suspended loss from a passive activity when it disposes of its interest in the activity, the taxpayer will be allowed to deduct the suspended loss against its non-passive income provided that the interest is disposed of in its entirety to an unrelated party in a taxable transaction.

The term “passive activity” encompasses all rental activities and all activities involving a trade or business with respect to which the individual taxpayer does not “materially participate.” This material participation standard is applied individually on an investor-by-investor basis. Thus, in the case of the partnership, the material participation test will be applied on a partner-by-partner basis to determine whether each partner materially participates in the partnership’s activities.

You will be treated as materially participating in the partnership’s activities only if you are personally involved in its operations on a “regular, continuous, and substantial” basis. Work done in your capacity as an investor will not be treated as participation in the partnership’s activities. In addition, we will be responsible for the partnership’s day-to-day activities and operations, and you will only have limited rights to participate in the management of the partnership. Moreover, with certain exceptions, the Code provides that no limited partnership interest in a limited partnership will be treated as an interest with respect to which you materially participate. However, if you own both additional general and limited partner interests at all times during a partnership’s taxable year, you should be treated as general partner for purposes of determining whether you own an interest in a passive activity. Thus, if you invest solely as a limited partner, it is unlikely that you will be deemed to materially participate in the partnership’s activities. Therefore, your investment likely will be treated as a passive activity and your allocable share of income or loss likely will be subject to the passive activity loss rules.

The Working Interest Exception and General Partners.  The Code provides that the term “passive activity” does not include a “working interest in any oil or gas property that the taxpayer holds directly or through an entity that does not limit the liability of the taxpayer with respect to such interest.” This is often referred to as the working interest exception to the passive activity loss rules. The Treasury Regulations provide that holding a working interest through a limited partnership in which you are a limited partner is treated as limiting your liability with respect to the working interest. If you purchase only a limited partnership interest in the partnership, you cannot qualify for the working interest exception. Therefore, as noted above, your allocable share of the profits or losses from the partnership’s activities should be treated as arising in connection with a passive activity. As a result, the following discussion applies only to partners that invest as additional general partners in the partnership.

General partnership interests in a limited or general partnership that owns a working interest should not be deemed to limit your liability with respect to the working interest that is owned by the partnership. As a result, if you invest in the partnership as a general partner, you may be able to qualify for the working interest exception if the partnership acquires one or more working interests and you do not own your general partnership interest through an entity that limits your liability (e.g., a limited liability company). The Treasury Regulations provide that the protection from loss through insurance, indemnification agreements, or similar arrangements will not be taken into account in determining whether you hold your working interest through an entity that limits your liability. Therefore, while the partnership intends to purchase and maintain various types of insurance, this should not affect your ability to qualify for the working interest exception.

In order for the additional general partners in the partnership to qualify for the working interest exception, the partnership must hold a working interest in an oil or gas lease at some point during the taxable year. As discussed in this prospectus, the partnership intends to acquire working interests in oil and gas leases and develop drilling prospects on such leases. As a result, the general partners in the partnership may be able to qualify for the working interest exception to the passive activity loss rules for a given tax year provided that they own their general partner interests either directly or indirectly though an entity that does not limit their liability and the partnership owns one or more working interests at any point during the year.

Please note that there are proposals currently pending before Congress that would eliminate the working interest exception to the passive activity loss rules. See “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.”

Conversion of General Partner Interests.  As previously discussed, additional general partners may voluntarily convert their general partner interests into limited partnership interests upon the occurrence of certain events. In addition, all general partners will be converted to limited partners during the year following the year that the partnership completes its drilling activities.

If and when your additional general partnership interest is converted to a limited partnership interest, the character of a subsequently generated tax attribute, such as a loss, will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied. If you had a loss for any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss pursuant to the working interest exception discussed above, then any net income from the property for any succeeding taxable year will be treated as income that is not from a passive activity. On the other hand, if the partnership generates losses after your interest is converted, the losses will likely be treated as passive losses as discussed above regardless of whether the partnership owns working interests in one or more leases.

Grouping Partnership Activities.  The Treasury Regulations provide special rules that allow taxpayers to group their activities for purposes of applying the passive activity loss rules. In the case of a partnership, the regulations require the partnership to initially group its activities for purposes of applying the passive activity loss rules. Once grouped by a partnership, a partner may group the partnership’s activities with other passive activities in which the partner directly or indirectly participates. However, a partner is prohibited from treating activities that are grouped together by the partnership as separate activities.

Effective for tax years beginning on or after January 25, 2010, Revenue Procedure 2010-13 requires taxpayers to report with their annual income tax returns certain changes to their groupings of activities for purposes of applying the passive activity loss rules, and special rules apply to partnerships. Pursuant to those rules, the partnership will report with its annual information return the grouping of its activities for purposes of the passive activity loss rules, and the partnership will separately state the income or loss for each separate grouping. A partner will not be required to make a separate disclosure of the grouping by the partnership unless the partner: (i) groups together activities that were considered to be separate activities by the partnership; or (ii) groups the partnership’s activities with other activities conducted directly or indirectly by the partner.

The new reporting rules for passive activities are complex and the application will vary for each partner in the partnership. Therefore, prospective partners are urged to consult with their own tax advisors regarding their obligations to disclose their participation in the partnership and the grouping of the partnership’s activities for purposes of applying the passive activity loss rules.

Partnership Distributions

Cash that is distributed to you from the partnership generally should not be taxable to you as long as the amount of the cash does not exceed your adjusted tax basis in the partnership. To the extent that any actual or constructive distributions are in excess of your adjusted basis in your interest in the partnership (after adjustment for contributions and your share of income and losses of the partnership), that excess will generally be treated as gain from the sale of a capital asset.

Any increase in your share of the partnership’s liabilities or any increase in your individual liabilities by reason of an assumption by you of the partnership’s liabilities is considered to be a contribution of money by you to the partnership. Similarly, any decrease in your share of the partnership’s liabilities or any decrease in your individual liabilities by reason of the partnership’s assumption of such individual liabilities will be considered as a distribution of money to you by the partnership. As a result, a decrease in your share of the partnership’s liabilities could cause you to recognize taxable gain regardless of whether you receive a cash distribution from the partnership. Such a decrease could be deemed to occur if and when an additional general partner’s interest is converted to that of a limited partner.

Gain or Loss on Sale of Units

If you sell your unit(s) in the partnership pursuant to the provisions of the partnership agreement, you will recognize taxable gain or loss on the sale (subject to certain loss disallowance rules for sales to related parties) measured by the difference between the amount realized on the sale and your adjusted tax basis in your units. The amount that you realize will include your allocable share of the partnership’s debt, if any, as well as the amounts paid to you as a result of the sale.

If the amount realized exceeds your adjusted tax basis, the gain on the sale will first be subject to the recapture rules discussed above for IDC, depletion and depreciation. If your taxable gain exceeds the amount that you must recapture as ordinary income or if you incur a loss on the sale, the excess gain or, subject to certain loss disallowance rules, the loss should be either short term or long term capital gain or loss depending on whether you held your units for less than, or more than, one year.

If you sell or exchange units in the partnership, you must generally notify the partnership in writing within 30 days of such transaction (or by January 15 of the year following the year in which the sale occurs, if earlier) and must attach a statement to your tax return reflecting certain facts regarding the sale or exchange. The notice must include both your name, address and taxpayer identification number as well as those of the transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the IRS to both you and the transferee. If you fail to notify the partnership of a transfer of your partnership interest, you may be fined $50, provided there is no intentional disregard of the notice requirement, in which case the fine would be greater. Similarly, the partnership may be fined for failure to report the transfer.

The tax consequences to an assignee purchaser of a unit are not described in this summary. Prior to assigning any of your units, you are urged to advise your assignee to consult its own tax advisor regarding the tax consequences of such assignment.

Additional Tax on Net Investment Income

Beginning in 2013, individuals, estates and trusts will be subject to a new 3.8% federal tax on their so-called “net investment income” if their modified adjusted gross income exceeds certain threshold amounts. For married individuals filling jointly the threshold amount is $250,000, and for married individuals filing separately the threshold amount is $125,000. For all others, the threshold amount is $200,000. The 3.8% tax is imposed on the lesser of (i) the taxpayer’s net investment income or (ii) the portion of the taxpayer’s modified adjusted gross income that exceeds the applicable threshold amount. Modified adjusted gross income is generally defined as a taxpayer’s adjusted gross income increased by certain foreign earned income, which is generally otherwise not subject to taxation. Net investment income is defined to include: (i) interest, dividends, annuities, royalties and rents, excluding such items of income that are derived in the active conduct of a trade or business that is not a passive activity; (ii) gross income that is derived from a passive activity; and (iii) net gain from the disposition of property, excluding property that is held in a trade or business that is not a passive activity. In the case of a disposition of an interest in a partnership, gain from the disposition, if any, will be subject to the new 3.8% tax only to the extent of an amount equal to the gain that would be allocable to the taxpayer and would be subject to the 3.8% tax if the partnership were to dispose of all of its assets immediately prior to the disposition. Finally, the new 3.8% tax does not apply to any income that is subject to the self employment tax.

The determination of whether all or any portion of the income from the partnership will be subject to the new 3.8% tax will depend on each partner’s own individual circumstances. Therefore, you are urged to consult your own tax advisor regarding the new 3.8% tax on net investment income and its potential application to your investment in the partnership.

Unrelated Business Taxable Income

Taxpayers that are normally exempt from U.S. federal income taxation such as qualified retirement plans, 501(c) non-profit organizations and IRAs are nonetheless taxable on the income that they earn from a trade or business that is deemed to be unrelated to their tax exempt purpose. The ownership of a working interest in an oil or natural gas well, whether directly or as a partner in a partnership that owns a working interest, is deemed to be an unrelated business. Therefore, as a result of the partnership’s proposed activities, a tax exempt investor that becomes an investor partner will likely be subject to tax on its income from the partnership, at least to the extent that the partnership’s income is from working interests in oil or natural gas wells. In addition, if the partnership borrows to fund operating costs, or if a tax exempt partner borrows to acquire its interest in the partnership, all or a portion of the income and gain from the partnership’s operations could constitute unrelated debt-financed income, which is generally taxable to an otherwise tax exempt investor. For investor partners that invest with money from their IRAs, it is possible that the partnership’s earnings could be subject to tax twice: once when amounts are earned by the partnership and then again when distributions are made from the IRA to the investor. In addition, for tax exempt charitable remainder trusts and charitable remainder unitrusts, they will be subject to a 100% excise tax on any unrelated business taxable income that they receive. Therefore, tax exempt investors, including IRA investors, are urged to consult their tax advisors before becoming a partner as to the advisability and the tax effects of becoming an investor partner.

Oil and Natural Gas Tax Credits

Under current law, federal income tax credits may be available for the production of oil and natural gas from certain types of wells and/or with certain types of recovery methods. The tax credits depend upon a number of different factors such as, for example, the location of the well, the production level of the well, the production methods used and the price of oil and natural gas. Due to the factual nature of this issue, each partner is urged to consult its own tax advisor regarding the U.S. federal income tax credits that may be available in connection with its participation in the partnership. In addition, it should be noted that there is a proposal currently pending before Congress that proposes to repeal two of the existing tax credits that are potentially available in connection with the production of oil and natural gas. See “Material Federal Income Tax Consequences — Possible Changes in Federal Tax Laws.”

Termination of the Partnership

The partnership may technically terminate and a new partnership may be formed for US tax purposes if fifty percent or more of the interests in the partnership’s capital and profits are sold or exchanged within a consecutive twelve-month period. To prevent this occurrence, the partnership agreement provides that you may transfer your units only under certain limited circumstances.

If the partnership terminates for federal income tax purposes, there will be a deemed contribution of “old” partnership assets and liabilities to a “new” partnership in exchange for “new” partnership interests followed immediately by a deemed “old” partnership liquidating distribution of the “new” partner interests to the partners. Generally speaking, this should not be a taxable event for the partners in the “new” partnership, but it may adversely impact the partnership’s future deductions for depreciation by causing the partnership to restart the depreciable lives of its assets for tax purposes.

Alternative Minimum Tax

You will be subject to AMT to the extent that your “tentative minimum tax” exceeds your regular income tax liability. For individuals, your AMT rate is 26% or 28%, depending on the amount of your alternative minimum taxable income above an exemption amount. Alternative minimum taxable income is your taxable income increased by certain tax preference items and increased or decreased by certain tax adjustments. The computation of your AMT will depend on your income, gains, deductions, losses, adjustments and tax preference items from sources other than the partnership and the interaction of these items with your share of income, gains, deductions, losses, adjustments and tax preference items and deductions from the partnership. You are urged to consult your personal tax advisor with regard to the impact of the AMT on your personal tax situation.

Reportable Transaction Rules

Under federal law there are various transactions known as “reportable transactions” that must be reported to the IRS by the participants on IRS Form 8886 and by the material advisors to the transactions on certain information returns. In addition, the material advisors must prepare and maintain lists of the persons they advise and provide the lists to the IRS upon written request. If a participant or material advisor to a reportable transaction fails to properly report it to the IRS, they could be subject to substantial tax penalties.

We believe that the sale of units in the partnership and the partnership’s anticipated operations should not constitute reportable transactions. Accordingly, we believe that we are not obligated and, therefore, do not intend to comply with these disclosure or list maintenance requirements. There can be no assurance or guarantee that the IRS will agree with our determination. Significant penalties could apply if a party to a reportable transaction fails to comply with these rules, and such rules are ultimately determined to be applicable. As a result, you are urged to consult with your own tax advisor regarding whether you are required to disclose your participation in the partnership to the IRS on Form 8886.

Penalty for Transactions that Lack Economic Substance

Effective for transactions entered into after March 30, 2010, federal law imposes a strict liability penalty on the portion of an underpayment of federal tax that results by reason of a transaction being found to lack economic substance. The penalty is 20% for transactions that are adequately disclosed by taxpayers on their returns (or a statement attached to their returns), and 40% for undisclosed transactions. Whether the so-called economic substance doctrine applies to a transaction is based on all of the facts and circumstances associated with the transaction and various common law doctrines that have been developed by various courts over the years. If the doctrine applies, a transaction will be treated as having economic substance only if (i) the transaction changes, in a meaningful way (apart from the federal income tax effects), the taxpayer’s economic position, and (ii) the taxpayer had a substantial purpose (apart from the federal income tax effects) for entering into the transaction.

The partnership does not anticipate that it will enter into any transactions to which the economic doctrine will be relevant. If, however, the partnership does enter into one or more transactions to which the economic substance doctrine is relevant, the partnership anticipates that such transactions should meet both prongs of the test for economic substance, and the 20% (or 40%) strict liability penalties should not apply. There can be no assurance, however, that the IRS will agree with the partnership’s expectations, or that the IRS will not assert that the economic substance penalty should apply to one or more transactions that the partnership may enter into. Moreover, depending on a partner’s own circumstances, the IRS could assert that the partner’s investment in the partnership lacks economic substance and, therefore, may be subject to the strict liability penalty. Accordingly, you are urged to consult with your tax advisor regarding the applicability of the economic substance doctrine and the 20% (or 40%) strict liability penalty.

Profit Motive

The Code, as well as other authorities, limits the deduction of losses from an activity not engaged in for profit. There is a presumption that an activity is engaged in for profit if the gross income from the activity exceeds deductions attributable to the activity in three or more of the five consecutive taxable years ending with the current taxable year. There is no certainty that the partnership will have income sufficient to entitle it to the benefit of this presumption. Accordingly, the partnership and, perhaps, you as an investor partner, may be required to demonstrate that the partnership’s activities are engaged in for profit.

Administrative Matters

Returns and Audits.  While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, the partnership must file federal income tax information returns, which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event you may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of your individual tax return and adjustments to items unrelated to an investment in the partnership.

For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of “partnership items” is determined at the partnership level. Partnership items will include those items that the Treasury Regulations provide are more appropriately determined at the partnership level than the partner level. The IRS generally cannot initiate deficiency proceedings against you with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership’s treatment of the item. You may not file suit for a credit or a refund arising out of the partnership item without first filing a request for an administrative proceeding by the IRS at the partnership level. You are entitled to notice of such administrative proceedings and decisions made in them, except in the case of the partnership having more than 100 partners when you hold less than a 1% profits interest in the partnership. If a group of partners having an aggregate profits interest of 5% or more in the partnership requests, however, the IRS also must mail notice to a partner appointed by that group to receive notice. Whether or not entitled to notice, you are entitled to participate in the administrative proceedings at the partnership level. You may be bound by a settlement reached by the partnership’s representative “tax matters partner,” which will be us as the managing general partner, even if you are not entitled to notice. If a proposed tax deficiency is contested in any court by any partner of the partnership or by us, you may be deemed parties to the litigation and bound by the result reached by any court of law.

Consistency Requirements.  You must generally treat partnership items on your federal income tax returns consistently with the treatment of such items on the partnership information return unless you file a statement with the IRS identifying the inconsistency or otherwise satisfy the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform your treatment of the item with the treatment of the item on the partnership return. Intentional or negligent disregard of the consistency requirement may subject you to substantial penalties.

Compliance Provisions.  You may be subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of your underpayment of tax caused by negligence, intentional disregard of rules or regulations or any “substantial understatement” of income tax. A “substantial understatement” of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on your return (the correct tax), or (b) $5,000 ($10,000 if you are a corporation other than an S corporation or personal holding corporation).

Except in the case of understatements attributable to “tax shelter” items, an understatement may not give rise to the penalty if (a) there is or was “substantial authority” for the treatment of the item that gave rise to the understatement or (b) all facts relevant to the tax treatment of the item are disclosed on the partnership’s information return and there is a reasonable basis for the tax treatment of such item. Under the applicable Treasury Regulations, however, you may make adequate disclosure with respect to the partnership’s items if certain conditions are met.

If your investment qualifies as a reportable transaction, you could be subject to a 20% accuracy-related penalty if a significant purpose of the transaction is the avoidance or evasion of federal income tax. The penalty increases to 30% if the transaction is not adequately disclosed to the IRS. There is an exception to these penalties if you are able to show that you adequately disclosed the transaction, there was substantial authority for your position and you reasonably believed that your tax treatment was more likely than not the proper treatment.

Accounting Methods and Periods

The partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

Election to Adjust Tax Basis of Partnership Property

As a result of the tax accounting complexities inherent in, and the substantial expense that would be attendant to, making the election to adjust the tax basis of partnership property provided by Code sections 734, 743 and 754, we do not presently intend to make such election on behalf of the partnership. The absence of any such effective election and of the power to compel the making of such an election may, in many circumstances, result in a reduction in value of partnership units to any potential transferee and may be considered an additional impediment to the transferability of units in the partnership.

Self-Employment Tax

A general partner’s share of any income or loss attributable to units should constitute “net earnings from self-employment” for both social security and self-employment tax purposes, while a limited partner’s share of such items should not constitute “net earnings from self-employment.” Thus, if you are an additional general partner, you may be required to pay federal self employment tax in additional federal income tax on your allocable share of the partnership’s income. If you are only a limited partner you should not be required to pay self employment tax on your allocable share of partnership income and, therefore, you will not earn any quarters of coverage or increased benefits under the Social Security Act. In addition, if you are a limited partner receiving Social Security benefits, your taxable income attributable to your investment in the units must be taken into account in determining any reduction in benefits because of “excess earnings.”

State and Local Taxes

The partners may be subject to state and local taxes on their allocable shares of the partnership’s income in the states and localities where they live, and they may be required to file various tax returns in such jurisdictions to report and pay such taxes. Because this summary is generally limited to issues of U.S. federal income tax law and it does not address issues of state or local law, we urge each investor to consult their own tax advisor regarding the impact of state and local tax laws on an investment in the partnership.

In addition, because the partnership’s drilling activities will be located in Texas, the partnership will likely be subject to the state’s franchise tax. The partnership may also be subject to various other state or local taxes associated with its ownership of working interests in oil and gas leases and its production of oil and gas. The partnership’s payment of such taxes will reduce the funds the partnership has available to make distributions to the partners. As a result, your income tax liability from the partnership may exceed the cash the partnership has available to distribute to you. If this occurs, you will have to use cash from other sources to pay your tax liability.

Possible Changes in Federal Tax Laws

The statutes and regulations with respect to all of the foregoing tax matters are subject to continual change by Congress and the Department of Treasury. Similarly, interpretations of these statutes and regulations may be modified or affected by judicial decision, the IRS or the Department of Treasury. Any such change may have an effect on the discussion set forth above.

Recently there have been specific legislative proposals concerning the tax treatment of exploring for and producing oil and gas, and some of those proposals reduce or eliminate some of the tax benefits described in this prospectus. For example, as part of its budget proposal for the 2011 fiscal year, the current administration has proposed to repeal a number of the tax benefits currently available for the exploration for and production of oil and gas including the ability to currently deduct IDC, the availability of percentage depletion for independent producers and the working interest exception to the passive activity loss rules. The current administration’s budget also includes proposals to increase the amortization period for geological and geophysical costs to seven years for all taxpayers; exclude gross receipts from the sale of oil and natural gas from the definition of domestic production gross receipts for purposes of calculating the domestic production deduction; and eliminate two of the tax credits that are potentially available in connection with the production of oil and natural gas. These changes are proposed to take effect in 2011 and, if enacted, could have an adverse impact on the U.S. oil and gas industry. The same changes were proposed by the current administration as part of its budget proposal for the 2010 fiscal year. Those proposals, however, were not enacted by Congress as part of the 2010 U.S. federal budget. At this time it is not possible to predict whether any legislative proposals, including the administration’s budget proposals, will become law.

In addition, the IRS has proposed and is still considering changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. Many of such proposals might, if adopted, have the overall effect of reducing the tax benefits presently associated with participating in the partnership.

It is likely that further proposals will be forthcoming or that previous proposals will be revived in some form in the future. It is impossible to predict with any degree of certainty what past proposals may be revived or what new proposals may be forthcoming, the likelihood of adoption of any such proposals, the likely effect of any such proposals upon the income tax treatment presently associated with oil and gas ventures, investments, or the partnership, or the effective date of any legislation which may derive from any such past or future proposals. Therefore, each potential investor is urged to consult with its own tax advisor regarding the effect that a change in tax law could have on his or her decision to invest in the partnership.

Individual Tax Advice Should Be Sought

The foregoing is only a summary of the material federal tax considerations that may affect your decision regarding the purchase of units. The tax considerations attendant to an investment in the partnership are complex, vary with individual circumstances, and depend in some instances upon whether you acquire limited partner interests or additional general partner interests. You are encouraged to review such tax consequences with your own tax advisor.

SUMMARY OF PARTNERSHIP AGREEMENT

The rights and obligations of the partners in the partnership will be governed by the limited partnership agreement of the partnership. The form of partnership agreement of the partnership is attached to this prospectus as Appendix A. You should study carefully the partnership agreement in its entirety before subscribing for units. The following summary of material terms of the partnership agreement is not complete and in no way amends or modifies the partnership agreement.

Our Responsibility

We will exclusively manage and control all aspects of the business of the partnership. No investor partner shall have any authority in, or the right to vote on, the day-to-day business operations of the partnership. We are authorized to delegate and subcontract our duties under the partnership agreement to others, including entities related to us. As the managing general partner, we cannot delegate our fiduciary duty to the partnership while we serve as the managing general partner.

Liability of General Partners

Additional general partners will not be protected by limited liability for partnership activities. We intend to maintain general liability insurance. In addition, we have agreed to indemnify the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets. Although the partnership will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient.

Liability of Limited Partners

The partnership will be governed by the Texas Limited Partnership Law under which a limited partner’s liability for the obligations of the partnership is limited to its capital contribution, its share of partnership assets and the return of distributions from the partnership to the partner that were made at a time when the partner knew the liabilities of the partnership exceeded its assets. A limited partner will not otherwise be liable for the obligations of the partnership unless, in addition to the exercise of its rights and powers as a limited partner, such person takes part in the control of the business of the partnership.

Allocations and Distributions

General.  Profits and losses are to be allocated and cash is to be distributed in the manner described in the section of this prospectus entitled “Participation in Distributions, Profits, Losses, Costs and Revenues.”

Time of Distributions.  We will determine distributable cash at least on a monthly basis. We may, at our discretion, make distributions more frequently.

Liquidating Distributions.  Liquidating distributions will be made (i) first, 99% to the unit holders (including us if we purchase units) and 1% to us, but only to the extent that the unit holders and we have not already received distributions from the partnership equal to their and our respective capital contributions to the partnership; and (ii) thereafter, 89% to the unit holders (including us if we purchase units) and 11% to us. However, in the event of dissolution of the partnership, distributions will be made only after due provision has been made for, among other things, payment of all partnership debts and liabilities. Any in-kind property distributions to investor partners from the partnership must be made to a liquidating trust or similar entity, unless an investor partner affirmatively consents to receive an in-kind property distribution after being told the risks associated with the direct ownership of the property or unless there are alternative arrangements in place which assure that the investor partner will not be responsible for the operation or disposition of the partnership’s properties. If we have not received an investor partner’s written consent to a proposed in-kind property distribution within 30 days after it is mailed, then it will be presumed that the investor partner has not consented. We may then sell the asset at the best price reasonably obtainable from an independent third-party, or to ourselves or our affiliates at fair market value as determined by an independent expert selected by us. Also, if the partnership is liquidated we will be repaid for any debts owed to us by the partnership before there are any payments to investor partners in the partnership.

Voting Rights

Meetings of the partners may be called by the managing general partner or by investor partners owning 10% or more of the then outstanding units for any matters for which the investor partners may vote as set forth in the limited partnership agreement. Such call for a meeting will be deemed to have been made upon receipt by the managing general partner of a written request from investor partners holding the requisite percentage of units stating the purpose(s) of the meeting. The managing general partner will call such a meeting and will deposit in the United States mail within 15 days after receipt of such request, written notice to all investor partners of the meeting and the purpose of the meeting, which will be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. The managing general partner may extend the notice date for such a meeting for a period of up to 60 days, if in its opinion additional time is necessary to prepare proxy or information statements or other documents required to be delivered in connection with such meeting by the SEC or other regulatory authorities. Investor partners have the right to submit proposals to the managing general partner for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners. Investor partners have the right to vote in person or by proxy. A vote of a majority of the then outstanding units entitled to vote, without the necessity of our concurrence, will be required to approve any of the following matters:

•	the sale of all or substantially all of the assets of the partnership;
•	our removal and the election of a new managing general partner;
•	dissolution of the partnership;
•	any non-ministerial material amendment to the partnership agreement;
•	election of a new managing general partner if we elect to withdraw from the partnership;
•	cancellation of contracts for services with our affiliates or us; and
•	the appointment of a liquidating trustee in the event the partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining general partner.

In determining the requisite percentage in interest of units necessary to approve a matter on which the managing general partner and its affiliates may not, or are not authorized to, vote or consent, any units owned by the managing general partner and its affiliates shall not be included. With respect to any units owned by the managing general partner, the managing general partner may not vote or consent on matters submitted to the partners regarding the removal of the managing general partner or regarding any transaction between the partnership and the managing general partner. Investor partners have the right to submit proposals to us for inclusion in the voting materials for the next meeting of investor partners for consideration and approval by the investor partners.

A vote of a majority of the then outstanding units entitled to vote, with our concurrence, will be required to amend the partnership agreement to change the classification of the partnership as a “partnership” for U.S. income tax purposes.

We, if we were removed by the investor partners, may elect to retain our interest in the partnership as a limited partner in the successor limited partnership (assuming that the investor partners determined to continue the partnership and elected a successor managing general partner).

Our Retirement and Removal

In the event that we (or any successor managing general partner) desire to withdraw from the partnership for whatever reason, we may do so only after giving 120 days prior written notice after completion of the partnership’s primary drilling and/or completion activities. We may not partially withdraw our property interests held by the partnership unless such withdrawal is necessary to satisfy the bona fide request of our creditors or approved by a majority-in-interest vote of the investor partners. In the event that we voluntarily withdraw as managing general partner, we will pay all expenses incurred as a result of its withdrawal.

In the event that the investor partners desire to remove us (or any successor) as managing general partner, they may do so at any time upon 90 days written notice with the consent of the investor partners owning a majority of the then outstanding units, and upon the selection of a successor managing general partner within such 90 day period by the investor partners owning a majority of the then outstanding units.

In the event that we are removed as managing general partner, or we withdraw, and the investor partners elect to continue the partnership, our respective interest in the partnership will be determined by independent appraisal by a qualified independent petroleum engineering consultant who will be selected by mutual agreement of us and the incoming sponsor. Such appraisal will take into account appropriate discount factors in light of the risk of recovery of oil and gas reserves, and, at our election, our interest in the Partnership may be retained by us as a limited partner in the successor limited partnership. However, if immediate payment to us would impose financial or operational hardship upon the partnership, as determined by the successor managing general partner in the exercise of its fiduciary duties to the partnership, payment (plus reasonable interest) to us may be postponed to that time when, in the determination of the successor managing general partner, payment will not cause a hardship to the partnership. The successor managing general partner or the partnership will have the option to purchase at least 20% of our interest for the value determined by the independent appraisal. In the event we are involuntarily removed as managing general partner, the cost of such appraisal will be borne by the partnership, and the partnership may, at its option, elect to make payment for our interest in the form of an interest-bearing promissory note coming due in no less than five years with equal installments payable each year. In the event that we voluntarily withdraw from the partnership, the partnership may, at its option, elect to make payment for our interest in the form of a non-interest bearing, unsecured promissory note with principal payable from distributions which we would have received under the partnership agreement had we not withdrawn. If we withdraw as managing general partner, we will pay all expenses incurred as a result of our withdrawal.

Term and Dissolution

The partnership will continue for a maximum period ending 30 years after the partnership’s offering termination date, unless earlier dissolved upon the occurrence of any of the following:

•	the written consent of the investor partners owning a majority of the then outstanding units;
•	the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the investor partners pursuant to the partnership agreement or the remaining managing general partner, if any, continues the partnership’s business;
•	the sale, forfeiture, or abandonment of all or substantially all of the partnership’s property; or
•	the occurrence of any event causing dissolution of the partnership under the laws of the State of Texas.

Indemnification

As managing general partner, we will be indemnified for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets.

If obligations incurred by the partnership are the result of the negligence or misconduct of a general partner, or the contravention of the terms of the partnership agreement by a general partner, then indemnification may be unenforceable as to such general partner and such general partner will be liable to all other partners for damages and obligations resulting from such negligence, misconduct or, except with respect to the managing general partner under the circumstances described below, contravention of the partnership agreement.

We will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by us in the ordinary and proper course of the partnership’s business, provided the following conditions have been met:

•	we have determined in good faith that the course of conduct that caused the loss or liability was in the best interests of the partnership;

•	we were acting on behalf of or performing services for the partnership;
•	such expenditures, losses or judgments were not the result of negligence or misconduct on our part; and
•	we will be indemnified by the partnership to the limit of the insurance proceeds and tangible net assets of the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by us in connection with the partnership

We will have no liability to the partnership or to any partner for any loss suffered by the partnership that arises out of any action or inaction by us if we, in good faith, determined that such course of conduct was in the best interest of the partnership and such course of conduct did not constitute negligence or misconduct by us.

Notwithstanding the above, we shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving securities law violations;
•	such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the position of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states that are specifically set forth in the prospectus and in which plaintiffs claim they were offered or sold units.

In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC and other respective state securities divisions with respect to the issue of indemnification for securities laws violations.

The advancement of partnership funds to us or our affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the partnership has adequate funds available and the following conditions are satisfied:

(a)	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the partnership; and
(b)	The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement; and
(c)	We or our affiliates undertake to repay the advanced funds to the partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The partnership will not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified under the partnership agreement.

Access to Partnership Records

The investor partners and/or their representatives have the right to review and copy the partnership’s books and records at any reasonable time, after adequate notice. The managing general partner will maintain and preserve during the term of the partnership and for an additional four years (or such longer period as may be required for tax purposes) all such records, books of account, and other relevant partnership documents. However, the managing general partner may keep logs, well reports and other drilling data confidential for a reasonable period of time.

An alphabetical list of the names, addresses and business telephone numbers of the investor partners of the partnership along with the number of units held by each of them shall be maintained, and updated at least quarterly, as a part of the books and records of the partnership. Such partner list will be available for the inspection by an investor partner or its designated agent at the home office of the partnership upon the request of the investor partner. A copy of the partner list will be mailed to the investor partner requesting the partner list for a proper purpose within ten days of the request. The copy of the partner list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the partnership. The purposes for which an investor partner may request a copy of the partner list include, without limitation, matters relating to voting rights under the partnership agreement and the exercise of investor partners’ rights under federal proxy laws. If the managing general partner neglects or refuses to exhibit, produce, or mail a copy of the partner list as requested, the managing general partner will be liable to any investor partner requesting the list for the costs, including attorneys’ fees, incurred by that investor partner for compelling the production of the partner list, and for actual damages suffered by any investor partner by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the partner list is to secure the list of investor partners or other information for the purpose of selling such list or information or copies thereof, or of using the list for a commercial purpose other than in the interest of the investor partner relative to the affairs of the partnership. The managing general partner may require the investor partner requesting the partner list to represent that the list is not requested for a commercial purpose unrelated to the investor partner’s interest in the partnership. The foregoing remedies provided to investor partners requesting copies of the partner list are in addition to, and will not limit, other remedies available to investor partners under federal law, or the laws of any state.

Reports to Partners

We will furnish to the investor partners certain semi-annual and annual reports that will contain financial statements (including a balance sheet and statements of income, partners’ equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the investor partners for federal income tax purposes. Financial statements furnished in the partnership’s semi-annual reports will not be audited. More specifically, on an annual basis, no later than April 30th of each year, and on a semiannual basis, beginning with the year following investment of substantially all of Partnership subscriptions, by August 15th of such year, we will provide to the investor partners reports containing, except as otherwise indicated, at least the following information:

(i)	financial statements, including a balance sheet and statements of operations, investor partners’ equity, and cash flows prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant stating that its audit was made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial position, results of operations, investor partners’ equity, and cash flows in accordance with generally accepted accounting principals, except that semiannual reports need not be audited (and for the first full year of operations of the partnership, the financial statements required by Form 10-K);
(ii)	a detailed statement of the total fees and compensation, including any administrative cost reimbursements and operating fees, paid by the partnership, or indirectly on the partnership’s behalf, to us or our affiliates;
(iii)	a description of each property in which the partnership owns an interest, including the cost, location, number of acres under lease, and the interest owned therein by the partnership, provided, however, that subsequent reports need only contain material changes, if any, regarding such property;
(iv)	a list of the wells drilled or abandoned by the partnership during the period of the report indicating whether or not the wells have been completed, and a statement of the cost of each well completed or abandoned (including justification for wells abandoned after production has commenced);

(v)	a description of all farmouts, farmins, and joint ventures made during the period of the report, including the our justification for the arrangement and a description of the material terms;
(vi)	with respect to certain costs paid by us on the partnership’s behalf:
(A)	a schedule reflecting total partnership costs, and where applicable, the costs relating to each prospect, the costs paid by us, and the costs paid by the investor partners;
(B)	the total partnership revenues, the revenues received or credited to us, and the revenues received or credited to the investor partners; and
(C)	a reconciliation of such expenses and revenues to the limitations set forth in the partnership agreement.
(vii)	annually, beginning with the fiscal year ended December 31, 20__ (depending on when the partnership is formed) estimates of the total oil and gas proved reserves of the partnership and dollar value of the reserves at then existing prices, as well as of each partner’s interest in such reserve value;
(viii)	after the Partnership commences its operational phase, a quarterly cash receipts and disbursements statement to each Investor Partner; and
(ix)	such other reports and financial statements as we shall determine from time to time.

All investor partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year. We may provide such other reports and financial statements as we deem necessary or desirable. We will retain all appraisals together with the supporting documentation for them in the partnership’s records for at least six years from the date given.

If, and for so long as, the partnership is subject to the periodic reporting requirements of the Exchange Act, current, quarterly and annual reports will be filed by the partnership with the SEC and be publicly available to investors.

Power of Attorney

Each partner will grant us a power of attorney to execute certain documents deemed by us to be necessary or convenient to the partnership’s business or required in connection with the qualification and continuance of the partnership.

Return of Subscription Proceeds if Funds Are Not Invested in Twelve Months

Although we anticipate that the partnership will spend all of its subscription proceeds soon after the offering of the partnership closes, the partnership will have 12 months in which to use or commit its subscription proceeds to drilling activities. If within such 12-month period the partnership has not used, or committed for use, all of its subscription proceeds, except for necessary operating capital, then we will distribute the remaining subscription proceeds to the investor partners in the partnership in accordance with the investor partners’ respective subscription amounts as a return of capital.

Other Provisions

Other provisions of the partnership agreement are summarized in this prospectus under the headings “Terms of the Offering,” “Additional Financing,” “Sources of Funds and Use of Proceeds,” “Participation in Distributions, Profits, Losses, Costs and Revenues,” “Management,” “Conflicts of Interest,” “Our Fiduciary Responsibility,” and “Transferability of Units.”

TRANSFERABILITY OF UNITS

No Market for the Units

An investment in the partnership is an illiquid investment. The units will not be traded on an established securities market or on the substantial equivalent of an established securities market.

Assignment of Units; Substitution

Units of the partnership may be assigned only to a person otherwise qualified to become an investor partner, including the satisfaction of any relevant suitability requirements imposed by law or the partnership. In no event may any assignment be made that, in the opinion of counsel to the partnership:

•	would result in the partnership being considered to have been terminated for purposes of Section 708 of the Code;
•	would result in the partnership being treated as a publicly traded partnership; or
•	may not be effected without registration under the Securities Act, or would result in the violation of any applicable state securities laws.

The partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to us. The assignee of such interest has certain rights of ownership but may become a substituted investor partner and thus be entitled to all of the rights of a limited partner only upon meeting certain conditions, including:

•	obtaining our consent to such substitution, which may be withheld only if necessary to preserve the tax status of the partnership or the classification of partnership income for tax purposes,
•	paying all costs and expenses incurred in connection with such substitution, and
•	executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

PLAN OF DISTRIBUTION

Distribution

Units are being offered for sale exclusively through Texas Securities, a FINRA-licensed broker-dealer affiliated with us. Units are being offered on a “best efforts minimum-maximum” basis, to a select group of investors who meet the suitability standards set forth under “Terms of the Offering — Investor Suitability.” “Best efforts minimum-maximum” means:

•	the broker-dealer that will sell the units will not be obligated to sell or to purchase any amount of units, but will be obligated to make a reasonable and diligent effort (that is, its “best efforts”) to sell as many units as possible; and
•	the offering of units in the partnership will not close unless the minimum number of units (40 units aggregating $1,000,000, without regard to purchases by our affiliates and us) is sold within the partnership’s offering period.

The term “maximum” refers to the maximum proceeds that can be raised with respect to this offering, which will be $8,400,000. Sales of units will not be made to discretionary accounts without the prior specific written approval of each investor. Texas Securities will not employ outside broker-dealers or wholesalers.

Compensation

In consideration for our services to be rendered as the managing general partner in managing the business of the partnership, we will receive a management fee. The management fee will be an amount equal to the difference between 15% of the subscriptions by the investor partners to the partnership, and all commissions payable to the broker dealer, which in no event will exceed 8% of total subscriptions (a minimum of $80,000 and a maximum of $672,000), and other organization and offering costs, which are estimated to be approximately $504,000, but which in no event will exceed 7% of total subscriptions of the investor partners in the partnership. We will pay 100% of any organization and offering costs, excluding sales commissions, for the partnership that, in the aggregate, exceed 7% of the proceeds from aggregate contributions. In no event will total commissions, organization and offering costs and the management fee exceed an amount greater than 15% of total investor subscriptions.

The management fee will be paid by the partnership from funds which would otherwise be available for distribution to the partners in the partnership, in such monthly amounts as we may determine in our discretion and until such time as the management fee has been paid in its entirety. To the extent that the partnership has insufficient distributable funds during a particular year to fully pay the amount of the management fee, then the amount of such unpaid management fee will be carried forward and payable in the following year. The actual amount of the management fee, if any, cannot be determined until total organization and offering costs for the offering are determined.

As provided in the broker-dealer agreement, prior to the time that $1,000,000 or more of subscription funds have been received and cleared from suitable investor partners, excluding the managing general partner and its affiliates, we may advance to the broker-dealer from our working capital the sales commissions that would otherwise be payable upon closing of the offering in connection with subscription funds so received and cleared in bona fide transactions. In the event that the broker-dealer receives such commission advance and the minimum sale of 40 units has not occurred as of such time as the offering terminates or we determine not to organize and fund the partnership for any reason, the broker-dealer must return such commissions to us promptly without recourse from us, the partnership, or prospective partners.

No sales commissions will be paid on sales of units to officers, directors, employees, or registered representatives of Texas Securities if Texas Securities, in its discretion, has elected to waive such sales commissions. Any units so purchased will be held for investment and not for resale.

In no event will the total compensation to be paid to Texas Securities in connection with this offering, including without limitation, sales commissions, fees and expenses, exceed 8% of the proceeds received from the sale of the units.

Our Relationship with Texas Securities

Our broker-dealer, Texas Securities, is owned by the Grisham 2010 Irrevocable Trust (the “Trust”). Shawn Grisham, who is our president and indirectly controls the majority of our equity interests, is the settlor of the Trust. The beneficiaries of the Trust are certain family members of Mr. Grisham. Richard Hardwick is the trustee of the Grisham 2010 Irrevocable Trust as well as the President of Texas Securities. Mr. Grisham, as settlor of the Trust, has the authority to remove and replace the trustee. As such, Texas Securities has an ongoing relationship with us and our affiliates and cannot be considered independent. See “Conflicts of Interest.”

Indemnification

The broker-dealer and we have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act. The broker-dealer may be deemed to be an “underwriter” as defined under the Securities Act, and its commissions and other payments may be deemed to be underwriting compensation.

Termination

The broker-dealer may terminate the broker-dealer agreement if we or Texas Securities fail to fulfill any of the obligations under the agreement or if we amend the prospectus despite the broker-dealer’s objection. In addition, if, upon the occurrence of certain events set forth in the agreement, such as a banking moratorium or suspension of all trading on major U.S. stock exchanges, the broker-dealer may terminate the agreement.

Qualification to Sell

The broker-dealer may offer the units and receive commissions in connection with the sale of units only in those states in which it is lawfully qualified to do so.

Our Purchase of Units

Our affiliates and we will purchase units in the partnership on the same terms and conditions as other investors, net of organization and offering costs, including commissions (meaning we will pay a minimum of $21,250 per unit). The purchase of units by us and/or our affiliates may not have the effect of allowing the offering of the partnership’s units to be subscribed to the minimum subscription amount. Any units purchased by our affiliates and/or us will be held for investment and not for resale.

SALES LITERATURE

Texas Securities may utilize sales literature that discusses certain aspects of the partnership, including the following:

•	A brochure entitled “Crown Exploration Fund I, L.P.”

We have not authorized the use of other sales material, and the offering of units may only be made by means of this prospectus. The sales material we use is subject to the following considerations:

•	It must be preceded or accompanied by this prospectus;
•	It is not complete;
•	It does not contain any material information that is not also set forth in this prospectus; and
•	It should not be considered a part of or incorporated into this prospectus or the registration statement of which this prospectus is a part.

You should only rely on the information contained in this prospectus when making a decision as to whether to purchase the units. We have not authorized anyone to provide you with information that is different than the information contained in this prospectus.

LEGAL OPINIONS

The validity of the units offered hereby and certain federal income tax matters discussed in this prospectus under “Material Federal Income Tax Consequences” and in the tax opinion attached as Appendix D to the prospectus have been passed upon by Baker & McKenzie LLP.

EXPERTS

The audited balance sheet of Crown Exploration Partners, Ltd. (previously known as Petro Haus Properties, Ltd.) at December 31, 2009, appearing in this prospectus has been audited by Hartman Leito & Bolt, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere in this prospectus, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement with the SEC on behalf of the partnership with respect to the units offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information regarding the partnership or the units offered by this prospectus, please refer to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement.

You may inspect the registration statement, including the exhibits thereto, without charge at the SEC’s principal office in Washington, D.C., and copies of the registration statement may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F St., N.E., Washington, D.C. 20549 upon payment of the prescribed fees. Information regarding the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The registration statement and all exhibits and amendments thereto are also publicly available through the SEC’s website at www.sec.gov.

The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to the date of the prospectus.

GLOSSARY OF TERMS

The following terms used in this prospectus shall (unless the context otherwise requires) have the following respective meanings:

Administrative costs:  All customary and routine expenses incurred by the managing general partner for the conduct of partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs are limited as follows: (i) no administrative costs charged shall be duplicated under any other category of expense or cost; and (ii) no portion of the salaries, benefits, compensation or remuneration of controlling persons of the managing general partner shall be reimbursed by the partnership as administrative costs. Controlling persons include directors, executive officers and those holding a 5% or more equity interest in the managing general partner or a person having power to direct or cause the direction of the managing general partner, whether through ownership of voting securities, by contract, or otherwise.

Affiliate:  An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent (10%) or more of the outstanding voting securities of such specified person; (b) any person 10 percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

Broker-dealer:  Texas Securities, Inc., a Texas corporation.

Capital contribution:  With respect to each investor partner, the total investment by such investor partner to the capital of the partnership pursuant to Section 2.02 of the partnership agreement and, with respect to the managing general partner and initial limited partner, the total investment to the capital of the partnership pursuant to Section 2.01 of the partnership agreement.

Capital expenditures:  Those costs associated with property acquisition and the drilling and completion of oil and natural gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Code.

Carried interest:  An equity interest in a partnership issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the investor partners.

Cost:  When used with respect to the sale of an interest to the partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such interest; (b) title insurance or examination costs, brokers’ commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such interest; (c) a pro rata portion of the seller’s actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such interest, if any, to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such interest, and such portion of the seller’s reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this Subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, “cost” means the reasonable, necessary and actual expense incurred by the seller on behalf of the partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, “cost” means the price paid by the seller in an arm’s-length transaction.

Developmental well:  A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Direct costs:  All actual and necessary costs directly incurred for the benefit of the partnership and generally attributable to the goods and services provided to the partnership by parties other than the managing general partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering costs, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the managing general partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the partnership agreement.

Exploratory well:  A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

Farmout:  An agreement whereby the owner of a leasehold or working interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an overriding royalty interest, an oil and natural gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

General partner:  A person who has been admitted to a limited partnership as a general partner in accordance with the partnership agreement and named in the Certificate of Formation as a general partner.

Horizon:  A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

Independent Expert:  A person with no material relationship to the managing general partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the managing general partner.

Investor partner:  Any investor participating in the partnership as a limited partner or an additional general partner, but excluding the managing general partner and initial limited partner.

Landowner’s royalty interest:  An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

Lease:  Full or partial interests in: (a) undeveloped oil and natural gas leases; (b) oil and natural gas mineral rights; (c) licenses; (d) concessions; (e) contracts; (f) fee rights; or (g) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and natural gas.

Limited partner:  A person who has been admitted to a limited partnership as a limited partner in accordance with the partnership agreement.

Non-capital expenditures:  Those expenditures associated with property acquisition and the drilling and completion of oil and natural gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

Operator:  A party that has been designated as manager for exploration, drilling, and/or production on a lease. The operator is the party that is responsible for (a) initiating and supervising the drilling and completion of a well and/or (b) maintaining the producing well.

Operating costs:  Expenditures made and costs incurred in producing and marketing oil or natural gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

Organization and offering costs:  All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees and accountants’ and attorneys’ fees and other front-end fees.

Overriding royalty interest:  An interest in the oil and natural gas produced pursuant to a specified oil and natural gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

Prospect:  A contiguous oil and natural gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a prospect is an area in which the partnership owns or intends to own one or more oil and natural gas interests, which is geographically defined on the basis of geological data by the managing general partner and that is reasonably anticipated by the managing general partner to contain at least one reservoir. An area covering lands that are believed by the managing general partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the managing general partner in writing prior to the conduct of partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A “prospect” with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the partnership is to a horizon containing proved reserves.

Proved Oil and Gas Reserves:  Those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices an with existing conventional equipment and operating methods. Depending upon their status of development, such proved reserves shall be subdivided into the following classifications: (1) “Proved Developed Oil and Gas Reserves”; and (2) “Proved Undeveloped Reserves”.

Proved Developed Oil and Gas Reserves:  The proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include: (1) “Proved Developed Producing Reserves”. These are proved developed reserves which are expected to be produced from existing completion interval(s) now open for production in existing wells, and (2) “Proved Developed Non-Producing Reserves”. These are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in a predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the costs of a new well.

Proved Undeveloped Reserves:  The proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units , which are virtually certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir. If warranted, however, a narrative discussion can be provided to point out those areas where future drilling or other operations may develop oil and gas production which at the time of filing is considered too uncertain to be expressed as numerical estimates for proved reserves.

Reservoir:  A separate structural or stratigraphic trap containing an accumulation of oil or gas.

Royalty Interests: A fractional undivided interest in the production of oil and natural gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and natural gas lease (“landowner’s royalty”) or subsequently carved out of a working interest (“overriding royalty”).

Sponsor:  Any person directly or indirectly instrumental in organizing, wholly or in part, a partnership or any person who will manage or is entitled to manage or participate in the management or control of a partnership. “Sponsor” includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, exploitation, developmental or producing activities of the partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the partnership. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

Working interest:  An interest in an oil and natural gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

Crown Exploration Partners, Ltd.
(previously known as Petro Haus Properties, Ltd.)

Financial Statement
December 31, 2009

CROWN EXPLORATION PARTNERS, LTD.

Financial Statements
As of and For the Years Ended December 31, 2009 and 2008

(With Independent Auditors’ Report)

Hartman Leito & Bolt, llp Accountants and Consultants

INDEPENDENT AUDITORS’ REPORT

To the Partners
Crown Exploration Partners, Ltd.:

We have audited the accompanying balance sheets of Crown Exploration Partners, Ltd. (a Texas limited partnership) (“the Partnership”) as of December 31, 2009 and 2008, and the related statements of income, changes in partners’ capital, and cash flows for the year ended December 31, 2009. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2009 and 2008 and the results of its operations, changes in partners’ capital, and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

Because we were not engaged to audit the statements of income, changes in partners’ capital and cash flows, we did not extend our auditing procedures to enable us to express an opinion on the results of operations and cash flows for the year ended December 31, 2008. Accordingly, we express no opinion on them.

January 15, 2010
Irving, Texas

Fort Worth 6050 Southwest Blvd. | Suite 300 | Fort Worth, Texas 76109 | phone 817.738.2400 fax 817.738.1995
Irving 105 Decker Court | Suite 950 | Irving, Texas 75062 | phone 972.579.0822 fax 972.579.0826
www.hlbllp.com

CROWN EXPLORATION PARTNERS, LTD.

Balance Sheets
As of December 31, 2009 and 2008

	2009	2008
ASSETS
Current Assets:
Cash	$163,709	$8,129
Other Current Assets	2,399	2,399
Total Current Assets	166,108	10,528
Property and Equipment, Net	1,124,265	1,172,875
Total Assets	$1,290,373	$1,183,403
LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Accrued Expenses	$1,004	$4,357
Notes Payable – Current Portion	71,000	66,500
Total Current Liabilities	72,004	70,857
Non-current Liabilities:
Note Payable – Long Term Portion	802,045	880,197
Total Liabilities	874,049	951,054
Partners’ Capital:
Petro-Share Management, LLC	4,104	2,264
Shanafelt Family Irrevocable Trust	123,667	69,026
Shawn & Danice Grisham Irrevocable Trust	288,553	161,059
Total Partners’ Capital	416,324	232,349
Total Liabilities and Partners’ Capital	$1,290,373	$1,183,403

The accompanying notes are an integral part of these financial statements.

CROWN EXPLORATION PARTNERS, LTD.

Statements of Income
For the Years Ended December 31, 2009 and 2008

	2009	(Unaudited) 2008
Rental Income	$152,016	$156,346
Operating Expenses	76,589	87,122
Income from Operations	75,427	69,224
Interest Expense	(54,452)	(58,717)
Net Income	$20,975	$10,507

The accompanying notes are an integral part of these financial statements.

CROWN EXPLORATION PARTNERS, LTD.

Statements of Changes in Partners’ Capital
For the Years Ended December 31, 2009 and 2008

	Petro-Share Management, LLC (GP)	Shanafelt Family Irrevocable Trust (LP)	Shawn & Danice Grisham Irrevocable Trust (LP)	Total Partners’ Capital
Balances at January 1, 2008 (Unaudited)	$2,159	$65,905	$153,778	$221,842
Net income (Unaudited)	105	3,121	7,281	10,507
Balances at December 31, 2008	2,264	69,026	161,059	232,349
Contributed Capital	1,630	48,411	112,959	163,000
Net income	210	6,230	14,535	20,975
Balances at December 31, 2009	$4,104	$123,667	$288,553	$416,324

The accompanying notes are an integral part of these financial statements.

CROWN EXPLORATION PARTNERS, LTD.

Statements of Cash Flows
For the Years Ended December 31, 2009 and 2008

	2009	(Unaudited) 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,975	$10,507
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	48,610	59,290
Changes in operating assets and liabilities:
Decrease in:
Accrued expenses	(3,354)	(123)
Net cash provided by operating activities	66,231	69,674
CASH FLOWS FROM INVESTING ACTIVITIES	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Partners’ contributions	163,000	—
Principal Payments on Long Term Borrowings	(73,651)	(62,676)
Net cash provided by (used in) financing activities	89,349	(62,676)
Net increase in cash	155,580	6,998
Cash at beginning of year	8,129	1,131
Cash at end of year	$163,709	$8,129
SUPPLEMENTAL INFORMATION:
Interest paid	$57,991	$58,840

The accompanying notes are an integral part of these financial statements.

CROWN EXPLORATION PARTNERS, LTD.

Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Description of Business

Crown Exploration Partners, Ltd. (“the Partnership”) is a limited partnership formed on November 30, 2001 under the name Petro Haus Properties, Ltd., for the purpose of providing office space for Crown Exploration, Ltd. and Texas Securities, Inc. Effective October 22, 2009 the Partnership changed its name. The Partnership is scheduled to terminate on December 31, 2050. The Partnership interest is 1% to Petro Share Management, LLC (GP), 69.3% to the Shawn and Danice Grisham Irrevocable Trust (LP), and 29.7% to the Shanafelt Family Irrevocable Trust (LP). Income of the Partnership is allocated pro-rata to the partners. The Partnership is affiliated with Crown Exploration Ltd. and Crown Exploration II Ltd., which are oil and gas drilling exploration Partnerships, and Crown Exploration Royalties, LLC, which sells and manages royalties for investors in Crown Exploration assets. The Partnership also is affiliated with Texas Securities, which provides broker/dealer services for interests in Crown Exploration, Ltd. and Crown Exploration II, Ltd. properties. All revenues generated by the Partnership are a result of transactions with the aforementioned affiliates.

(b)	Revenue Recognition

Revenue is recognized in the period in which the related revenues are earned.

(c)	Property and Equipment

Property and equipment is recorded at cost with provisions for depreciation provided by the straight-line method over the estimated useful lives of the assets. Generally, building and improvements are depreciated over periods ranging from 5 to 40 years and furniture and fixtures are depreciated over a period of 5 years.

(d)	Income Taxes

The Partnership is organized as a Texas limited partnership. Therefore, no provision has been made for federal income taxes since these taxes are the responsibility of the individual partners. The Partnership is subject to income tax under the Texas State Margin Tax; however, the Partnership did not incur margin tax expense for 2009 as receipts were less than $300,000.

(e)	Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

(f)	Cash and Cash Equivalents

The Partnership’s policy is to include all cash balances and investments with original maturities of three months or less as cash and cash equivalents.

(g)	Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of its long-lived assets, including equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized to the extent fair value of a long-lived asset is less than the carrying amount. Fair value is determined based upon the estimated future cash inflows attributable to the asset less estimated future cash outflows. No such losses were recognized during the years ended December 31, 2009 or 2008.

CROWN EXPLORATION PARTNERS, LTD.

Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(h)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a standard that established the FASB Accounting Standards Codification (the “ASC”), which effectively amended the hierarchy of U.S. generally accepted accounting principles (“GAAP”) and established only two levels of GAAP, authoritative and nonauthoritative. All previously existing accounting standard documents were superseded, and the ASC became the single source of authoritative, nongovernmental GAAP. All other non-grandfathered, non-SEC accounting literature not included in the ASC became nonauthoritative. The ASC was intended to provide access to the authoritative guidance related to a particular topic in one place. New guidance issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates. The ASC was effective for financial statements for annual reporting periods ending after September 15, 2009. The Partnership has adopted and applied the provisions of the ASC for its financial statements, and has eliminated references to pre-ASC accounting standards throughout its financial statements. The Partnership’s adoption of the ASC did not have a material impact on the Partnership’s financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance on topic Fair Value Measurements and Disclosures of the FASB Accounting Standards Codification. This guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This guidance is effective for financial statements issued for fiscal years beginning after November 15, 2008 for both financial and nonfinancial assets and liabilities. The implementation of this guidance is not expected to have any impact on the Partnership’s financial statements.

In May 2009, the FASB issued authoritative guidance on topic Subsequent Events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Specifically, this guidance provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance is effective for periods ending after June 15, 2009. The adoption of this guidance did not have a material effect on the Partnership’s financial statements. See footnote entitled “Subsequent Events,” for certain required disclosures related to this guidance.

In August 2009, the FASB issued new guidance on topic Fair Value Measurements and Disclosures of the FASB Accounting Standards Codification. This guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of certain prescribed techniques. This amendment also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. It also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. This new guidance is effective for the first reporting period beginning after issuance.

CROWN EXPLORATION PARTNERS, LTD.

Notes to Financial Statements
For the Years Ended December 31, 2009 and 2008

2.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2009	2008
Building and improvements	$1,272,965	$1,272,965
Furniture and fixtures	27,718	27,718
Land	151,350	151,350
Total property and equipment	1,452,033	1,452,033
Less accumulated depreciation	(327,768)	(279,158)
Net property and equipment	$1,124,265	$1,172,875

Management entered into a listing agreement with a real estate broker to sell the building as of December 31, 2009.

3.  NOTES PAYABLE

The Partnership entered into a note payable agreement with First Security Bank on August 28, 2003 with a maturity date of May 28, 2019. The building serves as collateral for the notes. Interest is calculated based on a 6% interest rate with both the principal and interest payments payable in equal monthly installments of $10,126 on the 28th day of each month. The balance outstanding at December 31, 2009 and 2008 was $873,045 and $946,697, respectively.

Scheduled maturities of notes payable at December 31, 2009 are as follows:

2010	$71,000
2011	75,449
2012	80,103
2013	85,043
2014	90,288
Thereafter	471,162
Total Notes Payable	$873,045

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting principles generally accepted in the United States of America require disclosing the fair value, to the extent practicable, for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. For certain financial instruments, including cash, other assets, and accrued expenses, it was estimated that the carrying value approximates fair value because of the near term maturities of such obligations. Management believes that the fair value of the Partnership’s long-term debt approximates its carrying value because the interest rates are based on current rates at which the Partnership could borrow funds at similar rates and maturities.

5.  SUBSEQUENT EVENT

The date to which events occur after December 31, 2009, the date of the most recent balance sheet, have been evaluated for possible adjustment to the financial statements or disclosure is February 4, 2010, which is the date on which the financial statements were issued.

Crown Exploration Partners, Ltd.
(previously known as Petro Haus Properties, Ltd.)

Financial Statement (unaudited)
September 30, 2010

CROWN EXPLORATION PARTNERS, LTD.

Balance Sheet
September 30, 2010
(Unaudited)

ASSETS
Current Assets:
Cash	$168,858
Other Current Assets	2,399
Total Current Assets	171,257
Property and Equipment, Net	1,091,105
Total Assets	$1,262,362
LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Accrued Expenses	$809
Note Payable – Current Portion	74,000
Total Current Liabilities	74,809
Non-current Liabilities:
Note Payable – Long Term Portion	746,175
Total Liabilities	820,984
Partners’ Capital:
Petro-Share Management, LLC	4,355
Shanafelt Family Irrevocable Trust	131,108
Shawn & Danice Grisham Irrevocable Trust	305,915
Total Partners’ Capital	441,378
Total Liabilities and Partners’ Capital	$1,262,362

CROWN EXPLORATION PARTNERS, LTD.

Statement of Income
For the Nine Months Ended September 30, 2010
(Unaudited)

Rental Income	$99,000
Operating Expenses	35,876
Income from Operations	63,124
Interest Expense	(38,070)
Net Income	$25,054

CROWN EXPLORATION PARTNERS, LTD.

Statement of Changes in Partners’ Capital
For the Nine Months Ended September 30, 2010
(Unaudited)

	Petro-Share Management, LLC (GP)	Shanafelt Family Irrevocable Trust (LP)	Shawn & Danice Grisham Irrevocable Trust (LP)	Total Partners’ Capital
Balances at January 1, 2010	$4,104	$123,667	$288,553	$416,324
Capital Contributions	—	—	—	—
Net income (Unaudited)	251	7,441	17,362	25,054
Balances at September 30, 2010	$4,355	$131,108	$305,915	$441,378

CROWN EXPLORATION PARTNERS, LTD.

Statement of Cash Flows
For the Nine Months Ended September 30, 2010
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$25,054
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	33,159
Changes in operating assets and liabilities:
Decrease In:
Accrued expenses	(193)
Net cash provided by operating activities	58,020
CASH FLOWS FROM INVESTING ACTIVITIES:
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long term borrowings	(52,871)
Net cash (used in) financing activities	(52,871)
Net increase in cash	5,149
Cash at beginning of period	163,709
Cash at end of period	$168,858
SUPPLEMENTAL DISCLOSURE:
Interest paid	$38,265

CROWN EXPLORATION PARTNERS, LTD.

Notes to Financial Statements
For the Nine Months Ended September 30, 2010
(Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Description of Business

Crown Exploration Partners, Ltd. (“the Partnership”) is a limited partnership formed on November 30, 2001 under the name Petro Haus Properties, Ltd., for the purpose of providing office space for Crown Exploration II, Ltd. and Texas Securities, Inc. Effective October 22, 2009 the Partnership changed its name. The Partnership is scheduled to terminate on December 31, 2050. The Partnership interest is 1% to Petro Share Management, LLC (GP), 69.3% to the Shawn and Danice Grisham Irrevocable Trust (LP), and 29.7% to the Shanafelt Family Irrevocable Trust (LP). Income of the Partnership is allocated pro-rata to the partners. The Partnership is affiliated with Crown Exploration Ltd. and Crown Exploration II Ltd., which are oil and gas drilling exploration Partnerships. The Partnership also is affiliated with Texas Securities, Inc., which provides broker/dealer services for interests in Crown Exploration, Ltd. and Crown Exploration II, Ltd. properties. All revenues generated by the Partnership are a result of transactions with the aforementioned affiliates.

(b)	Revenue Recognition

Revenue is recognized in the period in which the related revenues are earned.

(c)	Property and Equipment

Property and equipment is recorded at cost with provisions for depreciation provided by the straight-line method over the estimated useful lives of the assets. Generally, building and improvements are depreciated over periods ranging from 5 to 40 years and furniture and fixtures are depreciated over a period of 5 years.

(d)	Income Taxes

The Partnership is organized as a Texas limited partnership. Therefore, no provision has been made for federal income taxes since these taxes are the responsibility of the individual partners. The Partnership is subject to income tax under the Texas State Margin Tax; however, the Partnership did not incur margin tax expense for 2009 as receipts were less than $300,000.

(e)	Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

(f)	Cash and Cash Equivalents

The Partnership’s policy is to include all cash balances and investments with original maturities of three months or less as cash and cash equivalents.

(g)	Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of its long-lived assets, including equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized to the extent fair value of a long-lived asset is less than the carrying amount. Fair value is determined based upon the estimated future cash inflows attributable to the asset less estimated future cash outflows. No such losses were recognized during the nine months ended September 30, 2010 or the year ended December 31, 2009.

CROWN EXPLORATION PARTNERS, LTD.

Notes to Financial Statements
For the Nine Months Ended September 30, 2010
(Unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(h)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued a standard that established the FASB Accounting Standards Codification (the “ASC”), which effectively amended the hierarchy of U.S. generally accepted accounting principles (“GAAP”) and established only two levels of GAAP, authoritative and nonauthoritative. All previously existing accounting standard documents were superseded, and the ASC became the single source of authoritative, nongovernmental GAAP. All other non-grandfathered, non-SEC accounting literature not included in the ASC became nonauthoritative. The ASC was intended to provide access to the authoritative guidance related to a particular topic in one place. New guidance issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates. The ASC was effective for financial statements for annual reporting periods ending after September 15, 2009. The Partnership has adopted and applied the provisions of the ASC for its financial statements, and has eliminated references to pre-ASC accounting standards throughout its financial statements. The Partnership’s adoption of the ASC did not have a material impact on the Partnership’s financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance on topic Fair Value Measurements and Disclosures of the FASB Accounting Standards Codification. This guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This guidance is effective for financial statements issued for fiscal years beginning after November 15, 2008 for both financial and nonfinancial assets and liabilities. The implementation of this guidance is not expected to have any impact on the Partnership’s financial statements.

In May 2009, the FASB issued authoritative guidance on topic Subsequent Events which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Specifically, this guidance provides (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance is effective for periods ending after June 15, 2009. The adoption of this guidance did not have a material effect on the Partnership’s financial statements. See footnote entitled “Subsequent Events,” for certain required disclosures related to this guidance.

In August 2009, the FASB issued new guidance on topic Fair Value Measurements and Disclosures of the FASB Accounting Standards Codification. This guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of certain prescribed techniques. This amendment also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. It also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. This new guidance is effective for the first reporting period beginning after issuance.

CROWN EXPLORATION PARTNERS, LTD.

Notes to Financial Statements
For the Nine Months Ended September 30, 2010
(Unaudited)

2.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2010:

Building and improvements	$1,272,965
Furniture and fixtures	27,718
Land	151,350
Total property and equipment	1,452,033
Less accumulated depreciation	(360,928)
Net property and equipment	$1,091,105

3.  NOTES PAYABLE

The Partnership entered into a note payable agreement with First Security Bank on August 28, 2003 with a maturity date of May 28, 2019. The building serves as collateral for the notes. Interest is calculated based on a 6% interest rate with both the principal and interest payments payable in equal monthly installments of $10,126 on the 28th day of each month. The balance outstanding at September 30, 2010 is $820,175.

Scheduled maturities of notes payable at September 30, 2010 are as follows:

2011	$74,000
2012	78,911
2013	83,778
2014	88,945
2015	94,431
Thereafter	400,110
Total Notes Payable	$820,175

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting principles generally accepted in the United States of America require disclosing the fair value, to the extent practicable, for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed therein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. For certain financial instruments, including cash, other assets, and accrued expenses, it was estimated that the carrying value approximates fair value because of the near term maturities of such obligations. Management believes that the fair value of the Partnership’s long-term debt approximates its carrying value because the interest rates are based on current rates at which the Partnership could borrow funds at similar rates and maturities.

5.  SUBSEQUENT EVENT

The date to which events occur after September 30, 2010, the date of the most recent balance sheet, have been evaluated for possible adjustment to the financial statements or disclosure is November 4, 2010, which is the date on which the financial statements were issued.

APPENDIX A

FORM OF
AGREEMENT OF LIMITED PARTNERSHIP
OF
CROWN EXPLORATION FUND I, L.P.
A Texas Limited Partnership

This AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the ____ day of ______________, 20__ (the “Effective Date”), by and among Crown Exploration Partners, Ltd., a Texas limited partnership, as the Managing General Partner, Shawn Grisham, as the Initial Limited Partner and the Persons whose names are set forth on Exhibit A, as the Additional General Partners or as Limited Partners (the Limited Partners, together with the Additional General Partners, the “Investor Partners”), pursuant to the provisions of the Texas Limited Partnership Law on the following terms and conditions.

SECTION 1.  THE PARTNERSHIP

1.1  Organization.  The Partnership was formed on _____, 20__ by the filing of the certificate of formation described in Section 3.005 of the Texas Limited Partnership Law (the “Certificate”) with the Texas Secretary of State. The Investor Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Texas Limited Partnership Law and upon the terms and conditions set forth in this Agreement.

1.2  Name.  The name of the Partnership shall be CROWN EXPLORATION FUND I, L.P., and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners.

1.3  Principal Business.  The purposes for which the Partnership is organized are:

(a)	to acquire, maintain and sell interests in oil and gas properties and leases;
(b)	to drill for oil, gas, hydrocarbons, and other minerals;
(c)	to produce and sell oil, gas, hydrocarbons, and other minerals from such properties;
(d)	to invest and generally engage in any and all phases of the oil and gas business; and
(e)	to perform any acts as the Managing General Partner in its sole discretion determines to be necessary, desirable or convenient in accomplishing the foregoing purposes.

Such business purposes shall include, without limitation, the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property or interests therein in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

1.4  Principal Place of Business.  The principal place of business of the Partnership shall be at 4024 Nazarene Drive, Carrollton, Texas 75010. The Managing General Partner may change the principal place of business of the Partnership to any other place upon ten (10) days notice to the Investor Partners.

1.5  Term.  The term of the Partnership shall commence on the Effective Date and shall continue until terminated as provided in Section 9. Notwithstanding the foregoing, if Investor Partners agreeing to purchase at least 40 Units ($1,000,000) have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Units purchased by the Managing General Partner and its Affiliates, if any, will not be counted toward satisfying the minimum subscription amount.

1.6  Filings; Agent for Service of Process.

(a)	The Managing General Partner has caused the Certificate to be filed in the office of the Secretary of State of the state of Texas in accordance with the provisions of the Texas Limited Partnership Law. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Texas. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by Texas Limited Partnership Law.
(b)	The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.
(c)	The agent for service of process of the Partnership shall be Shawn Grisham or any successor as appointed by the Managing General Partner.

1.7  Independent Activities.  Each Partner, including the Managing General Partner, may, notwithstanding this Agreement, engage in whatever activities it chooses, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any activity undertaken pursuant to it shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Partner, each Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner has a fiduciary obligation to the Investor Partners. Except as provided herein, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership’s investment objectives for their own account only after they have reasonably determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

1.8  Definitions.  Capitalized words and phrases used in this Agreement have the meanings set forth in this Section 1.8 or elsewhere in this Agreement:

(a)	“Acquisition Costs” means all reasonable and necessary costs and expenses incurred in connection with the acquisition of a property or arising out of or relating to the acquisition of properties, including but not limited to all reasonable and necessary costs and expenses incurred in connection with searching for, screening and negotiating the possible acquisition of properties for the Partnership, the performance of reserve and other technical studies of properties for purposes of acquisition of a property, the actual purchase price of a property and any other assets acquired with such property, the types of costs and expenses enumerated in the definition of cost which are incurred in connection with the acquisition activities, and all reasonable and necessary borrowings and costs and expenses related to acquisition of properties.
(b)	“Additional General Partner” means an Investor Partner who purchases Units as an additional general partner, and such partner’s transferees and assigns that are admitted as Substituted Investor Partners pursuant to Section 7.3(c). “Additional General Partners” shall mean all such Investor Partners. “Additional General Partner” shall not include, after a conversion, such Investor Partner who converts its interest into a limited partnership interest pursuant to Section 7.10.
(c)	“Adjusted Capital Account” means, with respect to any Partner or Unit Holder, the balance in such Partner’s or Unit Holder’s Capital Account as of the end of the Fiscal Year, after giving effect to the following adjustments: (i) credit to such Capital Account that amount which such Partner or Unit Holder is deemed to be obligated to restore pursuant to the penultimate sentences of sections 1.704-2(g)(1) and (i)(5) of the Regulations; and (ii) debit to such Capital Account items described in sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account is intended to comply with the provisions of Regulation section 1.704-1(b)(2)(ii)(d), and will be interpreted consistently with those provisions.

(d)	“Administrative Costs” shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of Partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative Costs shall be limited as follows: (i) no Administrative Costs charged shall be duplicated under any other category of expense or cost; and (ii) no portion of the salaries, benefits, compensation or remuneration of controlling Persons of the Managing General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling Persons include directors, executive officers and those holding a 5% or more equity interest in the Managing General Partner or a Person having power to direct or cause the direction of the Managing General Partner, whether through ownership of voting securities, by contract, or otherwise.
(e)	“Administrator” means the official or agency administering the securities laws of a state.
(f)	“Affiliate” means, with respect to any Person:
(i)	Any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such specified Person;
(ii)	Any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified Person;
(iii)	Any Person directly or indirectly controlling, controlled by, or under common control with such specified Person;
(iv)	Any officer, director, trustee or partner of such specified Person; and
(v)	If such specified Person is an officer, director, trustee or partner, any Person for which such Person acts in any such capacity.
(g)	“Agreement” or “Partnership Agreement” means this Agreement of Limited Partnership, as amended from time to time.
(h)	“Assessments” means additional amounts of capital which may be mandatorily required of or paid voluntarily by an Investor Partner beyond his subscription commitment.
(i)	“Capital Account” means with respect to any Partner or Unit Holder, the capital account maintained for such Partner or Unit Holder pursuant to Section 3.1 hereof.
(j)	“Capital Contribution” means, with respect to any Investor Partner, the total investment in the capital of the Partnership for Units pursuant to Section 2.2(a); with respect to the Managing General Partner, the total investment in the capital of the Partnership pursuant to Section 2.3(a); with respect to the Initial Limited Partner, total investment in the capital of the Partnership pursuant to Section 2.1; with respect to CEP, the total investment in the capital of the Partnership for Units pursuant to Section 2.3(d), if any; and any additional capital invested in the Partnership by a Partner pursuant to Section 2.4.
(k)	“Capital Expenditures” shall mean those costs associated with property acquisition and the drilling and completion of oil and gas wells that are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.
(l)	“Carried Interest” shall mean an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Investor Partners.
(m)	“CEP” means Crown Exploration Partners, Ltd. in any capacity other than as the Managing General Partner.
(n)	“Certificate” has the meaning set forth in Section 1.1.
(o)	“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

(p)	“Cost,” when used with respect to the sale of property by the Managing General Partner or any of its affiliates to the Partnership, shall mean:
(1)	The sum of the prices paid by the seller to an unaffiliated Person for such property, including bonuses;
(2)	Title insurance or examination costs, brokers’ commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property;
(3)	A pro rata portion of the seller’s actual necessary and reasonable expenses for seismic and geophysical services; and
(4)	Rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller’s reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells that are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (4) shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, cost means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, cost means the price paid by the seller in an arm’s length transaction.
(q)	“Development Well” shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.
(r)	“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction (excluding depletion) for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction (excluding depletion) for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.
(s)	“Direct Costs” means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Drilling and Completion Costs, Operating Costs or Acquisition Costs. Direct costs may include the cost of services provided by the managing general partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e). Direct Costs may not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases.
(t)	“Drilling and Completion Costs” means all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including, but not limited to, leasehold acquisition costs, IDC, tangible costs that must be capitalized pursuant to Regulation section 1.612-4(c)(1), all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system.
(u)	“Exploratory Well” shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known Prospect.
(v)	“Farmout” shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign its interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, carried working interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.
(w)	“Fiscal Year” means (i) the period commencing upon the formation of the Partnership and ending on December 31 of such calendar year, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss, deduction or credit pursuant to Section 3 hereof. The Managing General Partner shall have the right, subject to complying with the Code and other applicable law, to change the Fiscal Year of the Partnership.
(x)	“General Partner” means any Person who is (i) the Managing General Partner or (ii) an Additional General Partner pursuant to the terms of this Agreement. “General Partners” means all such Persons.
(y)	“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:
(i)	The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Managing General Partner;
(ii)	The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner or Unit Holder in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner or Unit Holder of more than a de minimis amount of Property as consideration for an interest in the Partnership; (C) the grant of an interest in the Partnership as consideration for the provision of services to the Partnership by an existing Partner or Unit Holder or a new Partner Unit Holder acting in a “partner capacity” or in anticipation of becoming a Partner (in each case within the meaning of Regulation section 1.704-1(b)(2)((iv)(d)); and (D) the liquidation of the Partnership within the meaning of Regulations section 1.704-1(b)(2)(ii)(g); provided, however that the adjustments pursuant to clauses (A), (B) and (C) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners and Unit Holders in the Partnership;
(iii)	The Gross Asset Value of any Partnership asset distributed to any Partner or Unit Holder shall be adjusted to equal the gross fair market value of such asset on the date of distribution;

(iv)	The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted to the extent the Managing General Partner determines that an adjustment is necessary or appropriate; and
(v)	If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to (ii) or (iv) above, such Gross Asset Value will then be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits and Losses.
(z)	“Horizon” means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.
(aa)	“IDC” means intangible drilling and development costs (as defined in Regulation section 1.612-4(a)).
(bb)	“Independent Expert” means a Person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.
(cc)	“Initial Limited Partner” means Shawn Grisham or any successor to his interest.
(dd)	“Investor Partner” means any Person other than the Managing General Partner and the Initial Partner: (i) whose name is set forth on Exhibit A as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. The term “Investor Partner” shall include CEP, or its successor or any of its Affiliates, to the extent that they purchase Units pursuant to Section 2.3(d). “Investor Partners” means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such other specified percentage, respectively, of the outstanding Units then held.
(ee)	“Landowners Royalty Interest” shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.
(ff)	“Limited Partner” means an Investor Partner who purchases Units as a Limited Partner, such partner’s transferees or assignees that are admitted as Substitute Investor Partners pursuant to Section 7.3(c), and an Additional General Partner who converts its interest to a limited partnership interest pursuant to the provisions of the Agreement. “Limited Partners” shall mean all such Investor Partners.
(gg)	“Management Fee” means that fee to which the Managing General Partner is entitled pursuant to Section 6.6(a).
(hh)	“Managing General Partner” means Crown Exploration Partners, Ltd., or its successor, in its capacity as the Managing General Partner. In general, “managing general partner” means any person directly or indirectly instrumental in organizing, wholly or in part, a partnership or any person who will manage or is entitled to manage or participate in the management or control of a partnership, and includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, exploitation, developmental or producing activities of the partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the partnership. “Managing General Partner” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units.

(ii)	“Net Cash” means the gross cash proceeds of the Partnership from all sources, reduced by (i) Capital Contributions, and (ii) amounts used to pay or establish reserves for all Partnership expenses, debt payments (except as provided herein), the Management Fee, capital improvements, replacements and contingencies, all as determined by the Managing General Partner. “Net Cash” shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.
(jj)	“Non-Capital Expenditures” shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.
(kk)	“Nonrecourse Deductions” has the meaning set forth in section 1.704-2(b)(1) of the Regulations.
(ll)	“Nonrecourse Liability” has the meaning set forth in section 1.704-2(b)(3) of the Regulations.
(mm)	“Offering Termination Date” means _____________ or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect, following which subscriptions for Units will no longer be accepted.
(nn)	“Operating Costs” means expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.
(oo)	“Organization and Offering Costs” means all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees and accountants’ and attorneys’ fees and other front-end fees.
(pp)	“Overriding Royalty Interest” means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.
(qq)	“Partner Nonrecourse Debt” has the meaning set forth in section 1.704-2(b)(4) of the Regulations.
(rr)	“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in section 1.704-2(i)(2) of the Regulations.
(ss)	“Partner Nonrecourse Deductions” has the meaning set forth in sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
(tt)	“Partners” means the Managing General Partner, the Initial Limited Partner and the Investor Partners. “Partner” shall mean any one of the Partners. All references in this Agreement to a majority interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.
(uu)	“Partnership” means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as provided in this Agreement.

(vv)	“Partnership Minimum Gain” has the meaning set forth in sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
(ww)	“Person” means any natural person, partnership, corporation, limited liability company, trust or other entity.
(xx)	“Production Purchase” or “Income Program” mean any program whose investment objective is to directly acquire, hold, operate and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.
(yy)	“Profits” and “Losses” mean the Partnership’s net taxable income or loss determined in accordance with Code section 703(a) and Regulation section 1.703-1 for each Fiscal Year (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) will be included in taxable income or loss) with the following adjustments:
(i)	Such Profits and Losses will be computed as if items of tax-exempt income and nondeductible, noncapital expenditures (under Code section 705(a)(1)(B) and 705(a)(2)(B)) were included in the computation of taxable income or loss;
(ii)	Any items specially allocated pursuant to Section 3.3 or elsewhere in this Agreement shall not be taken into account in computing Profits or Losses;
(iii)	In the event the Gross Asset Value of any Partnership Property is adjusted pursuant to subparagraph (ii) or subparagraph (iii) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
(iv)	Credits or debits to Capital Accounts due to a revaluation of Partnership assets in accordance with Regulation section 1.704-1(b)(2)(iv)(f), or due to a distribution of noncash assets, will be taken into account as gain or loss from the disposition of such assets for purposes of computing Profits and Losses;
(v)	Any expenditures of the Partnership described in Code section 705(a)(2)(B) for a Fiscal Year or treated as being so described in Regulation section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in this subsection will be subtracted from the taxable income or loss;
(vi)	To the extent an adjustment to the adjusted tax basis of any Partnership Property pursuant to Code section 734(b) is required, pursuant to Regulation section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s or Unit Holder’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the property) or loss (if the adjustment decreases such basis) from the disposition of such property and shall be taken into account for purposes of computing Profits or Losses; and
(vii)	In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation.”

(zz)	“Program” means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.
(aaa)	“Property” means all real and personal property acquired by the Partnership and any improvements thereto, and shall include both tangible and intangible property.
(bbb)	“Prospect” means a contiguous oil and gas leasehold estate (or a non-contiguous group of geologically related oil and gas leasehold estates), or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands that are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A “Prospect” with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.
(ccc)	“Prospectus” means that prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.
(ddd)	“Proved Developed Oil and Gas Reserves” shall mean the proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:
(1)	“Proved Developed Producing Reserves”. These are proved developed reserves which are expected to be produced from existing completion interval(s) now open for production in existing wells, and
(2)	“Proved Developed Non-Producing Reserves”. These are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in a predictable future, where the cost of making such oil and gas available for production should be relatively small compared to the costs of a new well.
Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “Proved Developed Oil and Gas Reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.
(eee)	“Proved Oil and Gas Reserves” shall mean those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices an with existing conventional equipment and operating methods. Depending upon their status of development, such proved reserves shall be subdivided into the following classifications: (1) “Proved Developed Oil and Gas Reserves”; and (2) “Proved Undeveloped Reserves”.
(fff)	“Proved Undeveloped Reserves” means the proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units which are virtually certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir. If warranted, however, a narrative discussion can be provided to point out those areas where future drilling or other operations may develop oil and gas production which at the time of filing is considered too uncertain to be expressed as numerical estimates for proved reserves.
(ggg)	“Regulation” means all proposed, temporary, and final regulations promulgated under the Code, as such regulations may be amended from time to time.
(hhh)	“Reservoir” shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.
(iii)	“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:
(1)	A transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(2)	A transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
(i)	voting rights;
(ii)	the term of existence of the Partnership;
(iii)	sponsor compensation; or
(iv)	the Partnership’s investment objectives.
(jjj)	“Roll-Up Entity” shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed Roll-Up transaction.
(kkk)	“Safe Harbor” means the election described in the Safe Harbor Regulation, pursuant to which the Partnership and all of its Partners may elect to treat the fair market value of any Partnership interest that is Transferred in connection with the performance of services as being equal to the liquidation value of that Partnership interest.
(lll)	“Safe Harbor Election” means the election by the Partnership and its Partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.
(mmm)	“Safe Harbor Regulations” means Regulation section 1.83-3(l) or any successor authority.
(nnn)	“Subordinate Interest” means an equity interest in a program issued to a person, without payment of full consideration, after the attainment of certain specified performance by the program.

(ooo)	“Subscription” shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.
(ppp)	“Subscription Agreement” means the agreement, attached to the prospectus as Appendix B, pursuant to which a Person subscribes to Units in the Partnership.
(qqq)	“Substituted Investor Partner” means any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.3(c).
(rrr)	“Tax Matters Partner” means the general partner responsible for acting on behalf of the partnership in all tax matters, as provided in Code section 6231(a)(7). As of the Effective Date, the Managing General Partner is the Tax Matters Partner of the Partnership.
(sss)	“Texas Limited Partnership Law” means those provisions of Texas Business Organizations Code, as amended from time to time, cited as the Texas Limited Partnership Law (or any corresponding provisions of succeeding law).
(ttt)	“Transfer” means, as a noun, any voluntary or involuntary transfer, sale or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell or otherwise dispose of.
(uuu)	“Unit” means an undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership.
(vvv)	“Unit Holders” means all Persons who hold Units, regardless of whether they are Partners. “Unit Holder” means any one of the Unit Holders.
(www)	“Working Interest” means an interest in an oil and gas leasehold that is subject to some portion of the costs of development, operation, or maintenance.

SECTION 2.  PARTNERS’ CAPITAL CONTRIBUTIONS; UNITS

2.1  Capital Contribution of the Initial Limited Partner.  The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier to occur of the conversion of an Additional General Partner’s interest into a Limited Partner’s interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner’s Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

2.2  Capital Contributions of the Investor Partners.

(a)	Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which subscribed are set forth in Exhibit A, which shall be amended by the Managing General Partner from time to time) shall contribute to the capital of the Partnership the sum of $25,000 for each Unit purchased, which amount shall be proportionately reduced for each fractional Unit purchased. The minimum subscription by an Investor Partner is two-fifths Unit ($10,000). Additional purchases above such minimum may be made in increments of $10,000.
(b)	The contributions of the Investor Partners pursuant to Subsection 2.2(a) shall be in cash or by check subject to collection.
(c)	Until such time when the contributions of the Investor Partners are released from the escrow account in accordance with the provisions of the escrow agreement of the Partnership, all monies received from Persons subscribing as Investor Partners (i) shall continue to be the property of the Investor Partners making such payment, (ii) shall be held in escrow for such Investor Partner in the manner and to the extent provided in the escrow agreement of the Partnership, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.
(d)	Subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, and thereafter subscribers shall be admitted into the Partnership not later than the last day of the calendar month in which their subscriptions were accepted by the Partnership. Subscriptions shall be accepted or rejected by the Managing General Partner within 30 days of their receipt. If a subscription is rejected, then all of the rejected subscriber’s funds shall be returned to the subscriber immediately, with interest earned and without deduction for any fees.
(e)	Until proceeds from the offering are invested in the Partnership’s operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.
2.3	The Managing General Partner’s Capital Contributions, its Carried Interest and CEP’s Optional Capital Contribution.
(a)	On or before the Offering Termination Date, in exchange for its interest as the Managing General Partner of the Partnership, the Managing General Partner shall contribute to the Partnership an amount such that its Capital Contribution pursuant to this Section 2.3(a) equals 1% of the sum of the following: (i) the aggregate Capital Contributions to the Partnership for Units made by the Investor Partners (excluding CEP) pursuant to Section 2.2(a) less the Organization and Offering Costs attributable to such Capital Contributions; (ii) the aggregate Capital Contributions to the Partnership for Units made by CEP pursuant to Section 2.3(d), if any; and (iii) the Managing General Partner’s Capital Contribution pursuant to this Section 2.3(a).
(b)	The Managing General Partner shall perform certain services for or on behalf of the Partnership in exchange for an additional interest in the Partnership’s Profits, Losses and distributable Net Cash as set forth in Sections 3 and 4. The Partnership, the Partners and Unit Holders hereby acknowledge and agree that such additional interest, and the rights and privileges associated with therewith, collectively are intended to constitute a “profits interest” in the Partnership within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service ruling, procedure, notice or Regulation or other pronouncement applicable at the date of issuance of such interest. The Partners agree that, in the event the Safe Harbor Regulation is finalized, the Partnership is authorized and directed to elect the Safe Harbor Election and the Partnership and each Partner and Unit Holder (including any Person to whom an interest in the Partnership is Transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership if Transferred in connection with the performance of services while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election. Any transferee of a partnership interest in the Partnership shall agree to be bound by this Section 2.3(b).
(c)	Subject to Section 7.6(c), in the event that Crown Exploration Partners, Ltd. ceases to be the Managing General Partner, the Managing General Partner’s interest in the Partnership pursuant to its contribution of capital and services pursuant to Sections 2.3(a) and 2.3(b) shall, be automatically converted into the appropriate number of Units (and fractional Units) of limited partnership interest in the Partnership that would then represent the Managing General Partner’s interest in the capital and profits of the Partnership immediately prior to the time that Crown Exploration Partners, Ltd. ceased to be the Managing General Partner, and the allocation and distribution provisions set forth in Sections 3 and 4 shall be appropriately amended to reflect the conversion of Crown Exploration Partners, Ltd.’s Partnership interest into Units.
(d)	CEP may, but shall have no obligation to, purchase whole and/or fractional Units in the Partnership. The number of Units (or fractional portions thereof) purchased by CEP, if any, shall be determined by CEP in its sole and absolute discretion. If CEP elects to purchase Units, CEP shall contribute cash for each whole Unit purchased in an amount (the “CEP Purchase Price”) equal to (i) $25,000 less (ii) the result of dividing (A) the total amount of Organization and Offering Costs by (B) the total number of Units issued to Investor Partners (other than CEP) pursuant to Section 2.2. The CEP Purchase Price will be proportionately reduced as appropriate for each fractional Unit, if any, purchased by CEP. If CEP purchases Units, CEP shall be treated as an Investor Partner with respect to such Units for all purposes of this Agreement.

2.4  Additional Contributions.  The Partners or any one of them may, on the terms and conditions agreed to by the contributing Partner and the Managing General Partner, make Capital Contributions to the Partnership in addition to the Capital Contributions that are required pursuant to Sections 2.2 and 2.3, as applicable. However, no Partner shall be required or obligated to contribute any capital to the Partnership, or otherwise contribute an Assessment, in addition to that required pursuant to Sections 2.2 and 2.3 above, as applicable, or be subject to any charge or penalty for failure to make any additional Capital Contribution.

2.5  Loans.  Any Partner or Unit Holder may loan the Partnership funds upon such terms and conditions as may be agreed to by the lending Partner or Unit Holder and the Managing General Partner and at such reasonable interest rates as would be charged in an arm’s length transaction. However, no Partner or Unit Holder shall be obligated to lend any funds to the Partnership. If a loan is made by a Partner or Unit Holder to the Partnership, such loan shall not be considered a contribution to the capital of the Partnership and shall not increase the Capital Account of the lending Partner or Unit Holder. The interest and expense of such loan shall be paid and charged as an expense of the Partnership’s business. The Partnership shall execute a note payable to the Partner or Unit Holder advancing such loan reflecting the terms and conditions of the loan.

2.6  No Interest on Capital Contributions or Accounts.  No interest shall be paid on any capital contributed to the Partnership pursuant to this Section 2.

2.7  No Withdrawals of Contributions.  No Partner or Unit Holder, other than the Initial Limited Partner as authorized herein, may withdraw its Capital Contribution. In addition, no cash redemptions of Units by the Managing General Partner or the Partnership are under permitted by this Agreement.

2.8  Extent of Liability.

(a)	Limited Partners. Except as otherwise provided by applicable law:

(i)  No Limited Partner shall have any personal liability whatsoever, whether to the Partnership, the Managing General Partner or any creditor of the Partnership, for the debts, expenses, liabilities, contracts or any other obligation of the Partnership unless that Limited Partner otherwise expressly agrees to that liability; and

(ii)  A Limited Partner shall be liable only to make its Capital Contributions pursuant to Section 2.2(a).

(b)	General Partners. General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with Texas law. Any General Partner who converts its interest into that of a Limited Partner retains liability as a General Partner for the time period during which it was a General Partner.

2.9 Return of Contributions.  Any proceeds of the public offering of Units in the Partnership not used, or committed for use, as evidenced by a written agreement, in the Partnership’s operations within one year of the Offering Termination Date, except for necessary operating capital, must be distributed pro rata to the Investor Partners as a return of capital. The Managing General Partner shall reimburse the Investor Partners for selling, management fees and offering expenses allocable to the capital rreturned to the Investor Partners.

2.10 Maximum and Minimum Number of Units.

(a)	Maximum Number of Units. The maximum number of Units may not exceed 336 Units, which is $8,400,000 of cash subscription proceeds, excluding the subscription discounts permitted under Section 2.3(d).

(b)	Minimum Number of Units. The minimum number of Units shall equal at least 40 Units, but in any event not less than the number of Units that provides the Partnership with cash subscription proceeds of $1,000,000, excluding the subscription discounts permitted under Section 2.3(d).

If subscriptions for the minimum number of Units have not been received and accepted at the Offering Termination Date, then all monies deposited by subscribers shall be promptly returned to them. They shall receive interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund, without deduction for any fees. The Partnership may break escrow and begin its Partnership activities, in the Managing General Partner’s sole discretion, on receipt and acceptance of the minimum subscription proceeds.

SECTION 3.  ALLOCATIONS

3.1  Capital Accounts.  A separate Capital Account shall be established and maintained for each Partner and Unit Holder on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Regulation section 1.704-1(b)(2)(iv) (taking into account any future amendments to such Regulation and any corresponding provisions of any succeeding Regulations) and any inconsistency between the provisions of this Section 3.1 and such Regulation shall be resolved in favor of the Regulation. In the event the Managing General Partner shall determine that it is necessary or prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership or the Partners or Unit Holders), are computed in order to comply with such Regulations, the Managing General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Investor Partner or Unit Holder pursuant to Section 9 hereof upon the dissolution of the Partnership.

3.2  Allocation of Profits and Losses.

(a)	Profits. After giving effect to the special allocations set forth in Section 3.3 below, Profits for each Fiscal Year shall be allocated among the Partners and Unit Holders as follows:

(i)  First, to the Partners and Unit Holders to the extent of, in proportion to and in the reverse order in which Losses were allocated to them pursuant to Sections 3.2(b) and 3.2(c), until the cumulative amount of Profits allocated to each Partner or Unit Holder pursuant to this Section 3.2(a)(i) is equal to the cumulative amount of Losses so allocated to such Partner or Unit Holder pursuant to Sections 3.2(b) and 3.2(c); and

(ii)  Thereafter, eighty-nine percent (89%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held), and eleven percent (11%) to the Managing General Partner.

(b)	Losses. After giving effect to the special allocations set forth in Section 3.3 below and except as provided in Section 3.2(c), Losses for each Fiscal Year shall be allocated among the Partners and Unit Holders as follows:

(i)  First, to the Partners and Unit Holders to the extent of, in proportion to and in the reverse order in which Profits were allocated to them pursuant to Section 3.2(a)(ii) until the cumulative amount of Losses allocated to each Partner or Unit Holder pursuant to this Sections 3.2(b)(i) is equal to the cumulative amount of Profits so allocated to such Partner or Unit Holder; provided, however, that to the extent that any distributions of Net Cash under Section 4 correspond to a prior allocation of Profits under Section 3.2(a), no Losses shall be allocated under this Section 3.2(b)(i) to offset such Profits; and

(ii)  Thereafter, to the Partners and Unit Holders with positive Adjusted Capital Account balances in proportion to their respective positive Adjusted Capital Accounts until the positive balances in their Adjusted Capital Accounts are reduced to zero.

(c)	Limitation on Loss Allocations. The Losses allocated to the Partners and Unit Holders pursuant to Section 3.2(b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner or Unit Holder to have a deficit Adjusted Capital Account at the end of any Fiscal Year. In the event some but not all of the Partners or Unit Holders would have deficit Adjusted Capital Accounts as a consequence of an allocation of Losses pursuant to Section 3.2(b), the limitation set forth in this Section 3.2(c) shall be applied on a Partner-by-Partner or Unit Holder-by-Unit Holder basis so as to allocate the maximum permissible Losses to each Partner or Unit Holder under Regulation section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitation set forth in this Section 3.2(c) shall be allocated to the General Partner that bears the loss pursuant to Section 7.2.

3.3  Special Allocations.  Notwithstanding Section 3.2:

(a)	Allocation of Drilling and Completion Costs. The Partnership’s Drilling and Completion Costs shall be allocated as follows:

(i)  99% to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held); and

(ii)  1% to the Managing General Partner.

(b)	Organization and Offering Costs. Organization and Offering Costs that are paid from the Investor Partners’ (excluding CEP’s) Capital Contributions shall be allocated 100% to the Investor Partners (excluding CEP) and Unit Holders (and ratably among them based upon the number of Units held). If the Organization and Offering Costs exceed the amounts that can be paid pursuant to Section 6.6(a) from the Investor Partners’ (excluding CEP’s) Capital Contributions (i.e., 15% of the total of the Investor Partner’s (excluding CEP’s) subscriptions), such excess Organization and Offering Costs, if any, that are paid for by the Managing General Partner shall be allocated 100% to the Managing General Partner.
(c)	Temporary Investments. Temporary investment income shall be allocated as set forth in Section 2.2(e).
(d)	Minimum Gain Chargeback. In the event there is a net decrease in Partnership Minimum Gain during any Fiscal Year, the “minimum gain chargeback” described in Regulation section 1.704-2(f) and Regulation section 1.704-2(g) shall apply.
(e)	Partner Nonrecourse Debt Minimum Gain Chargeback. In the event there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, the “partner minimum gain chargeback” described in Regulation section 1.704-2(i)(4) shall apply.
(f)	Qualified Income Offset. This Section 3.3(f) incorporates the “qualified income offset” set forth in Regulation section 1.704-1(b)(2)(ii)(d) as if those provisions were fully set forth in this Section 3.3(f).
(g)	Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated eighty-nine percent (89%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held) and eleven percent (11%) to the Managing General Partner.
(h)	Partner Nonrecourse Deductions. The Partner Nonrecourse Deductions of the Partnership shall be allocated to the Partner or Unit Holder that bears the economic risk of loss (within the meaning of Regulation section 1.752-2) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.
(i)	Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Code sections 734(b) or 743(b) is required, pursuant to Regulation sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner or Unit Holder in complete liquidation of its partnership interest, the amount of such adjustment to Capital

Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partners and Unit Holders in accordance with their interest in the Partnership (in the event Regulations section 1.704-1(b)(2)(iv)(m)(2) applies) or to the Partner or Unit Holder to whom such distribution was made (in the event Regulations section 1.704-1(b)(2)(iv)(m)(4) applies).

3.4  Other Allocation Rules.

(a)	For purposes of determining the Profits, Losses or other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing General Partner using any permissible method under Code section 706 and the Regulations thereunder.
(b)	The Managing General Partner is authorized to amend Section 3 of this Agreement if, in its sole discretion, based upon advice from its legal counsel or accountants, an amendment to the allocations set forth in this Section 3 is required for such allocations to be recognized for federal income tax purposes, either because of the promulgation of Regulations or other developments in applicable law. The Managing General Partner shall use its best effort to make any such required amended allocation provisions conform as nearly as possible with the original allocations described herein.
(c)	The Partners and Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Partnership income and loss for income tax purposes.
(d)	For any Fiscal Year, “excess nonrecourse liabilities” of the Partnership within the meaning of Regulation section 1.752-3(a)(3) shall be allocated eighty-nine percent (89%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held) and eleven percent (11%) to the Managing General Partner.
(e)	In accordance with Code section 704(c), if a Partner or Unit Holder contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Partners or Unit Holders so as to take account of any variation between the adjusted basis of such property to the Partnership and its fair market value at the time of contribution. The Managing General Partner shall determine the method used by the Partnership to make allocations pursuant to Code section 704(c).

SECTION 4.  DISTRIBUTIONS

4.1  Operating Distributions to Partners and Unit Holders.  From time to time and not less often than monthly, the Managing General Partner shall review the Partnership’s accounts to determine whether distributions of Net Cash are appropriate. The Partnership shall distribute pro rata to the Investor Partners funds received by the Partnership and allocated to their accounts which the Managing General Partner deems unnecessary to retain in the Partnership. In no event, however, shall funds be advanced or borrowed for purposes of distributions. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner’s account. Except as otherwise provided in Sections 4.4 and 9.2(c) hereof, positive Net Cash, if any, shall be distributed, at such times as the Managing General Partner may determine, in its sole discretion, as follows:

(a)	Eighty-nine percent (89%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held); and
(b)	Eleven percent (11%) to the Managing General Partner.

4.2  Amounts Withheld.  If required by applicable law, the Managing General Partner shall cause the Partnership to withhold such amounts as may be required from any payment or distribution from the Partnership to a Partner or Unit Holder, and the Managing General Partner shall remit such amount on a timely basis to the tax authority or other entity entitled to it. Any (a) amounts so withheld or (b) estimated or other payments to tax authorities with respect to any Profits or other items allocable to the Partners or Unit Holders, shall be treated for all purposes of this Agreement as amounts distributed to the Partners and Unit Holders pursuant to this Section 4. The Managing General Partner shall allocate any such amounts among the Partners and Unit Holders in accordance with applicable law.

4.3  Limitation Upon Distributions.

(a)	The Partnership may not make a distribution to the Partners and Unit Holders to the extent that, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners and Unit Holders with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Partnership, exceed the fair value of the Partnership’s assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership’s assets only to the extent that the fair value of that property exceeds that liability.
(b)	In no event shall funds be advanced or borrowed for purposes of distributions to Partners or Unit Holders.
(c)	Except as otherwise provided by this Agreement, a Partner or Unit Holder has no right to receive any distribution from the Partnership in any form other than cash.
(d)	A Partner or Unit Holder who receives a distribution that is not permitted under Section 4.3(a) has no liability under Texas Limited Partnership Law to return the distribution unless the Partner or Unit Holder knew that the distribution violated the prohibition Section 4.3(a). This does not affect any obligation of the Partners or Unit Holders under this Agreement or other applicable law to return the distribution.
(e)	Except as provided in Section 4.3(d), a Partner receives a return of its Capital Contribution to the extent that the distribution to it reduces its share of the fair value of the net assets of the Partnership below the value of its Capital Contribution which has not been distributed to it.

4.4  Distributions on Liquidation.  In the event of a dissolution and liquidation of the Partnership pursuant to Section 9, liquidating distributions shall be made as follows:

(a)	First, ninety-nine percent (99%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held), and one percent (1%) to the Managing General Partner until each Partner and Unit Holder receives distributions pursuant to this Section 4.4(a) equal to the excess, if any, of (i) the amount of such Partner’s or Unit Holder’s cash Capital Contributions to the Partnerships pursuant to Section 2, over (ii) the cumulative amount of all prior distributions pursuant to Sections 4.1 and 4.2 to such Partner or Unit Holder (with such excess amount referred to as the Partner’s or Unit Holder’s “Priority Liquidation Amount”); provided, however, that no distribution shall be made pursuant to this Section 4.4 to any Partner or Unit Holder whose Priority Liquidation Amount is zero or to the extent that it would exceed the Partner’s or Unit Holder’s Priority Liquidation Amount, and any amounts otherwise distributable to such a Partner or Unit Holder shall instead be distributed to the other Partners and Unit Holders until each Partner and Unit Holder receives the distributions to it that are required pursuant to this Section 4.4(a), if any; and
(b)	Thereafter, eighty-nine percent (89%) to the Investor Partners and Unit Holders (and ratably among them based upon the number of Units held), and eleven percent (11%) to the Managing General Partner.

4.5  No Reinvestment Program.  The Partnership shall not have a plan whereby an Investor Partner may systematically reinvest its share of distributions by acquiring additional Units of the Partnership or the securities of an Affiliate or an entity sponsored by an Affiliate.

SECTION 5.  Partnership Activities

5.1  Management.  The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership in any manner. The Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use commercially reasonable efforts to carry out the purposes and character of the business of the Partnership.

5.2  Conduct of Operations.

(a)	Operations of the Partnership shall be conducted as follows:
(i)	The Managing General Partner shall establish a program of operations for the Partnership.
(ii)	The Investor Partners agree to participate in the Partnership’s program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner’s opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may and it is expected that it will participate with others in the drilling of wells and it may enter into joint ventures, partnerships, joint operating agreements, or other such arrangements.
(b)	All transactions between the Partnership and the Managing General Partner or its Affiliates shall be on terms no less favorable than those terms that could be obtained between the Partnership and independent third parties dealing at arm’s length, subject to the provisions of Section 5.7.
(c)	The Partnership shall not participate in any joint operations on any co-owned lease unless there has been acquired or reserved on behalf of the Partnership the right to take in-kind or separately dispose of its proportionate share of the oil and gas produced from such lease exclusive of production which may be used in development and production operations on the lease and production unavoidably lost, and, if an Affiliate of the Managing General Partner is the operator of such lease, the Managing General Partner has entered into written agreements with every other Person owning any working or operating interest reserving to such Person a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for federal income tax purposes.
(d)	The relationship of the Partnership and the Managing General Partner (or any Affiliate retaining or acquiring an interest) as co-owners in leases, except to the extent superseded by an operating agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the American Association of Petroleum Landsmen Form 610-1989, with a provision reserving the right to take production in-kind and with a current accounting procedure promulgated by the Council of Petroleum Accountant Societies of North America to govern as the accounting procedures under such operating agreement.
(e)	The Managing General Partner may designate or agree to (and enter into written agreements with and for) such other Persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.
(f)	In the event that any Affiliate of the Managing General Partner serves as an operator on any Partnership wells, it will do so pursuant to a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America. Such Affiliate shall receive fees not in excess of the competitive rate for the area, typically in the form of per well charges for each producing well.
(g)	The Managing General Partner shall be reimbursed by the Partnership for Direct Costs and Administrative Costs incurred and paid by it. Notwithstanding the previous sentence, the Managing General Partner shall still bear a percentage of the Direct Costs and Administrative

Costs equal to its percentage of revenue participation in the Partnership. All other expenses shall be borne by the Partnership. Administrative Costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Direct Costs shall be billed directly to and paid by the Partnership to the extent practicable. Administrative Costs must be reasonably allocated to the Partnership on the basis of assets, revenues, time records or other methods conforming with generally accepted accounting principles. An independent certified public accountant shall audit such allocations annually and provide written attestation annually, to be included as part of the Partnership’s annual report, that the method used to make allocations was consistent with the method described in the prospectus and that the total amount of costs allocated did not materially exceed the amounts incurred by the Managing General Partner. If the Managing General Partner subsequently decides to allocate expenses in a manner different from that described in the prospectus, such change shall be reported to the Partners together with an explanation of why such change was made and the basis used for determining the reasonableness of the new allocation method. No portion of salaries, benefits, compensation or remuneration of controlling Persons shall be reimbursed as Administrative Costs.
(h)	The Managing General Partner and its Affiliates may but are not required to enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.
(i)	The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.
(j)	The Managing General Partner shall not borrow monies for the business of the Partnership if such financing shall provide that the lender has recourse against any Investor Partner. The Partnership may not borrow funds to acquire new properties or drill new wells. The Partnership may borrow funds only to conduct maintenance operations on Partnership properties or otherwise conduct activities necessary to preserve Partnership property. The proceeds of the Partnership’s borrowings can not be used to make distributions to the Partners or Unit Holders or to pay fees to the Managing General Partner or its Affiliates, other than to reimburse them for amounts they have paid to third parties on behalf of the Partnership in the normal course of the Partnership business.
(k)	The funds of the Partnership shall not be commingled with the funds of any other Person; notwithstanding the above the Managing General Partner may establish a master fiduciary account pursuant to which separate subtrust accounts are maintained for the benefit of affiliated programs, provided, the Partnership’s funds are protected from the claims of such other programs and their creditors. The prohibition of this subsection shall not apply to investments meeting the requirements of section 6.3(h) of the Agreement.
(l)	Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.
(m)	The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner’s possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. Except as permitted under Section (II)(H)(3) of the North American Securities Administrators Association (“NASAA”) Statement of Policy on Oil and Gas Programs, no agreement (including this Agreement) between the Managing General Partner and the Partnership shall limit any fiduciary duty to the Partners owed by the Managing General Partner under any applicable law.

5.3  Acquisition and Sale of Leases.

(a)	To the extent the Partnership does not acquire a full interest in a lease from the Managing General Partner, the remainder of the interest in such lease may at certain times be held by the Managing General Partner, which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any leases acquired by the Partnership from the Managing General Partner shall be acquired only at the Managing General Partner’s acquisition cost, unless the Managing General Partner shall have reason to believe that its acquisition cost is materially more than the fair market value of such property, in which case the price shall not exceed the fair market value; provided however, if the acquisition is from an affiliated partnership that has held the property for more than two years and in which partnership the interest of the Managing General Partner is substantially similar to, or less than, its interest in the subject partnership, the acquisition may be made at fair market value. If the Managing General Partner has reason to believe the acquisition cost is materially more than the fair market value of such property, then the Managing General Partner shall obtain an appraisal from a qualified Independent Expert with respect to the sale of such property to the Partnership. The Partnership will maintain such appraisals in its records for at least six years. Neither the Managing General Partner nor any Affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any Farmout arrangements with respect to its retained interest, except as provided in Section 5.5.
(b)	The Partnership shall acquire only leases, and parts thereof, reasonably expected to meet the stated purposes of the Partnership. No leases shall be acquired for the purpose of a subsequent sale or Farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership’s best interest.

5.4  Title to Leases.

(a)	Record title to each lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a lease. Thereafter, record title to leases shall be assigned to and placed in the name of the Partnership if such assignment is practical and permissible under the circumstances and local law and regulations.
(b)	The Managing General Partner shall take the necessary steps in its best judgment to render title to the leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, if it is in the best interests of the Partnership, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its Affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any lease assigned to the Partnership or the extent of the interest covered thereby.

5.5  Farmouts.

(a)	The Partnership shall not farmout, sell, or otherwise dispose of a lease unless the Managing General Partner, exercising the standard of a prudent operator, determines that:

(i)  The Partnership lacks sufficient funds to drill on such lease and is unable to obtain suitable financing;

(ii)  The leases have been downgraded by events occurring after assignment to the Partnership;

(iii)  Drilling on the leases would result in an excessive concentration of Partnership funds creating, in the Managing General Partner’s opinion, undue risk to the Partnership; or

(iv)  The Farmout is in the best interests of the Partnership.

(b)	Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the Farmout is in the best interest of the Partnership and the terms of the Farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

5.6  Release, Abandonment, and Sale or Exchange of Properties.  Except as provided elsewhere in this Section 5 and in Section 6.3, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which leases shall be released or permitted to terminate, those wells to be abandoned, whether any lease, well or production interest, or rights therein shall be sold or exchanged, and the terms therefor.

5.7  Certain Transactions.

(a)	Whenever the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the leases comprising the Prospect. If the Managing General Partner or its Affiliates subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its Affiliates shall acquire such interest or property. The term “abandoned” shall mean the termination, either voluntarily or by operation of the lease or otherwise, of all of the Partnership’s interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.
(b)	The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or its Affiliate (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves that are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership.
(c)	The Partnership shall not purchase properties from or sell properties to any affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee’s obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.
(d)	During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, the Managing General Partner’s or Affiliate’s interest in revenues does not exceed the amount proportionate to its Working Interest, and neither the Managing General Partner nor its Affiliates retain any overrides or other burdens on the interest conveyed to the Partnership.
(e)	If the Managing General Partner or the Affiliate is engaged to a substantial extent, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering any oil field, equipage, supplies or other services or selling or leasing such equipment and supplies to other persons in the industry in addition to partnerships in which the Managing General Partner or its Affiliates have an interest, then the compensation, price or rental for any oil field, equipage, or other services, and any equipment and supplies rendered, sold or leased by such Person to the Partnership shall be at prices competitive with those charged by others in the geographical area of operations that reasonably could be available to the Partnership. If neither the Managing General Partner nor its Affiliates is engaged in the business as set forth above, then the compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate that could be obtained in the area, whichever is less. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract that precisely describes the services to be rendered and all compensation to be paid, and any material change in the terms of such contract shall be approved by the vote of the holders of a majority of the Units in the Partnership.
(f)	Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt.
(g)	Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership’s production that do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.
(h)	No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements that would circumvent these restrictions.

(i)	During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership) proposes to acquire from an unaffiliated Person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership’s interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

(i)  If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

(ii)  If the Managing General Partner or the Affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

(j)	If the Partnership acquires property pursuant to a Farmout or joint venture from an affiliated program, the Managing General Partner’s and/or its Affiliates’ aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.
(k)	Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

(i)  A sale, transfer or conveyance, including a Farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

(ii)  A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value determined by an appraisal prepared by an independent petroleum engineer.

(iii)  Except in connection with Farmouts or joint ventures made in compliance with Section 5.5 above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

(iv)  Except in connection with Farmouts or joint ventures made in compliance with Section 5.5 above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

(l)	If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

(i)  There will be no duplication or increase in Organization and Offering Costs, the Managing General Partner’s compensation, Partnership expenses or other fees and costs;

(ii)  There will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

(iii)  There will be no diminishment in the voting rights of the Investor Partners.

In connection with a proposed Roll-Up, the following shall apply:

(1)	An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and any applicable state securities commission as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership’s assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.
(2)	In connection with a proposed Roll-Up, Investor Partners who vote “no” on the proposal shall be offered the choice of:
(i)	Accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or
(ii)	Remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or
(iii)	Receiving cash in an amount equal to the Investor Partners’ pro-rata share of the appraised value of the net assets of the Partnership.
(3)	The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner’s voting rights under the Roll-Up Entity’s chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.7 and 7.8 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.
(4)	The Partnership shall not participate in any proposed Roll-Up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction that would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

(5)	The Partnership shall not participate in a Roll-Up in which Investor Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 8.1 of this Agreement.
(6)	The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.
(7)	The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.
(m)	The Partnership may borrow money on a non-recourse basis from the Managing General Partner or any of its Affiliates, provided that on any loans made available by the Managing General Partner or any of its Affiliates to the Partnership, the Managing General Partner or such Affiliate shall not receive interest in excess of its interest cost, nor shall the Managing General Partner of such Affiliate receive interest in excess of the amount which would be charged to the Partnership (without reference to the Managing General Partner’s financial abilities or guaranties) by independent third parties for the same purpose. In connection with any loans to the Partnership by the Managing General Partner or its Affiliates, the Managing General Partner or its Affiliates shall not receive points or other financing charges or fees, regardless of the amount
(n)	Neither the Managing General Partner nor any Affiliate, shall enter into any farm-out or other arrangement with the Partnership where in consideration for services to be rendered, an interest in production is payable to the Managing General Partner or any Affiliate.
(o)	Neither the Managing General Partner nor any Affiliate, shall make or cause to be made any offer to an Investor Partner to exchange his Unit(s) for a security of another company unless:
(1)	such offer is made after the expiration of two years after the Partnership commenced operations;
(2)	such offer is made to all Investor Partners;
(3)	such offer, if made by a third-party to the Managing General Partner or principal underwriter, or any affiliate of the Managing General Partner or such principal underwriter, is on a basis not more advantageous to such Managing General Partner, principal underwriter or affiliate than to Investor Partners;
(4)	the value of the security or other consideration offered is at least equivalent to the value of the Unit(s);
(5)	the value of any reserves used in computing the exchange ratio is supported by an appraisal prepared by an independent petroleum engineer within 120 days of the date such exchange is to be made; the value of any undeveloped acreage used in computing the exchange ratio is at cost unless fair market value, as evidenced by supporting data, is higher; and the value of other assets used in computing the exchange ratio is based upon audited financial statements prepared in accordance with generally accepted accounting principles consistently applied; and
(6)	the offer is made pursuant to a qualification first obtained and, unless exempt, by means of a Registration Statement meeting the requirements of the Securities Act of 1933, as amended. .

SECTION 6.  MANAGEMENT

6.1  Managing General Partner.  The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.3 and to conduct the activities of the Partnership as set forth in Section 5. No financial institution or any other Person dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other Person shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership’s business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. Except as provided herein, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership’s investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

6.2  Authority of Managing General Partner.  The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and Texas Limited Partnership Law, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

(a)	Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership’s business;
(b)	Enter into and execute pooling agreements, Farmout agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;
(c)	Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership’s activities, including employees, consultants, accountants and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;
(d)	Manage, operate, and develop any Partnership property, and enter into operating agreements with any party with respect to properties acquired by the Partnership, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;
(e)	Compromise, sue, or defend any and all claims in favor of or against the Partnership;
(f)	Subject to the provisions of Section 8.4, make or revoke any election permitted the Partnership by any taxing authority;
(g)	Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;
(h)	Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, loss of well control, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time, provided that the public liability coverage shall at all times be equal to the lesser of two times the Partnership’s capitalization or $17,000,000 but shall at no time be less than $10,000,000;
(i)	Buy, sell, or lease property or assets on behalf of the Partnership;
(j)	Enter into agreements to hire services of any kind or nature;
(k)	Assign interests in properties to the Partnership;
(l)	Enter into broker dealer agreements and perform all of the Partnership’s obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners;
(m)	Subject to the provisions of Section 5.2(j), borrow monies for the business of the Partnership and from time to time draw, make, execute, and issue promissory notes and other negotiable or nonnegotiable instruments and evidences of indebtedness; secure the payment of the sums so borrowed and to mortgage, pledge or assign in trust all or any part of the Partnership’s Property; assign any monies owing or to be owing to the Partnership; and engage in any other means of financing customary in the oil and gas industry; provided that any such financing shall provide that the lender has recourse only against the Partnership assets and not against any Investor Partner individually; and
(n)	Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

6.3  Certain Restrictions on Managing General Partner’s Power and Authority.  Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any Affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

(a)	Use any revenues from Partnership operations for the purposes of acquiring leases in Prospects that are not related to the Prospects acquired by the Partnership during its initial operations or paying any Organization and Offering Costs; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation, for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new leases to the extent such leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a lease.
(b)	Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote:

(i)  Sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Section 9), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

(ii)  Dispose of the goodwill of the Partnership;

(iii)  Do any other act that would make it impossible to carry on the ordinary business of the Partnership; or

(iv)  Agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement that the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

(c)	Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

(d)	Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;
(e)	Use the Partnership’s name, credit, or property for other than Partnership purposes;
(f)	Take any action, or permit any other Person to take any action, with respect to the assets or property of the Partnership that does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;
(g)	Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner of an Affiliate and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its Affiliates, and the Partnership, according to the respective interests of each;
(h)	Utilize Partnership funds to invest in the securities of another Person except in the following instances:

(i)  Investments in Working Interests or undivided lease interests made in the ordinary course of the Partnership’s business;

(ii)  Temporary investments made in compliance with Section 2.2(e) of this Agreement; and

(iii)  Investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction.

(i)	Vote with respect to any Unit held by it on matters submitted to the Partners regarding the removal of the Managing General Partner or regarding any transaction between the Partnership and the Managing General Partner.

6.4  Indemnification of Managing General Partner.  The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership that arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership’s insurance policies and the insurance and indemnification of the Partnership’s subcontractors, and is not recoverable from the Investor Partners. Notwithstanding the above, the Managing General Partner and any Person acting as a broker-dealer shall not be indemnified for liabilities arising under federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) that are specifically set forth in the Partnership Agreement and (ii) in which plaintiffs claim they were offered or sold Units.

In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the SEC, or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

The advancement of Partnership funds to the Managing General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

(a)	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; and

(b)	The legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement; and
(c)	The Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not incur the cost of the portion of any insurance that insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

6.5  Withdrawal.

(a)	Notwithstanding the limitations contained in Sections 6.3(i) and 6.5(b), the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as Managing General Partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a sufficient tangible net worth, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.
(b)	The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership’s completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Managing General Partner withdraws and the Partners elect to continue the Partnership, the Managing General Partner’s interest shall be valued in accordance with the provisions of Section 7.6(c) hereof.

6.6  Management Fee and Reimbursements.

(a)	Management Fee. The Partnership shall pay the Managing General Partner, following the Offering Termination Date, a Management Fee equal to the excess, if any, of between (i) 15% of the total of the Investor Partner’s (excluding CEP’s) subscriptions over (ii) the total Organization and Offering Costs. The Management Fee will be paid by the Partnership from funds which would otherwise be available for distribution to the Investor Partners in the Partnership, and in such monthly amounts as may be determined in the discretion of the Managing General Partner. The Management Fee will be payable by the Partnership monthly from funds otherwise available for distribution until such time as the Management Fee has been paid in its entirety. To the extent that the Partnership has insufficient distributable funds during a particular year to fully pay the amount of the Management Fee payable during the year, then the amount of such unpaid Management Fee will be carried forward and payable in the next succeeding year.
(b)	Direct Costs Reimbursement. The Managing General Partner shall be reimbursed for all Direct Costs of the Partnership for which it pays. Direct Costs, however, shall be billed directly to and paid by the Partnership to the extent practicable.
(c)	Carried Interest. The Managing General Partner shall receive a Carried Interest in the Partnership as set forth in Section 2.3(b) hereof.
(d)	Administrative Costs Reimbursement. The Managing General Partner shall be reimbursed for all Administrative Costs allocable to the Partnership.

(e)	Drilling and Completion Costs and Acquisition Costs. The Managing General Partner and its Affiliates shall be reimbursed for Drilling and Completion Costs and, subject to the limitations set forth in Sections 5.3 and 5.7, Acquisition Costs.

6.7  Reliance Upon Experts.  The Managing General Partner may employ or retain such counsel, accountants, engineers, geologists, landmen, appraisers or other experts or advisors as it may reasonably deem appropriate for the purpose of discharging its duties hereunder, and shall be entitled to pay the fees of any such Persons from the funds of the Partnership. The Managing General Partner may act and shall be protected in acting in good faith on the opinion or advice of, or information obtained from any such counsel, accountant, engineer, geologist, appraiser or other expert or advisor, whether retained or employed by the Partnership, the Managing General Partner, or otherwise, in relation to any matter connected with the administration or operation of the business and affairs of the Partnership.

6.8  Tax Matters and Financial Reporting Partner.  The Managing General Partner shall serve as the Tax Matters Partner and as the financial reporting partner. As Tax Matters Partner, the Managing General Partner is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Partners and Unit Holders agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. The Partnership may engage accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder. The Partnership shall reimburse the Tax Matters Partner for all costs and expenses incurred by it in performing its duties as such (including legal and accounting fees and expenses).

6.9  Insurance.  The Managing General Partner shall maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, loss of well control, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time, provided that the public liability coverage shall at all times be equal to the lesser of two times the Partnership’s capitalization or $17,000,000 but shall at no time be less than $10,000,000.

SECTION 7.  INVESTOR PARTNERS

7.1  Rights or Powers.  No Investor Partner (whether a Limited Partner or a General Partner) shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.1 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in this Agreement. No Investor Partner shall have the authority to:

(a)	Assign the Partnership property in trust for creditors or on the assignee’s promise to pay the debts of the Partnership;
(b)	Dispose of the goodwill of the business;
(c)	Do any other act that would make it impossible to carry on the ordinary business of the Partnership;
(d)	Confess a judgment;
(e)	Submit a Partnership claim or liability to arbitration or reference;
(f)	Make a contract or bind the Partnership to any agreement or document;
(g)	Use the Partnership’s name, credit, or property for any purpose;

(h)	Do any act which is harmful to the Partnership’s assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or
(i)	Perform any act in violation of any applicable law or regulations thereunder, or perform any act that is inconsistent with the terms of this Agreement.

7.2  Indemnification of Additional General Partners.  The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner that exceed the amount of applicable insurance coverage and amounts that would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners’ interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of this Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

7.3  Assignment of Units.

(a)	The interest of an Investor Partner in the Partnership shall be assignable, in whole or in part, subject to the following:

(i)  No such assignment shall be made if, in the opinion of counsel to the Partnership, such assignment would cause the termination of the Partnership for U.S. federal income tax purposes under Section 708 of the Code or will cause the Partnership to became a “publicly traded partnership” within the meaning of Section 7704 of the Code, or if in the opinion of counsel to the Partnership such assignment may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws;

(ii)  Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer; and

(iii)  The transferor and transferee shall furnish the Partnership with the transferee’s taxpayer identification number and sufficient information to determine the transferee’s initial tax basis in the Units transferred.

An assignment by an Investor Partner in violation of clause (i) or clause (ii) of this Section 7.3 shall be null and void and of no effect whatever and shall not bind the Partnership or any other Partner. The transferee of an Investor Partner’s interest in the Partnership shall pay all costs and expenses incurred by the Partnership in connection with such assignment. In the discretion of the Managing General Partner, such costs and expenses may be collected out of revenues otherwise allocable to such transferee under this Agreement.

(b)	A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.3(c) shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under Texas Limited Partnership Law or this Agreement.

(c)	Subject to the other provisions of this Section 7, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.3(c):

(i)  The Managing General Partner consents to such admission, which will only be withheld if necessary to preserve the tax status of the Partnership or the classification of Partnership income for tax purposes. In the event the Managing General Partner withholds its consent, it will provide an opinion of counsel as to the legal necessity requiring it to withhold such consent;

(ii)  The transferor gives the transferee such right;

(iii)  The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee’s agreement to be bound by the terms and conditions hereof;

(iv)  The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units;

(v)  If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement;

(vi)  In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the Certificate to effect the substitution of such Substituted Investor Partner, although the Managing General Partner may do so more frequently. In the case of assignments where the assignee does not become a Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation; and

(vii)  Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (i) it is not currently making a market in Units and (ii) it will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that it will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.3 and to transfer such Units only to Persons who agree to be similarly bound.

(d)	Subject to the restrictions contained in this Section 7 and transfers by operation of law, no Unit shall be transferred by an Investor Partner unless there is either:

(i)  an effective registration of the Unit under the Securities Act of 1933, as amended, and qualification under applicable state securities laws; or

(ii)  an opinion of counsel acceptable to the Managing General Partner that the registration and qualification of the Unit is not required, unless this requirement is waived by the Managing General Partner.

7.4  Prohibited Transfers.

(a)	If the Partnership is required to recognize a transfer that is not permitted by Section 7.3(a) (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not permitted by Section 7.3(a)), the Units transferred shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.
(b)	In the case of a transfer or attempted transfer of Units that is not permitted by Section 7.3(a), the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

7.5  Withdrawal by Investor Partners.  Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

7.6  Removal of Managing General Partner.

(a)	The Managing General Partner may be removed at any time, upon 90 days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor Managing General Partner or Partners, within such 90-day period by Investor Partners owning a majority of the then outstanding Units.
(b)	Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.
(c)	In the event a Managing General Partner is removed, or withdraws in accordance with Section 6.5 hereof and the Partners elect to continue the Partnership, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at the election of the Managing General Partner, its interest in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed Managing General Partner would impose financial or operational hardship upon the Partnership, as determined by the successor Managing General Partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed Managing General Partner may be postponed to that time when, in the determination of the successor Managing General Partner, payment will not cause a hardship to the Partnership. The successor Managing General Partner or the Partnership shall have the option to purchase at least 20% of the removed Managing General Partner’s interest for the value determined by the independent appraisal. In the event the Managing General Partner is involuntarily removed, the cost of such appraisal shall be borne by the Partnership, and the Partnership may, at its option, elect to make payment for the Managing General Partner’s interest in the form of an interest-bearing promissory note coming due in no less than five years with equal installments payable each year. In the event the Managing General Partner voluntarily withdraws from the Partnership, the Partnership may, at its option, elect to make payment for the Managing General Partner’s interest in the form of a non-interest bearing, unsecured promissory note with principal payable from distributions which the Managing General Partner would have received under the Agreement had it not withdrawn. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.
(d)	Upon effectiveness of the removal of the Managing General Partner, the assets, books, and records of the Partnership shall be surrendered to the successor Managing General Partner, provided that the successor Managing General Partner shall have first (i) agreed to accept the responsibilities of the Managing General Partner, and (ii) made arrangements satisfactory to the original Managing General Partner to remove such Managing General Partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original Managing General Partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the Managing General Partner, the successor Managing General Partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by Texas Limited Partnership Law.

7.7  Calling of Meetings.  Meetings of the Partners may be called by the Managing General Partner or by Investor Partners owning 10% or more of the then outstanding Units for any matters for which the Investor Partners may vote as set forth in this Agreement. Such call for a meeting shall be deemed to have been made upon receipt by the Managing General Partner of a written request from Investor Partners holding the requisite percentage of Units stating the purpose(s) of the meeting. The Managing General Partner shall call such a meeting and shall deposit in the United States mail within 15 days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Provided however, that the date for notice of such a meeting may be extended for a period of up to 60 days, if in the opinion of the Managing General Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission or other regulatory authorities. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

7.8  Additional Voting Rights.  Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by Texas Limited Partnership Law. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its affiliates may not, or are not authorized to, vote or consent, any Units owned by the Managing General Partner and its affiliates shall not be included. With respect to any Units owned by the Managing General Partner, the Managing General Partner may not vote or consent on matters submitted to the Partners regarding the removal of the Managing General Partner or regarding any transaction between the Partnership and the Managing General Partner. Except as otherwise provided herein, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section, holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new Managing General Partner, (d) amend the Agreement; provided, however, any such amendment may not increase the duties or liabilities of any participant or the Managing General Partner or increase or decrease the profit or loss sharing or required capital contribution of any participant or the Managing General Partner without the approval of such participant or the Managing General Partner, nor may any such amendment affect the classification of the Partnership as a “partnership” for U.S. federal income tax purposes without the unanimous approval of all participants, (e) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any Affiliates without penalty upon 60 days’ notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners.

7.9  Voting by Proxy.  The Investor Partners may vote either in person or by proxy.

7.10  Conversion of Additional General Partner Interests into Limited Partner Interests.

(a)	The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership’s insurance coverage. Within this 30-day period, Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.
(b)	The Managing General Partner shall convert the interests of all Additional General Partners to limited partnership interests during the year following completion of drilling operations by the Partnership.
(c)	The Managing General Partner shall cause the conversion to be effected as soon as practicable as prudent business judgment dictates. Conversion of an additional general partnership interest to a limited partnership interest in the Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for U.S. federal income tax purposes, and will be effective upon the Managing General Partner’s filing an amendment to the Certificate. The Managing General Partner is obligated to file an amendment to the Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for U.S. federal income tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partner shall be a Limited Partner; however, it will remain liable to the Partnership for any additional Capital Contribution(s) required for its proportionate share of any Partnership obligation or liability arising prior to the conversion.
(d)	Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

7.11  Liability of Partners.  Except as otherwise provided in this Agreement or as otherwise provided by Texas Limited Partnership Law, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

SECTION 8.  BOOKS AND RECORDS

8.1  Books and Records.

(a)	For accounting and income tax purposes, the Partnership shall operate on the Fiscal Year.
(b)	The Managing General Partner shall keep or cause to be kept complete and accurate records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter (or such longer period as may be required for tax purposes) all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.
(c)	Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks or other generally accepted forms of electronic storage, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review and copying by any Investor Partner or its representative, after adequaate notice, at any reasonable time and may inspect and copy any of them. Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports and other drilling data confidential for a reasonable period of time. The Managing General Partner shall maintain all records of appraisals of fair market value done by Independent Experts with supporting documentation for a period of at least six years from their date.
(d)	The Partner List (hereinafter defined) shall be maintained as follows:

(i)  An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the “Partner List”) shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by an Investor Partner or its designated agent at the home office of the Partnership upon the request of the Investor Partner;

(ii)  The Partner List shall be updated at least quarterly by the Managing General Partner to reflect changes in the information contained therein;

(iii)  A copy of the Partner List shall be mailed to the Investor Partner requesting the Partner List for a proper purpose within ten days of the request. The copy of the Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership;

(iv)  The purposes for which an Investor Partner may request a copy of the Partner List include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners’ rights under federal proxy laws; and

(v)  If the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Partner List as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys’ fees, incurred by that Investor Partner for compelling the production of the Partner List, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Partner List is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partner requesting the Partner List to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner’s interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the Partner List are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

8.2  Reports.  The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

(a)	On an annual basis, no later than April 30th of each year, and on a semiannual basis, beginning with the year following investment of substantially all of Partnership subscriptions, by August 15th of such year, the Managing General Partner shall provide each Investor Partner with reports containing, except as otherwise indicated, at least the following information:

(i)  financial statements, including a balance sheet and statements of operations, Partners’ equity, and cash flows prepared in accordance with generally accepted accounting principles and accompanied by a report of an independent certified public accountant stating that its audit was made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial position, results of operations, Partners’ equity, and cash flows in accordance with generally accepted accounting principals, except that semiannual reports need not be audited (and for the first full year of operations of the partnership, the financial statements required by Form 10-K);

(ii)   a summary itemization, by type and/or classification of the total fees and compensation, including any Administrative Cost reimbursements and operating fees, paid by the Partnership, or indirectly on the Partnership’s behalf, to the Managing General Partner and its Affiliates together with the accountant’s attestation as required by Section 5.2(g). If compensation is paid on a subordinated interest, a reconciliation of all such payments to the conditions precedent and limitations thereto.

(iii)  a description of each Property in which the Partnership owns an interest, including the cost, location, number of acres under lease, and the interest owned therein by the Partnership, provided, however, that succeeding reports need only contain material changes, if any, regarding such Property;

(iv)  a list of the wells drilled or abandoned by the Partnership during the period of the report, which shall indicate whether each of such wells has or has not been completed, and a statement of the cost of each well completed or abandoned (such report to include justification for wells abandoned after production has commenced);

(v)  a description of all Farmouts, farmins, and joint ventures made during the period of the report, including the Managing General Partner’s justification for the arrangement and a description of the material terms;

(vi)  with respect to certain costs paid by the Managing General Partner on the Partnership’s behalf:

(A)  a schedule reflecting total Partnership costs, and where applicable, the costs pertaining to each prospect, the costs paid by the Managing General Partner, and the costs paid by the Investor Partners;

(B)  the total Partnership revenues, the revenues received or credited to the Managing General Partner, and the revenues received or credited to the Investor Partners; and

(C)  a reconciliation of such expenses and revenues to the limitations prescribed.

(vii) such other reports and financial statements as the Managing General Partner shall determine from time to time; and

(viii)  annually, beginning with the Fiscal Year succeeding the Fiscal Year in which the Partnership commenced operations, a computation of the total oil and gas proved reserves of the Partnership and dollar value thereof at then existing prices and of each Partner’s interest in such reserve value. The reserve computations shall be based upon engineering reports prepared by qualified independent petroleum consultants. In addition, there shall be included an estimate of the time required for the extraction of such reserves and the present worth of such reserves, with a statement that, because of the time period required to extract such reserves, the present value of revenues to be obtained in the future is less than if immediately receivable. In addition to the annual computation and estimate required, as soon as possible, and in no event more than 90 days after the occurrence of an event leading to reduction of such reserves of the Partnership of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Partner.

(b)	Annually beginning with the Fiscal Year ended December 31, 2011, the oil and gas reserve estimates prepared by a qualified independent petroleum engineer, if any, also will be furnished to each Investor Partner.
(c)	By March 15th of each year, the Managing General Partner shall furnish a report to each Investor Partner containing such information as is pertinent or required for tax purposes.

(d)	Upon request, the Managing General Partner shall provide a copy of the annual and semiannual reports provided to the Investor Partners pursuant to section (a) of this Section to any state agency regulating securities.
(e)	Quarterly beginning after the Partnership commences its operational phase, the Managing General Partner shall provide a quarterly cash receipts and disbursements statement to each Investor Partner.

8.3  Bank Accounts.  All funds of the Partnership shall be deposited in such separate bank account or accounts, short-term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any Person authorized to do so by the Managing General Partner.

8.4  Federal Income Tax Elections.

(a)	Except as otherwise provided in this Section 8.4, all elections required or permitted to be made by the Partnership under the Code shall be made by the Tax Matters Partner if, in its sole and absolute discretion based on the advice of counsel or a certified public accountant, the Managing General Partner determines that it is necessary or advisable to make such elections. Each Partner and Unit Holder agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.
(b)	The Partnership shall elect to currently deduct IDC as a current expense for U.S. federal income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.
(c)	Notwithstanding anything in this Agreement to the contrary, neither the Managing General Partner, the Partners nor the Unit Holders shall make an election for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code, or for the Partnership to be taxed as a corporation.

SECTION 9.  DISSOLUTION AND WINDING UP

9.1  Dissolution and Liquidating Events.

(a)	Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a Substituted Investor Partner except in accordance with Section 7; provided, further, that upon the withdrawal of a General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one Managing General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall cause the dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all its liabilities as an Investor Partner.
(b)	The Partnership shall dissolve and commence winding up and liquidating upon the earliest to occur of (each a “Liquidating Event”):

(i)  The written consent of the Investor Partners owning a majority of the then outstanding Units to dissolve and wind up the affairs of the Partnership;

(ii)  Subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate Managing General Partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner;

(iii)  The sale, forfeiture, or abandonment of all or substantially all of the Partnership’s property;

(iv)  The thirtieth anniversary of the Offering Termination Date;

(v)  A dissolution event described in Subsection (a) above; or

(vi)  Any event causing dissolution of the Partnership under Texas Limited Partnership Law.

(c)	In the case of any event described in Subsection (b)(ii) above, if a successor Managing General Partner is selected by Investor Partners owning a majority of the then outstanding Units within 90 days after such Section 9.1(b)(2) event, and if such Investor Partners agree, within such 90-day period to continue the business of the Partnership, or if the remaining Managing General Partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.
(d)	If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner’s interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under Texas Limited Partnership Law to cause a dissolution of the Partnership, then, except as provided in Section 9.1(c), the remaining Partners may, in accordance with Texas Limited Partnership Law, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

9.2  Liquidation and Winding Up.  Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The Managing General Partner (or, in the event there is no remaining Managing General Partner, any Person elected to be the liquidator by a Majority in Interest of the Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and Property and the Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

(a)	First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Managing General Partner;
(b)	Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Managing General Partner; and
(c)	Third, except as provided in Section 9.4, the balance, if any, to the Partners and Unit Holders in accordance with Section 4.4.

9.3  No Capital Account Deficit Restoration Requirement.  If any Partner or Unit Holder has a deficit balance in its Adjusted Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the year during which such liquidation occurs), such Partner or Unit Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or any other Person for any purpose whatsoever.

9.4  Reserves.  In the discretion of the Managing General Partner or liquidator, all or portion of the amounts that would otherwise be available to distribute to the Partners and Unit Holders pursuant to Section 9.2(c) may be:

(a)	withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the Partners and Unit Holders as soon as practicable; or

(b)	distributed to a trust established for the benefit of the Partners and Unit Holders for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the Managing General Partners arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners or Unit Holders from time to time, in the reasonable discretion of the Managing General Partner or liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners and Unit Holders pursuant to this Agreement.

9.5  No Liquidation.  Notwithstanding any other provision of this Section 9 to the contrary, in the event the Partnership is liquidated within the meaning of Regulations section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, Partnership Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up.

9.6  Rights of Partners and Unit Holders.  Except as otherwise provided in this Agreement, (a) each Partner and Unit Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership, and (b) no Partner or Unit Holder shall have priority over any other Partner or Unit Holder as to the return of its Capital Contributions, distributions or allocations.

9.7  Notice of Dissolution.  In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 9.1, result in a dissolution of the Partnership, the Managing General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the Managing General Partner).

9.8  Certificate of Termination. Upon the completion of the winding up of the Partnership pursuant to this Section 9, the Managing General Partner shall execute and file or cause to be filed a certificate of termination with the Texas Secretary of State pursuant to the Section 11.101 of Texas Limited Partnership Law and shall take all actions and make all filings necessary for such termination to comply with Texas Limited Partnership Law and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

9.9  In-Kind Distributions.  The Managing General Partner shall not be obligated to offer in-kind property distributions to the Partners, but may do so, in its discretion. Any in-kind property distributions to the Partners shall be made to a liquidating trust or similar entity for the benefit of the Partners, unless at the time of the distribution: (i) the Managing General Partner offers the individual Partners the election of receiving in-kind property distributions and the Partners accept the offer after being advised of the risks associated with direct ownership; or (ii) there are alternative arrangements in place which assure the Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties. If the Managing General Partner has not received a Partner’s consent within 30 days after the Managing General Partner mailed the request for consent, then it shall be presumed that the Partner has refused to give his consent.

SECTION 10.  POWER OF ATTORNEY

10.1  The Managing General Partner as Attorney-In-Fact.  Each Unit Holder hereby makes, constitutes and appoints the Managing General Partner and each successor Managing General Partner, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for him and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record (a) this Agreement and all agreements, certificates, instruments and other documents amending or changing this Agreement as now or hereafter amended which the Managing General Partner may deem necessary, desirable or appropriate including, without limitation, amendments or changes to reflect (i) the exercise by the Managing General Partner of any power granted to it under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the admission of any substituted Partner; and (iv) the disposition by any Partner or Unit Holder of its interest in the Partnership; and (b) any certificates, instruments and documents as may be required by, or may be appropriate under, the laws of the State of Texas or any other state or jurisdiction in which the Partnership is doing or intends to do business. Each Unit Holder authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Unit Holder might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

10.2  Nature as Special Power.  The power of attorney granted pursuant to this Section 10:

(a)	is a special power of attorney coupled with an interest and is irrevocable;
(b)	may be exercised by any such attorney-in-fact by listing the Unit Holders executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Unit Holders; and
(c)	the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

SECTION 11.  MISCELLANEOUS

11.1  Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed, or sent by first class mail, registered or certified, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Partners:

(a)	If to the Partnership, to the Partnership at the address set forth in Section 1.4 hereof;
(b)	If to the Managing General Partner, to the address set forth in Section 1.4 hereof;
(c)	If to a Investor Partner, to the address set forth opposite its name on attached Exhibit A.

Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally, or 72 hours after being deposited in the United States mail, if sent by registered or certified mail, postage and charges prepaid. Any Person may from time to time specify a different address by notice to the Partnership and the Partners.

11.2  Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and Unit Holders and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

11.3  Construction.  Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner or Unit Holder.

11.4  Time.  Time is of the essence with respect to this Agreement.

11.5  Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

11.6  Severability.  Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

11.7  Incorporation by Reference.  Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

11.8  Further Action.  Each Partner and Unit Holder, upon the request of the Managing General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

11.9  Variation of Pronouns.  All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

11.10  Governing Law.  The laws of the State of Texas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners and Unit Holders.

11.11  Waiver of Action for Partition.  Each Investor Partner and Unit Holder irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Property.

11.12  Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.13  Sole and Absolute Discretion.  Except as otherwise provided in this Agreement, all actions which the Managing General Partner may take and all determinations which the Managing General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Managing General Partner.

11.14  Entire Agreement.  This Agreement and the exhibits hereto, which are incorporated herein by reference, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written.

11.15  Attorneys’ Fees.  In the event any party takes legal action to enforce any of the terms of this Agreement, any unsuccessful party to such action shall pay the successful party’s reasonable expenses, including attorneys’ fees, incurred in such action.

11.16  Third Parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.17  Venue.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of any Texas State or United States Federal court sitting in the City and County of Dallas over any action, suit or proceeding arising out of or relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that final judgment in any such action, suit or proceeding is binding; provided, however, that the service of process is effected upon such party in the manner permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

MANAGING GENERAL PARTNER:	INITIAL LIMITED PARTNER:

By:	By:

By:

INVESTOR PARTNERS

COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER

ADDITIONAL GENERAL PARTNER(S):

Name of Subscriber: (Print Name)
NUMBER OF UNITS PURCHASED
SUBSCRIPTION PRICE $	Address of Subscriber:

Crown Exploration Partners, Ltd.,
a Texas limited partnership

By:
By: Attorney-in-Fact for subscriber

COMPLETE TO INVEST AS LIMITED PARTNER
LIMITED PARTNER(S):

Name of Subscriber: (Print Name)
NUMBER OF UNITS PURCHASED
SUBSCRIPTION PRICE $	Address of Subscriber:
By: Crown Exploration Partners, Ltd., a Texas limited partnership
By: Attorney-in-Fact for subscriber

EXHIBIT A
TO AGREEMENT OF LIMITED PARTNERSHIP
OF
CROWN EXPLORATION FUND I, L.P.
A TEXAS LIMITED PARTNERSHIP

Names and Addresses of Investors	Nature of Interest	Number of Units

APPENDIX B TO PROSPECTUS
FORM OF SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for, and if accepted by Crown Exploration Partners, Ltd. (the “Managing Partner”), in its capacity as managing general partner of Crown Exploration Fund I, L.P. (the “Partnership”), agrees to _____ Unit(s) (or fractional portion thereof) in the Partnership at $25,000 per Unit. Enclosed please find my check in the amount of $_______ made payable to “First Security Bank, N.A., Escrow Agent for Crown Exploration Fund I, L.P.” With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein in the Special Subscription Instructions attached as Exhibit C to the Prospectus and in the Prospectus, I hereby (initial all that apply):

Initial
____	(a) Acknowledge that I have received a copy of the Prospectus for the Partnership.
____	(b) If purchasing a Unit of limited partnership, represent that I have a net worth of not less than $330,000 (exclusive of home, home furnishings and automobiles); or I have a net worth of not less than $85,000 (exclusive of home, home furnishings and automobiles) and a minimum annual gross income of at least $85,000.
____	(c) If purchasing a Unit of general partnership, represent that I have a net worth of not less than $330,000 (exclusive of home, home furnishings and automobiles) without regard to an investment in the Partnership and a minimum annual gross income of at least $150,000 for the current year and for the two previous years; or a minimum net worth in excess of $1,000,000 (inclusive of home, home furnishings, and automobiles; or a minimum net worth of $750,000 (exclusive of home, home furnishings, and automobiles); or a minimum annual gross income of $200,000 in the current year and the two previous years.
____	(d) If a resident of Arizona, Kentucky, Michigan, Missouri, Nebraska, Ohio, Oregon and Pennsylvania, represent that I am not purchasing units in a dollar amount equal to or more than 10% of my net worth, exclusive of home, home furnishings and automobiles.
____	(e) If a resident of Alabama, represent that I am not purchasing units in a dollar amount that, together with my investment(s) in other similar programs, is equal to or more than 10% of my liquid net worth, such net worth being defined as the portion of my total net worth that is comprised of cash, cash equivalents, or readily marketable securities.
____	(f) If a resident of Kansas, acknowledge that I am advised to limit my investment in the units and similar oil and gas partnerships to no more than 10% of my liquid net worth, such net worth being defined as that portion of my total net worth that is comprised of cash, cash equivalents, or readily marketable securities.
____	(g) If a resident of Oklahoma, represent that I am not purchasing units in a dollar amount that is equal to or more than ten percent (10%) of my liquid net worth, exclusive of home, home furnishings and automobiles.
____	(h) If a resident of Tennessee, represent that I have a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or a minimum net worth of $500,000 exclusive of home, home furnishings and automobiles.
____	(i) If a resident of Tennessee, represent that I am not purchasing units in an amount that exceeds ten percent (10%) of my liquid net worth.
____	(j) If a resident of Massachusetts or Vermont, represent that I am not purchasing units in a dollar amount equal to or more than 5% of my liquid net worth, such net worth being defined as “that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.”
____	(k) If a resident of Vermont, represent that I have a minimum net worth of $1,000,000, exclusive of home, home furnishings and automobiles.

Initial
____	(l) If a resident of California, represent that I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.
____	(m) If a resident of California, acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Code of Regulations; the following are some, but not necessarily all, of the possible deviations from the California rules: (i) partnership selling expenses may exceed the established limit, and (ii) the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.
____	(n) Except as set forth in (o) below, represent that I am purchasing Units for my own account.
____	(o) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) or (c) above.
____	(p) Represent that I have the right, power and authority to enter into this Subscription Agreement, the Limited Partnership Agreement, to become an investor partner and to perform my obligations hereunder and thereunder.
____	(q) Certify that the number shown as my Social Security or Taxpayer Identification Number in this Subscription Agreement is correct.
____	(r) Acknowledge that an investment in the Units is not liquid.
____	(s) Agree that my completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partner, and if this Subscription is accepted by the Managing Partner in its sole discretion, I will become a Limited Partner or General Partner in the Partnership and agree to the terms and provisions of the Agreement of Partnership of the Partnership.

THE UNDERSIGNED MUST INITIAL EACH OF THE ABOVE REPRESENTATIONS IN THE SPACE PROVIDED.

NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

Crown Exploration Partners, Ltd., as managing general partner, may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing Partner will send each investor a confirmation of purchase.

NOTICES

(i) The purchase of Units as an additional general partner involves a risk of unlimited liability to the extent that the Partnership’s liabilities exceed its insurance proceeds, the Partnership’s assets, and indemnification by the Managing General Partner, as described in “Risk Factors” in the Prospectus.

(ii) The FINRA requires the broker dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of liquidity of this investment; (D) the restrictions on transferability of the Units; and (E) the tax consequences of the investment.

Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor’s behalf.

Please complete the following:

Primary Subscriber		Co-Subscriber (if applicable)
Name (First) (Middle) (Last)		Name (First) (Middle) (Last)
Home Street Address (No P.O. Boxes)		Home Street Address (No P.O. Boxes)
City, State & Zip		City, State & Zip
Mailing Address (If different from above)		Mailing Address (If different from above)
Home Phone Number Cell Phone Number	Business Phone Number	Home Phone Number Cell Phone Number	Business Phone Number
Email Address		Email Address

Date of Birth (mm/dd/yyyy) Social Security No. (Tax ID)		Date of Birth (mm/dd/yyyy) Social Security No. (Tax ID)
Driver’s License Number & State		Driver’s License Number & State
Countries of Citizenship	Country of Legal Residence	Countries of Citizenship	Country of Legal Residence
☐ USA ☐ Other ____	☐ USA ☐ Other ____	☐ USA ☐ Other ____	☐ USA ☐ Other ____

Employment Status			Employment Status
☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed			☐ Employed ☐ Self-employed ☐ Retired ☐ Not employed
Employer	Industry	Occupation/Position	Employer	Industry	Occupation/Position
Employer’s Business Street Address			Employer’s Business Street Address
Employer’s Business City, State & Zip			Employer’s Business City, State & Zip
Are you employed by a registered securities broker/dealer, investment advisor, bank or other financial institution?			Are you employed by a registered securities broker/dealer, investment advisor, bank or other financial institution?
Are you a director, 10% shareholder or policy-maker of a publicly traded company?			Are you a director, 10% shareholder or policy-maker of a publicly traded company?
Marital Status ☐ Single ☐ Married ☐ Divorced		Number of Dependents	Marital Status ☐ Single ☐ Married ☐ Divorced		Number of Dependents

Please choose from ONE of the following options

ALTERNATIVE DISTRIBUTION ADDRESS	ELECTRONICALLY DEPOSITED (ACH Transactions ONLY; NOT FOR WIRE USE)
Name of Financial Institution:
ABA Number	Account Number:
Name on Account:
Type of Account: Checking/Broker	__________ Savings

ALTERNATIVE DISTRIBUTION ADDRESS	DISTRIBUTION MAILED TO FINANCIAL INSTITUTION (Account number required)
PAYEE: (Name check is to be made out to)
Street or P.O. Box:
City, State, Zip Code:
For the Benefit of (Name):
Account Number:

ALTERNATIVE DISTRIBUTION ADDRESS	OTHER THAN TO ADDRESS OF RECORD
Name:
Address:
City, State, Zip Code: Applicant’s signature is required in order to process information

***Applicant’s Name: (Print)	Date:
***Applicant’s Signature: (Sign)	Date:

By signing below, I hereby authorize Crown Exploration Partners, Ltd. and the Partnership to deliver copies of my federal tax form Schedule K-1 (which includes my Partnership tax information and my social security number) related to the Partnership to my financial professional listed in this subscription agreement and to the tax preparer identified below. If I do not sign below, Crown Exploration Partners, Ltd. and the Partnership will not release my Schedule K-1 to my broker or tax preparer. The Partnership and Crown Exploration Partners, Ltd. will continue to rely on the information regarding my financial professional and tax preparer contained in the subscription agreement until notified otherwise in writing by me. The name, address and telephone number of my tax preparer is

Applicant’s Signature

SIGNATURE AND POWER OF ATTORNEY

I hereby appoint Crown Exploration Partners, Ltd., with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any additional or substituted Partners) or cancellation thereof, including any other instruments that may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in the Limited Partnership Agreement.

If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2 and C-4 of Appendix C to the Prospectus.

Date:
Signature	Signature
Please Print Name	Please Print Name

Type of Units Purchased:

☐ Units as an Additional General Partner	☐ Units as a Limited Partner
IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION AGREEMENT AND YOUR MONEY TO YOU.

Title to Units to be held as follows:

☐	Individual Ownership
☐	Joint Tenants with Right of Survivorship (both persons must sign)
☐	Tenants in Common (both persons must sign)
☐	Other (describe)

Address for Distributions and Notices, if different from that shown on page B-3:

Street
City	State	Zip Code

I utilize the calendar year as my federal income tax year, unless indicated otherwise as follows:

Other federal income tax year (if applicable):

TO BE COMPLETED BY CROWN EXPLORATION PARTNERS, LTD.

Crown Exploration Partners, Ltd., as the managing general partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

Crown Exploration Partners, Ltd. a Texas limited partnership
By: Shawn Grisham, President
Date:

TO BE COMPLETED BY REGISTERED REPRESENTATIVE
(For Commission and Other Purposes)

I hereby represent that I have discharged my affirmative obligations under Sections 2(B) and 3(D) of Rule 2310(b) of the FINRA Rules and specifically have obtained information from the above-named subscriber concerning its age, net worth, annual income, federal income tax bracket, investment objectives, investment experience, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks of this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

Name of Brokerage Firm
Name of Registered Representative	Office Address

Area Code	Telephone Number	Signature of Registered Representative	Date

APPENDIX C TO PROSPECTUS
SPECIAL INSTRUCTIONS TO SUBSCRIBERS

CROWN EXPLORATION FUND I, L.P.

Checks for Units should be made payable to “First Security Bank, N.A., Escrow Agent for Crown Exploration Fund I, L.P.” and should be given to the subscriber’s broker for submission to the Broker Dealer and Escrow Agent. The minimum subscription is $10,000. Additional purchases above such minimum may be made in increments of $10,000. Subscriptions are payable only in cash upon subscription.

General Suitability Requirements for Limited Partner Subscribers

Except as provided for below, units of limited partner interest, including fractional units, will be sold only to an investor who has either:

•	a minimum net worth of $330,000; or
•	a minimum net worth of $85,000 and minimum annual gross income of at least $85,000.

Net worth shall be determined exclusive of home, home furnishings and automobiles, unless otherwise specified. In addition, units will be sold only to an investor who makes a written representation that it is the sole and true party in interest and that it is not purchasing for the benefit of any other person, or that it is purchasing for another person who meets all of the conditions set forth above.

Additional General Partner Subscribers

Except as provided for below, units of additional general partner interest, including fractional units, will be sold only to an investor who has either:

•	a minimum net worth of $330,000 without regard to the investment in the partnership and a minimum annual gross income of $150,000 or more for the current year and for the two previous years;
•	a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles;
•	a minimum net worth in excess of $750,000; or
•	a minimum annual gross income in excess of $200,000 in the current year and the two previous years.

Additional Requirements for Investors in Certain States

Additional suitability requirements are applicable to residents of certain states where the offer and sale of units are being made as set forth below.

Arizona, Kentucky, Michigan, Missouri, Nebraska, Ohio, Oregon and Pennsylvania investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 10% of their net worth, exclusive of home, home furnishings and automobiles. Iowa and Kansas investors are advised to limit their investment in the units and similar oil and gas partnerships to no more than 10% of their liquid net worth, such net worth being defined as “that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.”

Alabama investors are not permitted to invest in the units if the dollar amount of the investment in this partnership and other similar programs is equal to or more than 10% of their liquid net worth, such net worth being defined as the portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.

Oklahoma investors are not permitted to invest in the units if the dollar amount of the investment in this partnership is equal to or more than ten percent (10%) of their liquid net worth, exclusive of home, home furnishings and automobiles.

A resident of Tennessee who subscribes for units of limited partnership interests or additional general partnership interests must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or a minimum net worth of $500,000.

Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

Massachusetts and Vermont investors are not permitted to invest in the units if the dollar amount of the investment is equal to or more than 5% of their liquid net worth, such liquid net worth being defined as “that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, or readily marketable securities.”

A resident of Vermont who subscribes for units must have a minimum net worth of $1,000,000.

A resident of California who subscribes for units of limited partnership must meet one of the following requirements:

•	have net worth of not less than $250,000 and expect to have annual gross income in the year of its investment of $65,000 or more;
•	have net worth of not less than $500,000;
•	have net worth of not less than $1,000,000, inclusive of its home, home furnishings and automobiles; or
•	expect to have annual gross income in the year of its investment of not less than $200,000.

A resident of California who subscribes for units of additional general partnership must meet one of the following requirements:

•	have net worth of not less than $250,000 and expect to have annual gross income in the year of its investment of $120,000 or more;
•	have net worth of not less than $500,000;
•	have net worth of not less than $1,000,000, inclusive of its home, home furnishings and automobiles; or
•	expect to have annual gross income in the year of its investment of not less than $200,000.

Delivery of Final Prospectus

The sale of units to investor partners will not be completed until at least five business days after the date the participant receives a final prospectus. Upon completion of a sale, the Managing General Partner will send each participant a confirmation of its or her purchase.

Special Notice to California Subscribers

As a condition of qualification of the units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges its understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Code of Regulations, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, by execution of the subscription agreement, each subscriber affirmatively states that it wants to invest in the units.

California residents generally may not transfer units without the consent of the California Commissioner of Corporations. Any subsequent transfer by a California resident shall be limited to no less than a minimum unit equivalent to an initial subscription.

If a resident of California, you must represent (and do represent) that you are aware that: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

As a condition of qualification of the units for sale in the State of California, the following rule is hereby delivered to each California subscriber:

California Code of Regulations, Title 10, CH. 3, Section 260.141.11. Restriction on transfer.

(a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;
(2)	pursuant to the order or process of any court;
(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
(4)	to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;
(5)	to the holders of securities of the same class of the same issuer;
(6)	by way of gift or donation intervivos or on death;
(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;
(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;
(10)	by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(11)	by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;
(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;
(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;
(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Crown Exploration Fund I, L.P.

Until    , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered, other than underwriting:

SEC registration fee	$600
FINRA filing fee	1,400
Printing expenses	25,000
Accounting fees and expenses	35,000*
Legal fees and expenses (including blue sky)	400,000*
Blue sky fees and expenses (excluding legal fees)	42,000*
Total	$504,000

*	Estimated

Item 14. Indemnification of Directors and Officers

Article VI, Section 6.4 of the partnership agreement filed herewith, pursuant to which the partnership of Registrant will be formed, provides that the managing general partner shall have no liability to the partnership or its partners for any loss suffered which arises out of any action or inaction of the managing general partner if (i) the managing general partner, in good faith, determined that such course of conduct was in the best interest of the partnership, (ii) the managing general partner was acting on behalf of or performing services for the partnership, and (iii) such course of conduct did not constitute negligence or misconduct of the managing general partner. Section 6.4 provides that the managing general partner shall be indemnified by the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the partnership, provided the conditions set forth in the foregoing clauses (i), (ii) and (iii) are satisfied.

The managing general partner will be indemnified to the limit of the insurance proceeds and tangible net assets of the partnership. Section 6.4 provides that the managing general partner may be indemnified for liabilities arising under Federal and State Securities Laws only if (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the partnership agreement and (ii) in which plaintiffs claim they were offered or sold units. In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

Section 6.4 of the partnership agreement further provides that the partnership will not incur the cost of the portion of any insurance that insures the managing general partner against any liability as to which the managing general partner is prohibited from being indemnified by the partnership agreement.

Pursuant to Section 7.2 of the partnership agreement, the managing general partner has agreed to indemnify the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets. Such indemnification will not be available to anyadditional general partner if the obligations incurred result from the negligence or misconduct of such additional general partner or the contravention of the terms of the partnership agreement by such additional general partner.

The broker-dealer agreement, filed herewith, contains provisions (Section 8(b)) by which each of the broker-dealer agrees to indemnify the managing general partner and the partnership for liabilities arising from statements or omissions made in this Registration Statement in reliance on written information furnished by the broker-dealer and for liabilities arising from the failure of the broker-dealer to comply with federal or state securities laws.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Broker-Dealer Agreement
3.1	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered*
8.1	Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)*
10.1	Form of Escrow Agreement with First Security Bank, N.A.
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1)*
23.2	Consent of Hartman Leito & Bolt, LLP
24.1	Powers of Attorney (contained on page II-5)

*	To be filed by amendment.
**	Previously filed.

(b) Financial Statement Schedules: None.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The registrant undertakes to provide to the Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

(e) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Partners. Each sticker supplement should disclose all compensation and fees received by the managing general partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(f) The registrant undertakes to send to each limited partner and additional general partner at least on an annual basis a detailed statement of any transactions with the managing general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the managing general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on December 20, 2010.

Crown Exploration Fund I, L.P. (Registrant)
By:	Crown Exploration Partners, Ltd., its managing general partner
By: /s/ Shawn Grisham Shawn Grisham, President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shawn Grisham and Randal F. Smith, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Shawn Grisham Shawn Grisham	President of Crown Exploration Partners, Ltd. (Principal Executive Officer)	December 20, 2010
/s/ Randal F. Smith Randal F. Smith	Chief Financial Officer of Crown Exploration Partners, Ltd. (Principal Financial Officer and Principal Accounting Officer)	December 20, 2010

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Broker-Dealer Agreement
3.1	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered*
8.1	Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)*
10.1	Form of Escrow Agreement with First Security Bank, N.A
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1)*
23.2	Consent of Consent of Hartman Leito & Bolt, LLP
24.1	Powers of Attorney (contained on page II-5)

*	To be filed by amendment.
**	Previously filed.